     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999
                                                      REGISTRATION NO. 333-74675



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            -------------------------

                                   eSOFT, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                           7372                       84-0938960
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)


                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021

                                 (303) 444-1600
    (Address and Telephone Number of Registrant's Principal Executive Office)

                            -------------------------



                                  JEFFREY FINN
                      295 INTERLOCKEN BOULEVARD, SUITE 500
                              BROOMFIELD, COLORADO
                                 (303) 444-1600

            (Name, Address and Telephone Number of Agent for Service)

                                 With Copies To:


        LESTER R. WOODWARD, ESQ.                     PAUL M. BOYD, ESQ.
       DAVIS, GRAHAM & STUBBS LLP             HAWLEY TROXELL ENNIS & HAWLEY LLP
   370 SEVENTEENTH STREET, SUITE 4700            877 MAIN STREET, SUITE 1000
         DENVER, COLORADO 80202                     BOISE, IDAHO 83701

             (303) 892-9400                           (208) 344-6000


                            -------------------------


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   eSOFT, INC.
                          5335 STERLING DRIVE, SUITE C
                             BOULDER, COLORADO 80301
                                 (303) 444-1600


              NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

         An annual and special meeting of the stockholders of eSOFT, Inc. will be held on Thursday, May 20, 1999 at 9:00 a.m. at The Broker Inn, 555 30th Street, Boulder, Colorado 80303 for the following purposes:

         1. To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of January 25, 1999, between eSOFT and Apexx Technology, Inc., pursuant to which, among other things:


                  o        Apexx will become a subsidiary of eSOFT;

                  o eSOFT will issue 1,591,365 shares of its common stock in exchange for all of the outstanding common stock of Apexx; and

                  o eSOFT will reserve 1,356,003 shares of its common stock for issuance to holders of options to purchase Apexx common stock.

         2.       To elect one person to eSOFT's Board of Directors.

         3. To consider and vote upon a proposal to increase the number of shares of eSOFT common stock that may be issued under eSOFT's equity incentive plan from 1,700,000 shares to 2,900,000 shares.


         A copy of the merger agreement is attached as Appendix A to the Joint Proxy Statement/ Prospectus accompanying this Notice.

         Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A complete list of those stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the principal executive offices of eSOFT for a period of ten days prior to the meeting.

         Your Board of Directors unanimously recommends that you vote to approve the merger agreement and to consummate the merger that is described in detail in the accompanying Joint Proxy Statement/ Prospectus. Your Board of Directors also unanimously recommends that you vote for the election of the nominated director and for the proposal to increase the number of shares that may be issued under eSOFT's equity incentive plan.


         Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the eSOFT meeting. If you are unable to attend in person, your shares will be voted at the eSOFT meeting if you return your proxy card.

By Order of the Board of Directors,



 Philip Becker

Secretary

 April 16, 1999

                             APEXX TECHNOLOGY, INC.
                              506 SOUTH 11TH STREET
                               BOISE, IDAHO 83702
                                 (208) 344-8000


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         A special meeting of the stockholders of Apexx Technology, Inc. will be held on May 20, 1999 at 4:00 p.m., at The Statehouse Inn, 981 Grove Street, Boise, Idaho 83702 for the following purpose:

         To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of January 25, 1999, between Apexx and eSOFT, Inc., pursuant to which, among other things:


         o        Apexx will become a subsidiary of eSOFT;

         o eSOFT will issue 1,591,365 shares of its common stock in exchange for all of the outstanding common stock of Apexx; and

         o eSOFT will reserve 1,356,003 shares of its common stock for issuance to holders of options to purchase Apexx common stock.

         A copy of the merger agreement is attached as Appendix A to the Joint Proxy Statement/ Prospectus accompanying this Notice.


         Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A complete list of those stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the principal executive offices of Apexx for a period of ten days prior to the meeting.


         Your Board of Directors unanimously recommends that you vote to approve the merger agreement and to consummate the merger that is described in detail in the accompanying Joint Proxy Statement/ Prospectus.

         Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the Apexx meeting. If you are unable to attend in person, your shares will be voted at the Apexx meeting if you return your proxy card.


By Order of the Board of Directors,


Dr. Kevin Learned
Secretary


 April 16, 1999

                        Joint Proxy Statement/Prospectus


         To the Stockholders of eSOFT, Inc. and Apexx Technology, Inc.:

The Boards of Directors of eSOFT, Inc. and Apexx Technology, Inc. have unanimously approved a strategic combination that will result in Apexx becoming a wholly owned subsidiary of eSOFT. The combined company will retain the name eSOFT, Inc., with executive offices located in Broomfield, Colorado and a marketing, product development and technical support office located in Boise, Idaho. Two Apexx directors will join four eSOFT directors to form a six-member board of directors for the combined company.

Upon completion of the merger, Apexx stockholders will receive 1,591,365 shares of eSOFT common stock and Apexx optionholders will have the right to exchange their options for options to purchase 1,356,003 shares of eSOFT common stock. Immediately after the merger, Apexx stockholders will own approximately 18.1% of the combined company and eSOFT stockholders will own approximately 81.9% of the combined company. Assuming that all eSOFT and Apexx options and warrants are exercised, Apexx security holders will own approximately 25.9% of the combined company and eSOFT security holders will own approximately 74.1% of the combined company. eSOFT common stock is listed on the Nasdaq SmallCap market under the symbol "ESFT."

It is anticipated that the merger will be tax-free to eSOFT and Apexx stockholders and optionholders for U.S. federal income tax purposes, except for taxes due on cash received by Apexx stockholders and optionholders for fractional shares. The merger is intended to be accounted for as a "pooling-of-interests" transaction.


The merger requires the approval of both the stockholders of eSOFT and Apexx and the satisfaction of certain other customary conditions. eSOFT and Apexx have each scheduled special meetings of their respective stockholders to vote on the merger. The meetings are scheduled as follows:

eSOFT:                     APEXX:


Thursday, May 20, 1999     Thursday, May 20, 1999
9:00 a.m.                  4:00 p.m.
The Broker Inn             The Statehouse Inn
555 30th Street            981 Grove Street
Boulder, Colorado  80303   Boise, Idaho 83702

The record date for the meetings is April 16, 1999.


Regardless of the number of shares you own or whether you plan to attend a meeting, it is important that your shares be represented and voted. You can vote by using the enclosed proxy card or by attending the meeting. If you do not vote or you abstain, the effect will be a vote against the merger. YOUR VOTE IS VERY IMPORTANT.


This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.



Philip Becker                                         Thomas Loutzenheiser
Chairman and Chief Technology Officer                 Chairman and President
eSOFT, Inc.                                           Apexx Technology, Inc.



FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER, PLEASE SEE "RISK FACTORS RELATING TO THE MERGER" AND "RISK FACTORS RELATING TO AN INVESTMENT IN eSOFT COMMON STOCK" BEGINNING ON PAGE 19.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE eSOFT COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This Joint Proxy Statement/Prospectus is dated April 16, 1999 and is first being mailed to stockholders on April 20, 1999.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE
   eSOFT/APEXX MERGER............................................................  4

WHO CAN HELP ANSWER MY QUESTIONS?
   ABOUT THE MERGER..............................................................  7

SUMMARY..........................................................................  7

SUMMARY SELECTED HISTORICAL AND
   UNAUDITED PRO FORMA CONDENSED
   COMBINED FINANCIAL INFORMATION................................................ 14

RISK FACTORS RELATING
TO THE MERGER.................................................................... 18

RISK FACTORS RELATING TO AN
   INVESTMENT IN eSOFT COMMON STOCK.............................................. 20

DESCRIPTION OF eSOFT............................................................. 25
   Corporate History............................................................. 25
   Business History.............................................................. 25
   Product Line and Services..................................................... 26
   Marketing..................................................................... 28
   Distribution.................................................................. 28
   Operations.................................................................... 29
   Intellectual Property......................................................... 29
   Product Development Costs..................................................... 29
   Competition................................................................... 29
   Availability of Raw Materials and
     Semi-Finished Goods......................................................... 30
   Concentration of Sales........................................................ 31
   Concentration of Vendors...................................................... 31
   Government Regulations........................................................ 31
   Employees..................................................................... 31
   eSOFT Property................................................................ 31
   eSOFT Legal Proceedings....................................................... 31

eSOFT SELECTED HISTORICAL FINANCIAL
   INFORMATION................................................................... 32

eSOFT MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS..................................................... 33
   Results of Operations......................................................... 33
   Liquidity and Capital Resources for the Year
     Ended December 31, 1998..................................................... 35
   Year 2000 Problem............................................................. 37
   New Accounting Pronouncements................................................. 38

SECURITY OWNERSHIP OF CERTAIN
   BENEFICIAL OWNERS AND
   MANAGEMENT OF eSOFT........................................................... 40

eSOFT MANAGEMENT................................................................. 41
   Biographical Information...................................................... 41
   Election of Directors......................................................... 42

eSOFT EXECUTIVE COMPENSATION..................................................... 43
   Summary Compensation Table.................................................... 43
   Option/SAR Grants in Last Fiscal Year......................................... 43
   Aggregated Option/SAR Exercises Fiscal
     Year-End Option/SAR Values.................................................. 44
   Director Compensation......................................................... 45
   Employment Agreements......................................................... 45
   Stock Option Plan............................................................. 47

CERTAIN RELATIONSHIPS AND RELATED
   TRANSACTIONS OF eSOFT......................................................... 47
   Severance Arrangement......................................................... 47
   Related Customer.............................................................. 47

DESCRIPTION OF APEXX............................................................. 48
   Corporate History............................................................. 48
   Apexx Products................................................................ 48
   Technical Services............................................................ 49
   Markets....................................................................... 49
   Sales Channels................................................................ 49
   Operations.................................................................... 50
   Intellectual Property......................................................... 50
   Product Development Costs..................................................... 50
   Concentration of Sales........................................................ 50
   Concentration of Vendors...................................................... 50
   Government Regulations........................................................ 51
   Apexx Property................................................................ 51
   Employees..................................................................... 51
   Competition................................................................... 51
   Apexx Legal Proceedings....................................................... 52

APEXX SELECTED HISTORICAL FINANCIAL
   INFORMATION................................................................... 53

APEXX'S MANAGEMENT DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS..................................................... 54
   Results of Operations......................................................... 54

   Liquidity and Capital Resources for the
     Year Ended December 31, 1998............................................... 55
   Year 2000 Effect............................................................. 57
   New Accounting Pronouncements................................................ 57
SECURITY OWNERSHIP OF CERTAIN
   BENEFICIAL OWNERS AND
   MANAGEMENT OF APEXX.......................................................... 59

APEXX EXECUTIVE COMPENSATION.................................................... 60
   Summary Compensation Table .................................................. 60

MATERIAL CONTRACTS BETWEEN eSOFT
   AND APEXX.................................................................... 60
   Loan Agreement............................................................... 60
   Joint Marketing Plan......................................................... 61
   Purchase Agreement........................................................... 61
   Trademark License Agreement ................................................. 61

THE PROPOSED MERGER............................................................. 62
   General...................................................................... 62
   The Merger................................................................... 62
   Voting Agreements............................................................ 62
   Background of the Merger..................................................... 62
   eSOFT's Reasons for Merger; Recommendation of
     the Board of Directors of eSOFT............................................ 64
   Apexx's Reasons for Merger; Recommendation
     of the Board of Directors of Apexx......................................... 66
   Opinion of eSOFT's Financial Advisor......................................... 68
   Anticipated Accounting Treatment............................................. 74
   Material United States Federal Income Tax
     Consequences............................................................... 75
   Federal Securities Law Consequences; Stock
     Transfer Restrictions...................................................... 77

UNAUDITED PRO FORMA CONDENSED
   COMBINED FINANCIAL STATEMENTS................................................ 78

MERGER AGREEMENT................................................................ 84
   Overview of the Merger Agreement............................................. 84
   Closing; Effective Time Surviving Corporation................................ 84
   Consideration to be Received in the Merger................................... 84
   Treatment of Apexx Stock Options............................................. 84
   Exchange of Shares........................................................... 85
   Conditions to the Consummation of the Merger................................. 85
   Third Party Consents......................................................... 89
   Certain Representations and Warranties....................................... 89
   Termination.................................................................. 89
   Termination Fees............................................................. 89
   Documents to be Executed In Connection With
     the Merger Agreement....................................................... 89

MANAGEMENT OF THE COMBINED
   COMPANY AFTER THE MERGER..................................................... 91

DISSENTERS' RIGHTS.............................................................. 92


COMPARATIVE RIGHTS OF
STOCKHOLDERS.................................................................... 93

PROPOSAL TO ELECT AN
eSOFT DIRECTOR.................................................................. 101

PROPOSAL TO INCREASE THE NUMBER OF
   SHARES OF eSOFT COMMON STOCK
   ISSUABLE UNDER eSOFT'S EQUITY
   INCENTIVE PLAN............................................................... 101

THE eSOFT SPECIAL MEETING....................................................... 102
   Purpose, Time and Place...................................................... 102
   Record Date; Quorum; Vote Required........................................... 103
   Proxies...................................................................... 104
   Revocation................................................................... 104
   Proxy Solicitation........................................................... 104
   Validity..................................................................... 105

THE APEXX SPECIAL MEETING....................................................... 106
   Purpose, Time and Place...................................................... 106
   Record Date; Quorum; Vote Required........................................... 106
   Proxies...................................................................... 107
   Revocation................................................................... 107
   Proxy Solicitation........................................................... 108
   Validity..................................................................... 108

DESCRIPTION OF eSOFT COMMON STOCK............................................... 109
   General...................................................................... 109
   Change in Control Provisions of the Articles
     of Incorporation and Bylaws................................................ 109
   Market Price of eSOFT Common Stock........................................... 109
   Dividends.................................................................... 110

CAUTIONARY STATEMENT CONCERNING
   FORWARD LOOKING STATEMENTS................................................... 110

LEGAL MATTERS................................................................... 111

EXPERTS......................................................................... 111

WHERE YOU CAN FIND MORE
   INFORMATION.................................................................. 111


Appendix A       Merger Agreement
Appendix B       Stockholders Agreement
Appendix C       Opinion of EVEREN Securities
Appendix D       Notice of Dissenters' Rights

                              QUESTIONS AND ANSWERS
                          ABOUT THE eSOFT/APEXX MERGER


Q:       WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: The companies have complementary product lines in the Internet connectivity market for small to medium sized businesses. After the merger, we expect to offer customers a wider range of Internet access products and to capture a larger market share for these products.

         In addition, the merger will permit us to combine our product development resources, thereby allowing the combined company to increase the pace of development of new and improved products for this market.

         Moreover, the combined company will have a larger base of existing customers and resellers, allowing us to target these customers with incremental product and service offerings and to increase revenues from these offerings.

         Also, if we are successful in integrating the Apexx and eSOFT products and thus expanding our sales, the larger base of products and sales revenue should make it easier for us to raise additional capital to finance the anticipated growth of the combined company.

         To review the reasons for the merger in greater detail, please see pages 64 through 68.

Q:       WHAT WILL I RECEIVE IN THE MERGER?

A: Each Apexx stockholder will receive 1.119651 shares of eSOFT common stock for each share of Apexx common stock they own as of the date of the merger. No fractional shares will be issued in connection with the merger. Instead, Apexx stockholders will receive cash for the market value of any fractional shares.

         Of the shares each Apexx stockholder will receive in the merger, 10% will be placed into escrow for a period of one year. All or a portion of the shares placed in escrow may be returned to eSOFT if the representations and warranties made by Apexx in the merger are inaccurate and eSOFT suffers more than $200,000 in damages as a result of the inaccuracy.

         In addition, each Apexx stockholder will be required to transfer 1.63% of the shares of eSOFT common stock the Apexx stockholder will receive in the merger to Pacific Crest Securities. Pacific Crest Securities advised Apexx in the merger and is entitled to receive a fee from Apexx for these services. eSOFT has agreed to pay $200,000 of this fee, and the Apexx stockholders will pay the remainder of this fee by transferring to Pacific Crest a portion of the shares of eSOFT common stock they receive in the merger.


         To effect these arrangements, each Apexx stockholder will be required to sign the Stockholders Agreement attached as Appendix B to this Joint Proxy Statement/Prospectus. To find out more about the terms of the Stockholders Agreement, see page 90.


         If you own shares of eSOFT common stock as of the date of the merger, you will continue to hold those shares after the merger.

Q:       WHAT WILL APEXX OPTIONHOLDERS RECEIVE IN THE MERGER?

A: Each Apexx option will be converted into an option to purchase eSOFT common stock at a rate of 1.085879 shares of eSOFT common stock for each share of Apexx common stock subject to the option. Each of the new eSOFT options will be exercisable on the same terms as the original Apexx options.

Q: WHAT WILL THE RELATIVE OWNERSHIP PERCENTAGES OF THE eSOFT AND APEXX SECURITY HOLDERS BE FOLLOWING THE MERGER?


A: Immediately after the merger, Apexx stockholders will own approximately 18.1% of the combined company and eSOFT stockholders will own approximately 81.9% of the combined company. Assuming that all eSOFT and Apexx options and warrants are exercised, Apexx security holders (including Apexx optionees) will own approximately 25.9% of the combined company and eSOFT security holders (including present eSOFT optionees and warrantholders) will own approximately 74.1% of the combined company.


Q: WHEN WILL APEXX STOCKHOLDERS BE PERMITTED TO SELL THE SHARES I RECEIVE IN THE MERGER?


A: Except as described below, immediately following the merger, each Apexx stockholder will be entitled to sell or transfer the eSOFT common stock received by the stockholder in the merger.


         The shares of eSOFT common stock issuable upon the exercise of the new eSOFT options will be freely tradeable upon the filing of a registration statement relating to the new eSOFT options.


         eSOFT and Apexx stockholders and optionholders who are officers, directors or 10% stockholders 30 days prior to the date the merger is completed may not sell or transfer any shares of eSOFT common stock until eSOFT publishes financial results covering at least 30 days of operations of the combined companies. By signing the Stockholders Agreement attached as Appendix B, each Apexx stockholder who is an officer, director or 10% stockholder 30 days prior to the date the merger is completed will agree to comply with these trading restrictions.

Q:       WHY ARE eSOFT STOCKHOLDERS BEING ASKED TO APPROVE THE MERGER?


A: The rules of the Nasdaq SmallCap market require eSOFT to seek stockholder approval of the merger because eSOFT will be issuing approximately 1,591,365 shares of eSOFT common stock to Apexx stockholders upon the merger and up to 1,356,003 shares upon the exercise of options granted by Apexx. The total of 2,947,368 shares exceeds 20% of the number of shares of eSOFT common stock currently outstanding.


Q:       WHEN AND WHERE ARE THE MEETINGS?


A: Both the eSOFT and the Apexx meetings are scheduled to take place on May 20, 1999. The eSOFT meeting will take place at 9:00 a.m. at The Broker Inn, 555 30th Street, Boulder, Colorado 80303. The Apexx meeting will take place at 4:00 at The Statehouse Inn, 981 Grove Street, Boise, Idaho 83702.


Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We expect to complete the merger shortly after receiving stockholder approval at the meetings.


Q:       WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. Your proxy card will instruct the persons named on the card to vote your shares at the meeting as you direct on the card. If you do not vote or you abstain, the effect will be a vote against the merger. THE BOARDS OF DIRECTORS OF BOTH eSOFT AND APEXX UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSED MERGER.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR
         CONSENT FORM?


A: You may change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to eSOFT at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021 (if you are an eSOFT stockholder), or to Apexx at 506 South 11th Street, Boise, Idaho 83702 (if you are an Apexx stockholder). Third, you can attend the eSOFT meeting or the Apexx meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.


Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Apexx stockholders will receive written instructions for exchanging their stock certificates. eSOFT stockholders will keep their existing certificates.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?


A: It is anticipated that the exchange of shares by Apexx stockholders in the merger will be tax-free to Apexx stockholders for U.S. federal income tax purposes, except for taxes due on cash received in lieu of fractional shares.

         The merger will be tax free to eSOFT stockholders for U.S. federal income tax purposes. To review the tax consequences to stockholders in greater detail, see pages 75 through 77.


Q: WHAT WILL APEXX STOCKHOLDERS' TAX BASIS BE IN THE eSOFT COMMON STOCK THEY RECEIVE IN THE MERGER?

A: The tax basis in the shares of eSOFT common stock each Apexx stockholder receives in the merger will equal the current tax basis in such stockholder's Apexx common stock, reduced by the amount of basis allocable to fractional shares for which such stockholder receives a cash payment.

               WHO CAN HELP ANSWER MY QUESTIONS ABOUT THE MERGER?

         If you have more questions about the merger, you should contact:

         eSOFT Stockholders:                           Apexx Stockholders:


         Jeffrey Finn                                  Thomas Loutzenheiser
         eSOFT, INC.                                   APEXX TECHNOLOGY, INC.
         295 Interlocken Boulevard, Suite 500             506 South 11th Street
         Broomfield, Colorado    80021                    Boise, Idaho  83702
         (303) 444-1600                                (208) 336-9400


                                     SUMMARY


         This summary, together with the preceding Questions and Answers section, highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and related transactions, as well as the other matters to be considered at the eSOFT meeting, you should read this entire document and the documents we have referred you to. See "Where You Can Find More Information" on page 109.


                                  THE COMPANIES

eSOFT, INC.

 295 Interlocken Boulevard, Suite 500
 Broomfield, Colorado  80021
(303) 444-1600


eSOFT develops and markets a product line of Internet protocol adapters that are marketed under the acronym IPAD. The IPAD is designed to be a total Internet/Intranet connectivity solution for small and medium sized businesses, institutions and educational sites that can be easily and economically installed and managed by existing systems personnel.

APEXX TECHNOLOGY, INC.
506 South 11th Street
Boise, Idaho  83702
(208) 336-9400

Apexx's mission is to provide easy and affordable computer networking solutions that enhance decision speed and communication capabilities to growing organizations. Apexx's award-winning TEAM Internet(R) family of products, targeted to small to medium sized businesses, provides a turnkey Internet/Intranet solution that gives the customer a powerful, affordable and easy to manage Internet presence. The key features include Internet connectivity/ routing, firewall protection, an e-mail server, Web browsing, Web publishing capabilities and Web filtering applications.

                             REASONS FOR THE MERGER

         eSOFT and Apexx believe that the merger offers an excellent opportunity to build value for their stockholders for the following reasons, among others:

         o By combining the complementary product lines of eSOFT and Apexx, the combined company could offer customers a wider range of products than is now available from either company. We believe that the merger will allow the combined company to capture a larger market share for these Internet access products.

         o Like many computer based products, the eSOFT and Apexx Internet connector products are subject to rapid technological advancements. By integrating the product development resources of eSOFT and Apexx, we believe that the merger will allow the combined company to increase the pace of development of new and improved products for this market.

         o Certain of our competitors have entered into joint relationships with much larger companies, which will likely have a substantial impact upon competition in this industry. We expect the combination of Apexx and eSOFT should create a company that is better able to withstand the competition of larger and more well-financed competitors.

         o Both eSOFT and Apexx need additional equity capital to fund their rapid growth in the Internet access appliance market. Upon integrating the two companies, Apexx and eSOFT will be a leader in this market. If we are successful in integrating the Apexx and eSOFT products and thus expanding our sales, the larger base of products and sales revenue should make it easier for us to raise additional capital to finance the anticipated growth of the combined company.

         o Because Apexx and eSOFT have overlapping marketing strategies, marketing strengths and geographic areas of marketing concentration, we expect the combined company to have a larger and stronger marketing presence in the industry.


         These and other reasons for approving and recommending the merger identified by the Boards of Directors of eSOFT and Apexx are explained in greater detail on pages 64 through 68.



                          ELECTION OF AN eSOFT DIRECTOR

         eSOFT stockholders also will be asked to elect Jeffrey Finn, eSOFT's current President and Chief Executive Officer, as a Class I director of eSOFT. Detailed information on Mr. Finn is provided on page 41. If Mr. Finn is unable to stand for re-election, eSOFT's Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. eSOFT has no reason to believe that Mr. Finn will be unable to serve if elected.


                 INCREASE IN SHARES UNDER EQUITY INCENTIVE PLAN


         Finally, eSOFT stockholders will be asked to approve an amendment to eSOFT's equity incentive plan to increase the number of shares of eSOFT common stock eligible to be issued under the plan from 1,700,000 shares to 2,900,000 shares. You can find more information regarding this proposal on pages 101 through 102.

                                  THE MEETINGS


TIME, PLACE AND RECORD DATE OF THE MEETINGS


The record date for each meeting is the close of business on April 16, 1999. The eSOFT meeting will be held at 9:00 a.m. at The Broker Inn, 555 30th Street, Boulder, Colorado 80303 on Thursday, May 20, 1999. The Apexx meeting will be held at 4:00 p.m. at The Statehouse Inn, 981 Grove Street, Boise, Idaho 83702 on Thursday, May 20, 1999.


MATTERS TO BE VOTED ON


At the meetings, eSOFT and Apexx stockholders will each be asked to approve the merger agreement. eSOFT stockholders also will be asked to elect Jeffrey Finn as a Class I director of eSOFT and to approve a proposal to increase the number of shares of eSOFT common stock eligible to be issued under eSOFT's equity incentive plan from 1,700,000 shares to 2,900,000 shares.

VOTES REQUIRED (SEE PAGES 101 AND 104)

The affirmative vote of the holders of a majority of the outstanding shares of Apexx common stock is required for approval of the merger proposal by Apexx stockholders. A majority of the shares of eSOFT common stock represented and voting at the eSOFT meeting is required for eSOFT stockholder approval of the merger agreement, the proposal to increase the number of shares of eSOFT common stock eligible for issuance under eSOFT's equity incentive plan and to elect a Class I eSOFT director.

In addition, one of the conditions to the closing of the merger is that Apexx stockholders holding at least 95% of the issued and outstanding Apexx common stock must sign and deliver the Stockholders Agreement to eSOFT.

VOTING AGREEMENTS (SEE PAGE 62)

At the time Apexx executed the merger agree ment, certain Apexx stockholders collectively owning approximately 50.75% of the issued and outstanding shares of Apexx Common Stock executed voting agreements in which they agreed to vote in favor of the merger. Because holders of a majority of the outstanding shares of Apexx common stock have agreed to vote in favor of the merger, Apexx stockholder approval of the merger is assured. However, holders of at least 95% of the issued and outstanding Apexx common stock must sign and deliver the Stockholders Agreement to eSOFT to satisfy one of the conditions to the closing of the merger.

VOTING STOCK HELD BY eSOFT AND APEXX
OFFICERS AND DIRECTORS (SEE PAGES  101 and 104)

Approximately 48% of Apexx's common stock as of the record date was owned by Apexx's directors and executive officers. Approximately 16.9% of eSOFT's common stock as of the record date was owned by eSOFT's directors and executive officers.

DISSENTER'S RIGHTS (SEE PAGE  92)


Any Apexx stockholder may assert dissenters' rights by delivering a written notice to Apexx, before the vote on the merger is taken, stating that the stockholder intends to demand payment for his or her shares if the merger is approved. One of the conditions to the closing of the merger is that holders of no more than 5% of the issued and outstanding shares of Apexx common may exercise dissenters' rights.

                               OUR RECOMMENDATIONS
                               TO OUR STOCKHOLDERS


eSOFT (SEE PAGES 64 through 66)


eSOFT's Board of Directors believes that the merger agreement and the merger are fair to and in the best interests of eSOFT and its stockholders. Accordingly, it has unanimously approved them and unanimously recommends that eSOFT stockholders vote FOR the proposal to adopt the merger agreement.

In addition, eSOFT's Board of Directors recommends that eSOFT stockholders vote FOR the election of Jeffrey Finn as a Class I director of eSOFT, and FOR the proposal to increase the number of shares of eSOFT common stock eligible for issuance under eSOFT's equity incentive plan.


APEXX (SEE PAGES 66 through 68)


Apexx's Board of Directors believes that the merger agreement and the merger are fair to and in the best interests of Apexx and its stockholders. Accordingly, it has unanimously approved them and unanimously recommends that Apexx stockholders vote FOR the proposal to adopt the merger agreement.

                                   THE MERGER

The Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus, and the Stockholders Agreement is attached as Appendix B to this Joint Proxy Statement/ Prospectus. We encourage you to read each of these documents as they are the legal documents that govern the merger.


WHAT APEXX STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 84)


Each Apexx stockholder will receive 1.119651 shares of eSOFT common stock for each share of Apexx common stock they own as of the date of the merger. No fractional shares will be issued in connection with the merger. Instead, Apexx stockholders will receive cash for the market value of any fractional shares.

Of the shares each Apexx stockholder will receive in the merger, 10% will be placed into escrow for a period of one year. All or a portion of the shares placed in escrow may be returned to eSOFT if the representations and warranties made by Apexx in the merger are inaccurate and eSOFT suffers more than $200,000 in damages as a result of the inaccuracy.

In addition, each Apexx stockholder will be required to transfer 1.63% of the shares of eSOFT common stock the Apexx stockholder receives in the merger to Pacific Crest Securities. Pacific Crest Securities advised Apexx in the merger and is entitled to receive a fee from Apexx for these services. eSOFT has agreed to pay $200,000 of this fee, and the Apexx stockholders will pay the remainder of this fee by transferring to Pacific Crest a portion of the shares of eSOFT common stock they receive in the merger.


To effect these arrangements, each Apexx stockholder will be required to sign the Stockholders Agreement attached as Appendix B to this Joint Proxy Statement/Prospectus. Apexx stockholders should not send in their stock certificates until instructed to do so after the merger is completed.

WHAT APEXX OPTIONHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGES 84)


Each Apexx option will be converted into an option to purchase eSOFT common stock at a rate of 1.085879 shares of eSOFT common stock for each share of Apexx common stock subject to the option. Each of the new eSOFT options will be exercisable on the same terms as the original Apexx options.

RELATIVE OWNERSHIP PERCENTAGES OF eSOFT AND
APEXX SECURITY HOLDERS


Immediately after the merger, Apexx stockholders will own approximately 18.1% of the combined company and eSOFT stockholders will own approximately 81.9% of the combined company. Assuming that all eSOFT and Apexx options and warrants are exercised, Apexx security holders (including Apexx optionees) will own approximately 25.9% of the combined company and eSOFT security holders (including present eSOFT optionees and warrantholders) will own approximately 74.1% of the combined company.

WHEN APEXX STOCKHOLDERS AND OPTIONHOLDERS MAY SELL OR TRANSFER THEIR eSOFT COMMON STOCK (SEE PAGES 77 AND 90)


Except as described below , immediately following the merger, each Apexx stockholder will be entitled to sell or transfer the eSOFT common stock received by the stockholder in the merger.

The shares of eSOFT common stock issuable upon the exercise of the new eSOFT options will be freely tradeable upon the filing of a registration statement relating to the new eSOFT options.


In addition, Apexx and eSOFT stockholders and optionholders who are officers, directors or 10% stockholders 30 days prior to the date the merger is completed may not sell or transfer any shares of eSOFT common stock until eSOFT publishes financial results covering at least 30 days of operations of the combined companies.



By signing the Stockholders Agreement attached as Appendix B, each Apexx stockholder will agree to comply with these trading restrictions.

WHAT eSOFT STOCKHOLDERS WILL RETAIN IN THE MERGER


Each owner of eSOFT common stock as of the date of the merger will continue to hold those shares after the merger. The shares currently held by eSOFT stockholders will represent the same number of shares of the combined company following the merger. eSOFT stockholders should not send in their stock certificates in connection with the merger.


DIRECTORS AND SENIOR MANAGEMENT OF eSOFT FOLLOWING THE MERGER (SEE PAGE 91)

When the merger is complete, the Board of Directors of the combined company will consist of six directors: four directors of eSOFT and two directors to be named by Apexx. The senior executive officers of eSOFT will continue with the combined company in their current positions, and Thomas Loutzenheiser, Apexx's current Chairman of the Board and President, will become eSOFT's vice president of product development and a Class III eSOFT director following the merger. In addition, Apexx has the right to name an additional person to be appointed as a Class II eSOFT director after the merger.

OPINION OF eSOFT'S FINANCIAL ADVISOR (SEE PAGES 68 THROUGH 74)


In deciding to approve the merger, the Board of Directors of eSOFT considered the opinion of EVEREN Securities, its financial advisor, that, as of the date of such opinion, the consideration to be paid by eSOFT to the Apexx security holders was fair to eSOFT from a financial point of view. This opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. We encourage you to read this opinion carefully, as well as the description of the analyses and assumptions on which the opinion is based.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(SEE PAGE 20)

In considering the recommendations of the Boards of Directors that you vote in favor of the merger, you should be aware that Mr. Loutzenheiser, an Apexx officer and director, will have an employment agreement with eSOFT following the merger. This agreement is consistent with the employment agreements of eSOFT's current executive officers. The Boards of Directors of eSOFT and Apexx considered these interests in approving and recommending the merger agreement.


CONDITIONS TO THE MERGER (SEE PAGES 85
THROUGH  88)

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:


o        approval by both the eSOFT stockholders and the Apexx stockholders;


o execution and delivery of the Stockholders Agreement by Apexx stockholders holding at least 95% of the issued and outstanding Apexx common stock;


o holders of no more than 5% of the outstanding Apexx common stock shall have dissented from the merger;

o the average last sale price per share of eSOFT common stock for the 10 trading days prior to the merger is not higher than $9.00 nor lower than $3.40;

o successful completion of a live build demonstration of Apexx's products;

o the continued effectiveness of employment agreements executed by certain employees of Apexx in connection with the merger;

o the full funding of a joint marketing plan agreed to in connection with the merger;

o the continued accuracy of each company's representations and warranties and compliance by each company with its agreements contained in the merger agreement;

o        there being no law or court order that prohibits the merger;

o receipt of a letter from eSOFT's independent public accountants as to the appropriateness of "pooling of interests" accounting treatment for the merger; and

o receipt of legal opinions from counsel for each company, including an opinion from eSOFT's counsel as to the qualification of the merger as a reorganization for tax purposes.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 89)


eSOFT and Apexx can agree to terminate the merger agreement without completing the merger, and either company can terminate the merger agreement on its own without completing the merger under various circumstance, including if any of the following occurs:

o        the merger is not consummated by June 1, 1999;

o if all conditions to the closing set forth in the merger agreement have not been satisfied or waived by June 1, 1999; or

o if either the Apexx or eSOFT Board of Directors withdraws or modifies its approval or recommendation of the merger agreement or the merger to their respective stockholders.

TERMINATION FEES AND EXPENSES (SEE PAGE 89)


If Apexx terminates the merger agreement because eSOFT's Board of Directors changes its recommendation of the merger agreement to eSOFT's stockholders, then Apexx is entitled to receive a fee of $750,000. If eSOFT terminates the merger agreement because Apexx's Board of Directors recommends another transaction to Apexx's stockholders, then eSOFT is entitled to receive a fee of $2,000,000.


ANTICIPATED ACCOUNTING TREATMENT (SEE PAGE 74)


The merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes, which means that we will treat our companies as if they had always been combined for accounting and financial purposes, and the assets and liabilities of eSOFT and Apexx will be carried forward at their historical amounts.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 75)

We have structured the merger so that eSOFT and Apexx stockholders should not recognize any gain or loss for United States federal income tax purposes (except for taxes due on cash received by Apexx stockholders for fractional shares). We have conditioned the merger on receipt of a legal opinion that the merger will qualify as a reorganization for tax purposes.


LISTING OF eSOFT COMMON STOCK

The shares of eSOFT common stock to be issued to the Apexx stockholders in the merger will be listed on the Nasdaq SmallCap Market.

                    SUMMARY SELECTED HISTORICAL AND UNAUDITED
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of eSOFT and Apexx and the related notes appearing elsewhere in this Joint Proxy Statement/Prospectus. You should also review the discussions of this financial information found under the headings "eSOFT Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Apexx Management's Discussion and Analysis of Financial Condition and Results of Operations."

                 eSOFT SUMMARY HISTORICAL FINANCIAL INFORMATION

                                                      FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                  -----------------------------
                                                     1998              1997
                                                  -----------       -----------
STATEMENT OF OPERATIONS DATA:

      Revenues                                    $ 3,867,600       $ 1,233,137
      Cost of goods sold                            1,357,463           429,601
                                                  -----------       -----------
      Gross profit                                  2,510,137           803,536
      Selling, general and
         administrative expense                     5,772,869           961,834
      Other (income) expense                         (160,070)           34,954
      Income tax (benefit) expense                   (162,000)          162,000
                                                  -----------       -----------
      Net loss                                    $(2,940,662)      $  (355,252)
                                                  ===========       ===========

      Net loss per common share
         basic and diluted                        $     (0.54)      $     (0.23)
      Basic and diluted weighted
         average shares outstanding                 5,493,276         1,536,884
                                                  ===========       ===========

CASH FLOW DATA:

      Net cash (used in)                          $(4,282,618)      $   (23,805)
         operating activities
      Net cash (used in) investing
         activities                                (2,761,345)         (263,128)
      Net cash provided by                            369,020
         financing activities                       7,596,776

BALANCE SHEET DATA:

      Current assets                              $ 6,344,388       $   660,075
      Total assets                                  7,417,451         1,724,800
      Current liabilities                           1,636,947           409,082
      Long term liabilities                              --             535,903
      Total liabilities                             1,636,947           944,985
      Stockholders' equity                          5,780,504           779,815
      Working capital                               4,707,441           250,993

eSOFT has not paid any dividends since becoming a "C" corporation in September 1997.

                 APEXX SUMMARY HISTORICAL FINANCIAL INFORMATION

                                                      FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                   ----------------------------
                                                      1998             1997
                                                   -----------      -----------
STATEMENT OF OPERATIONS DATA:
      Revenues                                     $ 3,808,106      $ 2,003,426
      Cost of goods sold                             1,924,172        1,023,344
                                                   -----------      -----------
      Gross profit                                   1,883,934          980,082
      Selling, general and
         administrative expense                      2,755,970        1,183,704
      Other (income) expense                            13,917           (5,962)
                                                   -----------      -----------
      Net loss                                     $  (885,953)     $  (197,660)
                                                   ===========      ===========

CASH FLOW DATA:

      Net cash (used in) operating
         activities                                $  (915,699)     $  (319,154)
      Net cash (used in) investing
         activities                                    (35,266)        (105,586)
      Net cash provided by
         financing activities                          776,864          620,157

BALANCE SHEET DATA:

      Current assets                               $ 1,070,753      $   862,645
      Total assets                                   1,168,218          974,348
      Current liabilities                            1,168,679          305,357
      Long term liabilities                             75,386           25,948
      Total liabilities                              1,244,065          331,305
      Stockholders' equity (deficit)                   (75,847)         643,043
      Working capital (deficit)                        (97,926)         557,288

                        Apexx has not paid any dividends.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         eSOFT and Apexx are providing the following unaudited pro forma financial information to give you a picture of what the results of operations and financial position of the combined company would have looked like, absent any operational or other changes, had eSOFT's and Apexx's businesses been combined for the periods and at the dates indicated. This information is provided for illustrative purposes only and does not show what their results of operations or financial position would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what their future operating results or consolidated financial position will be. This information should be read in conjunction with historical financial statements and notes thereto of eSOFT and Apexx, appearing elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined operations data does not include any of the synergies or efficiencies expected to result from the merger. Please see "Unaudited Pro Forma Condensed Combined Financial Statements" on page 78 for a more detailed explanation of this analysis.

         The merger is intended to be accounted for as a pooling-of-interests for accounting and financial reporting purposes, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. For a more detailed description of pooling-of-interests accounting, see "The Proposed Merger -- Anticipated Accounting Treatment" on page 74.


         The unaudited pro forma combined operations data combines eSOFT's results for its years ended December 31, 1998 and 1997, with Apexx's results for its years ended December 31, 1998 and 1997, giving effect to the merger as if it had occurred as of January 1, 1997.

         The unaudited pro forma balance sheet data combines eSOFT's and Apexx's balance sheets at December 31, 1998, giving effect to the merger as if it had occurred as of December 31, 1998.

                                                      YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                      1998             1997
                                                   -----------      -----------
OPERATIONS DATA:
Revenues .....................................     $ 7,675,706      $ 3,236,563
Net loss .....................................       3,826,615         (552,912)
Net (loss) per share basic and diluted .......           (0.54)           (0.18)
Basic and diluted weighted average
   shares outstanding ........................       7,084,641        3,128,249

                                                                    AS OF
                                                               DECEMBER 31, 1998
                                                               -----------------
BALANCE SHEET DATA:
Total current assets .........................                       $ 7,115,141
Total assets .................................                         8,285,669
Total current liabilities ....................                         3,055,626
Total long-term liabilities ..................                            75,386
Total liabilities ............................                         3,131,012
Stockholders' equity .........................                         5,154,657
Working capital ..............................                         4,059,515

                    COMPARATIVE PER COMMON SHARE INFORMATION

         eSOFT and Apexx are presenting the following selected comparative per common share information for eSOFT common stock on a historical and pro forma combined basis and for Apexx common stock on a historical and pro forma equivalent basis. This information is provided for illustrative purposes only and does not show what their results of operations or financial position would have been if the merger had actually occurred on the dates assumed. This information should be read in conjunction with historical financial statements and notes thereto of eSOFT and Apexx, appearing elsewhere in this Joint Proxy Statement/Prospectus.

         The unaudited pro forma information in the table assumes that eSOFT will exchange 1.119651 shares of eSOFT common stock for each share of Apexx common stock and will issue 1.085879 shares of eSOFT common stock for each share of Apexx common stock issuable upon the exercise of Apexx options.

                                                     eSOFT COMMON STOCK                          APEXX COMMON STOCK
                                            -------------------------------------      --------------------------------------
                                                                    Pro Forma                                    Pro Forma
                                              Historical             Combined             Historical            Equivalent
                                            ---------------      ----------------      ----------------       ---------------
BOOK VALUE(1)
   December 31, 1998                        $    0.84            $     0.61            $    (0.05)            $    0.68

DIVIDENDS DECLARED
   Year Ended December 31, 1998                   --                   --                    --                     --
   Year Ended December 31, 1997                   --                   --                    --                     --

NET LOSS (BASIC AND DILUTED)(2)
   Year Ended December 31, 1998             $   (0.54)           $    (0.54)           $    (0.62)            $   (0.60)
   Year Ended December 31, 1997             $   (0.23)           $    (0.18)           $    (0.15)            $   (0.20)


(1) The pro forma combined book value per share of eSOFT common stock represents the total pro forma combined common stockholder's equity for eSOFT and Apexx divided by the total pro forma common shares of the combined entities. The pro forma equivalent book value per share of Apexx common stock represents the pro forma combined book value per share of eSOFT common stock multiplied by an assumed exchange ratio of 1.119651.




(2) The pro forma combined loss per share of eSOFT common stock (based on the weighted average number of common and common equivalent shares) is the combined historical net loss for eSOFT and Apexx divided by the weighted average pro forma common and common equivalent shares of the combined entities. The pro forma equivalent net loss per share of Apexx common stock represents the pro forma combined net loss per share multiplied by an assumed exchange ratio of 1.119651.


                               RECENT DEVELOPMENTS

Recent Financial Results

         eSOFT recently reported its preliminary estimated, unaudited financial results for the three months ended March 31, 1999. eSOFT projects preliminary estimated revenue for the first quarter to be approximately $550,000 (unaudited). eSOFT also estimates that the first quarter basic and diluted earnings per share will be a loss of approximately ($.39) (unaudited). On a pro forma unaudited combined basis and assuming that the merger with Apexx had occurred on January 1, 1999, eSOFT projects that preliminary estimated revenue for the first quarter would have been $1,400,000 (unaudited). eSOFT also estimates that pro forma combined basic and diluted earnings per share would have been a loss of approximately ($.35) (unaudited). These estimated earnings per share results include a one-time charge for the anticipated expenses associated with the merger. These estimated results are preliminary in nature and may be revised by eSOFT after it conducts a full review of eSOFT's and Apexx's operations during the first quarter. See "Cautionary Statement Concerning Forward-Looking Statements."

Management Changes

         On April 1, 1999, eSOFT announced changes to its management team and board of directors. eSOFT's board of directors appointed Richard Eyestone as a Class II eSOFT director. In addition, eSOFT announced that it had accepted the resignation of Tom Tennessen, eSOFT's chief financial officer, and James P. Bell, eSOFT's vice president of business development. Search plans for these positions are underway.


                       RISK FACTORS RELATING TO THE MERGER


         In addition to the other information included in this Joint Proxy Statement/Prospectus, eSOFT and Apexx stockholders should consider the following risk factors carefully in determining whether to approve the merger.


FAILURE TO ACHIEVE BENEFITS AND RISKS FROM INTEGRATION OF OPERATIONS

         The merger is expected to create a more competitive company. This requires the integration of two companies' systems and technologies that previously operated independently. After the merger, eSOFT and Apexx will integrate the development, production and marketing of their previously separate product lines, as well as their administrative and financial reporting systems. The companies will be required to create a common interface for the overall support of their products in order to generate efficiencies in technical support of both platforms. Additionally, the companies must develop a common hardware platform to gain efficiencies in production and thus competitive margins for the combined entities. No assurance can be given that the companies will be able to integrate their operations and market a common product line without encountering difficulties or experiencing the loss of key employees or customers, or that the synergies anticipated from such integration will be realized. Because the companies' products overlap in functionality and target market, sales of certain products may diminish as the combined company restructures its product line; this may result in an initial reduction of sales growth following the merger until rebranding of each product line can be accomplished.

BECAUSE THE EXCHANGE RATIOS ARE FIXED, THE MARKET VALUE OF eSOFT COMMON STOCK ISSUED TO APEXX SECURITY HOLDERS WILL DEPEND ON THE MARKET PRICE OF eSOFT COMMON STOCK WHEN THE MERGER IS COMPLETED

         Apexx stockholders and optionholders are receiving a fixed number of shares of eSOFT common stock in the merger, rather than a number of shares of eSOFT common stock with a particular fixed market value. The market values of eSOFT and Apexx common stock at the time of the merger may vary significantly from their prices on the date the merger agreement was executed, the date of this document or the date on which eSOFT and Apexx stockholders vote on the merger. Because the exchange ratios will not be adjusted to reflect any changes in the market value of eSOFT or Apexx common stock, the market value of the eSOFT common stock issued in the merger and the Apexx common stock surrendered in the merger may be higher or lower than the values of such shares on such earlier dates. See "The Merger Agreement -- Consideration to be Received in the Merger" and "Description of eSOFT Common Stock -- Market Price of eSOFT Common Stock."

EXTREME FLUCTUATIONS IN THE MARKET PRICE OF eSOFT COMMON STOCK MAY RESULT IN TERMINATION OR RENEGOTIATION

         One condition to the closing of the merger is that the average market price of eSOFT common stock during the ten trading days prior to the closing of the merger cannot be below $3.40 or above $9.00. If this condition is not satisfied, eSOFT and Apexx each have the right to renegotiate the consideration to be paid to Apexx security holders in the merger. If the parties cannot reach an agreement on a renegotiated price, the merger agreement may be terminated and the merger may be abandoned, before or after a vote of eSOFT or Apexx stockholders is taken. See "The Merger Agreement -- Conditions to the Consummation of the Merger" and "Description of eSOFT Common Stock -- Market Price of eSOFT Common Stock."

MERGER-RELATED CHARGES

         eSOFT and Apexx estimate that, as a result of the merger, the combined company will incur consolidation and integration expenses of approximately $100,000. In addition, it is expected that eSOFT and Apexx will incur merger related expenses of approximately $798,000, consisting of investment banking fees ($300,000 of which will be paid in cash, with the remainder to be paid in the form of stock and warrants), and $250,000 of legal, accounting and other fees as well as financial printing and other related costs. If the merger is consummated, eSOFT expects to expense the anticipated $1,048,000 pre-tax charge relating to the above-referenced expenses in the second quarter of 1999. The foregoing amounts are preliminary and the actual amounts may be higher or lower. Moreover, the combined company may incur additional unanticipated expenses in connection with the integration of eSOFT's and Apexx's businesses. See "Unaudited Pro Forma Combined Condensed Financial Statements."

VOTING INTERESTS OF eSOFT AND APEXX STOCKHOLDERS WILL BE SUBSTANTIALLY DILUTED


         Based on the exchange ratios and the capitalization of eSOFT and Apexx as of April 16, 1999, immediately following the merger Apexx stockholders will own eSOFT common stock representing approximately 18.1% of the voting power of the combined company and eSOFT stockholders will own securities representing approximately 81.9% of the voting power of the combined company. Assuming all eSOFT and Apexx options and warrants are exercised, Apexx security holders (including Apexx optionees) will own approximately 25.9% of the voting power of the combined company and eSOFT security holders (including present eSOFT optionees and warrantholders) will own approximately 74.1% of the voting power of the combined company. This will constitute a substantial dilution of the voting interest of both eSOFT and Apexx security holders.


COMBINED COMPANY WILL EXPERIENCE INCREASED CAPITAL REQUIREMENTS

         eSOFT and Apexx have accelerated a joint marketing program for the benefit of both companies. This program anticipates spending in excess of $800,000 to jointly market and generate new sales leads for the combined companies. See "Material Contracts Between eSOFT and Apexx -- Joint Marketing Plan." In addition, both eSOFT and Apexx have suffered losses from operations in the past, and both expect to continue to incur losses in support of the emerging growth of the two companies. As a result of these factors, we expect the combined company to experience increased capital requirements.

         In addition, each of eSOFT and Apexx is at an early stage of development of its business in an emerging market; as a result, the business prospects, rate of growth and results of operations of both eSOFT and Apexx are unpredictable. Neither increases or declines in net revenue received by the companies from quarter to quarter, nor increases in loss suffered by the combined companies from one fiscal quarter to the next, can be accurately forecasted in these emerging growth markets. The combined companies are expending significant resources to quickly build market penetration and market shares, and the success of these marketing programs cannot be accurately predicted. Thus additional working

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capital may be required to continue the support of the combined entities to attain their overall growth objectives.

         There can be no assurance that the combined company will be able to obtain sufficient capital on acceptable terms, from internal or external sources, to support losses from operations or to pursue its growth plans.

eSOFT AND APEXX ARE CURRENTLY MARKETING A COMBINED PRODUCT LINE, MAKING A SEPARATION OF THE PRODUCTS MORE DIFFICULT IF THE MERGER IS NOT APPROVED

         eSOFT and Apexx are currently conducting a joint marketing program for the benefit of both companies. This marketing program has combined the eSOFT and Apexx product lines under the Apexx tradename "TEAM Internet(R)," and eSOFT IPAD products are currently being sold using the "TEAM Internet(R)" brand name. If the merger does not occur, the several month lapse in marketing eSOFT products under the "IPAD" brand will make it somewhat difficult for eSOFT to reenter the market using the IPAD brand name. In addition, the $800,000 cost of this marketing program will have been spent by eSOFT to promote the "TEAM Internet(R)" brand name rather than the "IPAD" brand. See "Material Contracts Between eSOFT and Apexx -- Joint Marketing Plan."

DEBT OWED BY APEXX TO eSOFT

         eSOFT extended a working capital line of credit of $500,000 to Apexx on December 4, 1999. This line of credit may be increased to $1,000,000 by mutual agreement of both the eSOFT and the Apexx Board of Directors. This operating line of credit is secured by a second priority lien on all of the assets of Apexx and a pledge of all of the Apexx common stock held by Tom Loutzenheiser and his wife, Gayl Loutzenheiser. See "Material Contracts Between eSOFT and Apexx -- Loan Agreement." Apexx's assets are also subject to a first priority lien relating to a $200,000 operating line of credit and equipment loan extended to Apexx by Idaho Independent Bank. Apexx borrowings under the eSOFT line of credit are due on August 1, 1999. Apexx will be required to repay this obligation to eSOFT on August 1, 1999 whether or not the merger is consummated.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Mr. Loutzenheiser, the Chairman of the Board and President of Apexx, will have an employment agreement with eSOFT and will be an eSOFT director following the merger. See "The Merger Agreement -- Documents to be Executed in Connection with the Merger Agreement." This employment agreement is consistent with the employment agreements of eSOFT's current executive officers. Accordingly, Mr. Loutzenheiser has an interest in the merger that is in addition to the interests of Apexx stockholders in general.

          RISK FACTORS RELATING TO AN INVESTMENT IN eSOFT COMMON STOCK


         In evaluating eSOFT and its business, Apexx stockholders should carefully consider the following risk factors in addition to the other information included in this Joint Proxy Statement/Prospectus. In addition, certain information included in this Prospectus is forward-looking. Such forward looking information involves significant risks and uncertainties, including those discussed below, that could cause actual future results to differ significantly from those expressed in any forward-looking statements made by, or on behalf of, eSOFT. See "Cautionary Statements Concerning Forward Looking Statements."

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LIMITED OPERATING AND SALES HISTORY


         eSOFT first entered the Internet connectivity marketplace in 1995 with the IPAD 5000, which is focused at Internet service providers. In 1997, eSOFT released the IPAD 2500 and the IPAD 1200 as products to serve the small to medium sized business market. Through the first quarter of 1999, eSOFT has sold less than 1,800 units of these products, so it has not yet gained significant market exposure or demonstrable market acceptance. Given the absence of a clear market acceptance with respect to these two newly introduced products, which in turn are projected to be responsible for approximately 90% of eSOFT's system sales in 1999, there can be no assurance that eSOFT will achieve its targeted market penetration rates, and associated growth in sales revenues.


ANTICIPATED MARKET GROWTH AND RELIANCE UPON THE INTERNET

         eSOFT's anticipated future growth in sales revenue is dependent upon the rate of growth of the market for its systems. Growth of this market in turn is dependent, in part, upon both the rate of growth of the Internet, and its reputation as a secure, architecturally stable, and reliable communications medium. Should these conditions erode, eSOFT's sales prospects may be adversely affected. Moreover, there is no assurance that eSOFT will be able to capture an increasing or consistent share of the market for an all-in-one appliance that permits companies to connect to the Internet.

RECENT LOSSES


         eSOFT has incurred losses during the fiscal years ended December 31, 1997 and 1998 and during the first quarter of 1999. eSOFT's ability to restore profitability in future reporting periods is uncertain. It is anticipated that, with the increased expenditures required to build eSOFT's corporate infrastructure, eSOFT will have higher expenses than gross profits generated by its operations. As a result, eSOFT expects to continue to incur losses during this fiscal year.


SUFFICIENCY OF WORKING CAPITAL


         During 1999, eSOFT intends to continue rapid expansion of sales and marketing expenditures to develop a North American wholesale distribution network, resulting in significantly increased selling, general and administrative expenses and capital expenditures to meet this rapid expansion. In addition, because Apexx will be a subsidiary of eSOFT after the merger, eSOFT will have to provide financial support for similar expansions of Apexx's sales and marketing efforts. eSOFT has already lent $500,000 to Apexx to fund Apexx's operations prior to the completion of the merger. These increased expenditures are anticipated to consume substantially all of eSOFT's working capital. There can be no assurance that cash flow contributions from operations, coupled with presently available working capital, will be sufficient to fully fund the planned expansion of sales and marketing activities, other increased expenditures and losses incurred from this expansion. It is therefore anticipated that eSOFT will require additional working capital in the future. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet all of these expenses, eSOFT will be required to re-evaluate its planned expenditures and allocate its total resources in such a manner as the board of directors and management deems to be in eSOFT's best interest.


TECHNOLOGICAL ADVANCES AND OBSOLESCENCE

         eSOFT operates within an industry subject to a rapid pace of technological obsolescence. eSOFT will seek to continuously enhance its products with technological improvements. There can be no assurance as to the ability of eSOFT to successfully and timely complete any or all of its development projects in order to establish and maintain a position at the leading edge of technological trends within its industry.

COMPETITION; FEW BARRIERS TO ENTRY

         The Internet connectivity business is highly competitive. A number of eSOFT's competitors are very well established in the marketplace, with larger sales volumes, broader brand name recognition, and a wider base of technical resources. Most of the competitors have greater financial resources than eSOFT, and Intel Corporation has invested in one of eSOFT's competitors. As the market expands for products that perform in a manner similar to that of eSOFT's product line, it is expected that a broader range of both small and large industry participants will enter the market place with competing products. As competition increases, profit margins on sales may diminish. There can be no assurance that eSOFT will be able to effectively compete against such competitors given their strong market presence, or that eSOFT will be able to attain and maintain anticipated gross margins over time.

PROPRIETARY PROTECTION

         eSOFT has no registered trademarks and has not filed any patent or design utility applications in any jurisdiction. The absence of such proprietary protection may diminish the ability of eSOFT to distinguish itself from other industry competitors. In addition, while eSOFT licenses its software to purchasers and restricts unauthorized use under its licensing provisions, this does not protect eSOFT from an erosion of potential revenue due to illicit software use and piracy.

REGULATORY REQUIREMENTS

         The industry in which eSOFT operates is subject to a variety of regulatory rules and requirements in the United States, Europe and countries where eSOFT hopes to establish markets. In particular, some products require access to telecommunications carriers and are therefore subject to regulation in the United States by the Federal Communications Commission and by other governmental regulatory agencies in foreign countries. While the Internet is largely unregulated, changes in telecommunication regulations in various countries might impact the marketing of Internet related products. eSOFT has performed product testing at accredited test facilities and the product has passed the FCC tests. eSOFT components that make up the finished product utilize UL approved components. eSOFT also has acquired the requisite product approval from the appropriate agency that permits the marketing of Internet products in the European Union. eSOFT's products may, however, be subject to other regulatory requirements adopted in various countries. Any such regulatory requirements could adversely affect the ability of eSOFT to effectively compete in any market where such regulations are adopted.

TELEPHONE CONNECTION COSTS AS IMPEDIMENTS IN FOREIGN COUNTRIES

         A significant cost factor for users of eSOFT's networking products in certain countries is the cost of maintaining a telephone line committed to access to the Internet. Deregulation of telephone line access has begun in Europe in the last several months and telephone line access costs are expected to decline there, and deregulation in South America is beginning. There can be no assurance as to when or at what pace any deregulation will have the effect of significantly reducing the cost of phone service utilization 24 hours per day and 7 days per week. With costs at their present levels, the demand for Internet access, and therefore for eSOFT's products, may mature slowly in some countries, affecting eSOFT's ability to penetrate those markets.

CONCENTRATION OF SALES


         During the fiscal year ended December 31, 1998, eSOFT had two customers that represented 46% and 13% of eSOFT's revenue for the fiscal year ended December 31, 1998. In addition, one eSOFT customer represented 79% of eSOFT's accounts receivable at December 31, 1998. With such concentration of its sales, eSOFT is exposed to significant declines in revenue in future periods if any large customer discontinues or substantially reduces its purchases in future periods. Moreover, eSOFT's credit risk concentration makes it more vulnerable to a default in payment. In addition, the larger customers are electronic products distributors and telecommunication companies in foreign countries that have recently become distributors of the products and have purchased significant quantities of the products to establish inventories of the distributors and their affiliated resellers or dealers or end customers. Unless the products are promptly resold to end users, future sales to these distributors and telecommunication companies will likely decline.


CONCENTRATION OF PURCHASES

         During the fiscal year ended December 31, 1998, eSOFT had two vendors that accounted for 10% or more of eSOFT's purchases during that period. These two vendors represented 57% of eSOFT's total purchases for the fiscal year ended December 31, 1998. With such concentration of purchases, eSOFT is exposed to these suppliers of product for its finished goods should these entities be unable to support eSOFT in the future. eSOFT has explored alternative suppliers for its major supplier of the base unit hardware; however eSOFT may not be able to quickly execute and have delivery from these alternative suppliers to meet demand. An inability to source this product from other suppliers would likely have a material adverse impact on eSOFT's ability to attain or maintain profitability.

NEW, UNDEVELOPED PUBLIC MARKET

         The eSOFT's common stock became listed and began trading on the Nasdaq SmallCap Market on August 6, 1998. Prior to such listing, there was no public market for the eSOFT common stock in the United States. Between March 17, 1998 and September 9, 1998, eSOFT's common stock was traded on the Vancouver Stock Exchange. There can be no assurance that an active public market on the Nasdaq SmallCap Market will develop or be sustained.

YEAR 2000 ISSUES

         The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         All new products and upgrades introduced by eSOFT will be Y2K compliant. eSOFT has tested the remainder of the IPAD system and connections of the IPAD product line to other systems utilizing standard Internet protocols. The testing completed on the IPAD product line to date has lead eSOFT to believe that the IPAD product will not be affected by a connection to a non-compliant Y2K system. eSOFT has been testing its existing products for use in the Year 2000 and beyond, and all IPAD products produced after November 1, 1997 are Y2K compliant until 2036. The results of eSOFT's testing suggest that version 2.03 and each later version of each of its products are Y2K compliant.

         However, eSOFT's testing does not cover every possible computing environment. Accordingly, some customers may have Y2K problems with products that the company believes are Y2K compliant. For instance, eSOFT's customers may be operating on older versions of hardware platform utilizing eSOFT's products software. Early models of the IPAD 2500 and 4500 products shipped before November 1, 1997 may include a BIOS in the computer hardware that is not Y2K compliant. The number of IPAD units affected is estimated to be a small percentage of the installed base. In February 1999 an IPAD software upgrade was released to correct the specific issues caused by use of the non-compliant BIOS. In addition, there is a plan to replace the non-compliant BIOS with a Y2K compliant BIOS if the customer prefers a hardware fix.

         eSOFT has tested the discontinued TBBS products that it no longer markets for Y2K compliance, some of which might still be in use. eSOFT's TBBS product had one deficiency associated with Y2K, which was corrected with a free update released in October 1998. eSOFT expects that any customers that materially rely on such discontinued products will test them for Y2K compliance and notify eSOFT if there are problems. eSOFT's experience in developing Y2K compliant versions of its existing products suggests that if it is required to correct Y2K problems in such discontinued products, it could do so without incurring material expenses. There will be another free update released in the second quarter of 1999 to correct a similar deficiency in TBBS add-on modules.


         eSOFT also may be affected by Y2K issues related to non-compliant internal systems developed by eSOFT or by third-party vendors. eSOFT has reviewed its internal systems, including its accounting system, and have found them to be Y2K compliant. eSOFT is not currently aware of any Y2K problem relating to any of its internal, material systems and does not believe that it has any material systems that contain embedded chips that are not Y2K compliant.

         eSOFT's internal operations and business are also dependent upon the computer-controlled systems of third parties such as suppliers, customers and service providers. Management believes that absent a systemic failure outside the control of eSOFT, such as a prolonged loss of electrical or telephone service, Y2K problems at such third parties will not have a material impact on eSOFT. eSOFT has no contingency plan for systemic failures such as loss of electrical or telephone services. eSOFT's contingency plan in the event of a non-systemic failure is to establish relationships with alternative suppliers or vendors to replace failed suppliers or vendors. Other than the previously described testing, and remedying problems identified by testing or from external sources, eSOFT has no other contingency plans or intention to create other contingency plans.

         Any failure by eSOFT to make its products Y2K compliant could result in a decrease in sales of its products, an increase in allocation of resources to address Y2K problems of its customers without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by eSOFT's customers due to such year 2000 problems. Failures of eSOFT's internal systems could temporarily prevent it from processing orders, issuing invoices, and developing products, and could require it to devote significant resources to correcting such problems. But to eSOFT's knowledge, the internal accounting systems have been attested by the supplier as Y2K compliant. Due to the general uncertainty inherent in the year 2000 computer problem, resulting from the uncertainty of the year 2000 readiness of third-party suppliers and vendors, eSOFT is unable to determine at this time whether the consequences of Y2K failures will have a material impact on its business, results of operations, and financial condition.

NO DIVIDENDS

         eSOFT has not paid dividends in the past and does not anticipate paying dividends in the near future. eSOFT expects to retain its earnings to finance further growth and, when appropriate, retire existing debt.

                              DESCRIPTION OF eSOFT

         The following description of eSOFT describes eSOFT as it has existed prior to planning for the merger with Apexx and the integration of the eSOFT and Apexx product lines as planned for the future. Some combined marketing of the products of the two companies has begun prior to the date of this Joint Proxy Statement/Prospectus using the Apexx product identifying trademark "TEAM Internet(R)." See "Material Contracts Between eSOFT and Apexx -- Joint Marketing Plan." In this section, however, the eSOFT products are identified by the eSOFT trademark, "IPAD."

         eSOFT is a technology based company that has developed an Internet connectivity software and hardware product used by businesses to connect to the Internet. This technology permits businesses to install and operate shared connectivity to the Internet without highly specialized technical expertise.

         eSOFT's primary target market is small to medium sized businesses. eSOFT believes these businesses find it beneficial to host their own Internet infrastructure rather than rely upon an Internet service provider for all of their Internet access and connectivity needs. Other target markets include Internet service providers ("ISPs") and telecommunication companies ("Telcos") that can benefit from an integrated all-in- one connectivity product.

         eSOFT believes that, over the long term, high speed access to the Internet will become increasingly important to small to medium sized businesses. Many small to medium sized businesses currently rely upon an ISP in order to gain the Internet advantage. With new advancements in Internet software, however, individual companies, without a great deal of software expertise, can now assume many of the responsibilities and functions that have been carried out by an ISP on their behalf. This includes control over a router, firewall, remote access server, a web server, and mail server. Perhaps most importantly, rather than paying an ISP substantial fees in order to offer individual e-mail addresses plus Internet access to each of many employees, eSOFT's products can provide such services to a growing company and its employees in a much more cost effective manner.

CORPORATE HISTORY

         eSOFT was incorporated under the laws of the State of Colorado on March 3, 1984. On February 17, 1998, eSOFT merged into a newly formed Delaware corporation, and was thus reincorporated in the State of Delaware. Through September 4, 1997, eSOFT had elected to be taxed as an "S-corporation" for U.S. income tax purposes. Under this election eSOFT was essentially taxed as a partnership, so instead of corporate income taxes, the stockholders were taxed individually on their proportional share of eSOFT's taxable income. eSOFT withdrew the S-corporation election after September 4, 1997 and is now subject to U.S. corporate income taxes. eSOFT has no subsidiaries.

BUSINESS HISTORY

         Until the mid 1990s, eSOFT focused on developing and selling a computer bulletin board software product known as TBBS. TBBS software allows multiple users to dial into a computer system and transmit messages, transfer files, and access data. With the rapid rise of the Internet, the demand for TBBS software declined. In response, eSOFT designed a new product line that is marketed under the name IPAD (Internet Protocol Adapter). eSOFT introduced its first IPAD, the IPAD 5000, in late 1995. This product was focused at the small Internet service provider. eSOFT refocused its market efforts on small to medium sized businesses with the design and release of the IPAD 1200 and IPAD 2500 in November of 1997. eSOFT expects to continue to generate small residual revenues from the sale of TBBS software, but it does not plan to further develop or upgrade this software, except for year 2000 compliance issues.

PRODUCT LINE AND SERVICES

         The IPAD product line is primarily designed for the small to medium sized business. The IPAD is designed to be a total Internet/Intranet connectivity solution without the complexity and high cost of traditional solutions. The IPAD's design combines Internet hardware and communications software that does not require extensive technical knowledge to support. The IPAD provides an economical and easily installed product to connect internal computer networks of small to medium sized businesses, institutions, or educational sites to the Internet. The IPADs are easy to set up and configure using any standard web browser (such as Microsoft Internet Explorer or Netscape Navigator). Ongoing administration of the system, such as adding e-mail accounts, can be done using the same web browser.


         eSOFT's products permit the connection to the Internet through all major data transmission choices, including modem, ISDN, Ethernet, leased-line, cable, and xDSL. They all also support connecting to computer networks that use common network interfaces like Ethernet (either 10 or 100 Mbps variety) and Token Ring. In conjunction with user supplied modems, the products also provide remote access capability that allows users to dial into the system and securely access the company network or the Internet from remote locations. The IPAD product line provides the necessary Internet related features permitting customers to have e-mail, basic web page hosting, secure file exchange sites (using FTP), their own domain name, and dial-in remote access for its users. The software includes a basic Web server, Telnet, an FTP server, an e-mail server, a remote access server, a DNS, and a packet-filtering firewall.


         The IPAD products also contain a robust network security firewall that keeps hackers from accessing computer data on the company network. The firewall technology used in the IPAD 1200 is certified by the International Computer Security Association (ICSA) to withstand vigorous intrusion attacks by hackers. The IPAD 2500 and 5000 use the same versions of the firewall technology, but are not yet certified by the ICSA.

         The IPAD products utilize personal computer technology such as an Intel Pentium CPU, with a minimum configuration of 8 megabyte of Ram, a 1.2 gigabyte hard drive, and a 1.44 megabyte floppy drive. Unlike competing products in the marketplace, the IPAD does not operate on a UNIX platform, but rather is a proprietary operating system. This system allows for a high degree of individual customization on the larger systems to better address the needs of individual customers.

         THE IPAD 5000


         The IPAD 5000 is a rugged, rack mountable system designed for use by ISPs, companies with large Wide Area Networks ("WANs"), and/or large Local Area Networks ("LANs"). This product requires a higher degree of technical knowledge to implement than other IPAD models, but in return it is far more flexible and configurable than the other models. The hardware includes the ability to customize each unit with up to five different communications interfaces that allow connecting up to four separate LANs, or up to forty remote offices, or up to 96 simultaneous, dial-in, remote access users. In addition, the software can service a nearly unlimited number of e-mail boxes, domain names, and web sites, with the only limitation being disk space used by each.


         THE IPAD 2500

         The IPAD 2500 is a small desktop system that is targeted towards the market for small to medium sized businesses. Unlike the IPAD 5000, the IPAD 2500 is a plug-and-play device with limited configuration options. Limiting the options allows the product to be configured and maintained by a person with very limited technical knowledge about networking or the Internet. A standard IPAD 2500 has the ability to simultaneously connect the users of a single LAN and two dial-in remote access users to the Internet. Optionally, the system can be expanded to allow users on another LAN to be connected to the Internet, or the total number of dial-in remote access users that can be connected to the Internet can be expanded to eight.

         THE IPAD 1200

         This product is a small desktop system that can connect a business LAN of up to 150 users to the Internet using a single Internet address. The product is designed for unsophisticated users who want their network connected to the Internet in a matter of hours. It only allows a single LAN utilizing any of the supported network interfaces, and two dial-in remote access users, to be connected to the Internet using any supported communication interface. The product is designed for mass production without customization for specific client needs, allowing unsophisticated users to easily configure and maintain the system. This product will be replaced with the TEAM Internet(R) 100 in the first quarter of 1999.

         TBBS SOFTWARE

         eSOFT expects to continue to generate residual revenues from the sale of TBBS software. However, since the market for TBBS is progressively declining in favor of more sophisticated communications products, eSOFT does not expect any further development or upgrading of the software. The only recent upgrade for the product was completed in October 1998 to bring the software into Year 2000 compliance.

         ACCESSORIES

         Customers can order additional communication or network interfaces and accessories to more effectively configure an IPAD 5000 and, to a lesser extent, the IPAD 2500, to suit their needs. Aside from an Ethernet card (used to support cable or xDSL connections), users have the option, with certain models, of purchasing a modem, ISDN Adapter, interfaces for T1 and fractional T1 leased lines, and a Token Ring Adapter, as well as extra serial interfaces.

         TECHNICAL SUPPORT SERVICES

         Users can also purchase from eSOFT an annual contract for technical support of the IPAD hardware and software. The technical support services provide telephone support addressing the customers' technical implementation of the product. The annual contract also includes free access to product upgrades and updates during the term of the contract. Technical support services assist customers to install the product and help customers understand networking basics that can help them use their network to their best advantage. In addition, support services answer customers' questions to help them with ongoing system administration.

         UPGRADES AND UPDATES

         eSOFT plans to produce two IPAD software updates per year, which will include minor enhancements and bug fixes. Updates are free and are typically available over the Internet from eSOFT's web site. eSOFT also plans two upgrades per year, which include major enhancements and bug fixes. Upgrades are distributed via floppy disc, free of charge to customers who have purchased annual technical support services contracts and for a fixed fee to customers without support agreements.

MARKETING

         The IPAD system is considered a horizontal product offering -- it can be used by businesses in virtually any industry in North America or overseas. Further, Internet related industry trends strongly indicate that the majority of the small to medium sized businesses (5 to 150 users) are moving aggressively to provide their employees access to the power of the Internet. Typically, the small and medium sized business owners require technology to be relatively inexpensive and simple to install and maintain. eSOFT believes the IPAD is positioned to become the leader in systems that provide all-in-one Internet connectivity, services and support functionality at a very competitive price.

         Product competition includes complex and expensive multi-system offerings, including Microsoft's NT and Small Office Back Office, suppliers of several Internet connectivity routers/firewalls, and a handful of other manufacturers who provide varying levels of all-in-one functionality. The IPAD is quickly differentiated from each of these competitors by one or more of the following features: ease-of- use, price, functionality and security assurance. Additionally, as both a competitive and operational advantage, eSOFT intends to establish local manufacturing and technical support of the IPAD in each of the major overseas market areas. "See Description of eSOFT -- Competition."

DISTRIBUTION

         Since June 1998, eSOFT has focused its distribution effort on building a two tier model with direct sales to distributors who resell to value-added resellers ("VARs") and resellers. With this two tier distribution approach eSOFT signed up Comstor, SED, CHS Latin America, Ingram Micro, Advantage Telecom, and ASI as distributors. These distributors sell to approximately 35,000 VARs and resellers. To supplement the distributors, eSOFT employs channel development representatives ("CDRs"). The purpose of the CDRs and manufacturer's representatives is to assist our distributors with lead generation and market pull-through of our products in channel to VARs, resellers, and end users. During 1998 eSOFT trained and deployed CDRs in Atlanta, Denver, Dallas, Orange County, and San Antonio, and signed Affinity Marketing Canada, a manufacturer's representative firm covering Vancouver, Calgary, Edmonton, Toronto, Ottawa, Montreal and Quebec City. eSOFT anticipates adding additional sales representatives in the first quarter of 1999 for the eStar program discussed below and CDRs in Seattle, San Francisco, Chicago, and the Washington DC area.

         eSOFT also established two tier distribution in Europe with the signing of Telindus SA. Although eSOFT was encouraged by initial IPAD evaluations by this European cable company, management has been disappointed in its overall efforts to expand its European sales through this original distributor. As a result, eSOFT is exploring other avenues for distribution and refocusing its efforts on telecommunication and cable companies in the European market. In September, eNetco, a United States-based distributor and network product developer, was granted IPAD distribution rights in Japan. eNetco has introduced the IPAD into Japanese distribution opportunities and through its efforts signed NTT Electronics Corporation in February 1999. The agreement grants NTT Electronics exclusive distribution rights in Japan and non-exclusive distribution rights in other Asia-Pacific countries. NTT Electronics is a subsidiary of Nippon Telegraph and Telephone Corp, a New York Stock Exchange company. In August 1998, eSOFT consummated a contract with Telecom Soluciones, one of two Argentinian telephone companies. Telecom Soluciones received exclusive rights to market the IPAD 1200 and 2500 products in Argentina for a limited period subject to volume requirements. The agreement included an initial IPAD system delivery in excess of $500,000, which was made in the third quarter of 1998. eSOFT is also exploring sales to other telecommunications companies in Latin America, including Peru and Mexico.

         Another distribution channel eSOFT is pursuing is Telcos that provide data access lines. In the third quarter 1998 eSOFT introduced its eStar alliance program. The eStar program provides Telcos with an all in one solution where eSOFT brings together financing, an ISP, and a company to install the product in small to medium sized businesses throughout the country. The program combines the strengths of a national leasing company (Transamerica Distribution Finance), a national systems integrator (IBM Global Services) and Internet access providers to enable Telcos to deliver a complete Internet package in their respective markets.

OPERATIONS

         Currently, with respect to the IPAD 1200 and 2500, eSOFT purchases a base unit (hardware, loaded software, LAN feed) from suppliers. The IPAD 1200 and 2500 are received as base units and prior to shipment the required feed interface (56K modem, ISDN, etc.) is installed at eSOFT's Colorado facility. The more complex IPAD 5000 is purchased as components and is assembled and configured at eSOFT's Colorado facility for shipment to the user. eSOFT has contracted with a manufacturer in Holland to assemble the IPAD 1200 and 2500 using components shipped from eSOFT's stock. The manufacturer in Europe purchases communication connection devices on eSOFT's behalf that are specific to the European market for final assembly and shipment to users in Europe.

INTELLECTUAL PROPERTY

         eSOFT has no patents, but regards its software as proprietary and attempts to protect it by relying upon copyrights, trade secret laws, internal non-disclosure agreements and transferability restrictions incorporated into its software license agreements. eSOFT provides its software products under a perpetual paid-up license agreement. Title does not transfer to the customer. Program source listings are not released, which eSOFT believes further protects unauthorized transfers of eSOFT's proprietary information, as well as the confidentiality of eSOFT's trade secrets. eSOFT also uses a combination of software programming and hardware devices to protect its products from unauthorized use or duplication.

PRODUCT DEVELOPMENT COSTS

         eSOFT conducts research and development through internal research projects. Costs are incurred from time to time in specific projects that employ existing technologies for which feasibility previously has been established to develop applications. Production costs for the development of the software used, for which technological feasibility has been established but before the product is ready for sale, are capitalized when broad applications are identified within its existing product lines. Costs for which technological feasibility had been established that were capitalized in 1998 totaled $405,000. eSOFT capitalized $221,000 for such expenditures in 1997. eSOFT incurred $13,000 of expenses relating to research and development costs in 1998, compared to $57,000 in 1997.

COMPETITION

         The Internet connectivity business is highly competitive. A number of eSOFT's competitors are very well established in the marketplace, with larger sales volumes, broader brand name recognition and a wider base of technical resources. As the market expands for products that perform in a manner similar to that of the IPAD product line, it is expected that a broader range of both small and large industry participants will enter the market with competing products, as there are comparatively few barriers to entry. As competition increases, industry margins on system sales may decline. There can be no assurance that eSOFT will be able to effectively compete against such competitors given their entrenched market presence, or that eSOFT will be able to attain and maintain anticipated gross margins over time.

         Competition among the industry participants is based upon a number of factors including product features, type of user primarily serviced, reputation of the manufacturer, ease of installation or use, reliability, cost, service availability and other factors. eSOFT believes that its principal competitive advantages are the product features, simplicity and ease of installation and the availability of technical support for the product and the customer. eSOFT's products are also designed to meet the specific needs of the small to medium sized business that are eSOFT's target market. For example, while many Internet connectivity devices are Unix-based systems designed to support more complex operations generally required by larger corporations, eSOFT's products emphasize use of a proprietary based system that is thought by management to be more user friendly as compared to those operating on Unix platforms.

         eSOFT's competitors are comprised of both well-established and recognized industry participants and smaller corporations in some respects similar to eSOFT. Both groups produce products that in terms of fundamental connectivity attributes are similar to those currently offered by eSOFT. Most of these competitors have greater financial resources than eSOFT; two companies that are primary competitors have raised between $20 million and $40 million of equity capital. Additionally, one of the companies has had an investment made by Intel Corporation. Among the more prominent industry participants at present is Apexx. Other direct competitors include Whistle Communications, Inc. of Foster City, California; FreeGate Corporation of Sunnyvale, California and Cobalt Networks, Inc. of Mountain View, California. Sun Microsystems, Inc. a major producer of computer workstations, also offers Internet servers that accommodate high-volume Web site management. While many other companies offer products that are either advertised or perceived as containing most of the all-in-one feature set, eSOFT believes many of these products provide less functionality than the IPAD and other all-in-one systems. These products include for example, simple routers and firewalls, a router and web server combination and a router and e-mail server combination.

         As is the case with eSOFT, most industry competitors produce an array of products. Some are relatively inexpensive entry level devices, which in some respects can be compared to the IPAD 1200. Typically, these are designed with no significant degree of individual customization. Some products are similar to the IPAD 5000 in that they provide for a substantial degree of customization, and can accommodate multiple interfaces, and more than one hundred individual users on a LAN with little difficulty.

         Cross-comparisons indicate that several competing products incorporate features similar to those offered by IPAD products (in terms of hardware and software components), although they may provide varying degrees of functionality, which in turn accounts for pricing variances. Products that would likely compete with either the IPAD 1200 or the IPAD 2500 products can either cost more or less in relation to the IPAD depending upon their technical specifications.

         Some competitors already possess well-established distribution networks or have formed strategic collaborations with key industry players. Others, such as Sun Microsystems, Inc., have much greater technical and financial resources than eSOFT. eSOFT may be unable to effectively compete against such well-established firms.

AVAILABILITY OF RAW MATERIALS AND SEMI-FINISHED GOODS

         The computers that eSOFT uses to operate its software, computer hardware, software programs, and accessories are all widely available in the marketplace. eSOFT has the ability to obtain such goods from a wide range of suppliers, depending upon pricing, delivery, quality assurance and related considerations. In combination, eSOFT's IPAD software represents a combination of "off the shelf" operating systems and related software licensed from third parties, working together with what eSOFT considers to be its own proprietary software. eSOFT does not anticipate that obtaining such materials will become an impediment to growth and expansion.

CONCENTRATION OF SALES

         During the fiscal year ended December 31, 1998, eSOFT had two customers that accounted for 10% or more of product sales during that period. These two customers represented 46% and 13% of revenue for the fiscal year ended December 31, 1998. Sales composition in 1998 was 18% shipped to international destined marketplace and 82% to the domestic market. The eight distributors that make up the majority of eSOFT's 1998 sales represent 95% of the total accounts receivable, with one customer representing 75% of eSOFT's accounts receivable at December 31, 1998. One customer representing 13% of eSOFT's total sales in 1998 was a Japanese customer.

CONCENTRATION OF VENDORS

         During the fiscal year ended December 31, 1998, eSOFT had two vendors that accounted for 10% or more of eSOFT's purchases during that period. These two vendors represented 57% of eSOFT's purchases for the fiscal year ended December 31, 1998.

GOVERNMENT REGULATIONS

         eSOFT purchases its computer hardware in the United States, and must obtain FCC approval of such hardware. eSOFT has performed product testing at accredited test facilities and the product has passed the FCC tests. The components utilized to assemble the finished product are UL approved. eSOFT purchases its completed product from manufacturing facilities that are ISO 9000 certified. eSOFT has acquired requisite CE product approval and certification from appropriate agencies that would permit marketing of its IPAD products in the European Union. eSOFT has entered into a contract for manufacture of its products in Holland. The contract manufacturer was chosen for its existing requisite approvals and ISO 9000 certification.

EMPLOYEES

         At December 31, 1998, eSOFT had thirty-one full-time employees. That number includes seven engineers/technical support employees, three operations employees, two marketing employees, thirteen sales persons, and six administrative personnel. Additionally, eSOFT utilized three consultants temporarily in management positions. No employee is represented by a labor union and eSOFT believes its employee relations to be good.

eSOFT PROPERTY


         eSOFT's corporate headquarters, shipping and assembly facilities are located at 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021. eSOFT leases approximately 13,600 square feet of space at this location pursuant to a lease entered into on February 17, 1999, which expires May 31, 2004, at a rent of approximately $173,000 per year. eSOFT believes that this facility will be adequate for its needs for the foreseeable future.


eSOFT LEGAL PROCEEDINGS

         There are no material legal proceedings pending to which eSOFT (or any of its officers or directors in their capacities as such) is a party, or to which the property of eSOFT is subject. Management of eSOFT is not aware of any material proceedings being contemplated.

                 eSOFT SELECTED HISTORICAL FINANCIAL INFORMATION


         We are providing the following selected financial information to aid you in your analysis of eSOFT. This information is only a summary and you should read it in conjunction with the historical financial statements of eSOFT and the related notes appearing elsewhere in this Joint Proxy Statement/Prospectus. You should also review the discussions of this financial information found under the heading "eSOFT Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                       FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                   ----------------------------
                                                      1998             1997
                                                   -----------      -----------
STATEMENT OF OPERATIONS DATA:
         Revenues                                  $ 3,867,600      $ 1,233,137
         Cost of goods sold                          1,357,463          429,601
                                                   -----------      -----------
         Gross profit                                2,510,137          803,536
         Selling, general and
           administrative expense                    5,772,869          961,834
         Other (income) expense                       (160,070)          34,955
         Income tax (benefit) expense                 (162,000)         162,000
                                                   -----------      -----------
         Net loss                                  $(2,940,662)     $  (355,252)
                                                   ===========      ===========

         Net loss per common share
           basic and  diluted                      $     (0.54)     $     (0.23)
                                                   ===========      ===========
         Basic and diluted weighted
           average shares outstanding                5,493,276        1,536,884
                                                   ===========      ===========

CASH FLOW DATA:

         Net cash (used in) operating
                 activities                        $(4,282,618)     $   (23,805)
         Net cash (used in) investing
           activities                               (2,761,345)        (263,128)
         Net cash provided by
           financing activities                      7,596,776          369,020

BALANCE SHEET DATA:

         Current assets                            $ 6,344,388      $   660,075
         Total assets                                7,417,451        1,724,800
         Current liabilities                         1,636,947          409,082
         Long-term liabilities                            --            535,903
         Total liabilities                           1,636,947          944,985
         Stockholders' equity                        5,780,504          779,815
         Working capital                             4,707,441          250,993

                   eSOFT MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read together with eSOFT's financial statements and accompanying notes included elsewhere in this Joint Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997


         Beginning at the end of December 1997, eSOFT began expanding sales, marketing, general and administrative personnel to develop an emerging market for the all-in-one appliance for Internet access. During eSOFT's fiscal year, eSOFT expended considerable time and resources to expand its market share of the new emerging market for the all-in-one Internet appliance. In an effort to further develop, market, and service these new products to small-to-medium sized businesses in fiscal 1998, eSOFT expanded in all departments, by adding 16 new employees, located in four states. This represented an 89% increase in personnel over 1997. Additionally, eSOFT expended substantial resources resulting from becoming a public company and registering various private placements.

         As a consequence of the matters mentioned above, meaningful comparisons of the changes in eSOFT's operating results to its fiscal year ended December 31, 1997 are difficult to make. During the year ended December 31, 1998, eSOFT incurred a net loss in the amount of $2,941,000, compared to a net loss in the amount of $355,000 for the year ended December 31, 1997. During 1999, eSOFT intends to continue rapid expansion of sales and marketing expenditures to develop a North American wholesale distribution network, which will likely result in significantly increased selling, general and administrative expenses and capital expenditures to meet this rapid expansion.

         Revenues. In 1998 revenues increased $2,635,000, or 214%, from $1,233,000 in 1997 to $3,868,000 in 1998. eSOFT in 1997 expanded its product line and in 1998 began focusing on selling directly to VARs and end users targeting the small-to-medium sized business market until June 1998. In June 1998, eSOFT transitioned to a two-tier distribution strategy to provide additional access to VARs, resellers, and network consultants. Additionally, eSOFT was able to leverage the robust IPAD operating system and growth of the Internet in foreign countries and generate substantial revenues from international sales. The IPAD product was qualified for connection to the telecommunication backbone of Argentina, Peru, Chile, Mexico, Spain and Japan. These qualifications permitted eSOFT to generate 18% of its revenues for the year from product destined to the international marketplace. The remaining 82% of eSOFT's revenues occurred from sales of product destined to end users in the United States. From August to November of 1998, eSOFT added channel development representatives ("CDRs") in six major cities to work with VARs, resellers, and distributors to generate product recognition. eSOFT expended substantial resources in developing the marketplace for the IPAD family of products. eSOFT added a total of seven employees in the sales area, including a Director of Sales, in 1998. eSOFT in 1998 generated residual revenues from its TBBS software of approximately $50,000 for the year compared to $62,000 in 1997.

         Gross Margins. eSOFT's gross profit margin in 1998 was approximately 65% compared to 65% in 1997. The 1998 margin remained flat due to the continued vigilance of eSOFT in outsourcing production of the product to a contract manufacturer. The outsourcing of the manufacturing permitted eSOFT to maintain its cost of the product without the addition of more assembly labor, as volumes continued to grow during the year.

         Selling, General and Administrative, Engineering and R & D Expenses (SG&A). SG&A increased from $962,000 (78% of sales) in fiscal 1997, to $5,773,000 (149% of sales) in 1998. This resulted in a 500% increase in SG&A expenditures over the previous fiscal year. The increased expenditures were attributed to the overt activities in 1998 of building eSOFT's distribution, marketing and sales network in an emerging marketplace for the all-in-one appliance. These expenditures were targeted at building the organization by hiring professional management, personnel and consultants totaling 34 individuals in 1998 compared to 18 employees and consultants in 1997. General and Administrative (G&A) expenses increased from $507,000 in 1997 to $2,370,000 in 1998, or a 368% increase. The increases over the 1997 expenditures arose in support of eSOFT's continued expansion of its marketing efforts and the increased expenses associated with becoming a public company. In 1998 general and administrative salaries and employee benefits increased by $534,000, consulting and legal expenses increased by $584,000, travel expenses increased by $122,000, bad debts increased by $151,000, stockholders' relations expenses increased by $75,000, filing fees increased by $51,000, and rent expense increased by $54,000. Selling and marketing expenditures increased from $226,000 in 1997 to $2,612,000 in 1998; salaries and employee benefits increased by $1,014,000, travel expenses increased by $292,000 and consulting expense increased by $564,000. Engineering and technical support expenditures increased from $56,000 in 1997 to $589,000 in 1998; salaries and employee benefits increased by $261,000 and consulting expense increased by $161,000. These costs increased in the support of building an organization that can continue to expand the growth of its all-in-one appliance both domestically and internationally.


         Research and Development Expenditures. eSOFT conducts research and development through internal research projects. Costs are incurred from time to time, in specific projects that employ existing technologies for which feasibility has previously been established to develop new applications. Production costs for the development of the software used, for which technological feasibility has been established but before the product is ready for sale, are capitalized when broad applications are identified within eSOFT's existing product lines. Costs for which technological feasibility had been established, which were capitalized in 1998, totaled $405,000. eSOFT capitalized $221,000 for such expenditures in 1997. eSOFT incurred $13,000 in expenses relating to research and development costs in 1998, compared to $57,000 in 1997.


         Other Income (Expenses). Interest income totaled $168,000, an increase of $164,000 over 1997. The increase was associated with the fundraising activities that occurred in 1998 and the investment income from those funds. Interest expense totaled $7,000 in 1998 compared to $31,000 in 1997, a decrease of $24,000. The decrease was due to the pay down and payoff of a term loan in October 1998 from proceeds of eSOFT's equity funding in 1998.

         Net Loss. eSOFT incurred a loss of $2,941,000 in 1998, compared to a loss of $355,000 in 1997. The loss from operations in 1998, before income taxes, was $3,103,000, compared to $193,000 in 1997. The increased losses are the result of eSOFT's aggressive expansion of its product line, marketing efforts, and the hiring of a professional management team to grow eSOFT in an emerging market.

         Income Taxes and Net Operating Losses. As discussed in Note 5 to the accompanying financial statements, eSOFT in 1998 recognized a 100% valuation allowance on its net deferred tax asset since it could not be determined if it was more likely than not that it would be realized. eSOFT has $2,700,000 in net operating loss carryforwards with expirations through 2018. The utilization of certain of the loss carryforwards are limited under Section 382 of the Internal Revenue Code.


         Management believes that higher levels of operating expenditures will continue through 1999 in order to continue the expansion of eSOFT's product into an emerging market. eSOFT anticipates to continue to generate operating losses to attain market penetration. eSOFT anticipates that an aggressive marketing strategy and its acquisition activities will help establish eSOFT as a leader in the market segment.


LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 1998

Capital and Debt Financing


         During the first quarter, eSOFT completed a $290,000 private placement of 290,000 shares of eSOFT's common stock, at a price of $1.00 per share, to officers, directors and key employees. eSOFT received $186,982 from the offering net of offering costs.



         During the first quarter, eSOFT accepted stock subscriptions of $150,000 from consultants and an officer of eSOFT at a price of $1.00 per share. In March and April 1998, $150,000 of the stock subscription was collected. The Vancouver Stock Exchange required shareholder approval of the private placement to the officer, which was received in December 1998, at which time the shares were issued to the officer.

         During the first quarter, eSOFT issued 60,000 shares of its common stock at a price of $0.50 per share for a total of $30,000 upon the exercise of options. eSOFT received $600 cash and a note receivable for $29,400 to exercise the shares. The note was subsequently paid in May 1998.


         In the first quarter eSOFT converted the non-interest bearing note payable to related parties in the amount of $355,903 into 355,903 shares of eSOFT's common stock at a price of $1.00 per share.


         In March 1998, eSOFT completed its initial public offering in Canada of 1,550,000 shares of eSOFT's common stock at an offering price of $1.00 per share. Additionally, the placement agent was issued 110,000 shares of eSOFT's common stock in the Canadian offering along with warrants to purchase 250,000 shares of eSOFT's common stock at a price of $1.00 for the first 12 months and at a price of $1.15 for the next 12 months. The net cash proceeds to eSOFT from the initial public offering was approximately $1,009,000 after payment of expenses of approximately $541,000.

         In April 1998, eSOFT issued 250,000 shares of its common stock at a price of $1.00 per share for a total of $250,000, upon the exercise of warrants issued to the placement agent in conjunction with eSOFT's March 1998 initial public offering.

         In June 1998, eSOFT completed the private placement of 1,468,941 shares of its common stock at a price of $4.25 per share for a total offering of $6,243,000. The net cash proceeds to eSOFT from the private placement were approximately $5,480,000 after payment of expenses of the offering of approximately $256,000, and payment of $507,825 (8.13% of the offering price) commissions to the placement agent, sub-agents, and finders, who were issued warrants to purchase 159,318 shares (10.85% of the offered shares) of eSOFT's common stock at a price of $4.25 in the first year and $4.90 in the second year.


         In the third quarter, eSOFT issued 70,000 shares of its common stock at a price of $1.00 per share for a total of $70,000 upon the exercise of options and warrants previously granted.

         In the fourth quarter, eSOFT issued 35,500 shares of its common stock at a price of $1.00 per share for a total of $35,500 upon the exercise of options and warrants previously granted.

         The equity financing that occurred in 1998 was utilized to expand eSOFT's operations and support the losses that incurred from developing the products in the emerging market place.

         Working capital at December 31, 1998, had increased to approximately $4,707,000 from less than $251,000 at December 31, 1997. The increase in working capital is associated directly with the above referenced equity issuances that occurred in 1998. Non cash equity in the amount of $355,903 was provided from the conversion of a convertible note payable.


         In the fourth quarter of fiscal 1998, eSOFT signed a letter of intent to acquire all the outstanding equity securities of Apexx Technology, Inc. in exchange for 2,947,368 shares of eSOFT's common stock. Under the terms of the letter of intent, eSOFT provided Apexx with an operating line of credit of up to $500,000 that may be expanded by an additional $500,000 upon the written consent and agreement of the board of directors of each company. As of December 31, 1998, eSOFT had funded $300,000 of this commitment, and subsequent to December 31, 1998, eSOFT funded the remaining $200,000 of the operating line commitment. This commitment to support both operations until closing may require additional fundraising activities in the upcoming months.


Cash Flow


         During the year ended December 31, 1998, eSOFT used cash from operations in the amount of $4,283,000 compared to $24,000 in the prior year. This is a result of working capital that was utilized to fund the large increases in accounts receivables, inventories, accounts payables, accrued expenses, and the increase in other current assets.

         Cash used in investing activities, totaled $2,761,000 during the year ended December 31, 1998 compared to $263,000 in the prior year. The increase is primarily attributed to the purchase of investments for invested funds, capitalizable costs incurred in the development of eSOFT's software products, purchase of property plant and equipment for new personnel, and an advance on the line of credit provided to Apexx.


         Cash provided by financing activities was $7,597,000 for the year ended December 31, 1998 compared to $369,000 in the previous year. eSOFT received net proceeds in the amounts of $7,493,000, from the sale of equity securities, the exercise of stock options and stock subscriptions, during the year.
Principal repayments on debt obligations during the year were $96,000.

         eSOFT's negative cash flow from operations has primarily resulted from an increase in accounts receivable and inventories resulting from increased business activity and eSOFT attempting to anticipate demand for its product correctly. Management believes this negative cash flow will continue during 1999, due to eSOFT's intention to continue rapid expansion of sales and marketing expenditures in order to develop a North American wholesale distribution network. These actions are anticipated to result in significantly increased selling, general and administrative expenses and capital expenditures to meet this rapid expansion.

Capital Resources

         eSOFT's working capital has improved significantly over the last 12 months, primarily from external equity financing activities. eSOFT has an excess of $4,707,000 of current assets over current liabilities as of the 1998 fiscal year end. Further, eSOFT had cash and securities of $2,647,000 at December 31, 1998. Management anticipates eSOFT will continue to invest significant resources in its marketing and sales activities in 1999. eSOFT anticipates continuing to aggressively hire sales and key management to meet its desired growth of eSOFT's product both domestically and internationally. As staff is expanded, eSOFT will need to invest in new equipment, and fund the expenses associated with these additions. Management believes eSOFT will be able to raise additional equity funding and secure working capital financing of its receivables as eSOFT continues to aggressively expand in the emerging market.

         eSOFT anticipates it will continue to pursue acquisitions that complement and leverage the existing technology base as part of its growth strategy. If acquisitions are consummated, additional capital may be required.


         Management believes that eSOFT will continue to incur losses until the end of 1999, when sales growth is anticipated to reach a level to offset the aggressive sales growth strategy. Further, management believes that it has access to capital in the form of additional, short and/or long term credit facilities, and additional equity financing. Management anticipates it will continue to have access to additional capital through these sources in amounts necessary to support its growth plans. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet these expenses, eSOFT will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in eSOFT's best interest. See "Risk Factors Relating to an Investment in eSOFT Common Stock -- Sufficiency of Working Capital."


YEAR 2000 PROBLEM

         The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

State of Readiness of Our Product


         All new products and upgrades introduced by eSOFT will be Y2K compliant. eSOFT has tested the remainder of the IPAD system and connections of the IPAD product line to other systems utilizing standard Internet protocols. The testing completed on the IPAD product line to date has lead eSOFT to believe that the IPAD product will not be affected by a connection to a non-compliant Y2K system. eSOFT has been testing its existing products for use in the Year 2000 and beyond, and all IPAD products produced after November 1, 1997 are Y2K compliant until 2036. The results of eSOFT's testing suggest that versions 2.03 and higher of the IPAD 1200, IPAD 2500 and the IPAD 5000 are Y2K compliant.






         However, eSOFT's testing does not cover every possible computing environment. Accordingly, some customers may have Y2K problems with products that eSOFT believes are Y2K compliant. eSOFT's customers may be operating on older versions of hardware platform utilizing the above products software. Early models of the IPAD 2500 and 4500 products shipped before November 1, 1997 may include a BIOS in the computer hardware that is not Y2K compliant. The number of IPAD units affected is estimated to be a small percentage of the installed base. In February 1999 an IPAD software upgrade was released to correct the specific issues caused by use of the non-compliant BIOS. In addition, there is a plan to replace the non-compliant BIOS with a Y2K compliant BIOS if the customer prefers a hardware fix. The cost to eSOFT of the IPAD software upgrade and/or a BIOS upgrade is not expected to be material. Problems encountered by such customers could be quickly remedied because of the availability of Y2K upgrades and updates for such products.

         eSOFT has tested the discontinued TBBS product that it no longer markets for Y2K compliance, some of which might still be in use. eSOFT's TBBS product had one deficiency associated with Y2K that was corrected with a free update released in October 1998. eSOFT expects that any customers that materially rely on such discontinued products will test them for Y2K compliance and notify eSOFT if there are problems. eSOFT's experience in developing Y2K compliant versions of its existing products suggests that, if it is required to correct Y2K problems in such discontinued products, it could do so without incurring material expenses. There will be another free update released in the second quarter of 1999 to correct a similar deficiency in TBBS add-on modules.


State of Readiness of our Internal Systems


         eSOFT may be affected by Y2K issues related to non-compliant internal systems developed by eSOFT or by third-party vendors. eSOFT has reviewed its internal systems, including its accounting system, and has found them to be Y2K compliant. eSOFT is not currently aware of any Y2K problem relating to any of its internal, material systems. It does not believe that it has any material systems that contain embedded chips that are not Y2K compliant.


         eSOFT's internal operations and business are also dependent upon the computer-controlled systems of third parties such as suppliers, customers and service providers. Management believes that absent a systemic failure outside the control of eSOFT, such as a prolonged loss of electrical or telephone service, Y2K problems at such third parties will not have a material impact on eSOFT. eSOFT has no contingency plan for systemic failures such as loss of electrical or telephone services. eSOFT's contingency plan in the event of a non-systemic failure is to establish relationships with alternative suppliers or vendors to replace failed suppliers or vendors. Other than the previously described testing, and remedying problems identified by testing or from external sources, eSOFT has no other contingency plans or intention to create other contingency plans.

Cost Associated With Y2K Compliance


         eSOFT does not separately track expenditures relating to Y2K compliance. Such expenditures are primarily absorbed within the product development organization. Based on its overall development expenditures and the amount of time people in the organization are spending on Y2K compliance, eSOFT believes that its spending on compliance to date has not been material. Furthermore, based on its experiences to date, and its assessment that all material internal systems and all currently marketed products are Y2K compliant, eSOFT does not anticipate that costs associated with remediating eSOFT's non-compliant products or internal systems will be material.


Risks


         Any failure of eSOFT to make its products Y2K compliant could result in a decrease in sales of its products, an increase in allocation of resources to address Y2K problems of its customers without additional revenue commensurate with such dedication of resources, or an increase in litigation costs relating to losses suffered by eSOFT's customers due to such year 2000 problems. Failures of eSOFT's internal systems could temporarily prevent it from processing orders, issuing invoices, and developing products, and could require it to devote significant resources to correcting such problems. But to eSOFT's knowledge, the internal accounting systems have been attested by the supplier as Y2K compliant. Due to the general uncertainty inherent in the Year 2000 computer problem, resulting from the uncertainty of the Year 2000 readiness of third-party suppliers and vendors, eSOFT is unable to determine at this time whether the consequences of Y2K failures will have a material impact on its business, results of operations, and financial condition.

NEW ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued Statements of Financial Accounting Standards that may affect eSOFT's financial statements as follows:


         In June 1998 FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities ," which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.



         In October 1998 FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise ," which establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998. Management believes that the adoption of SFAS No. 134 will have no material effect on its financial statements.


         In February 1999 FASB issued SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections." SFAS No. 135 rescinds SFAS No. 75 "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Governmental Units." GASB Statement No. 25, "Financial Reporting for Defined Benefit Pension Plans and Note Disclosures for Defined Contribution Plan," was issued November 1994, and establishes financial reporting standards for defined benefit pension plans and for the notes to the financial statements of defined contribution plans of state and local governmental entities. Statement 75 is, therefore, no longer needed. This statement also amends FASB Statement No. 35, "Accounting and Reporting by Defined Benefit Pension Plans," to exclude from its scope plans that are sponsored by and provide benefits for the employees of one or more state or local governmental units. This statement also amends other existing authoritative literature to make various technical corrections, clarify meanings, or describe applicability under changed conditions. This statement is effective for financial statements issued for fiscal years ending after February 15, 1999. Management believes that the adoption of SFAS No. 135 will have no material effect on its financial statements.


         SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-5 will have no material effect on its financial statements.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT OF eSOFT


         As of April 16, 1999, there were a total of 7,144,368 shares of eSOFT common stock issued and outstanding and approximately 150 stockholders of record. The following table sets forth information regarding beneficial ownership of eSOFT common stock and options to purchase eSOFT common stock that are currently exercisable or exercisable within sixty days of the date of this Joint Proxy Statement/ Prospectus held by (i) all persons known to eSOFT to beneficially own 5% or more of the eSOFT common stock, (ii) all eSOFT directors,
(iii) each of the persons named under the heading "Executive Compensation of eSOFT," and (iv) all eSOFT directors and eSOFT executive officers as a group. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as beneficially owned.



                                                          AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL        PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP           CLASS
-------------------------------------------------------   ------------      ------------
Philip L. Becker, Chairman of the Board and Chief
Technical Officer  and a Director                            1,162,722(1)           15.5%
                                                          ============      ============
 295 Interlocken Boulevard, Suite 500
 Broomfield, Colorado 80021
Jeffrey Finn, President and Chief Executive Officer
and a Director                                                   7,500(2)              *
                                                          ============      ============
Jason M. Rollings, Vice President of Operations                 15,000(3)              *
                                                          ============      ============
Richard Eyestone, Director                                      29,167(4)              *
Richard B. Rice, Director                                       17,500(5)              *
                                                          ============      ============
Regis Frank, Former Chief Operating Officer                     32,500(6)              *
                                                          ============      ============
All Directors and Executive Officers as a group              1,281,389(7)           16.9%
                                                          ============      ============


------------------------


*     Less than 1%

(1) Includes 135,722 options exercisable presently or within 60 days.

(2) Includes 6,000 options exercisable presently or within 60 days.

(3) Includes 15,000 options exercisable presently or within 60 days.

(4) Includes 4,167 options exercisable presently or within 60 days.

(5) Includes 12,000 options exercisable presently or within 60 days.

(6) Mr. Frank left eSOFT in November 1997

(7) Includes 192,889 options exercisable presently or within 60 days.

                                eSOFT MANAGEMENT

         The directors and executive officers of eSOFT are listed below. Directors are elected as described below under "-- Election of Directors." Executive officers are elected by the Board of Directors and hold office until their successors are elected and qualified. There are no committees of the Board of Directors.



NAME                                    AGE        POSITIONS
Philip L. Becker                        51         Chairman, Chief Technical Officer, Secretary and Director
Jeffrey Finn                            40         President, Chief Executive Officer and Director
Jason M. Rollings                       37         Vice President of Operations
  Robert C. Hartman                     38         Vice President of Engineering
  Stephen Kuzara                        34         Vice President of   International Sales
Jane Merickel                           35         Vice President of Marketing
Richard Eyestone                        53         Director
Richard Rice                            47         Director


BIOGRAPHICAL INFORMATION

         Philip L. Becker. Mr Becker is eSOFT's Chairman, Chief Technical Officer and director of eSOFT. Mr. Becker was employed with Martin Marietta Aerospace as a computer systems designer from 1971 to 1983. In 1983 he founded Becker Systems as a computer communications consulting firm. Mr. Becker established eSOFT in 1984 to manufacture and market his bulletin board product, TBBS. Mr. Becker served as President of eSOFT until September, 1997. Mr. Becker received a B.S. in Electrical Engineering from Vanderbilt University in 1969. Mr. Becker has been a director of CANnect Communications, Inc. since February 1997.

         Jeffrey Finn. Mr. Finn has been the President, Chief Executive Officer and a director of eSOFT since November 1998. Mr. Finn was the Senior Vice President of Sales and Marketing Strategy at Evolving Systems Inc. from July 1996 to October 1998, a company specializing in software solutions for the telecommunications industry. Mr. Finn was the founder of Prairie Systems, where he designed and launched a number of innovative telecommunications software products and services from April 1990 to March 1996.

         Jason M. Rollings. Mr. Rollings has been eSOFT's Vice President of Operations since October 1997. Mr. Rollings was employed with Hi-Tech Manufacturing, a printed circuit board and computer manufacturer, as Director of Manufacturing from April 1995 to November 1997, as Director of Manufacturing for Codar Technology Inc., a military computer manufacturer, from September 1988 to March 1995, and as Manufacturing Operations Manager for Century Data Inc., a computer software company, from September 1983 to August 1988. Mr. Rollings has successfully completed the Xerox Business Management System program at Anaheim, California, and programs in Executive Management, Facilities Management and Effective Management Systems.




         Robert C. Hartman. Mr. Hartman has been eSOFT's Vice President of Engineering since 1993. From 1990 to 1993 he was employed by eSOFT as a Senior Software Engineer. Mr. Hartman served as President of Spark Software, a computer consulting company, from 1986 to 1990. Mr. Hartman was employed with Automatix, Inc. as a Senior Software Engineer and Project Leader from 1983 to 1986. Mr. Hartman received both B.S. (1982) and M.S. (1983) degrees in Computer Science from Rensselaer Polytechnic Institute.

         Stephen Kuzara. Mr. Kuzara has been eSOFT's Vice President of International Sales since March 1999. From December 1997 to February 1998 Mr. Kuzara was the director of the international division of Micron Electronics, where he oversaw all sales outside of the U.S. and managed more than 300 international partners and five international subsidiaries. From 1990 to 1997 Mr. Kuzara was employed by Acer Computer International in a variety of positions, most recently serving as regional general manager of Acer's CIS and AA Soft divisions. Mr. Kuzara holds a bachelor degree of science in developmental psychology from Arizona State University and has studied at the London Business School.


         Jane Merickel. Ms. Merickel has been eSOFT's Vice President of Marketing since December 1998. Ms. Merickel was the Director of Product Marketing for Evolving Systems, Inc., a company specializing in software solutions for the telecommunications industry, from January to December 1998. She was employed in a variety of positions by MCI during the Friends & Family marketing campaign from July 1991 to December 1997, and was the Executive Senior Manager of local sales and service at the time of her departure from MCI.


         Richard Eyestone. Mr. Eyestone was appointed by eSOFT's Board of Directors as a Class II director in March 1999. Mr. Eyestone served as Senior Vice President of Product and Market Management and Vice President of U.S. Sales for Bay Networks from July 1991 to August 1998. Prior to this, Mr. Eyestone held various sales and product management roles at several firms, including Wellfleet, PictureTel and Masscomp. Mr. Eyestone currently sits on the board of several high-tech start-up and early-stage companies.


         Richard Rice. Mr. Rice has been a director of eSOFT since March of 1998. Mr. Rice has been the President, Chief Executive Officer and director of CANnect Communications, Inc., a telecommunications company that provides voice, data and Internet services to the Canadian market, since March 1998. Mr. Rice founded the Costwatch Consulting Group, Inc., a telecommunications consulting company in 1989.

ELECTION OF DIRECTORS

         Article III of eSOFT's Bylaws establishes what is known as a "classified board of directors," with three classes of directors designated as Class I, Class II, and Class III. Each class is elected to serve for a three year term, with each class up for election in different years so that in any one year, only one-third of all directors are up for election. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three year term.


         The current members of eSOFT's board of directors, along with their Class designation, are as follows: Jeffrey Finn (Class I), Richard Eyestone (Class II), Philip Becker (Class III), and Richard Rice (Class III). eSOFT stockholders will be asked to elect Jeffrey Finn as a Class I director at the eSOFT meeting. Class II directors will serve until the year 2000 annual stockholder meeting, and Class III directors will serve until the year 2001 annual stockholder meeting.

                          eSOFT EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid during the past three fiscal years to eSOFT's Chief Executive Officer, to the two executive officers who received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998, and to one former executive officer who received total salary in excess of $100,000 during the fiscal year ended December 31, 1998. eSOFT did not make any long-term compensation awards to any of the named executive officers during the periods indicated.

                           SUMMARY COMPENSATION TABLE


                                                                      ANNUAL COMPENSATION                   AWARDS
                                                        -----------------------------------------------   ----------
                                                                                                          Securities
                                                                                          OTHER ANNUAL    Underlying
NAME AND PRINCIPAL POSITION                  YEAR           SALARY           Bonus       COMPENSATION      Options
Philip Becker                                1998       $      115,833        --              --              --
                                                                                                          ========
Chairman and Chief Technical Officer         1997       $      100,000        --              --           218,000
                                                                                                          ========
                                             1996       $       60,000        --              --              --

Jeffrey Finn(1)                              1998       $       25,909        --              --           418,000
                                                                                                          ========
President and Chief Executive Officer        1997                   --        --              --              --

                                             1996                   --        --              --              --

Jason Rollings(2)                            1998       $       90,000    $  35,973           --              --
                                                                                                               =
Vice President of Operations                 1997       $       24,204        --              --            30,000
                                                                                                          ========
                                             1996                   --        --              --              --

Regis Frank(3)                               1998       $      120,000        --              --              --
Former President and Chief Operating
Officer                                      1997                   --        --              --           128,000
                                                                                                          ========
                                             1996                   --        --              --              --


(1)   Mr. Finn joined eSOFT in November 1998.

(2)   Mr. Rollings joined eSOFT in October 1997.


(3) Mr. Frank served as eSOFT's President and Chief Operating Officer from November 1997 to October 1998. Mr. Frank received a salary of $10,000 per month while serving as President and Chief Operating Officer. Pursuant to the severance arrangement described under the heading "Certain Relationships and Related Transactions of eSOFT -- Severance Arrangement," eSOFT is required to pay Mr. Frank's salary through May 31, 1999.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         Prior to the adoption of the equity incentive plan described below under the heading "-- Stock Option Plan," no stock options were ever granted to or exercised by executive officers of eSOFT. In the fiscal year ending December 31, 1998, stock options were granted to the executive officers named in the Summary Compensation Table as follows:

                                                   % OF TOTAL OPTIONS
                                                         GRANTED
                               NUMBER OF            TO DIRECTORS AND
                           SHARES UNDERLYING          EMPLOYEES IN              EXERCISE               EXPIRATION
NAME                        OPTIONS GRANTED            FISCAL YEAR                PRICE                   DATE
Jeffrey Finn(1)                 418,000                     33%              $4.00/share              11/5/2002


----------------------





(1) Includes 18,000 options granted in consideration of Mr. Finn's services as an eSOFT director. 750 options vested for the fiscal year ended December 31, 1998. Options granted in consideration of services as a director vest at a rate of 1/24 each month for two years. The remaining options held by Mr. Finn vest as follows: 77,777 shares vest on June 1999 and 11,111 shares a month vest thereafter until fully vested.





        AGGREGATED OPTION/SAR EXERCISES FISCAL YEAR-END OPTION/SAR VALUES


                          SHARES                 NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                       ACQUIRED ON      VALUE      UNEXERCISED OPTIONS/SARS AT      IN-THE MONEY OPTIONS/SARS AT
NAME                     EXERCISE     REALIZED           FISCAL YEAR-END                 FISCAL YEAR-END(1)
Philip Becker(2)
  Unexercisable             0        $    0                     120,111                     $   563,321
  Exercisable               0        $    0                      97,889                     $   459,099

Jeffrey Finn(3)
$Unexercisable              0        $    0                     417,250                         705,152
  Exercisable               0        $    0                         750                     $     1,268

Jason Rollings(4)
  Unexercisable             0        $    0                      20,000                     $    93,800
                                                               ========                     ===========
  Exercisable               0        $    0                      10,000                     $    46,900

Regis Frank(5)
  Unexercisable             0        $    0                      65,500                     $   307,195
                                                               ========                     ===========
  Exercisable               0        $    0                      62,500                     $   293,125
                                                               ========                     ===========




(1) The year-end value represents the difference between the option exercise prices (ranging from $1.00 to $4.00 per share) and the market value of eSOFT common stock on December 31, 1998, multiplied by the number of shares under option. The market value on December 31, 1998 was determined by reference to the closing price on December 31, 1998 of $5.69, as reported by the Nasdaq SmallCap market.


(2) Includes 18,000 options granted in consideration of Mr. Becker's services as an eSOFT director. Options granted in consideration of services as a director vest at a rate of 1/24 each month for two years. The remaining options held by Mr. Becker vest as follows: 7/36 of these shares vested in April 1998 and 1/36 of these shares vest each month thereafter until fully vested.


(3) Includes 18,000 options granted in consideration of Mr. Finn's services as an eSOFT director. Options granted in consideration of services as a director vest at a rate of 1/24 each month for two years. The remaining options held by Mr. Finn vest as follows: options to purchase 77,777 shares are exercisable in June 1999 and options to purchase 11,111 shares vest each month thereafter until fully vested.


(4) The options held by Mr. Rollings vest as follows: 7/36 of these shares vested in August 1998 and 1/36 of these shares vest each month thereafter until fully vested.

**1(5) Includes 18,000 options granted in consideration of Mr. Frank's services as an eSOFT director. Pursuant to the severance arrangement described below, Mr. Frank had the option to exercise up to 62,500 shares on or before March 31, 1999. All unexercised options terminated on March 31, 1999.





DIRECTOR COMPENSATION


         The eSOFT directors do not currently receive cash compensation for serving as directors. Other than Mr. Eyestone, who was granted options to purchase 25,000 shares of eSOFT common stock, each director has been granted options to purchase 18,000 shares of eSOFT common stock. These options were granted at an exercise price equal to the fair market value of eSOFT common stock at the date of grant. Each director's travel expenses are reimbursed by eSOFT. Options granted in consideration of services as a director vest at a rate of 1/24 each month for two years.


EMPLOYMENT AGREEMENTS

         Philip Becker

         On September 2, 1997 eSOFT and Philip Becker, the Chairman, Chief Technical Officer and a director of eSOFT, entered into an employment agreement (the "Becker Agreement") that extends for a thirty-six month period commencing on September 1, 1997. Under the terms of the Becker Agreement, eSOFT is obligated to pay to Mr. Becker the sum of $10,000 per month. In addition, Mr. Becker was granted incentive stock options to acquire 200,000 shares of eSOFT common stock at a price of $1.00 per share for a period of five years. The options vest over a 36 month period as follows: 7/36 of the options vested in April 1998 and 1/36 of the options will vest on the first day of each month thereafter.

         Mr. Becker is also eligible to receive a quarterly performance bonus equal to 10% of eSOFT's earnings, net of adjustments for interest and taxes. In the event that the bonus exceeds 50% of Mr. Becker's gross annual salary, the bonus will be capped at the amount of Mr. Becker's salary for the quarter.

         The Becker Agreement includes non-competition and confidentiality provisions that extend for 12 months and five years following the termination of Mr. Becker's employment with eSOFT, respectively. The Becker Agreement may be terminated by either eSOFT or Mr. Becker on 30 days notice without cause. If Mr. Becker's employment is terminated by eSOFT without cause, eSOFT must pay Mr. Becker one month's salary for each year of employment since 1992.

         Jeffrey Finn

         On November 6, 1998 eSOFT and Jeffrey Finn, the President and Chief Executive Officer and a director of eSOFT, entered into an employment agreement that extends for a thirty-six month period commencing on November 9, 1998. Under the terms of the agreement, eSOFT will pay to Mr. Finn the sum of $15,000 per month. In addition, Mr. Finn was granted incentive stock options to acquire 400,000 shares of eSOFT common stock at a price of $4.00 per share for a period of four years. The options vest over a 36 month period as follows: 7/36 of the options will vest in June 1999 and 1/36 of the options will vest on the first day of each month thereafter.

         Mr. Finn is also eligible to receive incentive pay equal to 50% of his annual salary paid quarterly based on objectives agreed by Mr. Finn and the eSOFT Board of Directors. The incentive pay will be based as follows: one-third on revenue, one-third on earnings and one-third on mutually agreed quarterly objectives.

         Jason Rollings

         On October 7, 1997, eSOFT provided a letter (the "Rollings Letter") to Jason M. Rollings, eSOFT's Vice President of Operations, outlining the terms of his employment with eSOFT. Under the terms of the Rollings Letter, eSOFT will pay to Mr. Rollings the sum of $7,500 per month. In addition, Mr. Rollings was granted incentive stock options to acquire 30,000 shares of eSOFT common stock at a price of $1.00 per share for a period of four years from the date of issuance, January 8, 1998. The options vest over a thirty-six month period as follows: 7/36 of the options vested in August 1998 and 1/36 of the options will vest on the first day of each month thereafter. Mr. Rollings is also eligible to receive a quarterly performance bonus, based equally on Mr. Rollings performance and eSOFT's performance, not to exceed $7,500 per quarter.

         Pursuant to the Rollings Letter, eSOFT also lent Mr. Rollings $20,000. The loan is to be forgiven over a two-year period; $10,000 of such loan was forgiven after one year of Mr. Rollings' service and the remainder will be forgiven when Mr. Rollings has completed his second year of employment with eSOFT. If Mr. Rollings chooses to leave eSOFT before completing two years of employment with eSOFT, he is obligated to repay any portion of the loan still outstanding. If eSOFT terminates Mr. Rollings' employment for any reason, other than cause, any outstanding loan balance will be immediately forgiven and Mr. Rollings will be entitled to three months severance.

         On March 17, 1998, eSOFT lent Mr. Rollings an additional $15,000. This loan is to be repaid by Mr. Rollings from any quarterly bonus he receives. If Mr. Rollings chooses to leave eSOFT before any such loan has been repaid, Mr. Rollings is obligated to repay any outstanding balance related hereto. If eSOFT terminates Mr. Rollings for any reason, other than cause, any outstanding loan balance will be forgiven. At December 31, 1998, the balance outstanding on this loan was $5,250.

         Other Employment Agreements


         eSOFT has entered into employment agreements with three other executive officers with a range of salary levels and benefits. The term of these employment agreements is thirty-six months, at salary levels ranging from $7,500 to $8,250 per month. The employment agreements provide for either a quarterly performance-based bonus ranging from $5,000 to $10,000, or a 1% commission on net sales revenues, paid on a quarterly basis. In addition to monthly compensation and quarterly bonuses, executives under these agreements have received incentive stock options to purchase between 40,000 and 60,000 shares of eSOFT common stock at exercise prices ranging from $1.00 to $6.50 per share. These executive employment agreements also contain twelve month noncompetition and confidentiality provisions, and provide for severance payments following a termination of the executive without cause.

STOCK OPTION PLAN


         In September 1998 the Board of Directors and on December 4, 1998 the stockholders of eSOFT approved an amended Equity Compensation Plan, originally adopted in August 1997 (the "Plan"), which provides for incentive stock options and non-statutory options to be granted to officers, employees, directors and consultants to eSOFT. Options to purchase up to 1,700,000 shares of eSOFT's common stock may be granted under the Plan. Terms of exercise and expiration of options granted under the Plan may be established at the discretion of an administrative committee appointed to administer the Plan or by the Board of Directors if no committee is appointed, but no option may be exercisable for more than five years. As of February 15, 1999, options to purchase 1,254,500 shares of eSOFT common stock had been granted under the Plan.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF eSOFT

         In addition to the agreements listed under the heading "eSOFT Executive Compensation -- Employment Agreements," eSOFT has entered into transactions with its officers and directors, and with principal stockholders listed under the heading "Security Ownership of Certain Beneficial Owners and Management of eSOFT" or affiliated entities as described below.

SEVERANCE ARRANGEMENT


         On November 10, 1998 eSOFT served Regis Frank, eSOFT's then President and Chief Operating Officer, with notice of termination of services pursuant to his employment agreement. Mr. Frank's employment agreement required eSOFT to provide Mr. Frank with ninety days prior notice of his termination. In addition, Mr. Frank's employment agreement required eSOFT to pay Mr. Frank three months salary and to allow Mr. Frank to participate in eSOFT's employee benefits program for three months as severance following Mr. Frank's termination. Mr. Frank agreed to resign as an officer and director effective November 10, 1998, and eSOFT agreed to pay to Mr. Frank $10,000 per month, as provided in his employment agreement, through February 28, 1999, and to provide Mr. Frank with severance pay and benefits for three months beginning on March 1, 1999. As part of his severance arrangement, Mr. Frank also had the right to exercise options to purchase 62,500 shares of eSOFT common stock until March 31, 1999. All unexercised options terminated on March 31, 1999.


RELATED CUSTOMER

         Richard Rice, an eSOFT director, is also the President, Chief Executive Officer and a director of CANnect Communications, Inc., which is a distributor of eSOFT's products in Canada. CANnect purchased $47,000 of eSOFT products in 1998.

                              DESCRIPTION OF APEXX

         The following description of Apexx describes Apexx as it has existed prior to planning for the merger with eSOFT and the integration of the Apexx and eSOFT product lines as planned for the future. Some combined marketing of the products of the two companies has begun prior to the date of this Joint Proxy Statement/Prospectus using the Apexx product identifying trademark "TEAM Internet(R)."

CORPORATE HISTORY

         Apexx was incorporated under the laws of the State of Idaho on August 12, 1992. Apexx's mission is to provide easy and affordable computer networking solutions that enhance decision speed and communication capabilities to growing organizations. From 1993 to 1998, Apexx has designed, manufactured, and marketed over 20 computer networking products in four main product families, and currently sells eight different networking and telecommunications products. Currently, Apexx develops, manufactures, and markets the award-winning TEAM Internet(R) family of Internet Access Servers.

APEXX PRODUCTS


         Since 1996, Apexx has focused substantially all of its product and market development efforts on the TEAM Internet(R product line and related Internet/Intranet products. The TEAM Internet(R) product line, targeting the needs of the small to medium sized organization, provides a turnkey Internet/Intranet solution that gives the customer a powerful, affordable and easy to manage Internet presence. The key features of the TEAM Internet(R) products include Internet connectivity/routing, firewall protection, e-mail server, Web browsing, Web publishing capabilities and Web filtering applications. There are currently eight models of the TEAM Internet(R) product line that span the needs of organizations consisting of five to three hundred computer users. The key selling points of Apexx's product line are:


         o The products offer high value compared to complex, multi-vendor Internet solutions sold by other manufacturers.

         o Apexx products allow a multi-user organization to provide Internet access to up to three hundred users without additional phone or modem lines.

         o No special training or expertise is required to install and use the TEAM Internet(R) products.


         TEAM INTERNET(R) PRODUCTS


         Targeted to the needs of small to medium sized organizations, Apexx's award winning product provides simultaneous shared Internet access and e-mail for all users on a LAN. TEAM Internet(R) has won many industry awards, including "Best of LAN Times," Internet Magazine "Net Best" product, PC Computing MVP Finalist, and Internet World "Best of Show" Finalist. TEAM Internet(R) is an easy, integrated, and affordable way to connect 5 to 300 computer users to the Internet for secure Web browsing, e-mail, and other Internet applications. The TEAM Internet(R) product line is Apexx's major growth focus due to its very large market and growth potential.

         PC TO MAC NETWORKING PRODUCTS

         For organizations with both IBM-compatible PCS and Apple Macintosh computers, Apexx has partnered with Miramar Systems to deliver powerful, affordable and easy-to-use PC to Mac networking kits. Apexx PCTalkTM MACLAN kits and EtherChainTM MACLAN kits allow PC users to collaborate with MAC users as peers on a LAN, including file sharing, printer sharing, and group collaboration applications.

         ETHERCHAINTM 10BASE-T ADAPTER

         Apexx teamed with Farallon Computing to incorporate Farallon's innovative EtherWave daisy- chainable 10Base-T technology in a parallel port Ethernet Adapter. EtherChainTM is one of the most flexible network interface ethernet adapters on the market for portable computers.

         Since early 1996, Apexx has focused substantially all its product and market development efforts on the TEAM Internet(R) product line. Apexx revenues from other products are minimal and the TEAM Internet(R) product line represented 95% of Apexx's total product revenue in 1998.

TECHNICAL SERVICES


         Customers can purchase annual technical support services for the entire TEAM Internet(R) product line. Technical support services provide telephone and Internet support addressing the customers' initial installation and ongoing maintenance issues for the products. The services include software upgrades and maintenance releases that can be performed over the Internet, as well as technical assistance by telephone, e-mail, and fax.


MARKETS

         Apexx's TEAM Internet(R) product line is targeted at the market for Internet access servers for small to medium sized organizations, a fast-growing segment of the $1 billion market for small business online access. A leading market research firm estimates that the market for small business Internet servers is growing at over 150% per year. Another market research firm estimates that there are seven million businesses in the United States alone within the 5 to 100 employee range, and that 90% of these businesses will implement some form of Internet access by the year 2000. In addition, management believes that international markets offer equal potential as their small to medium sized organizations rush to connect to the Internet.

SALES CHANNELS

         Apexx markets its products through a growing channel of domestic and international distributors, computer product catalogs and VARs. Apexx products are distributed by Tech Data Corporation, Northern Computer Technologies, and Alternative Technology in the United States, and EMJ Corporation in Canada. These distributors in turn distribute Apexx products to their network of approximately 8,000 computer resellers in the United States and Canada.

         Since 1996, Apexx has sold to over 3,000 VARs and computer dealers in the United States and Canada. With the TEAM Internet(R) product line, Apexx has focused on growing its VAR channel and adding programs for ISPs as a sales channel.

         In international markets, Apexx has established distribution partners in many major markets, including the United Kingdom, Germany, France, Japan, Switzerland, Sweden, Holland and Australia and several other countries. Apexx expects significant growth in international sales.

         Apexx is also developing strategic sales partnerships for the TEAM Internet(R) product family. Apexx intends to seek strategic Original Equipment Manufacturer ("OEM") partners who can re-brand the TEAM Internet(TM) product and sell into their sales channels. Apexx has entered into a marketing agreement and OEM distribution agreement with Extended Systems, Inc. ("ESI") with respect to the ESI Internet Access Server ("IAS"). See "Apexx Management Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Other Expenses" and "-- Liquidity and Capital Resources."

OPERATIONS

         Currently, with respect to the TEAM Internet(R) 100 and 300 series, Apexx purchases components from suppliers and assembles them for final shipment. All products shipped for domestic and international sales are shipped from Apexx's facility in Boise, Idaho. Apexx is currently exploring the option of outsourcing the product to a contract manufacturer.

INTELLECTUAL PROPERTY

         Apexx has no patents, but regards its software as proprietary and attempts to protect it by relying upon copyrights, trade secret laws, internal non-disclosure agreements and transferability restrictions incorporated into its software license agreements. All Apexx copyrighted software is licensed under the TEAM Internet(R) software end user license agreement and is not sold. Apexx holds trademarks for TEAMPAGE, TEAM INTERNET, and Apexx. Program source listings are not released, which Apexx believes further protects unauthorized transfers of Apexx proprietary information.

PRODUCT DEVELOPMENT COSTS

         To improve upon the competitiveness and features of its TEAM Internet(R) product lines and to create new products, Apexx conducts research and development through internal research projects. Costs are incurred from time to time relative to specific projects and all development costs are expensed as incurred. Product development and research and development costs were $369,884 and $174,579 in 1998 and 1997, respectively.

CONCENTRATION OF SALES

         During the fiscal year ended December 31, 1998, Apexx had two customers that accounted for 10% or more of product sales during the period. These two customers represented 22% and 20% of Apexx's revenue for the fiscal year ended December 31, 1998. These two customers represented 14% and 17%, respectively, of Apexx's total accounts receivable at December 31, 1998. Gross sales composition in 1998 was 15.2% shipped to international markets and 84.8% to the domestic market. During the fiscal year ended December 31, 1997, Apexx had one customer that accounted for 10% or more of product sales during the period. This customer represented 13% of Apexx's revenue for the fiscal year ended December 31, 1997.

CONCENTRATION OF VENDORS

         During the fiscal years ended December 31, 1998 and 1997, Apexx had vendors that accounted for 10% or more of Apexx's purchases during that period. During 1998, two vendors represented 32% of Apexx's purchases for the fiscal year. During 1997, four vendors represented 73% of Apexx's purchases for the fiscal year.

GOVERNMENT REGULATIONS

         The full TEAM Internet(R) product line has been fully tested and complies with FCC and CE emission and safety standards. In addition, all TEAM Internet(R) models are currently Underwriters Laboratories (UL) safety certified. Apexx is current on its status as a UL certified vendor.

APEXX PROPERTY

         Apexx offices are located at 506 S. 11th Street, Boise, Idaho. Apexx leases approximately 6,000 square feet of space at this location pursuant to a month-to-month lease at a rent of approximately $5,304 per month. Apexx believes that this facility is adequate for its purposes for the foreseeable future.

EMPLOYEES

         As of December 31, 1998, Apexx employed thirty-seven people. The majority of Apexx employees are located in the Boise, Idaho office, with remote sales offices located in Massachusetts, Minnesota, and New York. By department, there are currently five employees in General & Administrative, five in Operations, eight in Research & Development, thirteen in Sales & Marketing, and six in Technical Services. None of Apexx's employees are represented by labor unions. Apexx believes that its relations with its employees are good.

COMPETITION

         Apexx anticipates that competition in the following three categories will continue:

         DIRECT COMPETITION

         All in one Internet solution competitors such as Whistle (InterJet) and iPlanet (IPS 168), which offer products that are similar to TEAM Internet(R) in concept and features, but are more complex and expensive from the customer's point of view.

         INDIRECT COMPETITION

         Individual component solutions in categories such as routers, firewalls, and web servers that are offered by established and startup companies (Cisco, Ascend, Compatible Systems, Intel, Cobalt, and Encanto). Since this approach requires several separate components and can be more expensive to the customer, it is better suited to larger customers, which Apexx does not target.

         SERVER SOFTWARE SOLUTIONS

         These offerings from Microsoft and Novell require the customer to install and run software on their server or a separate computer. This approach is expensive, requires technical support, and can leave customer's proprietary information vulnerable to Internet computer users who try to infiltrate computer systems and access confidential information.

APEXX LEGAL PROCEEDINGS

         There are no material legal proceedings pending to which Apexx (or any of its officers or directors in their capacities as such) is a party, or to which the property of Apexx is subject. Management of Apexx is not aware of any material proceedings being contemplated.

                 APEXX SELECTED HISTORICAL FINANCIAL INFORMATION


         We are providing the following selected financial information to aid you in your analysis of Apexx. This information is only a summary and you should read it in conjunction with the historical financial statements of Apexx and the related notes appearing elsewhere in this Joint Proxy Statement/ Prospectus. You should also review the discussions of this financial information found under the heading "Apexx Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                      1998             1997
                                                 -------------    -------------
STATEMENT OF OPERATIONS DATA:

         Revenues                                $   3,808,106    $   2,003,426
         Cost of goods sold                          1,924,172        1,023,344
                                                 -------------    -------------
         Gross profit                                1,883,934          980,082
         Selling, general and
           administrative expense                    2,755,970        1,183,704
         Other (income) expense                         13,917           (5,962)
                                                 -------------    -------------
         Net loss                                $    (885,953)   $    (197,660)
                                                 =============    =============

CASH FLOW DATA:

         Net cash (used in) operating
           activities                            $    (915,699)   $    (319,154)
         Net cash (used in) investing
           activities                                  (35,266)        (105,586)
         Net cash provided by
           financing activities                        776,864          620,157

BALANCE SHEET DATA:

         Current assets                          $   1,070,753    $     862,645
         Total assets                                1,168,218          974,348
         Current liabilities                         1,168,679          305,357
         Long-term liabilities                          75,386           25,948
         Total liabilities                           1,244,065          331,305
         Stockholders' equity (deficit)                (75,847)         643,043
         Working capital (deficit)                     (97,926)         557,288

                  APEXX'S MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read together with Apexx's financial statements and accompanying notes included elsewhere in this Joint Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

         Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997


         Revenues. During the fiscal year ended December 31 1998, Apexx realized net revenue of $3,808,106, a 90% increase from the net revenue of $2,003,426 for the fiscal year ended December 31, 1997. This 90% increase over 1997 revenues was a result of the growth in the TEAM Internet(R) product line. TEAM Internet(R) accounted for approximately 97% of total revenue in the fiscal year ended December 31, 1998, up from approximately 83% in the fiscal year ended December 31, 1997. The increase in TEAM Internet(R)as a percentage of total revenue was due to the focus of Apexx's sales and marketing efforts on this high-growth emerging product category.

         Gross Margins. Apexx's gross profit margin for the fiscal year ended December 31, 1998 was approximately 49% of net revenue, unchanged from approximately 49% of net revenue for the fiscal year ended December 31, 1997. This level gross margin resulted primarily from the continuing expansion into international markets, which generate lower average selling prices than the domestic markets, and increased OEM business, which had lower product margins. Offsetting these product margin decreases was an increased efficiency in the cost of components for the TEAM Internet(R) product line.

         Research and Development Expenditures. To stay ahead of the technology curve, Apexx consistently expands its research and development team. There are 10 Apexx employees that make up the team of hardware, software, and quality control engineers. This core team will continue to improve the TEAM Internet(R) family as well as launch new Apexx product lines. Apexx spent $369,884 on research and development in the fiscal year ended December 31, 1998, a substantial increase from $174,579 spent in the fiscal year ended December 31, 1997. All research and development costs are expensed as incurred. Apexx has no capitalized software costs.

         Selling, General and Administrative Expenses (SG&A). SG&A increased from $1,183,704 (59% of net revenue) for the fiscal year ended December 31, 1997 to $2,755,970 (72% of net revenue) for the fiscal year ended December 31, 1998. The increase was principally due to the creation of a stronger marketing campaign with supporting literature and advertising, as well as an increase in new employee hiring to support the continuing growth of Apexx. Sales and marketing expenses for the fiscal year ended December 31, 1998 were $1,410,543, an increase of 146% compared to $573,704 from the fiscal year ended December 31, 1997. During 1998, Apexx expanded its United States sales force and added several resellers for the TEAM Internet(R) product line. Internationally, during the same period, Apexx added sales representative firms in England and Germany and established international distributors in the top seven countries: Sweden, Germany, United Kingdom, Japan, Switzerland, Canada and The Netherlands. In addition, Apexx put in place operations and support teams to handle anticipated growth. General and administrative expenses were $725,465 for the fiscal year ended December 31, 1998, up 131% from the $314,386 spent in the fiscal year ended December 31, 1997. In addition, under APB 25 "Accounting for Stock Issued to Employees," stock options issued to employees at below fair market value in 1998 resulted in a charge to compensation expense of $36,813. The remainder of compensation expense to be recognized in future years for these below fair market value stock option grants is $167,879.

         An additional significant expense that Apexx incurred in the last half of 1998 relates to the marketing expenses underlying the note payable to Extended Systems, Inc. (ESI). The funds received were to assist in the marketing efforts to benefit the ESI Internet Access Server (IAS), manufactured by Apexx. Approximately $140,000 was expensed to sales and marketing to benefit the IAS product line as of December 31, 1998. Apexx receives a $158 credit for each IAS unit sold by ESI into the channel to reduce the balance of the note until October 1999, the maturity of the note.

         Net Loss. Apexx realized a net loss of ($885,953) for the fiscal year ended December 31, 1998, of which ($872,036) was attributable to operations. The balance of the loss was primarily interest expense. For the fiscal year ended December 31, 1997, Apexx realized a net loss of ($197,660), of which ($203,622) was attributable to operations.

         Income Taxes and Net Operating Losses. As of December 31, 1998, Apexx had $1,097,803 net operating loss carryforwards with expirations through 2013. As of December 31, 1998, Apexx also had research and development tax credits of $37,038 with expiration through 2013. The deferred tax assets related to the net operating loss carryforwards and the tax credits have been fully offset by a valuation allowance.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 1998

Capital and Debt Financing

         In February 1998, Apexx completed a private placement of 239,720 shares of Apexx common stock at a price of $2.50 per share to existing shareholders and new accredited investors under a Regulation D offering. Of the 239,720 total shares issued, 193,620 were issued in the fourth quarter of 1997 and 46,100 in the first quarter of 1998. Apexx's cash receipts in the first quarter of 1998 were $115,250. In addition, in the first quarter 1998, there were 24,000 shares of stock issued upon exercise of stock options for cash receipts of $15,000.

         In April of 1998, Apexx secured a working capital line of credit with Idaho Independent Bank for $500,000, collateralized by a first position security interest in all accounts receivable and inventory of Apexx, as well as personal guarantees from two Apexx officers. The December 31, 1998 balance under this line of credit was zero. There are four financial covenants applicable to Apexx that are required for compliance with the line: current ratio, working capital, tangible net worth, and debt to tangible net worth. Apexx has received permission to exclude the eSOFT working capital loan payable in calculation of the covenants to Idaho Independent Bank, however currently, Apexx was out of compliance with these ratios at December 31, 1998. Upon signing the loan agreement with eSOFT, Inc., the working capital loan was restricted to $200,000. Idaho Independent Bank maintains a first position security interest in Apexx's assets to secure the debt.

         In April of 1998, Apexx secured an equipment loan from Idaho Independent Bank that is collateralized by a first position security interest in the fixed assets of Apexx. This term loan replaced a term loan expiring May 1998 from US Bank of Idaho with a balance of $64,426. The Idaho Independent Bank term loan provides for a maximum loan of $125,000. The balance on December 31, 1998 was $104,309. Idaho Independent Bank maintains a first security interest in Apexx's fixed assets that secure the debt.

         In June 1998, Apexx issued a note payable to Extended Systems, Inc.
(ESI) in conjunction with the marketing agreement and OEM distribution agreement between ESI and Apexx. The funds were to assist in the marketing efforts to benefit the ESI Internet Access Server IAS, manufactured by Apexx. Under the terms of the Marketing Agreement, ESI agreed to loan Apexx up to a maximum of $500,000.

The note is reduced by the amount of $158 for each IAS unit sold by ESI into the channel until October 1999, the note maturity date. The balance of the note on December 31, 1998 was $356,061. Upon maturity, the note can be repaid in cash, converted to Apexx common stock at $15 per share, or by another mutually agreed upon payment method. Apexx controls the choice of payment options. The note is subordinate to all debt at Idaho Independent Bank.

         In December 1998, Apexx entered into a working capital loan payable to eSOFT, Inc. for up to $500,000. The proceeds of the loan were intended to accelerate the marketing efforts by Apexx. The note is due in August 1999. The balance as of December 31, 1998 was $300,000. The principal amount can be increased up to $1,000,000, upon approval from the Board of Directors of both Apexx and eSOFT. As part of the loan agreement, Apexx's working capital line of credit at Idaho Independent Bank cannot be increased above $200,000. However, Idaho Independent Bank continues to maintain a first position security interest in the assets that secure the debt. In addition, the eSOFT loan is secured in the form of a pledge of 344,635 shares of Apexx common stock owned by Tom Loutzenheiser, the Chairman and President.

Cash Flow

         During the year ended December 31, 1998, Apexx used cash from operations in the amount of $915,699 compared to $319,154 in the prior year. This is a result of working capital which was utilized to fund the large increases in accounts receivables, and to support the losses of Apexx.

         Cash used in investing activities, totaled $35,266 during the year ended December 31, 1998 compared to $105,586 in the prior year. The decrease is due to fewer purchases of property, plant and equipment.

         Cash provided by financing activities was $776,864 for the year ended December 31, 1998 compared to $620,157 in the previous year. Apexx received net proceeds in the amounts of $130,250, from the sale of equity securities during the year. Apexx increased it's borrowings, net of repayments, by $646,614 during the year.

         Management believes that higher levels of operating expenditures will continue through 1999 in order to continue the expansion of Apexx's products into an emerging market. Apexx anticipates continuing to generate operating losses to attain market penetration.

         The opinion of the independent auditor's contained an uncertainty paragraph regarding the ability of Apexx to continue as a going concern because of significant operating losses and deficiencies of working capital. Apexx plans to draw additional amounts on the loan from eSOFT to meet immediate cash flow needs in the first quarter of 1999. The proposed merger with eSOFT, Inc. should also affect Apexx's access to working capital. Should the merger not occur, Apexx anticipates issuing additional equity to provide Apexx with additional working capital.

Capital Resources


         Apexx's working capital has decreased when compared to the previous fiscal year. Working capital was a deficit $97,926 in fiscal 1998, compared to $557,288 in fiscal 1997. The deficit working capital was due to Apexx increasing its short term borrowing to support its increased accounts receivables and losses from its selling and marketing expansion. Management anticipates Apexx will continue to invest significant resources in its marketing and sales activities in 1999. Apexx anticipates continuing to hire sales and key management to meet its desired growth of Apexx's products both domestically and internationally. As staff is expanded, Apexx will need to invest in new equipment and fund the expenses associated with these additions. Management anticipates the merger with eSOFT will provide it with the ability to leverage its technology to assist Apexx to grow its sales. Should the merger not be completed Apexx anticipates that it will be able to raise additional equity to support its working capital deficit.

         Management believes that Apexx will continue to incur losses until the end of 1999, when sales growth is anticipated to reach a level to offset the aggressive sales growth strategy. Further, management believes that it has access to capital in the form of additional, short and/or long term credit facilities, and additional equity financing. Management anticipates it will continue to have access to additional capital through these sources in amounts necessary to support its growth plans. In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet these expenses, Apexx will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in Apexx's best interest.

YEAR 2000 EFFECT


         Apexx Technology recognizes the seriousness of the year 2000 problem and is committed to providing products that meet year 2000 compliance. Apexx has tested the TEAM Internet(R) 100 and TEAM Internet(R) 300 product lines and believes the following of such products:


         Performance and functionality are not affected by dates prior to, during or after the year 2000. Data storage correctly references dates before and after year 2000 rollover. Year 2000 is recognized as a leap year handling both February 29th and 366 days.

NEW ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued Statements of Financial Accounting Standards that may affect Apexx's financial statements as follows:

         In June 1998 FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

         In October 1998 FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998. Management believes that the adoption of SFAS No. 134 will have no material effect on its financial statements.

         In February 1999 FASB issued SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" SFAS No. 135 rescinds SFAS No. 75 "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Governmental Units." GASB Statement No. 25, "Financial Reporting for Defined Benefit Pension Plans and Note Disclosures for Defined Contribution Plan," was issued November 1994, and establishes financial reporting standards for defined benefit pension plans and for the notes to the financial statements of defined contribution plans of state and local governmental entities. Statement 75 is, therefore, no longer needed. This statement also amends FASB Statement No. 35, "Accounting and Reporting by Defined Benefit Pension Plans," to exclude from its scope plans that are sponsored by and provide benefits for the employees of one or more state or local governmental units. This statement also amends other existing authoritative literature to make various technical corrections, clarify meanings, or describe applicability under changed conditions. This statement is effective for financial statements issued for fiscal years ending after February 15, 1999. Management believes that the adoption of SFAS No. 135 will have no material effect on its financial statements.

         SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-5 will have no material effect on its financial statements.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT OF APEXX


         As of April 16, 1999, there were a total of 1,421,305 shares of Apexx common stock issued and outstanding and 56 stockholders of record. The following table sets forth information regarding beneficial ownership of Apexx common stock and options to purchase Apexx common stock that are currently exercisable or exercisable within sixty days of the date of this Joint Proxy Statement/Prospectus held by (i) all person known to Apexx to beneficially own 5% or more of the Apexx common stock, (ii) all Apexx directors, (iii) each of the persons named under the heading "Executive Compensation of Apexx," and (iv) all Apexx directors and Apexx executive officers as a group. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as beneficially owned.



                                                                 AMOUNT AND
                                                            NATURE OF BENEFICIAL
        NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP                      PERCENT OF CLASS
Thomas Loutzenheiser                                                615,135(1)                         36.4%
506 South 11th Street
Boise, Idaho 83702

David Dahms                                                         451,707(2)                         27.4%
506 South 11th Street
Boise, Idaho 83702

Dr. Kevin Learned                                                    52,000(3)                          3.6%
                                                                ===========

William Guy Rivers                                                  179,057(4)                         11.6%
                                                                ===========
11324-182nd Street NE #G2079
Redmond WA 98052

John Hanousek                                                       110,000(5)                          7.2%
506 South 11th Street                                           ===========
Boise, Idaho  83702

Joel and Ann Just                                                   137,650(6)                          9.0%
6700 SW 105th                                                   ===========
Suite 210
Beaverton OR 97008

Albert Youngwerth                                                   157,461(7)                         10.1%
506 South 11th Street                                           ===========
Boise, Idaho 83702

Directors and Executive Officers as a group                       1,118,842(8)                         57.9%
                                                                ===========                         =======



(1)  Includes 270,500 options exercisable presently or within 60 days.

(2)  Includes 225,000 options exercisable presently or within 60 days.

(3)  Includes 14,000 options exercisable within 60 days.

(4)  Includes 118,400 options exercisable within 60 days.

(5)  Includes 110,000 options exercisable presently or within 60 days.

(6)  Includes 115,000 options exercisable within 60 days.

(7)  Includes 136,461 options exercisable within 60 days.

(8)  Includes 509,500 options exercisable within 60 days.

                          APEXX EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid during the past three fiscal years to Apexx's Chief Executive Officer. Apexx did not make any long-term compensation awards to this officer during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                               SALARY        BONUS       OTHER ANNUAL
NAME AND PRINCIPAL POSITION         YEAR        ($)           ($)       COMPENSATION ($)
Thomas Loutzenheiser,               1998       $69,639         --              --
  Chairman and President            1997       $61,252         --              --
                                    1996       $58,796         --              --





                   MATERIAL CONTRACTS BETWEEN eSOFT AND APEXX

         eSOFT and Apexx have entered into the following contracts or arrangements.

LOAN AGREEMENT

         On December 4, 1998, eSOFT agreed to provide a $500,000 line of credit to Apexx to be used by Apexx for working capital to support its business operations. This loan by eSOFT to Apexx is secured by a second priority lien on all of Apexx's assets. As additional security, Thomas Loutzenheiser, Apexx's Chairman and President, has personally guaranteed the repayment of the loan by Apexx by pledging 344,635 shares of Apexx common stock. The line of credit provided by eSOFT terminates on May 1, 1999, and Apexx must repay all outstanding principal and interest no later than August 1, 1999.

         eSOFT may declare that Apexx is in default of the loan agreement and declare all obligations of Apexx immediately due and payable in the event that:

         o Apexx fails to make any payment of principal or interest within three days of the due date;

         o Apexx or Thomas Loutzenheiser defaults in the performance of any of the terms, conditions, or covenants contained in the loan agreement or any other document executed in connection with the loan agreement;

         o        Apexx declares or is declared bankrupt;

         o Apexx discontinues or changes the character of its current business operation in a manner that has a material adverse effect on Apexx's financial condition;

         o any change occurs in the ownership of Apexx (other than in connection with the merger);

         o any representation or warranty of Apexx or Thomas Loutzenheiser in any document executed in connection with the loan is determined to be false or incorrect in any material respect; or

         o any order, judgment, or decree is entered against Apexx or Thomas Loutzenheiser that could have a materially adverse effect on Apexx or that could restrain, limit, or prohibit Thomas Loutzenheiser from performing his obligations under his loan guaranty or stock pledge agreements.

JOINT MARKETING PLAN


         eSOFT has adopted a strategy to market one product for the joint benefit of both eSOFT and Apexx. This will result in the products known by eSOFT as IPAD being re-branded utilizing the Apexx product name of TEAM Internet(R). eSOFT will focus on selling the TEAM Internet(R) 100 and TEAM Internet(R) 2500 products only. eSOFT has inaugurated a direct mail campaign to focus on potential users and VARs of the all-in-one appliance Internet connection. This campaign consisted of a direct mail program of 680,000 pieces to potential end users of the eSOFT and Apexx products. eSOFT also targeted 238,000 free standing inserts in business journals in Seattle, Los Angles, Atlanta, Boston, Dallas, New York, San Francisco focusing on potential end users. Additionally, a 55,000 piece direct mail campaign targeted at VARs and directed at educating these entities to the all-in-one appliance is formulated around this program. eSOFT expects to spend approximately $800,000 on this marketing program to jointly market and generate new sales leads for the combined companies. eSOFT and Apexx anticipate generating approximately 13,500 qualified leads from this program.


PURCHASE AGREEMENT

         On January 27, 1999, eSOFT and Apexx entered into a purchase agreement that gives eSOFT the right to purchase certain products and replacement parts manufactured by Apexx. The purchase agreement terminates on July 27, 1999.


TRADEMARK LICENSE AGREEMENT

         On April 2, 1999, eSOFT and Apexx entered into a trademark license agreement that gives eSOFT a royalty-free, irrevocable (during the term of the Agreement) world-wide, nontransferable license to use the registered trademark TEAM Internet(R) exclusively in connection with the joint marketing, distribution and sale with Apexx of Apexx's TEAM Internet(R) product line in conjunction with eSOFT's IPAD products, accessories and technical support services. The trademark license agreement automatically terminates if the merger agreement is terminated.

                               THE PROPOSED MERGER

GENERAL


         The Boards of Directors of eSOFT and Apexx are furnishing this Joint Proxy Statement/Prospectus to holders of eSOFT and Apexx common stock in connection with the solicitation of proxies by the Boards of Directors of eSOFT and Apexx for use at meetings of their stockholders and at any adjournments or postponements thereof.

         At the respective meetings of the eSOFT and Apexx stockholders, the holders of eSOFT and Apexx common stock will be asked to vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of January 25, 1999, pursuant to which the merger of Apexx into a subsidiary of eSOFT will be effected. The affirmative vote of a majority of the shares of Apexx common stock outstanding on April 16, 1999, the record date for the Apexx meeting, and the affirmative vote of a majority of the shares of eSOFT common stock represented and voting at the eSOFT meeting, is required to approve the merger agreement.


THE MERGER

         Pursuant to the merger agreement, a newly formed subsidiary of eSOFT will merge with and into Apexx. The separate corporate existence of the eSOFT subsidiary will cease and Apexx will be the surviving corporation. In the merger, each previously outstanding share of Apexx common stock outstanding as of the effective date of the merger will be exchanged for 1.119651 shares of eSOFT common stock, and each Apexx option will be converted into an option to purchase eSOFT common stock at a rate of 1.085879 shares of eSOFT common stock for each share of Apexx common stock subject to the option. As a result, upon the consummation of the merger, Apexx will become a wholly owned subsidiary of eSOFT, and the current security holders of Apexx will become security holders of eSOFT.


         The merger will become effective at the time of filing a certificate of merger with the Secretary of State of Idaho or at such later time as is specified in the certificate of merger, which is expected to occur shortly after the approval by the eSOFT and Apexx stockholders.


VOTING AGREEMENTS


         At the time Apexx executed the merger agreement, certain Apexx stockholders collectively owning approximately 50.75% of the issued and outstanding shares of Apexx common stock executed voting agreements in which they agreed to vote in favor of the merger. Because holders of a majority of the outstanding shares of Apexx common stock have agreed to vote in favor of the merger, Apexx stockholder approval of the merger is assured. However, holders of at least 95% of the issued and outstanding Apexx common stock must sign and deliver the Stockholders Agreement to eSOFT to satisfy one of the conditions to the closing of the merger.


BACKGROUND OF THE MERGER

         eSOFT management and consultants first discussed the possibility of effecting a business combination with Apexx in late September, 1998. Investments by certain major computer industry companies in two of eSOFT's principal competitors for sale of Internet access devices to small and medium sized businesses, together with rumors of additional investments, prompted a discussion about possible changes in the competitive environment for eSOFT as a relatively small, stand-alone company. Consideration was thus given to possible combinations within the industry that might improve eSOFT's competitive position. Apexx was identified as a producer of Internet access devices that might be a candidate for acquisition.

         After checking credit reports on Apexx, Terrance Schreier, President of Transition Partners, a consultant to eSOFT, telephoned Thomas Loutzenheiser, President of Apexx, and described eSOFT's possible interest in discussing a combination. On October 16, Philip Becker, eSOFT's Chairman of the Board, and Mr. Schreier visited Apexx, had a meeting with Mr. Loutzenheiser and other key managers of Apexx, and discussed their two companies and strategic issues about the industry. A mutual confidentiality agreement was signed and additional information about the companies was shared by the parties. Apexx described its efforts to raise capital to finance an expansion of its marketing and sales program, and a possible bridge loan from eSOFT was discussed. eSOFT proposed that if a combination were effected, eSOFT would issue shares of its common stock to the Apexx stockholders. The eSOFT shares would be registered under the Securities Act of 1933 so that the shares could be sold by the Apexx stockholders in the public markets. In response to an initial inquiry by the eSOFT representative as to how the Apexx representatives valued Apexx, Mr. Loutzenheiser stated that Apexx had been valued at $15-20 million.

         Following this visit by eSOFT, and after discussions among eSOFT management and its financial consultants, a term sheet was drafted by eSOFT providing for the issuance of $12 million of eSOFT stock in exchange for all Apexx stock. The draft term sheet was furnished to Mr. Loutzenheiser on October 20, 1998. The next day Mr. Loutzenheiser informed Mr. Schreier that Apexx had engaged Pacific Crest Securities, Inc. in May of 1998 as its investment banker to assist Apexx in its negotiations. Discussions between eSOFT consultants and Pacific Crest representatives were held on October 22, 1998, primarily concerning valuation issues. On October 26, 1998, Mr. Loutzenheiser informed Mr. Schreier that the Apexx board would be meeting that day. He stated that Apexx was now proposing that Apexx be valued at $16 million in the transaction and he requested a revised term sheet reflecting that valuation. eSOFT declined that request and instead, on October 27, 1998, furnished another draft term sheet to Mr. Loutzenheiser that called for a valuation of Apexx at $12 million.

         Between October 27, 1998, and November 2, 1998, discussions continued between the eSOFT consultants and Pacific Crest representatives. On November 4, 1998, Pacific Crest sent a letter from the Apexx Board of Directors addressed to the eSOFT Board of Directors proposing that Apexx be valued at $18.5 million in a transaction involving the issuance of eSOFT common stock to the Apexx stockholders, with the value of the eSOFT common stock to be determined based upon the market price of eSOFT common stock over a ten (10) day period, and prior to the date that a definitive agreement was signed and the agreement was announced publicly. The letter also proposed that eSOFT assume some of Apexx's outstanding stock options and price such options at $2.50 per share. The eSOFT consultants rejected the proposal in the letter as involving an excessive valuation for Apexx and inconsistent with the previous discussions. On November 6, 1998, a revised letter from the Apexx Board was received that proposed the issuance of $15.9 million of eSOFT common stock for all outstanding Apexx common stock and common stock equivalence and derivatives. The letter also proposed a meeting of eSOFT and Apexx representatives in Denver.

         On November 9, 1998, an outside Apexx director, Mr. Loutzenheiser and representatives of Pacific Crest met in Denver with Mr. Becker and the eSOFT consultants. The parties then agreed upon a $14 million dollar valuation for the Apexx common stock and all options. Discussions were had between representatives of Pacific Crest and the eSOFT consultants as to valuation of the eSOFT common stock, and it was agreed that the proposed transaction would be announced upon signing of the letter of intent. The parties then agreed upon a price of $4.75 per share, the approximate value of the eSOFT common stock, prior to the announcement of the proposed transaction on November 18, 1998. The eSOFT Board of Directors and the Apexx Board of Directors had met the previous day to approve the letter of intent on the terms then agreed upon.

         Following the execution of the letter of intent, the parties continued to discuss additional conditions and terms of a definitive merger agreement. In particular, eSOFT and Apexx agreed that one of the conditions to the closing of the merger would be that the average closing price of eSOFT common stock for the ten trading days prior to closing must be no less than $3.40 and no greater than $9.00, subject to a right to renegotiate in good faith if this condition failed at closing. eSOFT and Apexx also agreed to indemnification limits of Apexx securityholders for breaches of Apexx representations and warranties. In addition, certain Apexx stockholders agreed to sign voting agreements in which they agreed to vote in favor of the merger. On January 25, 1999, the parties executed definitive agreements governing the merger.

         In February 1999, eSOFT and Apexx agreed to revise the merger agreement in certain respects in light of their ongoing joint marketing efforts. In particular, eSOFT agreed to fund a joint marketing plan for the benefit of both companies pending the consummation of the merger. The parties executed amended and restated definitive documents on February 26, 1999.


eSOFT'S REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF eSOFT


         At meetings of the eSOFT Board of Directors held on December 15, 1998 and February 19, 1999, the eSOFT Board of Directors unanimously:


         o determined that the merger agreement, the merger and other transactions contemplated thereby, are advisable and are fair to and in the best interests of eSOFT and its stockholders;

         o approved the merger agreement, the merger and the other transactions contemplated thereby;

         o recommended that the stockholders of eSOFT adopt the merger agreement; and


         o directed that the merger agreement be submitted for consideration by eSOFT's stockholders at the meeting.


         eSOFT'S REASONS FOR THE MERGER

         eSOFT's Board of Directors believes that the merger offers an excellent opportunity to build value for eSOFT's stockholders for the following reasons, among others:

         o eSOFT and Apexx both offer products to small and medium sized businesses to connect their local area computer networks to the Internet. Apexx products have been designed and targeted at businesses that have five to twenty-five personal computers on a LAN, and offer a set of features specific to this market segment, while eSOFT has designed and targeted businesses that have twenty-five to one hundred personal computers on a LAN, with a set of features specific to that market segment. By combining the two product lines, customers can be offered a wider range of products than is now available from either company. By offering the wider range of products, eSOFT believes it can increase its share of the market for these Internet access products.

         o Apexx has a team of engineers who are engaged in product development activities who, combined with the smaller product development staff at eSOFT should be able to increase the pace of development of new and improved products for this market. Like many computer based products, the eSOFT and Apexx Internet connector products are subject to rapid technological advancements. eSOFT should be better able to maintain its leading technology position with the larger engineering staff that Apexx has developed.

         o Apexx and eSOFT have developed somewhat different marketing approaches for their products. Apexx has focused on distribution of its products through systems integrator relationships mostly in the United States and Europe, and management of eSOFT believes these distribution channels will be receptive to adding the eSOFT products. eSOFT management also believes that it will be possible to sell Apexx products through the distributors and telephone company partners with which eSOFT has established relationships in the United States, South America, Europe and Asia.

         o Recently, certain of eSOFT's competitors have entered into joint relationships with much larger companies, which will likely have a substantial impact upon competition in this industry. The combination of Apexx into eSOFT should create a company which is better able to withstand the competition of larger and more well-financed competitors.

         o If eSOFT is successful in integrating the Apexx and eSOFT products and thus expanding its sales, the larger base of products and sales revenue should make it easier for eSOFT to raise additional capital to finance the anticipated growth of the combined company. It would then be possible for eSOFT to expand its marketing and sales efforts at a faster pace and hopefully further improve its competitive position in the marketplace.

       INFORMATION AND FACTORS CONSIDERED BY THE eSOFT BOARD OF DIRECTORS

         The eSOFT Board of Directors made its determination after careful consideration of, and based on, a number of factors, including, among other things, the factors described above and the following additional material factors:

         o the judgment, advice and analyses of eSOFT's senior management, including its favorable recommendation of the merger;

         o the presentations by and discussions with eSOFT's senior management and representatives of eSOFT's financial advisors and counsel regarding the terms of the merger agreement;


         o the presentation and opinion of EVEREN Securities described below to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by eSOFT to Apexx security holders in the merger was fair from a financial point of view to eSOFT (see "-- Opinion of eSOFT's Financial Advisor" on page 68);


         o the cost savings and operating and marketing efficiencies available as a result of consummating the merger and the ability of the combined company more effectively to exploit the existing assets of the two companies and to pursue future opportunities;

         o eSOFT's and Apexx's strategic fit and compatible product lines;


         o the terms of the merger agreement, including the conditions to closing of the merger, the ability of Apexx under certain conditions to consider unsolicited alternative business combination proposals, the ability to terminate the agreement on certain conditions, and the termination fees payable on certain termination events (see "The Merger Agreement" on page 84, including "-- Conditions to the Consummation of the Merger" on page 85, "-- Termination" on page 89, and "-- Termination Fee" on page 89)

         o the execution and delivery by holders of approximately 50.75% of the issued and outstanding Apexx common stock of voting agreements, pursuant to which the holders agreed to vote in favor of the merger (see "The Merger Agreement -- Documents to be Executed In Connection With the Merger Agreement" on page
                  89);


         o        the parties' ability to consummate the merger;

         o that the merger will be accomplished on a tax-free basis to the stockholders for United States federal income tax purposes, except for cash received by Apexx stockholders in lieu of fractional shares;

         o that the merger is intended to be accounted for as a pooling-of-interests transaction that, among other things, will not require the recognition or amortization of goodwill or any adjustments to the book values of Apexx's assets;

         o information concerning the financial performance and condition, business operations, debt and capital levels, products, personnel and prospects of eSOFT and Apexx, and each company's projected future financial performance as a separate entity and on a combined basis; and

         o the governance structure and management of the combined company.

         In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated thereby, and to recommend the adoption of the merger agreement to the eSOFT stockholders, the eSOFT Board of Directors did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors.

         Each of the factors listed above was believed by the eSOFT Board of Directors to support the decision to approve the merger agreement. The eSOFT Board of Directors did not specifically adopt EVEREN Securities' opinion, but did rely on it in reaching its conclusion that the merger is advisable and fair to and in the best interests of eSOFT and its stockholders and considered it an important factor in determining whether to approve the merger agreement.

         RECOMMENDATION OF THE eSOFT BOARD OF DIRECTORS

         The eSOFT Board of Directors unanimously recommends that the stockholders of eSOFT vote "FOR" the merger proposal.

APEXX'S REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF APEXX


         At a meeting of the Apexx Board of Directors held on January 20, 1999, the Apexx Board of Directors unanimously:


         o determined that the merger agreement, the merger and other transactions contemplated thereby, are advisable and are fair to and in the best interests of Apexx and its stockholders;

         o approved the merger agreement, the merger and the other transactions contemplated thereby;

         o recommended that the stockholders of Apexx adopt the merger agreement; and

         o directed that the merger agreement be submitted for consideration by Apexx's stockholders at the meeting.


         APEXX'S REASONS FOR THE MERGER

         Apexx Board of Directors believes that the merger offers an excellent opportunity to build value for Apexx's stockholders for the following reasons, among others:

         o Apexx and eSOFT both offer products to small and medium sized businesses to connect their local area computer networks to the Internet. Apexx products, however, generally sell for a lower price point than the eSOFT products. By combining the two product lines, customers can be offered the widest range of product features available in the industry. Through this joint effort, Apexx believes the combined company can increase its share of the market and become the leader in the Internet Access Appliance Market.

         o Apexx has a team of engineers who are engaged in product development and enhancement activities. When joined with the product development staff at eSOFT, they should be able to increase the pace of development of new and improved products for this market. In addition, the teams will be enabled to widen the focus of additional product lines and increased investigations into upcoming technologies.

         o The marketing strategies of Apexx and eSOFT historically are quite different. Apexx has focused on creating the demand for its product through a 2-tier distribution channel, from the bottom up, while slowly entering into the distributor arena. Apexx believes in a "high touch sales model" through reseller training and product seminars to develop the channel relationships. Apexx is strong in the United States and Europe. eSOFT has focused on gaining a solid distributor base to support the demand for the Internet products. eSOFT has the larger distribution network than Apexx, with which it has expanded into the United States, South America, Europe, and Asia. The combined company's marketing and distribution synergies will develop a larger and stronger presence in the industry.

         o Apexx needs additional equity capital to fund its rapid growth in the Internet Access Appliance Market. The Board of Directors had been investigating venture capital or strategic partnerships to meet that objective. This merger addresses two needs - creating a combined company of "critical mass" while increasing public mechanisms for raising additional capital. Upon integrating the two companies, Apexx and eSOFT will be a leader in the marketplace. This factor should assist in future efforts to raise additional capital to finance the anticipated growth of the combined company.

         INFORMATION AND FACTORS CONSIDERED BY THE APEXX BOARD OF DIRECTORS

         The Apexx Board of Directors made its determination after careful consideration of, and based on, a number of factors, including, among other things, the factors described above and the following additional material factors:

         o The judgement, advice and analyses of Apexx's senior management, including its favorable recommendation of the merger;

         o The presentations by and discussions with Apexx's senior management and representatives of Apexx's investment banker, accountants and counsel regarding the terms of the merger agreement;

         o The cost savings and operating and marketing efficiencies available as a result of consummating the merger and the ability of the combined company more effectively to exploit the existing assets of the two companies, obtain future financing, and pursue future business opportunities;

         o Apexx and eSOFT's synergies, strategic fit and compatible product lines;

         o The terms of the merger, including the conditions to closing of the merger, the ability to terminate the agreement on certain conditions, and the termination fees payable on certain termination events;

         o        The parties ability to consummate the merger;

         o That the merger will be accomplished on a tax-free basis to the stockholders for United States federal income tax purposes, except for cash received by Apexx stockholders in lieu of fractional shares;

         o That the merger is intended to be accounted for as a pooling-of-interests transaction that, among other things, will not require the recognition or amortization for goodwill or any adjustments to the book values of Apexx's assets;

         o Information concerning the financial performance and condition, business operations, debt and capital levels, products, personnel and prospects of eSOFT and Apexx, and each company's projected future financial performance as a separate entity and on a combined basis, and;

         o The governance structure and management of the combined company.

         In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated thereby, and to recommend the adoption of the merger agreement to the Apexx stockholders, the Apexx Board of Directors did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors. Each of the factors listed above was believed to support the decision to approve the merger agreement.

         RECOMMENDATION OF THE APEXX BOARD OF DIRECTORS

         THE APEXX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF APEXX VOTE "FOR" THE MERGER PROPOSAL.

OPINION OF eSOFT'S FINANCIAL ADVISOR

         EVEREN Securities, Inc. ("EVEREN") was retained by eSOFT to render an opinion (the "Opinion"), to the Board of Directors of eSOFT (the "eSOFT Board of Directors"), with respect to the fairness of the merger, from a financial point of view.

         On December 15, 1998, EVEREN delivered its Opinion to the eSOFT Board of Directors that, based upon and subject to the matters set forth in the Opinion and as of such date, the 1,591,365 shares of eSOFT common stock (the "Merger Consideration") that was to be exchanged for all of the outstanding voting common stock of Apexx as well as the 1,356,003 shares issuable upon exercise of all outstanding options to acquire the voting common stock of Apexx was fair, from a financial point of view, to eSOFT and its shareholders. The full text of the written opinion of EVEREN, dated as of December 15, 1998, is set forth as Appendix C to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered and limits on the review undertaken. eSOFT shareholders are urged to read the Opinion in its entirety.

         EVEREN's Opinion addresses only the fairness, from a financial point of view, of the merger to eSOFT and its shareholders and does not constitute a recommendation to any shareholder of eSOFT as to any action such shareholder should take with respect to the merger. In addition, the Merger Consideration resulted from the negotiations between eSOFT and Apexx and was not initially determined by EVEREN.

         In arriving at the Opinion, EVEREN assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to it by eSOFT, and EVEREN has not assumed responsibility for any independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of eSOFT used in EVEREN's analysis, the management of eSOFT informed EVEREN that such forecasts and projections represent the best current judgment of the management of eSOFT, at the date of the Opinion, as to the future financial performance of eSOFT on a stand-alone basis, and EVEREN assumed that the projections had been reasonably prepared based on such current judgment. EVEREN assumed no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they were based. EVEREN did not perform an independent evaluation or appraisal of the assets of either Apexx or eSOFT.

         EVEREN also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. EVEREN's Opinion necessarily is based upon regulatory, economic, market and other conditions, as well as information made available to EVEREN as of December 15, 1998. The regulatory, economic, market and other conditions and the information made available to EVEREN could only be evaluated by EVEREN as of the date of the Opinion.

         In connection with rendering the Opinion, dated as of December 15, 1998, EVEREN: (i) reviewed the letter of intent by and between eSOFT and Apexx dated November 20, 1998 (the "LOI"); (ii) reviewed the Agreement and Plan of merger between eSOFT and Apexx in draft form dated December 15, 1998; (iii) reviewed eSOFT's annual report on Form 10-KSB for the year ended December 31, 1997 and quarterly reports on Form 10-QSB for the three month periods ended March 31, 1998, June 30, 1998 and September 30, 1998; (iv) reviewed eSOFT's Form 8-K dated March 30, 1998 regarding eSOFT's March 16, 1998 initial public offering of common stock and eSOFT's Form 8-K dated June 19, 1998 regarding eSOFT's June 15, 1998 private placement of common stock; (v) reviewed certain non-public operating and financial information, including projections relating to eSOFT's business prepared by the management of eSOFT; (vi) met with certain members of eSOFT's management to discuss its operations, financial statements and future prospects; (vii) reviewed unaudited financial statements of Apexx for the periods January 1, 1997 to December 31, 1997 and January 1, 1998 to September 30, 1998, as well as an audited balance sheet as of December 31, 1997 prepared by Balukoff, Lindstrom & Co., P.A.; (viii) reviewed certain non-public operating and financial information, including internal management reports, projections and a three-year business plan dated October 1, 1998 prepared by the management of Apexx; (ix) met with certain members of Apexx's management to discuss its operations, financial statements and future prospects; (x) performed a relative contribution analysis based on historical and projected financial results; (xi) analyzed the pro forma effects of the merger on projected earnings; (xii) reviewed the terms of selected recent acquisitions which EVEREN deemed somewhat comparable to that of eSOFT and Apexx; (xiii) reviewed publicly available financial data and stock market performance data of companies which EVEREN deemed somewhat comparable to eSOFT and Apexx; (xiv) reviewed the historical stock prices and reported trading volumes of eSOFT's common shares; and (xv) conducted such other studies, analyses, inquiries and investigations as EVEREN deemed appropriate.

         The following is a summary of the analyses that EVEREN performed in arriving at the Opinion: (i) the relative contribution of eSOFT and Apexx to the financial performance of the combined entity on a pro forma basis; (ii) the pro forma effects on projected earnings of eSOFT from the merger; (iii) the Enterprise Value of the Transaction compared to business combinations that EVEREN believed to be somewhat comparable to that of eSOFT and Apexx; (iv) the Enterprise Value of the Transaction compared to publicly held companies that EVEREN considered somewhat comparable to eSOFT and Apexx; (v) the historical share prices and trading volume of the common stock of eSOFT; and (vi) other items EVEREN deemed to be relevant.

         Enterprise Value Analysis

         EVEREN calculated the Enterprise Value of the Transaction, defined as the transaction value of equity, which was based on the exchange of 2,947,369 shares of eSOFT common stock multiplied by eSOFT's share price on November 20, 1998 and December 11, 1998 (the "Equity Value"), plus net debt. Enterprise Value of the Transaction was analyzed as a multiple of Apexx's latest twelve months ("LTM") revenues through September 30, 1998. Due to Apexx's current negative earnings before interest, taxes, depreciation, and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income, a valuation multiple of these performance indicators is not meaningful. eSOFT's closing share price of $5.63 on December 11, 1998 implies an Enterprise Value of the Transaction multiple of 4.9x Apexx's LTM September 30, 1998 revenues. Assuming a share price of $4.75 on November 20, 1998, the date on which the LOI was signed, the implied Enterprise Value of the Transaction multiple would be 4.1x Apexx's LTM revenues. EVEREN calculated revenue multiples based on Enterprise Value of the Transaction in order to compare such multiples to the enterprise value multiples calculated in the comparable company trading analysis and comparable merger transactions analysis discussed below.

         Relative Contribution Analysis

         EVEREN prepared an analysis that consisted of determining the relative contributions of eSOFT and Apexx toward revenue, EBITDA, EBIT, and net income. Immediately following the merger, Apexx shareholders will own approximately 24.9% of the combined entity on a fully-diluted basis. Apexx would have contributed approximately 48.4% of the combined entity's gross revenue for the LTM ended September 30, 1998 on an actual basis, 43.9% for the projected fiscal year ending December 31, 1998 on a pro forma basis, 42.4% for the projected fiscal year ending December 31, 1999, 43.0% for the projected fiscal year ending December 31, 2000, and 38.3% based on annualized third quarter results for fiscal year 1998.

         In analyzing the relative contributions of EBITDA, EBIT, and net income, EVEREN did not deem either company's contribution to be meaningful. eSOFT has indicated to EVEREN that it expects to produce positive EBITDA, EBIT and net income on an annual basis during the projected fiscal year ending December 31, 1999. Apexx does not expect to produce positive EBITDA, EBIT and net income on an annual basis until the projected fiscal year ending December 31, 2000. Importantly, eSOFT projects positive EBITDA and net income on a quarterly basis beginning in the second quarter of fiscal 1999, with positive EBIT projected to begin in the third quarter of the same year. Alternatively, Apexx projects positive EBITDA, EBIT and net income on a quarterly basis beginning the third quarter of fiscal 1999.

         Pro Forma Earnings Analysis

         EVEREN prepared an analysis to assess the pro forma earnings effects to eSOFT resulting from the merger. If the merger between eSOFT and Apexx had occurred on January 1, 1998, the pro forma loss per share of eSOFT for the projected fiscal year ending December 31, 1998 would have decreased, or been accretive by, approximately $0.08. Based on projections provided to EVEREN by eSOFT and Apexx, the pro forma projected accretion per share for the fiscal years ending December 31, 1999 and December 31, 2000 would be $0.03 and $0.28, respectively. Importantly, the accretion percentage per share would steadily increase form 21.63% for the fiscal year ending December 31, 1998 to 23.04% and 46.43% for the fiscal years ending December 31, 1999 and December 31, 2000, respectively.

         While the merger is accretive to eSOFT shareholders on a pro forma projected basis in 1998, 1999, and 2000, EVEREN was informed by eSOFT that it believes that the combined entity on a post-merger basis will be able to realize significant economies in sales, marketing, management, administration and advertising on a scale that neither company would be able to achieve on its own.

         Comparable Merger Transaction Analysis

         EVEREN prepared a comparable transaction analysis that consisted of reviewing financial aspects of selected acquisitions that EVEREN determined to be somewhat comparable to that by eSOFT and Apexx ("Selected Comparable Transactions"). Although there have been a substantial number of acquisitions of high-growth, emerging technology companies in general, most have involved small, privately-owned enterprises where financial performance and terms of the acquisitions were not disclosed.

         The current developing state of the market has limited the number of companies comparable to eSOFT and Apexx, thus preventing any direct comparable merger transactions analysis. Consequently, EVEREN looked for recent transactions in SIC codes encompassing eSOFT, Apexx and the Selected Comparable Companies listed in the following section with transaction values between $10 million and $100 million. Selected Comparable Transactions included (acquirer/target): Osicom Technologies Inc./ Builders Warehouse Association, Inc.; Lernout and Hauspie Speech Products N.V./Kurzweil Applied Intelligence, Inc.; ILOG S.A./CPLEX Optimization, Inc.; Engineering Animation, Inc./Rosetta Technologies, Inc.; The Learning Company, Inc./Microsystems Software, Inc.; FIServ, Inc./CUSA Technologies, Inc.; Shiva Corporation/Isolation Systems, Ltd.; RealNetworks, Inc./Vivo Software, Inc.; Rogue Wave Software, Inc./Stingray Software Company, Inc.; CyberCash, Inc./IC Verify, Inc.; and Cell Pathways, Inc./Tseng Labs, Inc. The analysis of Selected Comparable Transactions resulted in a range of transaction value multiples of LTM revenues of 0.9x to 37.0x, with a median of 5.6x and a mean of 8.5x. EVEREN noted that based on the Enterprise Value of the Transaction at November 20, 1998, the date on which the LOI was signed, the LTM revenue multiple of 4.1x compares favorably to the Selected Comparable Transactions mean and median multiples of 8.5x and 5.6x, respectively. Additionally, the Enterprise Value of the Transaction based on the December 11, 1998 closing stock price of $5.63 implies an Enterprise Value of the Transaction multiple of 4.9x LTM revenue, which is also below the mean and median multiples of the Selected Comparable Transactions, as the table below indicates.

         The only Selected Comparable Transaction falling significantly below the mean and median LTM revenue multiple is FIServ, Inc.'s acquisition of CUSA Technologies, Inc. at a revenue multiple of 0.9x. An important distinction between FIServ, Inc.'s transaction and the other Selected Comparable Transactions is FIServ, Inc.'s significantly larger market capitalization in excess of $3 billion, thereby creating a significantly larger combined entity with different market perceptions and characteristics.

                                                                             Enterprise Value of the Transaction/
                                                                                    Target LTM Revenue at:
                                                                           ------------------------------------------
                                Low      Median     Mean        High       November 30, 1998        December 11, 1998
                                ---      ------     ----        ----       -----------------        -----------------
Transaction Value/             0.9x       5.6x      8.5x       37.0x             4.1x                     4.9x
Target LTM Revenue

         Comparable Company Trading Analysis

         EVEREN prepared a comparable company trading analysis that consisted of comparing financial market performances of selected publicly traded companies, which EVEREN determined to be somewhat comparable to eSOFT and Apexx ("Selected Comparable Companies"). The public companies deemed somewhat comparable to eSOFT and Apexx are technology oriented, have mostly generated significant rates of revenue growth and operate in the computer telephony integration sector. EVEREN believed this to be the least useful analysis given the limited comparability of this group to eSOFT and Apexx. The multiples and growth rates for each of the Selected Comparable Companies were based on the most recent publicly available information and published estimates of research analysts. The Selected Comparable Companies included: AVT Corporation; NetSpeak Corporation; Registry Magic, Inc.; RSI Systems, Inc.; and Westell Technologies, Inc. With respect to the Selected Comparable Companies, EVEREN considered enterprise value as a multiple of LTM revenues. EVEREN's analysis of the Selected Comparable Companies resulted in enterprise value multiples ranging from 1.8x to 14.4x, with a median of 6.8x and a mean of 7.5x. EVEREN noted that the Enterprise Value of the Transaction on December 11, 1998 implied an LTM revenue multiple of 4.9x, and the Enterprise Value of the Transaction on November 20, 1998, implied an LTM revenue multiple of 4.1x.

         Based on the table below, both Enterprise Value of the Transaction multiples fall below the mean and median of the Selected Comparable Companies. Due to current negative EBITDA, EBIT and net income, a valuation multiple of these performance indicators was not meaningful. The market appeared to be valuing the Selected Comparable Companies based on revenue and revenue growth rates, as indicated by the wide range of enterprise value multiples of revenue, regardless of market capitalization. Apexx's expected revenue growth rate of 108.4% is higher than the median but lower than the mean of the Selected Comparable Companies.

                                                                                Enterprise Value of the Transaction/
                                                                                       Target LTM Revenue at:
                                                                              ----------------------------------------
                             Low       Median        Mean         High        November 30, 1998      December 11, 1998
                             ---       ------        ----         ----        -----------------      -----------------
Enterprise Value/           1.8x        6.8x         7.5x        14.4x              4.1x                   4.9x
LTM Revenue
LTM Revenue                 15.0%      90.1%        131.3%       336.7%                    108.4% (Apexx)
Growth

         Share Price Analysis

         EVEREN reviewed the historical share price performance of eSOFT on various dates prior to, on, and after the announcement date of the merger. The following table provides an overview of eSOFT's market performance on key dates from its IPO on March 17, 1998 to December 11, 1998. From March 17, 1998 to November 17, 1998 (one week before the announcement of the Apexx merger), eSOFT's stock price increased $0.21 to $4.81 while closing at prices between $2.63 on October 14, 1998 and $9.00 on May 4, 1998.

         On the morning of November 24, 1998, eSOFT announced it had signed the LOI to acquire Apexx. At $5.00, trading of eSOFT common shares was halted temporarily until after the merger announcement. When trading resumed that day, eSOFT shares next traded at $6.00 and increased to $6.25 immediately thereafter before closing at $5.69, up $0.63, or 12% higher than the trading level prior to the LOI announcement. On the day of the LOI announcement, eSOFT's trading volume was more than four times the average of 110,380 shares over the 30 days immediately prior to the LOI announcement. Also on November 24, 1998, both the Russell 2000 Index and the S&P Small Cap Technology Index declined less than 1% from the previous day's closing. In the week following the Apexx announcement, eSOFT's stock price increased an additional $1.31, or 23%, on continued heavy volume, while the Russell 2000 and S&P Small Cap Technology Indices increased less than 1% each during the same period. Since reaching a post- announcement high of $7.13 on November 27, 1998, eSOFT's stock price declined to a closing price of $5.63 on December 11, 1998, 11% higher than its trading level prior to the announcement of the LOI. During this subsequent period, both the Russell 2000 and S&P Small Cap Technology indices also declined.

                                       eSOFT Historical Trading Performance
------------------------------------------------------------------------------------------------------------------
                                                     11/24/98
                                 ------------------------------------------------
                                       MERGER ANNOUNCEMENT            11/24/98
                                 -------------------------------   --------------
    3/17/98         11/17/98        PRIOR TO:         AFTER:          CLOSE:          11/27/98        12/11/98
    -------         --------        ---------         ------          ------          --------        --------
     $4.60            $4.81           $5.00            $6.00           $5.69            $7.13           $5.63

         Other Factors

          The foregoing is a summary of the material aspects of the financial analyses used by EVEREN in connection with rendering the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying EVEREN's Opinion. In arriving at the Opinion, EVEREN considered the results of all such analyses. The analyses were prepared solely for the purposes of EVEREN providing the Opinion as to the fairness of the merger, from a financial point of view, to eSOFT and its shareholders, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any analysis of the fairness of the merger, from a financial point of view, to eSOFT and its shareholders involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. EVEREN has not appraised or undertaken any valuation of any assets or property nor has it made any solvency analysis of either eSOFT or Apexx. EVEREN's Opinion and the related presentation to the eSOFT Board of Directors on December 15, 1998 was one of many factors taken into consideration by the eSOFT Board of Directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by EVEREN.

         EVEREN's Opinion was for the use and benefit of the eSOFT board of directors in its consideration, from a financial point of view, of the merger. The Opinion was not intended to be and does not constitute a recommendation to any shareholder of eSOFT as to any actions such shareholder should take with respect to the merger. EVEREN was not requested to opine as to, and its opinion does not in any manner address, eSOFT's underlying business decision to proceed with or effect the merger, or the relative merits of the merger as compared to any alternative business strategies which might exist for eSOFT or the effect of any other transaction in which eSOFT might engage.

         Pursuant to the terms of an engagement letter dated November 24, 1998, EVEREN is entitled to receive an aggregate cash fee of $200,000 plus reimbursement for all reasonable out-of-pocket expenses for its role in rendering the Opinion. Of such fee, $75,000 was paid upon execution of said engagement letter, $75,000 was due and payable upon rendering the Opinion to the eSOFT Board of Directors, and $50,000 shall be due and payable at the first time such Opinion is publicly referred to or is included in any proxy statement or other public document relating to the proposed transaction. In addition, pursuant to a November 24, 1998 amendment to an agreement dated July 2, 1998, EVEREN is entitled to receive a $5,000 quarterly financial advisory fee for a one-year period commencing July 2, 1998. Such agreement may be extended by mutual consent. The amendment also entitles EVEREN to warrants to purchase 10,000 shares of eSOFT common stock with the exercise price being the average daily closing price of eSOFT common stock over the 20 business days immediately preceding November 24, 1998, which is $4.60 per share. These warrants are in addition to the warrants previously granted to EVEREN to purchase 100,000 shares of eSOFT common stock with an exercise price of the average daily closing price of eSOFT common stock over the 20 business days immediately preceding July 2, 1998, which is $6.98 per share. Initially, the warrants are not exercisable for one year following issuance, and expire five years from their respective dates of issuance. In addition, EVEREN and/or its officers, directors, employees or members of their families and investment portfolios managed by the firm or its affiliated companies, may have an interest in the securities and/or options of the securities of eSOFT, and may purchase, sell, trade or act as a market maker in the securities of eSOFT.

ANTICIPATED ACCOUNTING TREATMENT


         The merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes in accordance with generally accepted accounting principles. The companies have conditioned the merger on receipt of a letter from eSOFT's independent accountants concurring with the conclusions of eSOFT's management that no conditions exist with respect to eSOFT and Apexx that would preclude accounting for the merger as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of eSOFT and Apexx will be carried forward to the combined company's financial statements at their historical amounts, the consolidated earnings of the combined company will include the earnings of eSOFT and Apexx for the entire fiscal year in which the merger occurs and for all prior years presented, and the reported retained earnings of eSOFT and Apexx for prior periods will be combined and restated as consolidated retained earnings of the combined company.

         Pooling-of-interests accounting treatment requires the sharing of rights and risks among the affiliates of each of the parties to a business combination. Accordingly, sales of stock by affiliates of either eSOFT or Apexx cannot occur in the period commencing 30 days prior to the consummation of the merger and ending on the date on which the combined company publicly announces financial results covering at least 30 days of combined operations. To ensure that such pooling requirements are satisfied, the Stockholders Agreement, which is required to be signed in connection with the merger, contains trading restrictions for Apexx's affiliates designed to satisfy the pooling requirements. In addition, each of eSOFT and Apexx has agreed in the merger agreement to use its reasonable best efforts to cause their respective affiliates not to take any action, or fail to take any action, that would jeopardize the treatment of the merger as a pooling-of-interests.

         If eSOFT or Apexx is unable to satisfy the pooling requirements, eSOFT will be required to account for the merger as a purchase transaction. Such treatment would require eSOFT to record a significant amount of goodwill on its balance sheet, the amortization of which may materially depress eSOFT's earnings over the amortization period used. Such amortization may have a material adverse effect on the price of eSOFT common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         General

         The following discusses the material United States federal income tax consequences of the merger to United States persons who hold shares of Apexx common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. It does not discuss the tax consequences that might be relevant to Apexx stockholders entitled to special treatment under United States federal income tax law (including, without limitation, dealers in securities, tax-exempt entities, banks, insurance companies, persons that hold Apexx common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction and foreign persons) or to Apexx stockholders who acquired shares of Apexx common stock or eSOFT common stock through the exercise or cancellation of employee stock options or as compensation through other means. This discussion also does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

         Consummation of the merger is conditioned upon, among other things, the receipt of the opinion of Davis Graham & Stubbs LLP, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion will be based on the Internal Revenue Code, regulations promulgated thereunder and rulings in effect as of the date hereof, current administrative rulings and practice and judicial precedent, all of which are subject to change, and certain representations as to factual matters to be made by, among others, eSOFT and Apexx.

         Subject to the foregoing, the following are the material United States federal income tax consequences of the merger:

         o no gain or loss will be recognized by the stockholders of Apexx with respect to the shares of Apexx common stock exchanged for eSOFT common stock in the merger (except for cash received in lieu of fractional shares);

         o no gain or loss will be recognized by eSOFT or Apexx as a result of the merger;

         o the aggregate tax basis of the shares of eSOFT common stock received by an Apexx stockholder will be equal to such stockholder's aggregate tax basis in the Apexx common stock;

         o a holder's holding period with respect to the shares of eSOFT common stock received pursuant to the merger will include the holding period of the Apexx common stock exchanged for the eSOFT shares;


         o the receipt of cash in lieu of fractional shares of stock by a stockholder of Apexx generally will result in taxable gain or loss to such stockholder for United States federal income tax purposes based on the difference between the amount of cash received by such stockholder and such stockholder's adjusted tax basis allocated to such fractional share. Such gain or loss generally will constitute capital gain or loss if such stockholder's Apexx common stock is a capital asset within the meaning of Section 1221 of the Internal Revenue Code on the date of the merger and will constitute long-term capital gain or loss, if the holder's holding period is greater than 12 months as of the date of the merger. For noncorporate holders, any such long-term capital gain generally will be subject to a maximum tax rate of 20%. The deductibility of capital losses is subject to limitations. Under some circumstances, if an Apexx stockholder maintains a sufficient continuing interest (direct and constructive) in shares of eSOFT , the full amount of cash received in lieu of fractional shares may be taxed as a dividend;

         o a dissenting stockholder of Apexx who demands and receives payment for his or her Apexx shares generally will recognize taxable gain equal to the excess of (1) the amount of the cash payment which the stockholder receives in exchange for such Apexx shares, reduced by (2) such stockholder's adjusted basis in the Apexx shares. Such gain or loss would be capital gain or loss if the Apexx shares were held as capital assets, and would be long-term capital gain or loss if the shares also were held for more than one year.


         Apexx Option Holders


         Persons who own compensation-related options to purchase Apexx shares will receive, in exchange for their options, options to acquire shares of eSOFT. Holders of options to acquire Apexx shares should not recognize taxable income or gain as a result of receiving options to acquire eSOFT shares in connection with the Merger, although this conclusion is not free from doubt with respect to any options that are not incentive stock options and that are deeply "in the money" as of the Effective Time. If an option holder's options to acquire Apexx shares qualified as incentive stock options for federal income tax purposes, the options to acquire eSOFT shares in exchange for those options also should qualify as incentive stock options.

         Following the merger, an option holder who exercises an incentive stock option will not recognize regular taxable income as a result of the exercise, but will recognize alternative minimum taxable income (potentially giving rise to an alternative minimum tax liability) equal to the excess of the fair market value of the optioned stock over the exercise price. The alternative minimum tax is generally determined by applying rates of up to 28% to the taxpayer's alternative minimum taxable income, and is payable if and to the extent that the amount so determined exceeds the taxpayer's regular tax liability. An option holder who pays the alternative minimum tax generally will be entitled to a tax credit carryforward, in the amount of the alternative minimum tax paid, which may be used in future years to offset regular tax in excess of alternative minimum tax. If the holder of an incentive stock options holds the optioned stock for a period of more than two years from the date of grant of the incentive stock option and more than one year from the date of exercise, the option holder will be entitled to long-term capital gain treatment with respect to any gain recognized upon the ultimate sale of the optioned stock. If the option holder disposes of the optioned stock before satisfying these holding periods, the option holder will recognize income taxable at ordinary income rates on the sale or exchange of the optioned stock.

         An option holder who, after the merger, exercises a compensation-related option that is not an incentive stock option generally will be taxable at ordinary income tax rates upon the excess of the fair market value of the optioned stock at the time of exercise over the exercise price, and will obtain a basis in the optioned stock equal to such fair market value.

         Transfers by Apexx Stockholders of eSOFT Shares to Pacific Crest.

         While not free from doubt, Apexx stockholders should not recognize gain or loss on the transfer of eSOFT shares received in the merger to Pacific Crest in accordance with the Stockholders Agreement attached as Appendix B to the Joint Proxy Statement/Prospectus. Such transfer should be treated as a tax-free contribution to the capital of eSOFT, and the basis of the eSOFT shares transferred by an Apexx stockholder to Pacific Crest should be added to the Apexx stockholder's basis in the other eSOFT shares received in the Merger.

         eSOFT Stockholders

         No gain or loss will be recognized as a result of the merger by stockholders of eSOFT with respect to the shares of eSOFT common stock they hold.

         Backup Withholding

         Certain noncorporate holders of Apexx common stock may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares or cash received by dissenting stockholders of Apexx. Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the applicable form included in the letter of transmittal to be delivered to Apexx stockholders following consummation of the merger, (2) provides a certification of foreign status on Form W-8 (or successor form) or
(3) is otherwise exempt from backup withholding.

         Because of the complexity of the tax laws, and because the tax consequences to any particular Apexx stockholder may be affected by matters not discussed in this document, each Apexx stockholder is urged to consult a personal tax advisor concerning the applicability of any federal, state, local and foreign tax consequences of the merger.

FEDERAL SECURITIES LAW CONSEQUENCES; STOCK TRANSFER RESTRICTIONS


         All shares of eSOFT common stock received by Apexx stockholders in the merger will be freely transferable, except that shares of eSOFT common stock received by persons who are deemed to be "affiliates" of Apexx under the Securities Act of 1933, as amended (the "Securities Act"), at the time of the Apexx meeting may be resold by them only in transactions permitted by Rule 145 or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Apexx for such purposes generally include individuals or entities that control, or are controlled by or are under common control with Apexx and may include certain officers, directors and principal stockholders of Apexx. Affiliates of eSOFT and Apexx will also be subject to trading restrictions imposed by the pooling-of-interests accounting rules. See "-- Anticipated Accounting Treatment" on page 74.


         The shares of eSOFT common stock issuable upon the exercise of the new eSOFT options will be freely tradeable upon the filing of a registration statement on Form S-8 relating to the new eSOFT options. eSOFT expects to file such registration statement shortly after the merger is completed.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma condensed combined financial information reflects the proposed acquisition of all of the outstanding stock of Apexx.

         The accompanying unaudited pro forma condensed combined balance sheet presents the financial position of eSOFT as if the proposed merger (treated as a pooling of interests) had occurred on December 31, 1998. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 1998 and 1997 give effect to the proposed merger as if it had occurred at the beginning of the earliest period presented.

         In the proposed merger, eSOFT will acquire all the outstanding equity securities of Apexx in exchange for a maximum of 2,947,368 shares of eSOFT common stock, of which 1,591,365 shares will be issued to Apexx stockholders of record, and the remaining 1,356,003 shares will be reserved for issuance to Apexx optionholders. Of the shares of eSOFT common stock to be exchanged for Apexx common stock, a total of 159,136 shares will be reserved to secure general representations made by Apexx, and will be released to the Apexx stockholders twelve months following the closing date of the merger. Damages relating to a breach of the Apexx general representations must exceed $200,000 before a claim can be made against the reserved shares. The Apexx stockholders will deliver 48,000 of the shares of eSOFT common stock they receive to Pacific Crest Securities, Inc. in partial payment of its investment banking fees, and eSOFT will pay the remaining $200,000 of such fees. eSOFT will also pay $100,000 and will issue warrants to purchase 100,000 shares of eSOFT common stock at a price of $4.75 to its merger consultants in connection with the merger.

         The unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of eSOFT and Apexx, appearing elsewhere in this Joint Proxy Statement/Prospectus. These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated.

                                   eSOFT, INC
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                       MERGER WITH APEXX TECHNOLOGY, INC.
                                DECEMBER 31, 1998
                                   (UNAUDITED)


                                                           APEXX                           eSOFT, INC.
                                                         TECHNOLOGY,                        COMBINED
                                         eSOFT, INC.        INC.         PRO FORMA         CONSOLIDATED
                                          12/31/98        12/31/98       ADJUSTMENTS        PRO FORMA
                                        ------------    ------------    ------------       ------------
                      ASSETS

CURRENT ASSETS
   Cash and cash equivalents            $    655,650    $     22,294    $       --         $    677,944
   Investment securities                   1,991,541            --              --            1,991,541
   Accounts receivable, less
     allowance for possible losses         1,965,085         714,821            --            2,679,906
   Inventories                             1,254,696         322,970            --            1,577,666
   Prepaid expenses and other                177,416          10,668            --              188,084
   Note receivable                           300,000            --          (300,000)(1)           --
                                        ------------    ------------    ------------       ------------
     Total current assets                  6,344,388       1,070,753        (300,000)         7,115,141

PROPERTY AND EQUIPMENT, AT COST
   Computer equipment                        217,176         133,002            --              350,178
   Manufacturing tool and equipment             --            26,424            --               26,424
   Furniture and equipment                   187,464          60,835            --              248,299
                                        ------------    ------------    ------------       ------------
                                             404,640         220,261            --              624,901
   Accumulated depreciation                 (205,688)       (122,796)           --             (328,484)
                                        ------------    ------------    ------------       ------------
   Net property and equipment                198,952          97,465            --              296,417
                                                                                           ============
                                        ------------    ------------    ------------       ------------

OTHER ASSETS
   Capitalized software costs, net of
     accumulated amortization                867,072            --              --              867,072
   Other assets                                7,039            --              --                7,039
                                        ------------    ------------    ------------       ------------

TOTAL ASSETS                            $  7,417,451    $  1,168,218    $   (300,000)      $  8,285,669
                                        ============    ============    ============       ============

See accompanying notes to pro forma condensed consolidated financial statements.

                                   eSOFT, INC
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                       MERGER WITH APEXX TECHNOLOGY, INC.
                                DECEMBER 31, 1998
                                   (UNAUDITED)


                                                                 APEXX                           eSOFT, INC.
                                                              TECHNOLOGY,                         COMBINED
                                              eSOFT, INC.        INC.         PRO FORMA          CONSOLIDATED
                                               12/31/98        12/31/98       ADJUSTMENTS         PRO FORMA
                                             ------------    ------------    ------------       ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Current portion long-term debt            $       --      $     28,923    $       --         $     28,923
   Short term debt                                   --           656,060        (300,000)(1)        356,060
   Accounts payable                               968,533         389,548            --            1,358,081
   Deferred revenue                                23,910            --              --               23,910
   Customer deposits                              248,287            --              --              248,287
   Accrued expenses
   Payroll and payroll taxes                      256,033            --              --              256,033
   Other                                          140,184          94,148         550,000(2)         784,332
                                             ------------    ------------    ------------       ------------
     Total current liabilities                  1,636,947       1,168,679         250,000          3,055,626

   Note payable, net of current portion              --            75,386            --               75,386
                                             ------------    ------------    ------------       ------------
     Total liabilities                          1,636,947       1,244,065         250,000          3,131,012

STOCKHOLDERS' EQUITY
   Preferred stock, par value $.01 per
     share; authorized 5,000,000 shares;
     none outstanding                                --              --              --                 --
   Common stock, par value $.01 per share;
      authorized 50,000,000 shares;
     6,863,502 and 8,454,867 issued and
     outstanding historical and pro forma,         68,635       1,106,684      (1,090,770)(3)         84,549
     respectively
   Additional paid-in capital                   9,032,480          36,813       1,588,770(4)      10,658,063
   Accumulated deficit                         (3,320,611)     (1,219,344)     (1,048,000)(5)     (5,587,955)
                                             ------------    ------------    ------------       ------------
     Total stockholders' equity                 5,780,504         (75,847)       (550,000)         5,154,657
                                             ------------    ------------    ------------       ------------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                     $  7,417,451    $  1,168,218    $   (300,000)      $  8,285,669
                                             ============    ============    ============       ============


See accompanying notes to pro forma condensed consolidated financial statements.

                                   eSOFT, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       MERGER WITH APEXX TECHNOLOGY, INC.
                          YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)


                                                                                        eSOFT, INC.
                                                        APEXX                            COMBINED
                                     eSOFT, INC.   TECHNOLOGY, INC   PRO FORMA         CONSOLIDATED
                                      12/31/98        12/31/98      ADJUSTMENTS          PRO FORMA
                                    ------------    ------------    ------------       ------------
REVENUES                            $  3,867,600    $  3,808,106    $       --         $  7,675,706

COST OF GOODS SOLD                     1,357,463       1,924,172            --            3,281,635
                                    ------------    ------------    ------------       ------------

GROSS PROFIT                           2,510,137       1,883,934            --            4,394,071

EXPENSES
   Selling and marketing               2,612,065       1,410,543            --            4,022,608
   General and administrative          2,369,564         774,969            --            3,144,533
   Engineering                           588,933         127,018            --              715,951
   Amortization of software costs        189,399            --              --              189,399
   Freight expense                          --            73,556            --               73,556
   Research and development               12,908         369,884            --              382,792
                                    ------------    ------------    ------------       ------------
                                       5,772,869       2,755,970            --            8,528,839

OTHER (INCOME) EXPENSE
   Interest (income)                    (167,888)           --              --             (167,888)
   Interest expense                        6,805          21,472            --               28,277
   Other (income) expense                  1,013          (7,555)           --               (6,542)
                                    ------------    ------------    ------------       ------------
                                        (160,070)         13,917            --             (146,153)

LOSS BEFORE INCOME TAX
(BENEFIT)                             (3,102,662)       (885,953)           --           (3,988,615)
   Income tax (benefit)                 (162,000)           --              --             (162,000)
                                    ------------    ------------    ------------       ------------
NET LOSS                            $ (2,940,662)   $   (885,953)   $       --         $ (3,826,615)
                                    ============    ============    ============       ============

NET LOSS PER COMMON SHARE
   Basic and diluted                $      (0.54)   $       --      $       --         $      (0.54)
                                    ============    ============    ============       ============

   Basic and diluted weighted
     average shares outstanding        5,493,276            --         1,591,365(4)       7,084,641
                                    ============    ============    ============       ============


See accompanying notes to pro forma condensed consolidated financial statements.

                                   eSOFT, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       MERGER WITH APEXX TECHNOLOGY, INC.
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                                            eSOFT, INC.
                                                            APEXX                            COMBINED
                                         eSOFT, INC.   TECHNOLOGY, INC   PRO FORMA         CONSOLIDATED
                                          12/31/97        12/31/97      ADJUSTMENTS          PRO FORMA
                                        ------------    ------------    ------------       ------------
REVENUES                                $  1,233,137    $  2,003,426    $       --        $  3,236,563

COST OF GOODS SOLD                           429,601       1,023,344            --           1,452,945
                                        ------------    ------------    ------------      ------------

GROSS PROFIT                               1,783,618

EXPENSES
   Selling and marketing                     225,737         573,704            --             799,441
   General and administrative                506,861         340,279            --             847,140
   Engineering                                55,653          55,071            --             110,724
   Amortization of software cost             116,912            --              --             116,912
   Freight                                    40,071            --            40,071
   Research and development                   56,671         174,579            --             231,250
                                        ------------    ------------    ------------      ------------
                                             961,834       1,183,704            --           2,145,538

OTHER (INCOME) EXPENSE
   Interest (income)                          (3,861)           --              --              (3,861)
   Interest expense                           31,012          16,058            --              47,070
   Other (income) expense                      7,803         (22,020)           --             (14,217)
                                        ------------    ------------    ------------      ------------
                                              34,954          (5,962)           --              28,992

LOSS BEFORE INCOME TAX
EXPENSE                                     (193,252)       (197,660)           --            (390,912)


Income tax expense                           162,000         162,000

                                        ------------    ------------    ------------      ------------
NET LOSS                                $   (355,252)   $   (197,660)   $       --        $   (552,912)
                                        ============    ============    ============      ============

NET LOSS PER COMMON SHARE
   Basic and diluted                    $      (0.23)   $       --      $       --        $      (0.18)
                                        ============    ============    ============      ============

   Basic and diluted weighted average
     shares outstanding                    1,536,884            --         1,591,365(4)      3,128,249
                                        ============    ============    ============      ============


See accompanying notes to pro forma condensed consolidated financial statements.

                                   eSOFT, INC
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       MERGER WITH APEXX TECHNOLOGY, INC.
                                      NOTES
                                   (UNAUDITED)



(1) To eliminate note receivable owed to eSOFT by Apexx totaling $300,000 at December 31, 1998.


(2) To accrue anticipated costs to be incurred in connection with the proposed merger as follows:

         Investment bankers and consultant fees paid in cash                         $  300,000
         Legal, accounting and other fees                                               250,000
                                                                                     ----------
                                                                                     $  550,000
                                                                                     ==========

(3) Represents the adjustment for the Apexx common stock to reflect the par value of 1,591,365 shares of eSOFT common stock to be issued in connection with the proposed merger, not including 1,356,003 shares which may be issued upon the exercise of options issued to the Apexx optionees.

(4)      Additional Paid in Capital -

         No par value common stock of Apexx reclassified as additional paid in capital to reflect the issuance of eSOFT common stock at
              $.01 par value.                                                        $1,090,770
         Estimated value of 48,000 shares of eSOFT Common Stock transferred
              to investment bankers by Apexx stockholders                               228,000
         Estimated value of warrant to purchase 100,000 shares of
              eSOFT common stock granted to merger consultants                          270,000
                                                                                     ----------
                                                                                     $1,588,770
                                                                                     ==========


(5)      Represents the one time charge of $1,048,000 associated with the
         proposed merger with Apexx of   investment banking and consultant
         fees of $300,000, legal, accounting and other fees of $250,000, value of 48,000 shares of eSOFT common stock transferred to the investment bankers valued at $228,000, and estimated value of warrants to purchase 100,000 shares of eSOFT common stock granted to merger consultants valued at $270,000.

                                MERGER AGREEMENT

         The following summary of the terms of the Merger Agreement does not contain all of the information that may be important to you. You should carefully read the entire Merger Agreement attached as Appendix A to this Joint Proxy Statement/Prospectus before you decide how to vote.

OVERVIEW OF THE MERGER AGREEMENT

         The Merger Agreement contemplates the merger of Apexx with a subsidiary of eSOFT, with Apexx continuing as the surviving corporation and wholly owned subsidiary of eSOFT.

CLOSING; EFFECTIVE TIME SURVIVING CORPORATION

         Closing


         Unless the parties agree otherwise, the closing of the merger is expected to take place on May 20, 1999, or the second business day after the date on which all closing conditions have been satisfied or waived or at such other time as agreed to in writing by eSOFT and Apexx. The closing is expected to take place shortly after the approval of the stockholders of both companies at the meetings. The actual time and date of the closing is referred to as the "Closing Date."


         Effective Time


         At the closing, eSOFT and Apexx will file articles of merger in accordance with the relevant provisions of the Idaho Business Corporations Act and make all other filings or recordings required under Idaho law. The merger will become effective when the articles of merger are duly filed with the Secretary of State of Idaho or at such later time as eSOFT and Apexx agree and as specified in the articles of merger. The time the merger is effective is referred to as the "Effective Time."


         Surviving Corporation

         Apexx will become a wholly-owned subsidiary of eSOFT following the merger. The articles of incorporation and bylaws of eSOFT's newly-formed subsidiary as in effect immediately prior to the Effective Time will become Apexx's articles and bylaws.

CONSIDERATION TO BE RECEIVED IN THE MERGER

         At the Effective Time, by virtue of the merger and without any action on the part of any holder of shares of Apexx common stock, (a) each share of Apexx common stock outstanding immediately prior to the Effective Time will be converted into the right to receive 1.119651 shares of eSOFT common stock, (b) each share of Apexx common stock issued and outstanding (including any treasury stock) will cease to be outstanding and will be canceled, and (c) each share of eSOFT common stock outstanding immediately prior to the Effective Time will remain outstanding following the merger and will continue to represent one share of eSOFT.

TREATMENT OF APEXX STOCK OPTIONS

         At the Effective Time, each outstanding and unexercised option to purchase a share of Apexx common stock issued under Apexx's benefits plans ("Apexx Stock Options") will be assumed by eSOFT and converted into an option or a right to purchase 1.085879 shares of eSOFT common stock for each share of Apexx common stock. Such new option or right will otherwise have the same terms and conditions that were applicable to the Apexx Stock Options immediately prior to the Effective Time.

         Each share of Apexx common stock will be converted into the right to receive more shares than will each Apexx stock option because the Apexx stockholders must pay the fees of Apexx's investment banker, Pacific Crest. These investment banking fees will be paid to the investment banker by the Apexx stockholders by transferring to Pacific Crest shares of eSOFT common stock they receive in the merger.


EXCHANGE OF SHARES

         General

         Promptly after the Effective Time, eSOFT's transfer agent, The Trust Company of the Bank of Montreal, will mail to each record holder of certificates that, immediately prior to the Effective Time of the merger, represented shares of Apexx common stock, a letter of transmittal and instructions for use in surrendering such certificates. Upon the surrender of each certificate formerly representing Apexx common stock, together with a properly completed letter of transmittal, The Trust Company of the Bank of Montreal will issue in exchange a common share certificate of eSOFT representing eSOFT common stock and the Apexx common stock certificate will be canceled. Until surrendered and exchanged, each Apexx common stock certificate will only represent the right to receive eSOFT common stock

         Fractional Shares

         No fractional shares of eSOFT will be issued to holders of Apexx common stock. In lieu of fractional shares, each holder of shares of Apexx common stock who would otherwise have been entitled to receive a fraction of a share of eSOFT common stock instead will receive cash.

         eSOFT Stockholders

         Stockholder of eSOFT will not be required to exchange their eSOFT stock certificates. These stock certificates will, after the Effective Time, automatically represent certificates for shares of the combined company.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         Conditions to Each Company's Obligations to Effect the Merger

         The obligations of each company to effect the merger are subject to the following conditions, unless any condition is waived by both companies:

         o The approval of eSOFT and Apexx stockholders of the transactions contemplated by the merger agreement;

         o The absence of any law, order, injunction, or other legal restraint or prohibition enjoining or preventing the consummation of the merger or that could reasonably be expected to have a material adverse effect on Apexx or eSOFT;

         o The receipt of all consents, authorizations, orders, and approvals of, or filings or registrations with, any governmental entity required to consummate the merger;

         o The approval for listing on the Nasdaq SmallCap Market of the eSOFT common stock to be issued to the Apexx stockholders pursuant to the merger agreement;

         o eSOFT's independent public accountants, BDO Seidman, LLP, shall have advised eSOFT that the transactions contemplated by the merger agreement will be treatable as a pooling-of-interests;


         o The receipt by both Apexx and eSOFT of all documents and instruments contemplated by the merger agreement in form and substance reasonably satisfactory to eSOFT, Apexx, and their respective counsels.

         o The law firm of Davis, Graham & Stubbs LLP shall have rendered an opinion that the merger qualifies as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

         Additional Conditions to the Obligations of Apexx

         The obligations of Apexx to effect the merger are further subject to the following conditions, unless waived by Apexx:

         o eSOFT shall have performed its agreements contained in the merger agreement required to be performed on or prior to the closing.

         o The representations and warranties of eSOFT and its wholly owned subsidiary contained in the merger agreement and any document delivered in connection with the merger agreement shall be true and correct as of the closing, and Apexx shall have received a certificate of the President or a Vice President of eSOFT, dated the closing date, certifying to such effect.

         o There shall have been delivered to Apexx certificates, dated within five days of the closing date, of the Secretary of State of the States of Delaware and Idaho, with respect to the incorporation, subsistence, and good legal standing of eSOFT and eSOFT's wholly owned subsidiary, respectively

         o There shall have been delivered to Apexx certificates, dated the closing date, of the Secretary of eSOFT and its wholly owned subsidiary (i) to the effect that the Certificates of Incorporation of eSOFT and its subsidiary have not been amended, (ii) attaching a true and complete copy of the Bylaws of the eSOFT and its subsidiary as in effect on the closing date, and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of eSOFT and its subsidiary approving the execution and delivery of the merger agreement and authorizing the consummation of the transactions contemplated by it.

         o There shall have been delivered to Apexx a certificate, dated the closing date, with respect to the incumbency and signatures of all officers of eSOFT and eSOFT's wholly owned subsidiary signing the merger agreement and any other certificate, agreement, or instrument delivered on behalf of eSOFT in connection with the merger agreement.

         o eSOFT shall have delivered to Apexx an opinion of its counsel in the form prescribed by the merger agreement.

         o The average last sale price per share of eSOFT common stock for the 10 trading days prior to the Closing Date shall not be lower than $3.40.

         o eSOFT shall have implemented a mutually agreed upon joint marketing plan in the first quarter of 1999, in accordance with a marketing plan attached as an exhibit to the merger agreement, including, without limitation, fully funding the marketing spending levels set forth therein.

         Additional Conditions to the Obligations of eSOFT and eSOFT's Wholly Owned Subsidiary

         The obligations of eSOFT and eSOFT's wholly owned subsidiary to effect the merger are further subject to the following conditions, unless waived by eSOFT:

         o Apexx shall have performed its agreements contained in the merger agreement required to be performed on or prior to the closing date.

         o The representations and warranties of Apexx contained in the merger agreement and in any document delivered in connection therewith shall be true and correct as of the Closing Date, and eSOFT shall have received a certificate of the President or a Vice President of Apexx, dated the closing date, certifying to such effect.

         o The status of any litigation of Apexx and/or the terms of any agreements relating to the compromise or dismissal of any action, suit or proceeding (subject to any restrictions on the disclosure of such terms) shall be satisfactory to eSOFT.

         o Other than with respect to a default identified in the disclosure schedules to the merger agreement, Apexx shall not be in material default of a material obligation, where a default cannot be cured by the closing date, under any of the material contracts, agreements and other documents identified in the disclosure schedules to the merger agreement, and eSOFT shall have received a certificate of the President or a Vice President of Apexx, dated the closing date, certifying to such effect.

         o Apexx must have obtained and delivered to eSOFT all consents and approvals of any third parties required in connection with the execution and delivery of the merger agreement.


         o The holders of at least 95% of the issued and outstanding eSOFT common stock shall have executed and delivered the Stockholders Agreement to eSOFT.


         o The number of Apexx shares that dissent must not consist of more than five percent (5%) of the issued and outstanding Apexx common stock.

         o There shall have been delivered to eSOFT a certificate, dated within five days of the closing date, of the Secretary of State of the State of Idaho, listing all charter documents of Apexx on file in the office of the Secretary of State and copies of the Articles of Incorporation of Apexx and all amendments thereto, certified as true and correct by the Secretary of State within five days of the closing date.

         o There shall have been delivered to eSOFT a certificate, dated within five days of the closing date, of the Secretary of State of the State of Idaho or such other jurisdictions, with respect to the authorization by such jurisdiction of Apexx to transact business in the jurisdictions identified by Apexx in the disclosure schedules to the Merger Agreement.

         o There shall have been delivered to eSOFT a certificate, dated the closing date, of the Secretary of Apexx (i) to the effect that Apexx's Articles of Incorporation have not been amended,
                  (ii) attaching a true and complete copy of Apexx's Bylaws as in effect on the closing date, and (iii) attaching a true and complete copy of the resolutions of Apexx's Board of Directors approving the execution and delivery of the merger agreement and authorizing the consummation of the transactions contemplated by it.

         o There shall have been delivered to eSOFT a certificate, dated the closing date, with respect to the incumbency and signatures of all officers of Apexx signing the merger agreement and any other certificate, agreement or instrument delivered on behalf of Apexx in connection with the merger agreement.

         o There shall have been no change in the financial condition or results of operations of Apexx from that reflected in Apexx's balance sheet delivered pursuant to the merger agreement so as to result in a Company Material Adverse Change as that term is defined in the merger agreement.


         o eSOFT's independent public accountants, BDO Seidman, LLP, shall have advised eSOFT that the transactions contemplated by the merger agreement will be treatable as a pooling-of-interests;


         o Apexx shall have delivered to eSOFT an opinion of its counsel in the form prescribed by the merger agreement.

         o The average last sale price per share of eSOFT common stock for the 10 trading days prior to the Closing Date shall not be higher than $9.00.

         o Representatives of Apexx, in the presence of eSOFT, shall have performed a successful live build demonstration of the software underlying Apexx's TEAM Internet(R)products. Such live demonstration shall be reasonably designed and performed so that eSOFT may have the opportunity to confirm to its satisfaction that the source code version of such software readily produces the corresponding object code version. Such demonstration shall be "successful" if (i) it demonstrates to eSOFT's reasonable satisfaction the accomplishment of any and all steps as are necessary readily to produce fully functional object code from the source code, including without limitation, any steps in which the source code is compiled, assembled, linked and/or interpreted so as to produce the object code version of such software, and (ii) such production of object code is otherwise in accordance with the relevant representations and warranties made by Apexx in the merger agreement.

         o eSOFT shall have received a letter from Pacific Crest, in form and substance satisfactory to eSOFT, stating that Pacific Crest (i) shall look only to Apexx's stockholders for any fees or expenses in excess of $200,000 otherwise payable by Apexx to Pacific Crest, (ii) waiving all of Pacific Crest's right to collect any fees or expenses in excess of $200,000 from Apexx or eSOFT, and (iii) agreeing that Apexx's $200,000 obligation to Pacific Crest shall be paid as follows: $50,000 at the time of Closing, and the balance of $150,000 on the earlier of 45 days after the Closing or upon the completion of a private placement by eSOFT of securities of eSOFT with a total value of at least $2,000,000.

         In addition to each of the above conditions, the execution and delivery of each of the agreements discussed under the heading "Documents To Be Executed In Connection With The Merger Agreement" is a condition to the closing of the Merger.

THIRD PARTY CONSENTS

         The only material consents, approvals, authorizations of, or filings with any governmental entity required to consummate the merger are the approval of the stockholders of eSOFT and Apexx in accordance with the laws of the States of Delaware and Idaho and the filing of articles of merger with the Secretary of State of the State of Idaho.

CERTAIN REPRESENTATIONS AND WARRANTIES

         The merger agreement contains certain representations and warranties, subject to certain qualifications, made by eSOFT and Apexx to each other as to, among other things: their organization, capital structures, corporate authorization to enter into and consummate the contemplated transactions and consents and filings needed in connection with them, accuracy of financial statements and information supplied for use in the registration statement filed with the Securities and Exchange Commission relating to the merger, required board and stockholder approvals, the absence of litigation, compliance with laws, the absence of certain changes or events, environmental matters, intellectual property, accounting matters, taxes, certain contracts, and employee benefits and labor matters.

TERMINATION

         The merger agreement may be terminated:

         o        By mutual consent of eSOFT and Apexx;


         o By eSOFT or Apexx if the merger has not been consummated by June 1, 1999;

         o By Apexx by resolution of its board of directors if all additional conditions to the obligations of Apexx referred to above have not been satisfied by the closing date; or

         o By eSOFT by resolution of its board of directors if the board decides to withdraw or modify its approval or recommendation of the merger agreement or if all of the additional conditions to the obligations of eSOFT and eSOFT's wholly owned subsidiary referred to above have not been satisfied by the closing date.

TERMINATION FEES

         eSOFT and Apexx are each obligated to pay to the other a termination fee if the merger agreement is terminated under certain circumstances. If eSOFT withdraws or modifies its recommendation of the merger agreement to eSOFT's stockholders and this causes Apexx to terminate the merger agreement, eSOFT is obligated to pay a termination fee of $750,000 to Apexx. If Apexx recommends an alternative proposal to Apexx's stockholders and this causes eSOFT to terminate the merger agreement, Apexx is obligated to pay a termination fee of $2,000,000 to eSOFT. The termination fees are payable in cash by wire transfer of immediately available funds within twenty business days after the merger agreement is terminated.


DOCUMENTS TO BE EXECUTED IN CONNECTION WITH THE MERGER AGREEMENT


         The execution of a Stockholders Agreement, Escrow Agreement, Source Code Escrow Agreement and several Employment Agreements and Voting Agreements are conditions to the obligations of eSOFT and Apexx to proceed with the merger. You should be familiar with the effects these agreements will have, so they are summarized here. However, you should read these agreements in their entirety. All of these agreements have been filed as exhibits to the registration statement of which this Joint Proxy Statement/Prospectus forms a part. See "Where You Can Get More Information."

         Voting Agreement


         Each of Thomas Loutzenheiser, Gayl Loutzenheiser, David Dahms, Albert Youngwerth, Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow, William Rivers, and Ray Jenks, who collectively own approximately 50.75% of the issued and outstanding shares of Apexx common stock, have executed a voting agreements in which they agreed to vote FOR the merger. These voting agreements also grant eSOFT authority, in the form of a proxy, to vote all of their Apexx shares FOR the merger.

          Stockholders Agreement

         As a condition of eSOFT's obligations to consummate the merger, the holders of at least 95% of the Apexx common stock must enter into a Stockholders Agreement with eSOFT. The Stockholders Agreement is attached as Appendix B to this Joint Proxy Statement/Prospectus. The Stockholders Agreement provides that the Apexx stockholders will indemnify eSOFT for a period of 12 months following the merger, against all claims, losses, or damages that eSOFT may suffer due to any breach of any covenant or agreement of Apexx contained in the merger agreement or due to any inaccuracy in any representation or warranty of Apexx contained in the merger agreement.

         The agreement to indemnify eSOFT contained in the Stockholders Agreement is subject to certain limitations. No stockholder is required to indemnify eSOFT for any losses until the aggregate amount of all such losses exceeds $200,000. Thereafter, the stockholders must only indemnify eSOFT for those losses that exceed $200,000. In addition, each stockholder's liability for eSOFT's losses is limited to the number of shares placed into escrow on such stockholder's account.

         Since eSOFT and Apexx intend the merger to be accounted for as a "pooling of interests" for accounting purposes, Apexx's affiliates will also agree in the Stockholders Agreement to certain restrictions on their ability to sell the eSOFT common stock they are to receive pursuant to the merger agreement. See "The Proposed Merger -- Anticipated Accounting Treatment."


         Escrow Agreement


         Ten percent of the eSOFT common stock to be issued to the Apexx stockholders pursuant to the merger will be held in escrow for the benefit of the Apexx stockholders pursuant to an Escrow Agreement. These escrowed shares will be used to reimburse eSOFT for any damages that the Apexx stockholders must indemnify eSOFT for pursuant to the indemnification provisions of the Stockholders Agreement. Under the Escrow Agreement, eSOFT may make a claim for reimbursement against the escrowed shares. If the claim is determined to be one for which eSOFT in entitled to indemnification, then the escrow agent will release to eSOFT that number of shares of eSOFT common stock equal to the amount of the claim, with the shares valued at a price of $4.75 each.


         Source Code Escrow Agreement

         On January 25, 1999, Apexx and eSOFT entered into an agreement with Data Securities International, Inc. ("DSI") pursuant to which eSOFT and Apexx established an escrow account with DSI. The purpose of the escrow account is to safeguard the confidential technology of Apexx to ensure that, if the merger is completed, eSOFT will have full access to all of the products and materials of Apexx. To that end, DSI will retain copies of the proprietary technology and materials of Apexx and control access to that technology until the merger is effected or the merger agreement is terminated.

         Loutzenheiser Employment Agreement

         If the merger is completed, Thomas Loutzenheiser, the Chairman and President of Apexx, will be employed by eSOFT on the terms set forth in an employment agreement (the "Loutzenheiser Agreement") that extends for a twenty-four month period commencing on the day following the date the merger is completed. Under the terms of the Loutzenheiser Agreement, eSOFT will be obligated to pay to Mr. Loutzenheiser the sum of $9,166 per month. Mr. Loutzenheiser is also eligible to receive a quarterly performance bonus no greater than $12,500 per quarter based upon mutually agreed company-wide and department performance criteria.

         In addition, Mr. Loutzenheiser will be granted incentive stock options to acquire 50,000 shares of eSOFT common stock at an exercise price equal to the fair market value of the eSOFT common stock on the day after the merger is completed. The options will expire after four years, and will vest over a 36 month period as follows: 7/36 of the options will vest eight months following the date of grant and 1/36 of the options will vest on the first day of each month thereafter.

         The Loutzenheiser Agreement will include a non-competition provision that extends for 12 months following his termination and a confidentiality provision that extends for three years following his termination. The Loutzenheiser Agreement may be terminated without cause by either eSOFT or Mr. Loutzenheiser on 30 days notice. If Mr. Loutzenheiser's employment is terminated by eSOFT without cause, eSOFT must pay Mr. Loutzenheiser his salary for the greater of six months or the number of months equal to the number of years Mr. Loutzenheiser has been employed by eSOFT.

         Other Employment Agreements

         eSOFT will enter into employment agreements with three other Apexx employees with a range of salary levels and benefits. The term of each of these employment agreements is twelve months, at salary levels ranging from $6,667 to $7,500 per month. The employment agreements provide for a quarterly performance-based bonus ranging from $10,000 to $20,000, based upon agreed upon company, sales or revenue goals. In addition to monthly compensation and quarterly bonuses, each of the agreements provides for the grant of options to purchase 25,000 shares of eSOFT common stock at an exercise price equal to the fair market value of the eSOFT common stock on the day following the date the merger is completed. The options will expire after four years, and will vest over a 36 month period as follows: 7/36 of the options will vest eight months following the date of grant and 1/36 of the options will vest on the first day of each month thereafter. Each of these employment agreements also contains twelve month noncompetition and confidentiality provisions, and each provides for severance payments to continue following a termination of the employee without cause for the greater of three months or the number of months equal to the number of years eSOFT employed the individual.

               MANAGEMENT OF THE COMBINED COMPANY AFTER THE MERGER


When the merger is complete, the board of directors of the combined company will consist of six directors: four directors of eSOFT and two directors to be named by Apexx. The senior executive officers of eSOFT set forth under the heading "Management of eSOFT" will continue with the combined company in their current positions, and Thomas Loutzenheiser, Apexx's current chief executive officer, will become eSOFT's vice president of product development and a Class III director following the merger. In addition, Apexx has the right to name an additional person to be appointed as a Class II eSOFT director after the merger.

         Thomas Loutzenheiser. Mr. Loutzenheiser has over seventeen years of product development, product management, sales, and marketing experience within the computer industry, including eight years at IBM, three years at Extended Systems, Inc., and one year at data-CACHE Corporation. Mr. Loutzenheiser has a Bachelor of Science in Mechanical Engineering from the University of Washington, a Master of Science in Engineering Management from Stanford University, and also completed the one year IBM Marketing and Sales Education Program.


                               DISSENTERS' RIGHTS

         Under Section 30-1-1302 of the Idaho Business Corporations Act, stockholders are entitled to payment of the fair value of their shares in the case of a merger requiring stockholder approval. In order to assert dissenter's rights, a stockholder who wishes to assert such rights must, before a vote is taken, deliver a written notice to Apexx stating that the stockholder intends to demand payment for his/her shares if the proposed action is taken. In addition, the stockholder must not vote in favor of the proposed action.

         If the proposed corporate action is approved by a vote of the stockholders, the corporation must send a notice to the dissenters who properly notified the corporation of their intention to dissent before the vote was taken. This notice, known as the "dissenter's notice" in Idaho, must be sent by the corporation no later than ten days after the corporate action was taken. This notice to the dissenting stockholders will state where a dissenting stockholder must demand payment and how to surrender his/her stock certificates in exchange for payment of the fair value of the surrendered stock certificates.

         When the dissenting stockholder receives the dissenter's notice from the corporation, he/she must then demand payment for his/her shares, certify that he/she was a stockholder before the date set for the right to dissent, and deposit his/her stock certificates as directed in the dissenter's notice. Once the dissenting stockholder complies with these conditions, the corporation must then pay the dissenting stockholder an amount that the corporation believes to be the fair value of the surrendered stock certificates.

         A copy of the sections of the Idaho Business Corporation Act that discuss the rights of stockholders to dissent from a transaction is attached as Appendix D to this Joint Proxy Statement/Prospectus.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS


         Apexx is an Idaho corporation and the rights of Apexx stockholders are currently governed by Idaho law. If the Merger is consummated, Apexx stockholders will become stockholders of eSOFT, which is a Delaware corporation. Set forth below is a comparison of the rights of stockholders under Delaware and Idaho law.


                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
REMOVAL OF DIRECTORS               Generally, stockholders may remove                Generally, stockholders may remove
                                   directors, with or without cause, by a vote       directors, with or without cause, by a vote
                                   of the holders of a majority of the shares        of the holders of a majority of the shares
                                   entitled to vote in an election of directors.     entitled to vote in an election of directors.
---------------------------------  ------------------------------------------------  ----------------------------------------------
FILLING VACANCIES ON THE           A vacancy on the board of directors may           Unless the articles of incorporation
BOARD OF DIRECTORS                 be filled by the majority vote of the             provide otherwise, a vacancy on the board
                                   remaining directors.                              of directors may be filled by:

                                   Newly created directorships resulting from           o     a vote of the stockholders; or
                                   an increase in the number of directors               o     the directors remaining in office.
                                   elected by all of the stockholders who
                                   have the right to vote as a single class may      If a vacant office was held by a director
                                   also be filled by the remaining directors.        elected by a voting group of stockholders,
                                                                                     only the stockholders of that voting group
                                                                                     are entitled to vote to fill the vacancy if
                                                                                     it is filled by a vote of the stockholders.
                                   Vacancies and newly created director
                                   ships which arise in director positions
                                   which the holders of a class or series of
                                   stock are entitled to elect may be filled by
                                   a majority or the sole remaining
                                   director(s) elected by the same series or
                                   class.
---------------------------------  ------------------------------------------------  ----------------------------------------------
NOTICE OF STOCKHOLDER              Notice of stockholder meetings must be            Notice of stockholder meetings must be
MEETINGS                           given no less than 10 and no more than 60         given no less than 10 and no more than 60
                                   days before a meeting.                            days before a meeting.
---------------------------------  ------------------------------------------------  ----------------------------------------------
ADJOURNMENT AND NOTICE             Stockholders' meetings may be adjourned           Stockholders' meetings may be adjourned
OF STOCKHOLDER MEETINGS            for up to 30 days without giving notice of        for up to 30 days without giving notice of
                                   the adjourned meeting other than by               the adjourned meeting other than by
                                   announcement at the adjourned meeting             announcement at the adjourned meeting
                                   (unless the Bylaws provide otherwise).            (unless the Bylaws provide otherwise).
                                   For an adjournment more than 30 days,
                                   notice must be given as it was for the
                                   original meeting.
---------------------------------  ------------------------------------------------  ----------------------------------------------
Call for Special                   Special meetings of stockholders may be           Special meetings of stockholders may be
Stockholder Meetings               called by the board of directors or by a          called by the board of directors, by a
                                   person authorized by the charter or               person authorized by the charter or
                                   bylaws.                                           bylaws, or by the holders of at least 20%
                                                                                     of all votes entitled to be cast on any
                                                                                     issue.
---------------------------------  ------------------------------------------------  ----------------------------------------------

                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
Stockholder Consent in             Stockholder action may be taken without           Stockholder action may be taken without
Lieu of Meeting                    a meeting by a written consent signed by          a meeting by a written consent signed by
                                   stockholders having at least the minimum          all the stockholders entitled to vote on the
                                   number of votes that would be necessary           action.
                                   to authorize the action at a meeting.  The
                                   company's charter may prohibit action by
                                   written consent.
---------------------------------  ------------------------------------------------  ----------------------------------------------
BUSINESS INTRODUCED BY             Under the Exchange Act, stockholders              Under the Exchange Act, stockholders
STOCKHOLDERS                       may submit a proposal to be included in a         may submit a proposal to be included in a
                                   company's proxy statement if the                  company's proxy statement if the
                                   stockholder:                                      stockholder:

                                      o    Owns at least 1% or $2,000                 o      Owns at least 1% or $2,000
                                           market value of the securities                    market value of the securities
                                           entitled to be voted on the                       entitled to be voted on the
                                           proposal;                                         proposal;
                                      o    Has owned the securities for at            o      Has owned the securities for at
                                           least 1 year prior to the date of                 least 1 year prior to the date of
                                           the proposal; and                                 the proposal; and
                                      o    Continues to own the securities            o      Continues to own the securities
                                           through the date of the meeting.                  through the date of the meeting.
                                   The proposal must be received by the              The proposal must be received by the
                                   company 120 calendar days before the              company 120 calendar days before the
                                   date on which the proxy statement was             date on which the proxy statement was
                                   released to stockholders for the previous         released to stockholders for the previous
                                   year's meeting.                                   year's meeting.
---------------------------------  ------------------------------------------------  ----------------------------------------------
STOCKHOLDER PROPOSALS              The company may omit a stockholder                The company may omit a stockholder
THAT MAY BE EXCLUDED               proposal for various reasons, such as if          proposal for various reasons, such as if
                                   the proposal:                                     the proposal:

                                       o        Is not proper for stockholder            o        Is not proper for stockholder
                                                action;                                           action;
                                       o        Would require the company to             o        Would require the company to
                                                violate the law or is beyond the                  violate the law or is beyond the
                                                company's power;                                  company's power;
                                       o        Is contrary to SEC proxy rules;          o        Is contrary to SEC proxy rules;
                                       o        Involves a personal claim or             o        Involves a personal claim or
                                                grievance;                                        grievance;
                                       o        Relates to insignificant                 o        Relates to insignificant
                                                operations of the company;                        operations of the company;
                                       o        Relates to the conduct of the            o        Relates to the conduct of the
                                                company's ordinary business;                      company's ordinary business;
                                       o        Relates to an election to office;        o        Relates to an election to office;
                                       o        Counters a proposal to be                o        Counters a proposal to be
                                                submitted by the company at the                   submitted by the company at the
                                                same meeting;                                     same meeting; or
                                       o        Deals with the same matter as a          o        Deals with the same matter as a
                                                prior proposal that receive little                prior proposal that receive little
                                                support; or                                       support.
                                       o        Relates to specific amounts of
                                                cash or stock dividends.
---------------------------------  ------------------------------------------------  ----------------------------------------------

                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
DISSENTER'S RIGHTS                 Stockholders are entitled to exercise             Stockholders are entitled to dissent from
                                   dissenter's rights and receive fair value         and obtain fair value for their shares if the
                                   for their shares in the event of a merger if      holders comply with the requirements of
                                   the holders comply with the requirements          sections 30-1-1302 to 30-1-1323 of the
                                   of section 262 of the DGCL.                       Idaho Business Corporations Act.

                                   Appraisal rights are not available if:            Appraisal rights are not available if:

                                       o  Before the merger, the                        o   The shares were registered on a
                                          corporation was listed on a                       national securities exchange;
                                          national securities exchange or               o   The shares were listed on the
                                          similar system;                                   national market systems of
                                       o  The stock of the corporation was                  Nasdaq; or
                                          held by more than 2,000                       o   The shares were held of record by
                                          stockholders;                                     at least two thousand
                                       o  The corporation survived the                      stockholders on the date fixed to
                                          merger and the approval of its                    determine stockholders entitled to
                                          stockholders was not required for                 vote on the proposed corporate
                                          the merger because the merger                     action.
                                          agreement did not amend the
                                          surviving corporation's certificate
                                          of incorporation and did not
                                          provide for the issuance of
                                          common stock of the survivor in
                                          excess of 20% of such survivor's
                                          shares outstanding immediately
                                          prior to the merger; or
                                       o  The merger was with or into a
                                          wholly-owned subsidiary and
                                          certain conditions were met.
---------------------------------  ------------------------------------------------  ----------------------------------------------
DERIVATIVE ACTIONS:  WHO           Derivative actions may be brought in              Derivative actions may be brought in
MAY BRING THEM                     Delaware by a stockholder on behalf of,           Idaho by a stockholder on behalf of, and
                                   and for the benefit of, the corporation.          for the benefit of, the corporation.  The
                                   The stockholder must have been a                  stockholder must have been a stockholder
                                   stockholder of the corporation at the time        of the corporation at the time of the
                                   of the transaction of which he complains.         transaction of which he complains, or
                                                                                     have become a stockholder through
                                                                                     transfer by operation of law from one
                                                                                     who was a stockholder at that time, or
                                                                                     fairly and adequately represent the
                                                                                     interests of the corporation in enforcing
                                                                                     the rights of the corporation.
---------------------------------  ------------------------------------------------  ----------------------------------------------

                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
DERIVATIVE ACTIONS:                The stockholder must first seek remedial          The stockholder must first make a written
REQUIREMENTS                       action from the board of directors unless         demand upon the board of directors and
                                   a demand for redress is excused.                  wait ninety days from the date of the
                                                                                     demand before filing a derivative action,
                                   The board of directors can appoint an             unless the board rejects the demand
                                   independent litigation committee to               before the ninety day period expires or
                                   review the stockholder's request for a            unless irreparable injury to the
                                   derivative action and the litigation              corporation would result by waiting for
                                   committee, acting independently,                  the expiration of the ninety day period.
                                   reasonably and in good faith, can
                                   terminate the stockholder's action subject
                                   to a court's review of the committee's
                                   independence, good faith and reasonable
                                   investigation.
---------------------------------  ------------------------------------------------  ----------------------------------------------
DERIVATIVE ACTIONS:                When a derivative action proceeds, the            When a derivative action proceeds, the
REMEDIES                           court may apply a variety of legal and            court may apply a variety of legal and
                                   equitable remedies on behalf of the               equitable remedies on behalf of the
                                   corporation which vary depending on the           corporation which vary depending on the
                                   facts and circumstances of the case and           facts and circumstances of the case and
                                   the nature of the claim brought.                  the nature of the claim brought.
---------------------------------  ------------------------------------------------  ----------------------------------------------
DIVIDENDS AND                      Subject to any restrictions contained in a        Subject to restrictions contained in the
DISTRIBUTIONS                      corporation's charter, the directors              corporation's articles of incorporation,
                                   generally may declare and pay dividends:          the directors generally may declare and
                                                                                     pay dividends unless:
                                      o  Out of surplus (defined as the
                                         excess, if any, of net assets ovor            o  The corporation would not be
                                         stated capital) or, when no                      able to pay its debts as they
                                         surplus exists;                                  become due in the usual course of
                                      o  Out of net profits for the fiscal                business; or
                                         year in which the dividend is                 o  The corporation's total assets
                                         declared and/or the preceding                    would be less than the sum of its
                                         fiscal year.                                     total liabilities plus the amount
                                                                                          that would be needed if the
                                   Dividends may not be paid out of net                   corporation were to be dissolved
                                   profits if the stated capital of the                   and distributions had to be made
                                   corporation is less than the aggregate                 to satisfy the preferential rights of
                                   amount of stated capital represented by                those stockholders whose rights
                                   the issued and outstanding stock of all                are superior to those receiving the
                                   classes having a preference upon the                   current distribution.
                                   distribution of assets.
---------------------------------  ------------------------------------------------  ----------------------------------------------
DIRECTOR QUALIFICATIONS            Delaware law has no residency                     Idaho law has no residency requirement
                                   requirement for directors.                        for directors.
---------------------------------  ------------------------------------------------  ----------------------------------------------
NUMBER OF DIRECTORS                The number of directors of a Delaware             The number of directors of an Idaho
                                   corporation shall be fixed by, or in the          corporation shall be fixed by, or in the
                                   manner provided in, the bylaws, unless            manner provided in, the bylaws, unless
                                   the charter fixes the number of directors.        the charter fixes the number of directors.
---------------------------------  ------------------------------------------------  ----------------------------------------------

                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
INDEMNIFICATION OF                 The DGCL authorizes a corporation to              The Idaho Business Corporation Act
OFFICERS AND DIRECTORS             indemnify the following persons:                  authorizes a corporation to indemnify
                                                                                     directors and officers in certain
                                        o  Directors                                 circumstances.
                                        o  Officers
                                        o  Employees and                             The corporation may indemnify against
                                        o  Agents                                    all reasonable expenses (including
                                                                                     attorneys' fees) for all judgments, fines
                                   The corporation may indemnify against             and amounts paid in settlement.
                                   all reasonable expenses (including
                                   attorneys' fees) for all judgments, fines
                                   and amounts paid in settlement.  These
                                   indemnification rights are not exclusive
                                   of other indemnification rights.
---------------------------------  ------------------------------------------------  ----------------------------------------------
REQUIREMENTS OF                    Indemnification is only available if:             Indemnification is only available if:
INDEMNIFICATION
                                        o  The indemnified person acted in               o  The indemnified person acted in
                                           good faith and in a manner which                 good faith and in a manner which
                                           he reasonably believed to be in,                 he reasonably believed to be in,
                                           or not opposed to, the best                      or not opposed to, the best
                                           interests of the corporation; and                interests of the corporation; and
                                        o  In the case of a criminal                     o  In the case of a criminal
                                           proceeding, had no reasonable                    proceeding, had no reasonable
                                           cause to believe his conduct was                 cause to believe his conduct was
                                           unlawful.                                        unlawful.

                                   No indemnification shall be made if the           No indemnification shall be made if it is
                                   individual is held liable to the company,         determined that the individual did not
                                   unless the court determines that the              meet the above listed standards or is
                                   individual is fairly and reasonably               determined to be liable on the basis that
                                   entitled to indemnification for the amount        he received a financial benefit to which
                                   of expenses the court deems proper.               he was not entitled.
---------------------------------- ------------------------------------------------  ----------------------------------------------
DETERMINATION OF                   A corporation's determination of whether          A corporation's determination of whether
INDEMNIFICATION                    to indemnify someone is to be made:               to indemnify someone is to be made:

                                        o  By a majority vote of the                     o  By a majority vote of the board of
                                           disinterested directors (even if                 directors if there are two or more
                                           less than a quorum);                             disinterested directors;
                                        o  By a committee of disinterested               o  By a committee of disinterested
                                           directors designated by the                      directors designated by the
                                           majority vote of the disinterested               majority vote of the disinterested
                                           directors (even if less than a                   directors (even if less than a
                                           quorum);                                         quorum);
                                        o  By independent legal counsel if               o  By special legal counsel if there
                                           there are no disinterested                       are fewer than two disinterested
                                           directors or if the disinterested                directors; or
                                           directors so direct; or                       o  By the stockholders, but shares
                                        o  By the stockholders.                             owned by or voted by a director
                                                                                            who is not disinterested may not
                                                                                            be voted.
---------------------------------- ------------------------------------------------  ----------------------------------------------

                                                     DELAWARE LAW                                       IDAHO LAW
---------------------------------  ------------------------------------------------  ----------------------------------------------
                                   Where the person defends a matter                 Where the person defends a matter
                                   successfully, indemnification for                 successfully, indemnification for
                                   reasonable expenses is mandatory.                 reasonable expenses is mandatory.
                                   Officers' and directors' expenses may be          Officers' and directors' expenses may be
                                   paid in advance of final disposition if the       paid in advance of final disposition if the
                                   person agrees to repay the advances if he         person agrees to repay the advances if he
                                   is later determined not to be entitled to         is later determined not to be entitled to
                                   indemnification.  Advance payment for             indemnification.
                                   other employees is at the board's
                                   discretion.
---------------------------------  ------------------------------------------------  ----------------------------------------------
INSURANCE ON BEHALF OF             The DGCL permits a corporation to                 The Idaho Business Corporation Act
INDEMNITEES                        maintain insurance on behalf of an                permits a corporation to maintain
                                   indemnitee against any liability or               insurance on behalf of an indemnitee
                                   expenses incurred in the capacity in which        against any liability or expenses incurred
                                   he serves the corporation or arising out of       in the capacity in which he serves the
                                   his status as such, whether or not the            corporation or arising out of his status as
                                   corporation would have the power to               such, whether or not the corporation
                                   indemnify him against such expenses and           would have the power to indemnify him
                                   liabilities under the applicable provisions       against such expenses and liabilities under
                                   of the DGCL.                                      the applicable provisions of the Idaho
                                                                                     Business Corporation Act.
---------------------------------  ------------------------------------------------  ----------------------------------------------
AMENDMENT TO ARTICLES OF           The DGCL requires the approval of the             The Idaho Business Corporation Act
INCORPORATION                      holders of a majority of the outstanding          requires the approval of the holders of a
                                   stock entitled to vote for any amendment          majority of the outstanding stock entitled
                                   to the certificate of incorporation unless        to vote for an amendment to the articles of
                                   the level of approval is increased by the         incorporation unless the articles of
                                   certificate of incorporation.  If the             incorporation provide otherwise, or unless
                                   amendment proposes to change the                  the board of directors adopts one of the
                                   number or par value of shares or adversely        amendments permitted by section 30-1-
                                   affect the rights of a particular class of        1002 of the Idaho Business Corporation
                                   stock, that class is entitled to vote             Act.
                                   separately on the amendment, whether or
                                   not it is designated as voting stock.
---------------------------------  ------------------------------------------------  ----------------------------------------------
AMENDMENT TO THE                   The DGCL provides stockholders with the           The board of directors may amend or
BYLAWS                             right to amend the bylaws, although a             repeal the corporation's bylaws unless the
                                   corporation is permitted in its charter to        articles of incorporation reserve the power
                                   give this right to the directors as well.         exclusively to the stockholders or the
                                   Director action is subject to being               stockholders, in amending or repealing a
                                   amended by stockholders.                          particular bylaw, provide expressly that
                                                                                     the board of directors may not amend or
                                                                                     repeal that bylaw.

                                                                                     The stockholders may amend or repeal the
                                                                                     bylaws even though the board of directors
                                                                                     may also do so.
---------------------------------  ------------------------------------------------  ----------------------------------------------

                       PROPOSAL TO ELECT AN eSOFT DIRECTOR



         Only eSOFT stockholders of record on April 16, 1999 are eligible to vote for this proposal. Apexx stockholders will not be asked at the Apexx meeting to vote for the election of eSOFT directors.

         There are currently three members of eSOFT's board of directors. The members of eSOFT's board of directors are divided into three classes. Class I consists of one director who is serving a term that expires at the eSOFT meeting. Class II consists of one director who is serving a term expiring at the 2000 annual meeting of eSOFT stockholders. Class III consists of two directors who are serving a term expiring at the 2001 annual meeting of eSOFT stockholders. If the merger with Apexx is approved, Thomas Loutzenheiser, Apexx's current chief executive officer, will be appointed as a Class III director with a two-year term expiring at the 2001 annual meeting of eSOFT stockholders. In addition, Apexx has the right to name an additional person to be appointed as a Class II eSoft director with a one-year term expiring at the 2000 annual meeting of eSOFT stockholders. In each case, a director services for the designated term and until his respective successor is elected and qualified. Vacancies on the eSOFT board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

         In November 1998, the eSOFT board of directors appointed Jeffrey Finn as a Class I director to fill a vacancy in the eSOFT board of directors. The term of Mr. Finn expires at the eSOFT meeting. The eSOFT board of directors has nominated Jeffrey Finn for election as a Class I director. In the event Mr. Finn is unable to or declines to serve as a director at the time of the eSOFT meeting (which is not anticipated), proxies will be voted for the election of the person, if any, as may be designated by the present eSOFT board of directors. Information about Mr. Finn can be found under the heading "eSOFT Management."

         A majority of the shares of eSOFT common stock represented and voting at the eSOFT meeting is required to elect Mr. Finn as a Class I eSOFT director.


         THE eSOFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF eSOFT VOTE "FOR" THE ELECTION OF JEFFREY FINN AS A CLASS I DIRECTOR OF eSOFT.

                  PROPOSAL TO INCREASE THE NUMBER OF SHARES OF eSOFT COMMON STOCK ISSUABLE UNDER eSOFT'S EQUITY INCENTIVE PLAN


         Only eSOFT stockholders of record on April 16, 1999 are eligible to vote for this proposal. Apexx stockholders will not be asked at the Apexx meeting to vote for the proposal to increase the number of shares of eSOFT common stock issuable under eSOFT's equity incentive plan.

         eSOFT's Board of Directors has approved an amendment of eSOFT's equity incentive plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the equity incentive plan by 1,200,000 shares, from a total of 1,700,000 shares of eSOFT common stock to 2,900,000 shares of eSOFT common stock. eSOFT's Board of Directors approved the amendment to ensure that eSOFT can continue to grant stock awards to employees, consultants and non-employee directors at levels determined appropriate by the eSOFT board and its compensation committee.

         At March 1, 1999, options (net of canceled or expired options) covering an aggregate of 1,222,916 shares of eSOFT common stock had been granted under the equity incentive plan, and 477,084 shares remained available for future grant under the plan, plus those shares, if any, that might in the future be returned to the plan as a result of the cancellation or expiration of options.

         If the merger with Apexx is consummated, eSOFT's wholly owned subsidiary will assume each of the Apexx option plans currently place, and eSOFT will issue shares of eSOFT common stock in exchange for shares of Apexx common stock otherwise issuable upon the exercise of Apexx options. As a result of this assumption, eSOFT will be obligated to issue up to 1,356,003 shares of eSOFT common stock upon the exercise of Apexx options. The new shares that would be issuable if the amendment to eSOFT's equity incentive plan is approved would be in addition to the shares of eSOFT common stock issuable to holders of Apexx options. Accordingly, if both the merger proposed and the proposal to amend eSOFT's equity incentive plan are approved, eSOFT would be able to issue up to 4,256,003 shares of eSOFT common stock upon the exercise of eSOFT and Apexx options.

         A majority of the shares of eSOFT common stock represented and voting at the eSOFT meeting is required for approval of the proposal to increase the number of shares eligible for issuance under eSOFT's equity incentive plan.


         THE eSOFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF eSOFT VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF eSOFT COMMON STOCK ISSUABLE UNDER eSOFT'S EQUITY INCENTIVE PLAN.

                            THE eSOFT SPECIAL MEETING

PURPOSE, TIME AND PLACE


         This Joint Proxy Statement/Prospectus is being furnished to stockholders of eSOFT in connection with the solicitation of proxies by eSOFT from holders of eSOFT common stock for use at the eSOFT meeting to be held on May 20, 1999 at 9:00 a.m., at 555 30th Street, Boulder, Colorado 80303, and at any adjournments or postponements thereof. At the eSOFT meeting, holders of eSOFT common stock will be asked to consider and vote upon:


o        The proposal to approve the merger agreement;

o        The election of Jeffrey Finn as an eSOFT director; and

o The proposal to increase the number of shares of eSOFT common stock issuable under eSOFT's equity incentive plan.

The eSOFT board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable and fair to and in the best interests of eSOFT and its stockholders, approved the proposed merger transaction and unanimously recommends that eSOFT stockholders vote FOR the approval of the merger agreement. In addition, the eSOFT board of directors unanimously recommends that eSOFT stockholders vote FOR the election of Jeffrey Finn as an eSOFT director, and FOR the proposal to increase the number of shares of eSOFT common stock issuable under eSOFT's equity incentive plan.

RECORD DATE; QUORUM; VOTE REQUIRED

          Record Date


          eSOFT has established the close of business on April 16, 1999 as the record date to determine the holders of eSOFT common stock entitled to notice of, and to vote at, the eSOFT meeting. Only holders of record of eSOFT common stock at the close of business on the record date will be entitled to notice of, and to vote at, the eSOFT meeting. At the close of business on the record date, 7,345,518 shares of eSOFT common stock were outstanding and were held by approximately 150 holders of record. The eSOFT common stock constitutes the only outstanding class of voting securities of eSOFT. Each share of eSOFT common stock is entitled to one vote on the proposal to approve the merger agreement. Votes may be cast at the eSOFT meeting in person or by proxy.


          Quorum


          The presence at the eSOFT meeting of the holders of a majority of the shares of eSOFT common stock, either in person or by proxy, is necessary to constitute a quorum to transact business at the eSOFT meeting. In the event that a quorum is not present at the eSOFT meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

          Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the eSOFT meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.


          Vote Required


          A majority of the shares of eSOFT common stock represented and voting at the eSOFT meeting is required for approval of the merger proposal, the proposal to increase the number of shares eligible for issuance under eSOFT's equity incentive plan and to elect a Class I eSOFT director. Abstentions may be specified with respect to the proposal to approve the merger agreement by properly marking the "ABSTAIN" box on the proxy for such proposal. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the proposal to approve the merger agreement.


          Voting Power of eSOFT Directors and Executive Officers


          As of the close of business on the record date and excluding shares underlying stock options, eSOFT's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and had the power to vote, 1,281,389 outstanding shares of eSOFT common stock, representing approximately 16.9% of the then outstanding shares of eSOFT common stock. eSOFT believes that each of its directors and executive officers intends to vote for approval of each of the proposals to be considered at the eSOFT meeting.

PROXIES


          Shares of eSOFT common stock represented by properly executed proxies received in time for the eSOFT meeting will be voted at the eSOFT meeting in the manner specified on such proxies. Proxies that are properly executed but do not contain voting instructions will be voted FOR the proposal to approve the merger agreement. No other matter other than the proposal to approve the merger agreement, the proposal to elect Jeffrey Finn as an eSOFT director, and the proposal to increase the number of shares of eSOFT common stock issuable under eSOFT's equity incentive plan may be brought before the eSOFT meeting.

          In the event that a quorum is not present at the time the eSOFT meeting is convened, or if for any other reason eSOFT believes that additional time should be allowed for the solicitation of proxies, eSOFT may adjourn the eSOFT meeting with or without a vote of the stockholders. If eSOFT proposes to adjourn the eSOFT meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of eSOFT common stock for which they have voting authority in favor of an adjournment.


          eSOFT stockholders whose names appear on the stock records of eSOFT should return their proxy card to eSOFT's transfer agent, The Bank of Montreal Trust Company , in the envelope provided with the proxy card. eSOFT stockholders who hold their eSOFT common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.


          The grant of a proxy on the enclosed eSOFT proxy card does not preclude a stockholder from voting in person at the eSOFT meeting.


REVOCATION

          eSOFT Stockholders whose names appear on the stock records of eSOFT may revoke their proxy card at any time prior to its exercise by:

o        giving written notice of such revocation to eSOFT's Secretary;


o        appearing and voting in person at the meeting; or

o properly completing and executing a later-dated proxy and delivering it to eSOFT's Secretary at or before the meeting.

          The presence of an eSOFT stockholder of record without voting at the meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. eSOFT stockholders who hold their eSOFT common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.


PROXY SOLICITATION

          eSOFT will bear the cost of solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of eSOFT may solicit proxies from eSOFT stockholders by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and eSOFT will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         In addition, eSOFT has retained Morrow & Co., Inc. to assist eSOFT in the solicitation of proxies from stockholders in connection with the eSOFT meeting. Morrow & Co. will receive a fee estimated at $7,500 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. eSOFT has agreed to indemnify Morrow & Co. against certain liabilities arising out of or in connection with its engagement.


VALIDITY

          All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by eSOFT's board of directors. Any such determination will be final and binding. The eSOFT board of directors will have the right to waive any irregularities or conditions as to the manner of voting. eSOFT may accept proxies by any reasonable form of communication so long as eSOFT can be reasonably assured that the communication is authorized by the eSOFT stockholder.

                            THE APEXX SPECIAL MEETING

PURPOSE, TIME AND PLACE


          This Joint Proxy Statement/Prospectus is being furnished to stockholders of Apexx in connection with the solicitation of proxies by Apexx from holders of Apexx common stock for use at the Apexx meeting to be held on May 20, 1999 at 4:00 p.m., at The Statehouse Inn, 981 Grove Street, Boise, Idaho 83702, and at any adjournments or postponements thereof. At the Apexx meeting, holders of Apexx common stock will be asked to consider and vote upon the proposal to approve the merger agreement.


          The Apexx Board of Directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable and fair to and in the best interests of Apexx and its stockholders, approved the proposed merger transaction and unanimously recommends that Apexx stockholders vote FOR the approval of the merger agreement.

RECORD DATE; QUORUM; VOTE REQUIRED

          Record Date


          Apexx has established the close of business on April 16, 1999 as the record date to determine the holders of Apexx common stock entitled to notice of, and to vote at, the Apexx meeting. Only holders of record of Apexx common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Apexx meeting. At the close of business on the record date, 1,421,305 shares of Apexx common stock were outstanding and were held by approximately 56 holders of record. The Apexx common stock constitutes the only outstanding class of voting securities of Apexx. Each share of Apexx common stock is entitled to one vote on the proposal to approve the merger agreement. Votes may be cast at the Apexx meeting in person or by proxy.


          Quorum


          The presence at the Apexx meeting of the holders of a majority of the shares of Apexx common stock, either in person or by proxy, is necessary to constitute a quorum to transact business at the Apexx meeting. In the event that a quorum is not present at the Apexx meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

          Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the Apexx meeting. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.


          Vote Required

          Approval of the proposal to approve the merger agreement requires the affirmative vote by the holders of a majority of the outstanding shares of Apexx common stock as of the record date. Abstentions may be specified with respect to the proposal to approve the merger agreement by properly marking the "ABSTAIN" box on the proxy for such proposal. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the proposal to approve the merger agreement.

          Voting Power of Apexx Directors and Executive Officers

          As of the close of business on the record date and excluding shares underlying stock options, Apexx's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and had the power to vote, 1,188,842 outstanding shares of Apexx common stock, representing approximately 61% of the then outstanding shares of Apexx common stock. Apexx believes that each of its directors and executive officers intends to vote for approval of the proposal to approve the merger agreement.

          Voting Agreements


          Certain Apexx stockholders collectively owning approximately 50.75% of the issued and outstanding shares of Apexx common stock have executed voting agreements in which they agreed to vote in favor of the merger. Because holders of a majority of the outstanding shares of Apexx common stock have agreed to vote in favor of the merger, Apexx stockholder approval of the merger is assured. However, holders of at least 95% of the issued and outstanding Apexx common stock must sign and deliver the Stockholders Agreement to eSOFT to satisfy one of the conditions to the closing of the merger.


PROXIES


          Shares of Apexx common stock represented by properly executed proxies received in time for the Apexx meeting will be voted at the Apexx meeting in the manner specified on such proxies. Proxies that are properly executed but do not contain voting instructions will be voted FOR the proposal to approve the merger agreement. No matters other than the proposal to approve the merger agreement may be brought before the Apexx meeting.

          In the event that a quorum is not present at the time the Apexx meeting is convened, or if for any other reason Apexx believes that additional time should be allowed for the solicitation of proxies, Apexx may adjourn the Apexx meeting with or without a vote of the stockholders. If Apexx proposes to adjourn the Apexx special meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Apexx common stock for which they have voting authority in favor of an adjournment.

          Apexx stockholders whose names appear on the stock records of Apexx should return their proxy card to Apexx's corporate Secretary in the envelope provided with the proxy card. The grant of a proxy on the enclosed Apexx proxy card does not preclude a stockholder from voting in person at the Apexx meeting.


REVOCATION

          Apexx Stockholders whose names appear on the stock records of Apexx may revoke their proxy card at any time prior to its exercise by:

o        giving written notice of such revocation to Apexx's Secretary;


o        appearing and voting in person at the meeting; or

o properly completing and executing a later-dated proxy and delivering it to Apexx's Secretary at or before the meeting.

          The presence of an Apexx stockholder of record without voting at the meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken.


          Apexx stockholders who hold their Apexx common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

PROXY SOLICITATION

          Apexx will bear the cost of solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Apexx may solicit proxies from Apexx stockholders by telephone, fax, telegram or in person.

VALIDITY

          All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by Apexx's board of directors. Any such determination will be final and binding. The Apexx board of directors will have the right to waive any irregularities or conditions as to the manner of voting. Apexx may accept proxies by any reasonable form of communication so long as Apexx can be reasonably assured that the communication is authorized by the Apexx stockholder.

                        DESCRIPTION OF eSOFT COMMON STOCK

          The following is a summary description of eSOFT's common stock. eSOFT and Apexx stockholders are urged to review eSOFT's certificate of incorporation, as amended to date, which has been filed as an exhibit to a registration statement filed with the Securities and Exchange Commission.

GENERAL

         eSOFT is authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The holders of eSOFT common stock are entitled to vote at all meetings of stockholders, to receive dividends if, as, and when declared by the board of directors, and to participate in any distribution of property or assets on the liquidation, winding up, or other dissolution of eSOFT. eSOFT common stock has no preemptive or conversion rights.

CHANGE IN CONTROL PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         Certain provisions of eSOFT's Amended and Restated Certificate of Incorporation and Bylaws may make it difficult to change control of eSOFT.
Article 4 of the Amended and Restated Certificate of Incorporation allows the board of directors of eSOFT to determine or alter the rights, preferences, privileges, and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock, to fix the number of shares that constitute any series of preferred stock, and to determine the designation and series of preferred stock. Article III of the Bylaws establishes what is known as a "classified board of directors," with three classes of directors designated as Class I, Class II, and Class III. Each class is elected to serve for a three year term, with each class up for election in different years so that in any one year, only one-third of all directors are up for election. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three year term.

MARKET PRICE OF eSOFT COMMON STOCK

         On March 16, 1998 eSOFT completed a public offering of its common stock in Canada on the Vancouver Stock Exchange. On August 6, 1998 eSOFT's stock began trading on the Nasdaq SmallCap Market under the symbol "ESFT." eSOFT delisted from the Vancouver Stock Exchange on September 9, 1998

         The range of high and low bid quotations for eSOFT's common stock as quoted (without retail markup or markdown and without commissions) on the Nasdaq SmallCap Market and the Vancouver Stock Exchange for the past fiscal year and the first quarter of the current fiscal year is provided below. The figures shown below do not necessarily represent actual transactions:





                                         HIGH                LOW
                                          BID                BID
1999
   First Quarter                        $6.00               $2.75
1998
   Fourth Quarter                       $7.50               $2.13
   Third Quarter                        $8.00               $2.88
   Second Quarter                       $5.35               $4.25
   First Quarter                        $9.00               $4.95

   On November 23, 1998, the last trading day before the announcement of the execution of a letter of intent with respect to the merger, the last sale price for eSOFT common stock was $5.063 per share, as reported by the Nasdaq SmallCap Market.


   There are approximately 150 record holders of eSOFT common stock. The transfer agent for the eSOFT common stock is The Trust Company of the Bank of Montreal with offices at First Bank Tower 6th Floor, 595 Burrard Street, Vancouver, B.C. V7X1L7.


DIVIDENDS

   eSOFT intends, for the foreseeable future, to retain all earnings, if any, for the development of its business opportunities. The payment of future dividends will be at the discretion of eSOFT's board of directors and will depend upon, among other things, future earnings, capital requirements, eSOFT's financial condition and general business conditions.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD LOOKING STATEMENTS

         eSOFT and Apexx have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of eSOFT, Apexx and the combined company. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of eSOFT, Apexx and the combined company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond eSOFT's and Apexx's ability to control or predict. Stockholders of eSOFT and Apexx are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, eSOFT and Apexx do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, eSOFT and Apexx claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements. For a discussion of certain of these important factors, see "Risk Factors Relating to the Merger" and "Risk Factors Relating to an Investment in eSOFT Common Stock."


                                  LEGAL MATTERS

         The validity of the eSOFT common stock to be issued in connection with the merger as well as certain tax matters relating to the merger will be passed upon by Davis, Graham & Stubbs LLP, counsel to eSOFT.

                                     EXPERTS

         The financial statements of eSOFT, Inc. as of and for each of the two years in the period ended December 31, 1998 included in this Joint Proxy Statement/Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Apexx Technology, Inc. for the years ended December 31, 1997 and 1998, have been audited by Balukoff, Lindstrom & Co., P.A., Certified Public Accountants, as set forth in its report attached hereto. The financial statements referred to above and attached hereto are included herein in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         eSOFT files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information eSOFT files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. eSOFT's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."


         eSOFT has filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the eSOFT common stock to be issued to Apexx stockholders in the merger. This Joint Proxy Statement/Prospectus is part of that Registration Statement and constitutes a prospectus of eSOFT in addition to being a proxy statement of eSOFT and Apexx for the eSOFT meeting and the Apexx meeting. As allowed by Securities and Exchange Commission rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.


         If you are a stockholder, you can obtain a complete copy of the Registration Statement, including exhibits, without charge by submitting a request in writing or by telephone from the appropriate party at the following addresses:

                eSOFT Stockholders:                      Apexx Stockholders:


                Jeffrey Finn                             Thomas  Loutzenheiser
                eSOFT, INC.                              APEXX TECHNOLOGY, INC.
                295 Interlocken Boulevard, Suite 500     506 South 11th Street
                Broomfield, Colorado 80021               Boise, Idaho  83702
                (303) 444-1600                           (208) 336-9400


         If you would like to request documents from us, please do so by May 5, 1999 in order to receive them before the meetings.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE APPROVAL OF THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED APRIL 16, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS OF eSOFT AND APEXX NOR THE ISSUANCE OF eSOFT COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A

                                MERGER AGREEMENT

================================================================================


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                     between


                                  eSOFT, INC.,

                          eSOFT ACQUISITION CORPORATION


                                       and


                             APEXX TECHNOLOGY, INC.

                          Dated as of January 25, 1999


================================================================================

                                TABLE OF CONTENTS

ARTICLE I:       THE MERGER

         1.1     The Merger ..............................................     1
         1.2     The Closing .............................................     1
         1.3     Effective Time ..........................................     2
         1.4     Subsequent Actions. .....................................     2

ARTICLE II:      ARTICLES OF INCORPORATION AND BYLAWS OF THE
                 SURVIVING CORPORATION

         2.1     Articles of Incorporation ...............................     2
         2.2     Bylaws ..................................................     2

ARTICLE III:     DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1     Directors of the Surviving Corporation ..................     2
         3.2     Officers ................................................     2

ARTICLE IV:      EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB
                 AND THE COMPANY

         4.1     Merger Sub Stock ........................................     2
         4.2     The Company Securities ..................................     3
         4.3     Exchange of Certificates Representing the Company
                  Common Stock ...........................................     4
         4.4     Adjustment of Exchange Ratios ...........................     6

ARTICLE V:       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         5.1     Existence, Good Standing, Corporate Authority,
                  Compliance With Law ....................................     6
         5.2     Authorization, Validity, and Effect of Agreements .......     6
         5.3     Capitalization ..........................................     7
         5.4     Other Interests .........................................     7
         5.5     No Violation ............................................     7
         5.6     Financial Statements ....................................     8
         5.7     Absence of Undisclosed Liabilities ......................     8
         5.8     Absence of Certain Changes or Events ....................     8
         5.9     List of Properties, Contracts, Etc. .....................    10
         5.10    Title to Assets .........................................    12
         5.11    Adequacy of Assets ......................................    12
         5.12    Condition of Inventory, Property, Plant, and Equipment ..    12
         5.13    Accounts Receivable and Accounts Payable. ...............    13
         5.14    Litigation ..............................................    13
         5.15    Taxes ...................................................    13
         5.16    Proprietary Rights ......................................    14
         5.17    Royalties ...............................................    15
         5.18    Year 2000 Compliance ....................................    16
         5.19    Labor Relations. ........................................    16
         5.20    Certain Employee Matters. ...............................    16
         5.21    Transactions With Affiliates ............................    17
         5.22    Permits; Compliance With Laws ...........................    17
         5.23    Environmental Matters ...................................    17
         5.24    Adverse Agreements ......................................    18
         5.25    Fees ....................................................    18
         5.26    Books and Records .......................................    18
         5.27    ERISA ...................................................    18
         5.28    Pooling of Interests Treatment ..........................    19
         5.29    Insurance ...............................................    19
         5.30    Disclosure ..............................................    19

ARTICLE VI:      REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  MERGER SUB

         6.1     Existence; Good Standing; Corporate Authority;
                  Compliance with Law ....................................    19
         6.2     Authorization, Validity, and Effect of Agreements .......    20
         6.3     Capitalization ..........................................    20
         6.4     No Violation ............................................    21
         6.5     SEC Documents ...........................................    21
         6.6     No Consent or Approval Required .........................    21
         6.7     Absence of Change .......................................    21
         6.8     Brokerage ...............................................    22
         6.9     Accounts Receivable and Accounts Payable. ...............    22
         6.10    Litigation ..............................................    22
         6.11    Proprietary Rights ......................................    22
         6.12    Royalties ...............................................    22
         6.13    Year 2000 Compliance ....................................    23
         6.14    Labor Relations. ........................................    23
         6.15    Certain Employee Matters. ...............................    23
         6.17    ERISA ...................................................    23
         6.18    Pooling of Interests Treatment ..........................    24

ARTICLE VII:     COVENANTS

         7.1     Alternative Proposals ...................................    24
         7.2     Escrow of Source Code. ..................................    25
         7.3     Interim Operations ......................................    25
         7.4     Registration Statement/
                  Proxy Statement ........................................    26
         7.5     Meeting of Stockholders .................................    26
         7.6     Notices to Holders of

                  Company Options ........................................    27
         7.7     Filings; Other Action ...................................    27
         7.9     Release of Guaranty .....................................    27
         7.10    Publicity ...............................................    27
         7.11    Listing Application .....................................    28
         7.12    Further Action ..........................................    28
         7.13    Expenses ................................................    28
         7.14    Pooling .................................................    28
         7.15    Publication of Financials ...............................    28
         7.16    Tax Matters .............................................    28
         7.17    Voting Agreements .......................................    28
         7.18    Employment Agreements ...................................    28

ARTICLE VIII:    CONDITIONS

         8.1     Conditions to Each Party's Obligation to Effect
                  the Merger .............................................    29
         8.2     Conditions to Obligation of the Company to Effect
                  the Merger .............................................    30
         8.3     Conditions to Obligation of Parent and Merger Sub to
                  Effect the Merger ......................................    31

ARTICLE IX:      ESCROW; LIMITS ON LIABILITY

         9.1     Delivery of Parent Common Stock to the Escrow Agent .....    32
         9.2     Dividends Declared After the Effective Time .............    32
         9.3     Survival of Representations .............................    33
         9.4     Indemnity ...............................................    33
         9.5     Application by Parent to Escrow Agent for Payment
         9.6     Distribution of Deferred Merger Consideration to
                  the Company's Stockholders .............................    33
         9.7     Unclaimed Funds .........................................    33

ARTICLE X:       TERMINATION

         10.1    Termination by Mutual Consent ...........................    33
         10.2    Termination by Either Parent or the Company .............    34
         10.3    Termination by the Company ..............................    34
         10.4    Termination by Parent ...................................    34
         10.5    Effect of Termination and Abandonment ...................    34
         10.6    Extension; Waiver .......................................    35

ARTICLE XI:      GENERAL PROVISIONS

         11.1    Confidentiality .........................................    35
         11.2    Notices .................................................    35
         11.3    Assignment, Binding Effect ..............................    35
         11.4    Entire Agreement ........................................    36
         11.5    Amendment ...............................................    36
         11.6    Governing Law ...........................................    36
         11.7    Counterparts ............................................    36
         11.8    Headings ................................................    36
         11.9    Interpretation ..........................................    36
         11.10   Waivers .................................................    36
         11.11   Incorporation of Exhibits ...............................    36
         11.12   Severability ............................................    36
         11.13   Enforcement of Agreement ................................    36
         11.14   Subsidiaries ............................................    37
         11.15   Consent .................................................    37

EXHIBIT A        Source Code Escrow Agreement
EXHIBIT B        Voting Agreement
EXHIBIT C
    C-1          Loutzenheiser Employment Agreement
    C-2          Youngwerth Employment Agreement
    C-3          Hanousek Employment Agreement
    C-4          Jenks Employment Agreement
EXHIBIT D        Escrow Agreement
EXHIBIT E        Marketing Plan
EXHIBIT F        Opinion of Parent Counsel
EXHIBIT G        Opinion of Company Counsel
EXHIBIT H        Stockholders Agreement

                              INDEX OF DEFINITIONS

activities ...............................................................    17
Agreement ................................................................     1
Alternative Proposal .....................................................    24
CERCLA ...................................................................    17
Certificate ..............................................................     3
Closing Date .............................................................     1
Closing ..................................................................     1
Commission ...............................................................    21
Company Breakup Fee ......................................................    34
Company Insurance Coverage ...............................................    19
Company Common Stock .....................................................     3
Company Balance Sheet ....................................................     8
Company Material Adverse Effect ..........................................     8
Company Real Property ....................................................    10
Company ..................................................................     1
Company Superior Proposal ................................................    25
Deferred Merger Consideration Fund .......................................    32
Deferred Merger Consideration ............................................     4
Dissenting Share .........................................................     3
Documentation ............................................................    11
Effective Time ...........................................................     2
Environmental Requirement ................................................    18
ERISA ....................................................................    18
ERISA Affiliate ..........................................................    18
Escrow Agent .............................................................     4
Escrow Agreement .........................................................    29
Exchange Agent ...........................................................     4
Exchange Act .............................................................    21
Exchange Fund ............................................................     4
hazardous waste ..........................................................    23
hazardous waste ..........................................................    17
Hazardous Material .......................................................    17
IBCA .....................................................................     1
Initial Merger Consideration .............................................     4
knowledge ................................................................     7
Loan Agreement ...........................................................     8
Material Contracts .......................................................    12
Merger ...................................................................     1
Merger Sub ...............................................................     1
Multiemployer Plan .......................................................    18
Multiple Employer Plan ...................................................    18
Multiple Employer Plan ...................................................    23
Option ...................................................................     3
Options ..................................................................     3
Outside Closing Date .....................................................    34
Pacific Crest ............................................................     5
parachute payments .......................................................    14
Parent Common Stock ......................................................     3
Parent Real Property .....................................................    23
Parent ...................................................................     1
Parent Breakup Fee .......................................................    35
Parent Reports ...........................................................    21
Parent Preferred Stock ...................................................    20
Parent Material Adverse Effect ...........................................    21
Parent Stock Option ......................................................     3
Pension Plan .............................................................    19
Plan .....................................................................    18
Product ..................................................................    16
Proprietary Rights .......................................................     9
Proxy Statement/Prospectus ...............................................    26
RCRA .....................................................................    17
Registration Statement ...................................................    26
Regulatory Filings .......................................................     8
Securities Act ...........................................................    21
Share Exchange Ratio .....................................................     3
Software .................................................................    11
Stock Option Plans .......................................................     3
Stockholders Agreement ...................................................    33
Subsidiary ...............................................................    37
Surviving Corporation ....................................................     1
System ...................................................................    16
Taxes ....................................................................    14
tools ....................................................................    11
Unfunded Pension Liability ...............................................    19
Year 2000 Compliant ......................................................    16

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 25, 1999 between eSoft, Inc., a Delaware corporation ("Parent"), eSoft Acquisition Corporation, an Idaho corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Apexx Technology, Inc., an Idaho corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is fair to and in the best interests of their respective companies and stockholders and accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. In connection with the merger provided for herein, a total of 2,947,368 shares of Parent's common stock will be issued or reserved for issuance. Of such shares, 1,591,365 shares will be issued in exchange for all of the issued and outstanding shares of the Company's common stock, and 1,356,003 shares will be held in reserve for issuance upon the exercise of options to purchase Parent's common stock.

         C. This merger is intended for financial accounting purposes to qualify as a pooling of interests and for tax purposes to qualify as a non-taxable reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. Parent, Merger Sub, and the Company desire to make certain representations, warranties, and agreements in connection with the merger.

         E. In consideration for the agreement of Parent and Merger Sub to effect the merger provided for herein, certain officers and key employees of the Company have agreed to execute employment and non-competition agreements as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:

                                       ARTICLE I

                                      THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and as of the Effective Time, shall be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in Section 30-1-1106 of the Idaho Business Corporation Act (the "IBCA").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Davis, Graham & Stubbs LLP at 370 17th Street, Suite 4700, Denver, Colorado 80202 at 10:00 a.m., local time, on (i) the later of the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or April 30, 1999, or (ii) or at such other time, date, or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. If all the conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article X, on the Closing Date, the parties hereto shall execute and file Articles of Merger meeting the requirements of Section 30-1-1105 of the IBCA. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Idaho in accordance with the IBCA, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise carry out the intent of this Agreement.

                                   ARTICLE II

                     ARTICLES OF INCORPORATION AND BYLAWS OF
                            THE SURVIVING CORPORATION

         2.1 Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

         2.2 Bylaws. At the Effective Time, the Surviving Corporation shall take such action as is necessary to amend and restate the Bylaws of the Surviving Corporation to be the same as the Bylaws of Merger Sub hereto, until duly amended in accordance with applicable law.

                                   ARTICLE III

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 Directors of the Surviving Corporation. The Surviving Corporation shall take such action as is necessary to elect as directors of the Surviving Corporation immediately following the Effective Time: Tom Loutzenheiser, Jeffrey Finn and Tom Tennessen, until their successors are duly appointed or elected in accordance with applicable law.

         3.2 Officers. The Surviving Corporation shall take such action as is necessary to elect as the officers of the Surviving Corporation immediately following the Effective Time: Tom Loutzenheiser, President, and Jeffrey Finn, Secretary, until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE IV

                EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB
                                 AND THE COMPANY

         4.1 Merger Sub Stock. At the Effective Time, each share of common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of

Parent, be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

        4.2    The Company Securities.

               (a) Subject to the provisions of Article IX hereof, at the Effective Time, each share of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Company Common Stock as to which any stockholder has exercised its dissenters rights under the IBCA (a "Dissenting Share")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.119651 (the "Share Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock of Parent, $.01 par value ("Parent Common Stock").

               (b) Each Dissenting Share shall not be converted as set forth in
Section 4.2(a) above, but shall be converted into the right to receive such consideration from Parent as may be determined to be due with respect to such Dissenting Share pursuant to the IBCA; provided, however, that each Dissenting Share in respect of which a claim for appraisal is irrevocably withdrawn after the Effective Time shall be deemed to be converted, as of the Effective Time, into the right to receive 1.119651 shares of Parent Common Stock, subject to the provisions of Article IX hereof.

               (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of the Company Common Stock shall cease to be outstanding and shall be canceled and retired, and each holder of shares of the Company Common Stock shall thereafter cease to have any rights with respect to such shares of the Company Common Stock, except the right to receive, without interest, the Parent Common Stock in accordance with Sections 4.3(b), 4.3(e) and Article IX hereof (and cash in lieu of any fractional shares pursuant to Section 4.3(c) hereof) upon the surrender of a certificate (a "Certificate") representing such shares of the Company Common Stock or, with respect to a Dissenting Share, the right to receive such consideration per Dissenting Share as such holders of Dissenting Shares may be determined to be entitled pursuant to the IBCA.

               (d) Each share of the Company Common Stock issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

               (e) All options to purchase Company Common Stock (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under any Company stock option plan or agreement (the "Company Stock Option Plans") shall, at the Effective Time, automatically and without further action on the part of any holder thereof, be converted into an option to purchase Parent Common Stock (individually, a "Parent Stock Option" and collectively, the "Parent Options"). Each option granted by Parent hereunder shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such Company Option shall be exercisable for that whole number of shares of Parent Common Stock (to the nearest whole share) determined by multiplying the number of shares of the Company Common Stock subject to such Company Option immediately prior to the Effective Time times 1.085879 (the "Option Exchange Ratio"), (ii) the total option price of the shares of Parent Common Stock issuable upon exercise of a Parent Stock Option shall be an amount equal to the total option price of the shares of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time, (iii ) the exercise price per share shall be calculated by dividing the aggregate option value of the shares of Company Common Stock subject to such Company Options in effect immediately prior to the Effective Time by the number of shares of Parent Common Stock underlying such Parent Options, (iv) all Parent Stock Options shall be immediately exercisable. No payment shall be made for fractional interests. Except as set forth on Schedule 4.2(e) of the Company Disclosure Schedule attached to this Agreement (the "Company Disclosure Schedule"), from and after the date of this Agreement, no additional options shall be granted by Company under the Company Stock Option Plans or otherwise.

               (f) As soon as practicable after the Effective Time, Parent shall deliver (i) to the holders of Company Options that become fully vested and exercisable by virtue of the Merger a notice stating that by virtue of the Merger and pursuant to the terms and conditions of the relevant Company Stock Option Plan such Company Options have become fully vested and exercisable, and
(ii) to the holders of all Company Options a notice stating that the agreements evidencing the grants of such Company Options shall continue in effect as Parent Options on the same terms and conditions (subject to the terms of the relevant Company Stock Option Plan).


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
               (g) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options in accordance with Section 4.2(e). As soon as practicable following the Closing Date, Parent shall file a registration statement on Form S-8 with the Securities Exchange Commission with respect to the shares of Parent Common Stock subject to such Parent Options, and shall use reasonable efforts to have such registration statement declared effective and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

        4.3    Exchange of Certificates Representing the Company Common Stock.

               (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, which shall be Parent's Transfer Agent or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Article IV, certificates representing ninety percent (90%) of the shares of Parent Common Stock (together with any unpaid dividends or distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.2 and paid in exchange for outstanding shares of Company Common Stock other than Dissenting Shares (the "Initial Merger Consideration").

               (b) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an escrow agent selected by Parent, which escrow agent shall be reasonably satisfactory to the Company (the "Escrow Agent"), for the benefit of the holders of shares of Company Common Stock, for distribution in accordance with Article IX, certificates representing ten percent (10%) of the shares of Parent Common Stock (together with any dividends or other distributions with respect thereto relating to record dates for such dividends or distributions after the Effective Time) to be issued pursuant to Section 4.2 and paid in exchange for outstanding shares of Company Common Stock (the "Deferred Merger Consideration"). Any dividends or distributions with respect to the Deferred Merger Consideration relating to record dates for such dividends or distributions after the Effective Time shall be deposited with the Exchange Agent and shall constitute part of the Deferred Merger Consideration.

               (c) Within 10 days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock other than Dissenting Shares (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such shares of the Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as Parent may reasonably specify,
(ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of Parent Common Stock, and (iii) a direction letter, as contemplated in Section 4.3(d), to be executed by such holder and returned to the Exchange Agent. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed, in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (w) a certificate representing that number of whole shares of Parent Common Stock equal to the product of the Share Exchange Ratio times the number of shares so surrendered (rounded down to the nearest whole number), (x) cash in lieu of any fractional share that is equal to the product of such fractional interest times the last sales price of Parent Common Stock on the Closing Date as reported by the Nasdaq quotation system, (y) unpaid dividends and distributions, if any, that such holder has the right to receive in respect of the Initial Merger Consideration or the Deferred Merger Consideration, after giving effect to any required withholding tax, and (z) the right to receive a fractional interest in any Deferred Merger Consideration payable to stockholders of the Company, all in accordance with Article IX hereof, the numerator of which fractional interest is the number of shares represented by the Certificate so surrendered and the denominator which is the number of shares of Company Common Stock outstanding at the Effective Time. The shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash for unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

               (d) Each holder of record of shares of Company Common Stock other than Dissenting Shares shall execute and deliver or shall authorize Tom Loutzenheiser to execute and deliver to the Exchange Agent instructions directing the Exchange Agent to transfer on such holder's behalf an aggregate of 3.016% of the Initial Merger Consideration otherwise payable to such holder to Pacific Crest Securities ("Pacific Crest").

               (e) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. Notwithstanding the foregoing, any dividends or other distributions with respect to the Parent Common Stock comprising the Deferred Merger Consideration that are declared after the Effective Time but prior to the date any Deferred Merger Consideration is distributed to the Company's stockholders in accordance with Article IX hereof, shall be paid by Parent to the Escrow Agent and shall be distributed by the Escrow Agent in accordance with
Article IX.

               (f) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates of shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement, together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any, in accordance with Section 4.3(c), and a cash payment in accordance with Section 4.3(e) of dividends or distributions, if any, only if the Certificate or Certificates that immediately prior to the Effective Time represented such Company Common Stock are surrendered as provided in this
Article IV.

               (g) Certificates surrendered for exchange by any person shall not be exchanged until Parent has received a written agreement from such person as provided in Section 3.1 of the Stockholders Agreement (as defined in Section 9.4 below).

               (h) No fractional shares of Parent Common Stock shall be issued pursuant hereto. Parent shall pay in lieu of the issuance of any fractional share of Parent Common Stock an amount that is equal to the product of such fractional interest times the last sales price of Parent Common Stock on the Closing Date as reported by the Nasdaq quotation system.

               (i) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock, and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of the Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

               (j) None of Parent, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent, the Escrow Agent, or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (k) In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such reasonable amount as the Exchange Agent may require as indemnity against any claim that may be made against the Company, the Exchange Agent, Parent, or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed

Certificate the shares of Parent Common Stock (and cash in lieu of fractional shares, if any) and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

         4.4 Adjustment of Exchange Ratios. If subsequent to the date of this Agreement, but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization, or other similar transaction, the Share Exchange Ratio and the Option Exchange Ratio shall be appropriately adjusted to provide the holders of Company Common Stock and Company Options the same economic effect as contemplated by this Agreement prior to such event.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent as of the date of this Agreement as follows:

         5.1      Existence, Good Standing, Corporate Authority, Compliance With
                  Law.

                  (a) The Company is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of Idaho. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing (including tax good standing) under the laws of the jurisdictions listed in Schedule 5.1 of the Company Disclosure Schedule, which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined in Section 5.8(a)).

                  (b) The Company has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

                  (c) The Company is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, nor is the Company in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

                  (d) The copies of the Company's Articles of Incorporation and Bylaws, which have been delivered to Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

                  (e) The Company's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws of the Company with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Company are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article V hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 5.1 of the Company Disclosure Schedule sets forth a true and complete list of the names of all directors of the Company and the names and offices held of all officers of the Company as of the date hereof.

         5.2 Authorization, Validity, and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company as required by the IBCA, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

         5.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, no par value, and no shares of preferred stock. There are (i) 1,421,305 shares of the Company Common Stock issued and outstanding, and (ii) 1,248,761 shares of Company Common Stock issuable upon exercise of outstanding Company Options.
Schedule 5.3 of the Company Disclosure Schedule correctly sets forth the name of each person who holds of record shares of Company Common Stock, the number of shares of Company Common Stock so held, and the number of whole shares of Parent Common Stock to be issued in exchange for such shares of Company Common Stock in connection with the Merger. No additional shares of capital stock of the Company will be issued, except pursuant to the exercise of options outstanding under and vesting in accordance with the terms of the Company Stock Option Plans. The Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive or rescission rights, and were issued in compliance with all applicable federal and state securities laws. Schedule 5.3 of the Company Disclosure Schedule correctly sets forth the name of each person who holds or has rights to receive Company Stock Options, the number of shares of Company Common Stock issuable in respect of such Company Stock Options, the exercise prices and terms of such Company Stock Options, and whether or not such Company Stock Options are intended to qualify as incentive stock options or non-statutory stock options. Except for the Company Stock Options listed on
Schedule 5.3 of the Company Disclosure Schedule, there are not, at the date of this Agreement, any authorized, issued, or outstanding options, warrants, calls, subscriptions, convertible securities, conversion privileges, preemptive rights, or other rights, agreements, or commitments (whether or not presently exercisable) that obligate the Company to issue, transfer, or sell any shares of capital stock or other securities convertible into or evidencing the right to purchase or otherwise acquire any capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar plans, contracts, or rights with respect to the Company that are effective as of the date hereof or that have been executed or agreed to as of the date hereof with an effective date after the date hereof. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party that are presently effective or have been executed or agreed to as of the date hereof or, to the best knowledge of the Company, to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party, except in accordance with the terms hereof. Except as provided in Article IX of the Bylaws of the Company, there are no restrictions upon the sale, voting, or transfer of any shares of Company Common Stock pursuant to the Company's Articles of Incorporation, Bylaws, or other governing instruments (other than restrictions typically applicable to unregistered stock under the Securities Act). After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer, or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Plan (as defined in Section 5.27). As used in this Agreement, except as otherwise provided in Section 5.16(d), the "knowledge" of a person shall mean the actual knowledge of an officer or senior manager of such person after reasonable investigation.

         5.4 Other Interests. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

         5.5 No Violation. Neither the execution and delivery by the Company of this Agreement and all agreements and documents contemplated hereby or thereby nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company; (ii) except as set forth in
Schedule 5.5 of the Company Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Company; or
(iv) other than the filings provided for in Article I, filings required under the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         5.6 Financial Statements. The audited balance sheet and statement of operations as of and for the twelve months ended December 31, 1997, accompanied by the audit report of Balukoff Lindstrom & Co., P.A., independent certified public accountants, which are attached to Schedule 5.6 of the Company Disclosure Schedule, were prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the year then ended. The unaudited balance sheet of the Company as of September 30, 1997 and 1998 and the related statement of operations for the nine months ended on such date, which are attached to
Schedule 5.6 of the Company Disclosure Schedule, were prepared in accordance with GAAP consistently applied except as otherwise set forth therein and present fairly the financial condition of the Company as of such date and the results of operations of the Company for the nine months then ended, except that such interim financial statements are subject to normal year-end adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP. The balance sheet of the Company as of September 30, 1998 is referred to in this Agreement as the "Company Balance Sheet."

         5.7 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company Balance Sheet or set forth in Schedule 5.7 of the Company Disclosure Schedule, at the date of the Company Balance Sheet, the Company did not have any obligation or liability of any kind (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Company Material Adverse Effect. The Company Balance Sheet has accurate accruals of all employee benefit costs, including, but not limited to, payroll, commissions, bonuses, retirement benefits and vacation accruals.

         5.8      Absence of Certain Changes or Events.

                  (a) Since September 30, 1998, no event or events have occurred, which individually or in the aggregate have had a Company Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Company Material Adverse Effect. A "Company Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company, taken as a whole. Notwithstanding the foregoing, the parties acknowledge that the Company is at an early stage of development of its business in an emerging market, that the business, the rate of growth and results of operations are all unpredictable, that the Company has suffered losses from operations which are expected to continue through the date of Closing. It is therefore agreed that neither a less than 70% decline in net revenue received by the Company from the third fiscal quarter to the fourth fiscal quarter of 1998 nor any increase in loss suffered by the Company from one fiscal quarter to the next shall be deemed to result in a Company Material Adverse Effect.

                  (b) Since the date of the Company Balance Sheet and except as set forth in Schedule 5.8(b) of the Company Disclosure Schedule, except in connection with that certain Loan Agreement dated December 20, 1998 between Parent and the Company (the "Loan Agreement") and except as specifically permitted or required by this Agreement or the Loan Agreement, the Company has not:

                      (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                      (ii) made any amendments to its Articles of Incorporation or Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv) incurred any indebtedness for borrowed money other than pursuant to the Company's existing lines of credit with Idaho Independent Bank, which borrowings shall not exceed at any one time $200,000 in the aggregate;

                  (v) incurred any obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect and (ii) obligations under the contracts, agreements and leases described in Schedule 5.9 of the Company Disclosure Schedule, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect;

                  (vi) discharged or satisfied any lien or encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                  (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable.

                  (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;

                  (ix) sold, assigned, licensed, transferred, or otherwise disposed of, or agreed to sell, assign, license, transfer or otherwise dispose of, any of its patents, inventions, shop rights, know-how, trade secrets, confidentiality agreements and confidential information, registered and unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights, trade dress, or other designations or combinations of such designations that are distinctive of goods or services and that are used in a manner that identifies those goods or services and distinguishes them from the goods or services of others, works of authorship and any registered or unregistered copyright therein, Software or Documentation (as defined in Section 5.9(e)), or other intangible assets, and all registrations for, and applications for registration of, any of the foregoing (collectively, "Proprietary Rights") or disclosed any of its confidential Proprietary Rights to any person (other than Parent);

                  (x) entered into any transaction, contract, or commitment other than in the ordinary course of business;

                  (xi) made any capital expenditures or any commitment therefor in excess of $30,000 in the aggregate except as consented to by Parent;

                  (xii) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                  (xiii) entered into any employment or consulting agreement or arrangement, or, except for normal bonuses pursuant to and consistent with existing plans or programs, or wages or salary increases consistent with past practices, granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiv) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xv) canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xvi) terminated, amended, or modified any agreement or instrument described in Schedule 5.9 of the Company Disclosure Schedule;

                  (xvii) entered into any transaction with any stockholder, officer, director, or key employee of the Company or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to December 31, 1997;

                  (xviii) made any loans or advances to, guaranties for the benefit of, or investments in, any person (other than customary travel advances in accordance with past practices);

                  (xix) made cash charitable contributions in excess of $5,000 in the aggregate or any political contributions;

                  (xx) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                  (xxi) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                  (xxii) introduced any material change with respect to the operation of its business, including its method of accounting;

                  (xxiii) agreed or committed to do any of the things described in this Section 5.8.

         5.9 LIST OF PROPERTIES, CONTRACTS, ETC. Schedule 5.9 of the Company Disclosure Schedule sets forth a true and complete list of the following:

             (a) all leases of real property to which the Company is a party, identifying the parties thereto and including in each case a brief description of the property covered thereby, the annual rental rate, and the termination date (all real property covered by such leases being referred to herein as the "Company Real Property");

             (b) all leases of personal property to which the Company is a party, that (i) provide for future annual payments in excess of $5,000 or (ii) were entered into other than in the ordinary course of business, identifying the parties thereto and including in each case, a brief description of the property covered thereby, the annual rental rate and the termination date and identifying any such leases with respect to which the obligations thereunder, in accordance with GAAP, would be required to be capitalized on a balance sheet of the Company or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet;

             (c) all addresses at which inventory or other property of the Company is located;

             (d) all Proprietary Rights, if any, used in the business or operations of the Company; identifying the owner thereof and in the case of any license, the parties thereto, the method of compensating the licensor thereunder and the termination date;

             (e) all Software and Documentation owned by the Company or used in and material to the business or operations of the Company, identifying the owner thereof. As used herein: (i) "Software" means all computer programs, in machine-readable object code and any and all corresponding source code, and includes, without limitation: any and all printed listings, file formats, interface or operating system designs, application programs, structure, architecture, libraries, tools, functions, subroutines, and all components, portions or modules thereof, and (ii) "Documentation" means all user manuals, handbooks, on-line materials, development tools, specifications and any other written or machine readable materials relating in any way to the Software, and includes, without limitation: any and all


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
Software specifications; programmer's or developer's notes, and engineering or system design notes; instructions for compiling or decompiling; and all pseudo-code, algorithms, diagrams or flow charts whether or not directly incorporated in the Software. The Software and Documentation owned by the Company, listed on Schedule 5.9 of the Company Disclosure Schedule, includes the copyright registration number of all registered copyrights therein. The list on
Schedule 5.9 of the Company Disclosure Schedule describes the extent to which the listed Software owned by the Company is proprietary to the Company; if any such Software requires the use of development tools, routines, libraries or the like ("tools") that are not proprietary to the Company, such tools are identified in Schedule 5.9 of the Company Disclosure Schedule; and if any such Software, or any portion thereof, is required by law or any agreement to be dedicated to the public, owned or co-owned, or licensed or otherwise authorized for use by the public or any other person, such requirements are described in
Schedule 5.9 of the Company Disclosure Schedule;

             (f) all employment and consulting agreements covering any employee of, or consultant to, the Company;

             (g) the names and current annual or monthly compensation rates of all employees of the Company;

             (h) all deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of the Company;

             (i) all standard and non-standard product warranty terms and conditions applicable to goods and services sold by the Company;

             (j) all insurance coverage that relates to or covers the properties, assets, business, or operations of the Company, including all policies or binders of fire, liability, vehicular, title, workers' compensation, and other insurance, specifying the insurer, the type of coverage, the amount of coverage, any applicable deductibles, the expiration date and the policy number;

             (k) all documents pertaining to the environmental conditions (actual, potential, or threatened) of any real property owned or leased by the Company including, without limitation, all environmental reports, assessments, and audits and all notices, orders, permits, or any other documents from any governmental authority that refer or relate to any environmental condition of the Company Real Property or any personal property owned or leased by the Company or that relate to any actual or potential liabilities or obligations arising out of such environmental conditions;

             (l) the names and ages of all retired employees and all employees on long-term disability of the Company who are entitled to receive health benefits;

             (m) all bank accounts and safe deposit boxes of the Company, indicating the names of the persons authorized to draw thereon;

             (n) all agreements of the Company with sales representatives, distributors, authorized service centers or other customers;

             (o) all loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by the Company and all promissory notes and other evidences of indebtedness of the Company, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to the Company;

             (p) all guaranties of obligations of the Company under all loan agreements, leases, and other documents and instruments to which the Company is a party or by which it is bound, by any officer or director of the Company or any affiliate of any of the foregoing; and

             (q) all other contracts, agreements or commitments of the Company that (i) provide for future annual payments by the Company in excess of $5,000 or (i) were entered into other than in the ordinary course of business.


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
         True and correct copies of all documents, including all amendments thereto, referred to above have been delivered or made available to Parent (collectively, the "Material Contracts"). Each Material Contract is a valid obligation of and enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms for the period stated therein. There is no existing material breach, default, or event of default by the Company or, to the knowledge of the Company, by any other party, under any Material Contract. There is no event that with notice or lapse of time would constitute a default by the Company under any Material Contract, nor has any party thereto given notice of or made a claim with respect to any breach or default. To the Company's knowledge, there are no material deficiencies in the Company's performance under any Material Contract. The Company does not have any knowledge of any existing laws, regulations, or decrees, that materially and adversely affect, or may materially and adversely affect any of the Material Contracts or that would have a Company Material Adverse Effect. Except as set forth in Schedule 5.9 of the Company Disclosure Schedule, no third party consents to the execution, delivery, and consummation of this Agreement, the documents contemplated hereby or the transactions contemplated herein are required pursuant to the terms of any Material Contract. Except as set forth in Schedule 5.9 of the Company Disclosure Schedule, each employment agreement to which the Company is a party is in full force and effect, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or result in any default, termination, or acceleration of any provision in any such employment agreement or give rise to the obligation of the Company to make any severance or change of control payment.

         5.10 TITLE TO ASSETS. Except as set forth in Schedule 5.10 of the Company Disclosure Schedule, the Company has good title, free and clear of all liens, charges, and encumbrances (except for (a) liens for non-delinquent taxes and assessments, (b) liens of landlords and other lessors arising under statute, and (c) other liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use, occupancy or ownership of, the assets and properties of the Company) to, or a valid leasehold interest in, all of the personal property (i) reflected on the Company Balance Sheet or acquired by the Company subsequent to the date thereof (other than assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet) or (ii) used in the business or operations of the Company. Neither the Company nor any predecessor to the Company has owned, leased, or operated any real property other than the Company Real Property.

         5.11 ADEQUACY OF ASSETS. The Company owns or has a valid leasehold interest in all assets, real and personal properties, contract rights and licenses necessary for the continued operation of the Company in substantially the same manner in which it has been and is now operating and for the future operation of the Company as presently contemplated. Except as set forth on
Schedule 5.11: (a) the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Proprietary Rights necessary for the operation of the business of the Company as presently conducted, (b) each Proprietary Right owned or used by Company immediately prior to the Effective Time hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Effective Time hereunder, and (c) Company has taken all necessary action to maintain and protect each Proprietary Right that it owns or uses.

         5.12 CONDITION OF INVENTORY, PROPERTY, PLANT, AND EQUIPMENT. Schedule
5.12 of the Company Disclosure Schedule sets forth a list of the fixed assets of the Company, together with the depreciation schedule associated with such fixed assets. The inventory of the Company consists of items of quality and quantity usable and saleable in the ordinary course of business of the Company, except for items reserved against or written off on the Company Balance Sheet. All property, plant, and equipment used by the Company in the conduct of its business has been maintained in accordance with standard industry practices and is in good operating condition and repair, ordinary wear and tear excepted, and there are no material defects in such property, plant, or equipment.

         5.13 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable reflected on the Company Balance Sheet and all accounts receivable of the Company that arose thereafter are valid and arose out of bona fide transactions in the ordinary course of business. Schedule 5.13 of the Company Disclosure Schedule sets forth a list of any such accounts receivable that the Company considers to be doubtful accounts.

         5.14 LITIGATION. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, to the knowledge of the Company, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to the Company or any of its assets, properties, business, or operations. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, since January 1, 1994, no product liability, warranty, or similar claims have been made against the Company except routine claims in the ordinary course of business (i.e., claims relating to defective products that have been satisfied by the Company solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Company Material Adverse Effect. Except as set forth in Schedule 5.14 of the Company Disclosure Schedule, since January 1, 1994 the Company has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving the Company or any of its properties or assets. Nothing contained in any settlement agreement to which the Company is a party prevents the Company in any way from carrying out its business as now conducted or as presently contemplated to be conducted, in any market, geographical area, or application, or interferes with the Company's utilization of its Proprietary Rights.

         5.15 TAXES. Except as set forth in Schedule 5.15 of the Company Disclosure Schedule, all returns and reports of all Taxes (as hereinafter defined) required to be filed by the Company have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid. No deficiency or adjustment in respect of any Taxes that was assessed against the Company remains unpaid and no such claim or assessment is pending or, to the knowledge of the Company, threatened. The Company has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Company, and to the knowledge of the Company, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Company Balance Sheet. The Company has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code. The unpaid Taxes of the Company (i) did not, as of the end of the most recent period for which financial statements have been prepared, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company in filing its Tax returns. The Company does not reasonably expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge. The Company has delivered to Parent correct and complete copies of all federal and state income Tax returns of the Company, examination reports and statements of deficiencies assessed against or agreed to by the Company for all years beginning in or after 1992. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing federal income Tax Returns, and does not have any liability for the Taxes of any person (other than the Company) under Treas. Reg.
Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. No item of income attributable to transactions occurring on or before the Effective Time will be required to be included in taxable income by the Company in a subsequent taxable year by reason of the Company reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of complete-capitalized cost method of accounting. The Company has not made, and is under no obligation to make, payments that are or, if made, would be, "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement. "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines or additions to tax and interest.

         5.16     PROPRIETARY RIGHTS.

                  (a) Except as set forth on Schedule 5.16(a) of the Company Disclosure Schedule: (i) to the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) the Company (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), (iii) to the knowledge of the Company (and employees with responsibility for Proprietary Rights matters), there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), or (iv) to the knowledge of the Company (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company.

                  (b) Schedule 5.16(b) of the Company Disclosure Schedule identifies each Proprietary Right that the Company owns. Schedule 5.16(b) of the Company Disclosure Schedule identifies each registration that has been issued to Company with respect to any of its Proprietary Rights, identifies each pending application for registration that the Company has made with respect to any of its Proprietary Rights, identifies each item of copyrightable Proprietary Rights (whether or not registration has been sought), and identifies each license, agreement, or other permission which Company has granted to any third party with respect to any of its Proprietary Rights and all agreements relating to any of the Software owned by the Company, including any service, nondisclosure or escrow agreements (together with any exceptions). The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).
Schedule 5.16(b) of the Company Disclosure Schedule also identifies each trade name or unregistered trademark used by Company in connection with its business. Except as set forth in Schedule 5.16(b) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in Schedule 5.16(b) of the Company Disclosure Schedule and with respect to each item of copyrightable Proprietary Rights (whether or not identified in Schedule 5.16(b) of the Company Disclosure Schedule):

                           (i) the Company possesses all right, title, and interest in and to the Proprietary Right, free and clear of any lien, license, or other restriction;

                           (ii) the Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened, that challenges the legality, validity, enforceability, manufacture, use or the ability to authorize the use (including use by way of reproduction of copies, distribution of copies, preparation of derivative works, public performance or display, or any other use of any kind or nature), sale or ownership of the Proprietary Right; and

                           (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Proprietary Right.

                  (c) Schedule 5.16(c) of the Company Disclosure Schedule identifies each Proprietary Right that any third party owns and that Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on Schedule 5.16(c) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in Schedule 5.16(c) of the Company Disclosure Schedule:

                           (i) the license, sublicense, agreement, or permission covering the Proprietary Right is legal, valid, binding, enforceable against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect;

                           (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable against the Company and, to the Company's knowledge, against the other parties thereto, and in full force and effect on identical terms following the Effective Time;

                           (iii) to the Company's knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement, or permission has repudiated in writing any provision thereof;

                           (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through
         (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened, that challenges the legality, validity, or enforceability of the underlying Proprietary Right;

                           (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                           (ix) no such licenses, agreements or permissions commit the Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of the Proprietary Rights, which obligation cannot be terminated by the Company upon notice of ninety (90) days or less.

                  (d) Schedules 5.16(b) and 5.16(c) of the Company Disclosure Schedule identify every Proprietary Right used by the Company in the conduct of its business. Except as set forth in Schedule 5.16(b) of the Company Disclosure Schedule, all Software owned by the Company performs substantially as described in all Documentation for such Software insofar as such Documentation has to do with the performance, specifications or design of such Software; and in addition, all Software owned by the Company and which has been licensed to any third party performs in accordance with the warranties, if any, given by the Company in respect of such Software. Except as set forth in Schedule 5.16(c) of the Company Disclosure Schedule, all Software owned by any third party and used by the Company pursuant to license, sublicense, agreement or permission performs in accordance with the warranties, if any, given by such third party to the Company, and to the knowledge of the Company (and its employees with responsibility for use and maintenance or service thereof) such Software performs substantially as required for the conduct of the Company's business. It is understood and agreed that "Software owned by the Company" shall include all Software owned by the Company, whether developed in house by the Company or purchased by the Company from any third party.

         5.17 ROYALTIES. All royalties, license fees, and other fees relating to the Company's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in Schedule 5.17 of the Company Disclosure Schedule, to the Company's knowledge, the method used by the Company to calculate all royalties, license fees, and other fees relating to the Company's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements the Company has with any third party relating to the use of such party's Proprietary Rights.

         5.18 YEAR 2000 COMPLIANCE. Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, each system, comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Company and each product licensed, sold or otherwise distributed by the Company, including software, hardware, databases, or embedded control systems (collectively, a "Product") (a) is designed (or has been modified) to be used prior to and after January 1, 2000,
(b) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (c) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) through (c) are referred to herein as "Year 2000 Compliant"). Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, all licenses for the use of any System-related software, hardware, databases or embedded control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable Year 2000 Compliance within the Company's computer systems (hardware and software), or the licenses permit the Company or a third party to make all modifications, bypasses, debugging, work-around, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. No System that is material to the business, finances, or operations of the Company receives data from or communications with any component or system external to itself (whether or not such external component or system is the Company's or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance to Year 2000 Compliance will have no effect on the data or communications sent to the Company, nor on the Systems of the Company. Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, the Company has no reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems or Products as a result of not being Year 2000 Compliant. Notwithstanding anything in this Section 5.18 to the contrary, any representation with respect to a System or Product that was developed wholly by a third party and not by the Company shall be deemed to qualified in its entirety to the Company's knowledge regarding the facts or events set forth in such representation.

         5.19 LABOR RELATIONS. There are no material controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its respective employees, former employees, or applicants for employment. The Company has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Company Material Adverse Effect. The Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of the Company are covered by any collective bargaining agreement and, to the knowledge of the Company, there are no organizational efforts currently being made or threatened involving any employees of the Company. All employee severance or change of control policies covering any employee of the Company are described in Schedule 5.19 of the Company Disclosure Schedule and no such employee is entitled to any severance or change of control benefits not described therein.

         5.20     CERTAIN EMPLOYEE MATTERS.

                  (a) Except as set forth on Schedule 5.20(a) of the Company Disclosure Schedule, all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of the Company have executed and delivered to the Company a confidential information agreement restricting such person's right to disclose confidential information of the Company. Except as set forth on
Schedule 5.20(a) of the Company Disclosure Schedule, all such members of management, key personnel and consultants of the Company have been party to a "work-for-hire" arrangement or proprietary rights agreement with the Company pursuant to which either (i) in accordance with applicable federal and state law, the Company has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to the Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of the Company who has contributed to or participated in the conception and development of proprietary rights of the Company has asserted in writing or, to the Company's knowledge, threatened any claim against the Company in connection with such person's involvement in the conception and development of the proprietary rights of the Company and, to the knowledge of the Company, no such person has a reasonable basis for any such claim.

                  (b) Schedule 5.20(b) of the Company Disclosure Schedule identifies all employees, independent contractors and other personnel of the Company, their respective rates of pay at the date hereof, and, with respect to all bill consultants (employees or independent contractors), the billing rate of each such consultant. Unless otherwise noted on Schedule 5.20(b) of the Company Disclosure Schedule, each of the Company's personnel identified on Schedule 5.20(b) of the Company Disclosure Schedule is working full time and none of such personnel has expressly stated to Tom Loutzenheiser, Albert Youngwerth, John Hanousek or Kelleen Morrison that he or she intends to resign or cease working with the Company after Closing. Other than increases granted in the ordinary course of business, the Company has not committed to increase in any manner the compensation of any of its personnel beyond the amount identified on Schedule 5.20(b) of the Company Disclosure Schedule.


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
              (c) Except as set forth on Schedule 5.20(c) of the Company Disclosure Schedule, all current and former (terminated within twelve (12) months of the date hereof) members of management and key (including sales and recruiting) personnel of the Company have executed and delivered to the Company a nonsolicitation agreement restricting such person's right to solicit employees, customers, clients and prospective customers and clients of the Company during the term of such person's or entity's employment and for at least six (6) months thereafter and such agreement contains a provision permitting assignment of the agreement by Company.

        5.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 5.21 of the Company Disclosure Schedule, the Company is not a party to any contract, lease, agreement, or other commitment with any officer, director, or stockholder of the Company or any affiliate of any such person, and there are no loans outstanding from the Company to, or to the Company from, any such person or any affiliate of any such person.

        5.22 PERMITS; COMPLIANCE WITH LAWS. Schedule 5.22 of the Company Disclosure Schedule contains a true, correct, and complete list of all permits, licenses, consents, and authorizations of any government or governmental authority held by the Company. Except as set forth in Schedule 5.22 of the Company Disclosure Schedule, the Company holds all permits, licenses, consents, and authorizations issued by any government or governmental authority that are necessary for the conduct of its business , except for any failure to hold that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written notice of any violation of any law, ordinance, regulation, or order applicable to the Company or the business conducted by it. The conduct of the business of the Company, as presently conducted, complies with all applicable laws, ordinances, regulations, and orders, including, but not limited to, all laws, ordinances, regulations or orders relating to the exportation or importation of Products , except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        5.23 ENVIRONMENTAL MATTERS. There has been no "release or threatened release of a hazardous substance" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")) or any other release, emission, disposal, or discharge into the environment or any use, storage, transport or handling (collectively, "activities") of Hazardous Material (as defined below) on, under, about, or from the Company Real Property other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of the Company. To the knowledge of the Company, all "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the regulations thereunder) generated at the Company's properties have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement (as defined below). To the knowledge of the Company and except as set forth in Section 5.23 of the Company Disclosure Schedule, there are no underground tanks, PCBs, or asbestos containing materials on the Company Real Property. Except as set forth in Schedule 5.23 of the Company Disclosure Schedule, the Company does not have any written notice of any pending formal or informal assertion by any governmental agency or other person that the Company or any predecessor business or owner or operator of the Company Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Company Real Property itself.) "Hazardous Material" shall mean any substance (i) the presence of which requires reporting, investigation or remediation under any applicable statute, regulation, ordinance or order; or (ii) which is defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any statute, regulation, rule, or ordinance of any governmental authority having jurisdiction; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority having jurisdiction. "Environmental Requirement" shall mean all applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, standards, guidelines, policies, and similar items of any governmental authority having jurisdiction and all applicable judicial, administrative, and regulatory decrees, judgments, and orders and common law relating to the protection of human health or the environment including, without limitation, all requirements pertaining to the reporting, licensing, permitting, use, handling, generation, storage, treatment, transportation, disposal, release, discharge, investigation, and remediation of Hazardous Material.

        5.24 ADVERSE AGREEMENTS. The Company is not a party to or subject to any contract, agreement, or commitment or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree law, rule, or regulation that would have, or could reasonably be expected to have, a Company Material Adverse Effect.

        5.25 FEES. Except as set forth in Schedule 5.25 of the Company Disclosure Schedule, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

        5.26 BOOKS AND RECORDS. Except as set forth in Schedule 5.26 of the Company Disclosure Schedule, the financial books, records, and work papers of the Company are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Company set forth in the financial statements referred to in Section 5.6 hereof.

        5.27 ERISA. Neither the Company nor any trade or business (whether or not incorporated) under common control with such Person within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") of the Company maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any "multiemployer plan", within the meaning of Section 4001
(a)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder ("ERISA"), to which any person or any ERISA Affiliate of such person makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions (a "Multiemployer Plan"),
(ii) any single employer plan, as defined in Section 4001 (a)(15) of ERISA, that
(a) is maintained for employees of a person or any ERISA Affiliate of such person and at least one person other than such person and any ERISA Affiliate of such person or (b) was so maintained and in respect of which such person or an ERISA Affiliate of such person could have liability under Section 4064 of ERISA in the event such plan has been or were to be terminated (a "Multiple Employer Plan") or (iii) except as set forth in Schedule 5.27 of the Company Disclosure Schedule, any employee benefit plan (as defined in Section 3(3) of ERISA) sponsored or maintained by the Company or to which the Company makes, is making, or is obligated to make contributions (a "Plan"), including but not limited to a Pension Plan (as defined below). With respect to the Plan(s) disclosed in
Schedule 5.27 of the Company Disclosure Schedule:

                     (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under
        Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred that would cause the loss of such qualification. The Company and each ERISA Affiliate of the Company has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
        Section 412 of the Code has been made with respect to any such Plan.

                     (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of the Company, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                     (iii) (1) the execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee; (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability (as defined below); (3) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither the Company nor any ERISA Affiliate of the Company has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither the Company nor any ERISA Affiliate of the Company has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that a person sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan

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
        years. "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        5.28 POOLING OF INTERESTS TREATMENT. To the Company's knowledge, neither the Company nor any of its affiliates has taken or agreed to take any action or is aware of any condition which would prevent Parent from accounting for the transactions provided for herein as a pooling-of-interests under APB Opinion No. 16 (a "Pooling of Interests").

        5.29 INSURANCE. The business, properties, and employees of the Company are insured by the insurers or through the funds and with the types and amounts of insurance (including, but not limited to, property, product liability, automobile, workers compensation, business interruption, and excess indemnity insurance) set forth in Schedule 5.29 of the Company Disclosure Schedule (the "Company Insurance Coverage"). To the Company's knowledge, the Company Insurance Coverage is in such amount and on such terms as to adequately cover the risks attendant to the Company's business. Since January 1, 1997 the Company has not been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage that may be required by the laws of the states in which the Company sells or manufactures Products or provides services. The premiums due on the Company Insurance Coverage that covers calendar year 1997 have been paid in full and the premiums due for the period from January 1, 1998 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which the Company is a party.

        5.30 DISCLOSURE. To the Company's knowledge, no representation or warranty by the Company in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Company or its representatives and furnished by the Company to Parent pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by Parent to the Company for which such information was furnished by the Company to Parent.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        The Company represents and warrants to Parent as of the date of this Agreement as follows:

         6.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW.

              (a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of its jurisdiction of incorporation. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Schedule 6.1 of the disclosure letter delivered by Parent to the Company at or prior to the execution hereof (the "Parent Disclosure Schedule"), which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 6.7 of this Agreement).

              (b) Parent has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

              (c) Parent is not in violation of any law, ordinance, governmental rule or regulation to which it or any of its properties or assets is subject, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, nor is Parent in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

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
              (d) The copies of Parent's Articles of Incorporation and Bylaws, which have been delivered to Parent, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

              (e) Parent's corporate minute books are accurate as to their content and include therein the Articles of Incorporation and Bylaws of Parent with any amendments thereto. The meetings of the directors or stockholders referred to in the corporate minute books were duly called and held. The signatures appearing on all documents contained in the corporate minute books are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of Parent are omitted from such minute books that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in Article VI hereof or prevent or limit any of the transactions contemplated by this Agreement. Schedule 6.1 of the Parent Disclosure Schedule sets forth a true and complete list of the names of all directors of Parent and the names and offices held of all officers of the Parent as the date hereof.

         6.2 AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENTS.

              (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent, the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

              (b) The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Parent is necessary to approve the issuance by Parent of the shares of Parent Common Stock pursuant to the terms hereof. Such vote is the only vote of the holders of any class or series of Parent's capital stock required in connection with this Agreement and the transactions contemplated hereby.

        6.3 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, $.01 par value ("Parent Preferred Stock"). As of December 15, 1998, there were (a) 6,863,502 shares of Parent Common Stock issued and outstanding, (b) no shares of Parent Preferred Stock issued and outstanding, (c) 1,283,750 shares of Parent Common Stock issuable upon exercise of outstanding options to purchase Parent Common Stock, and (d) 961,418 shares of Parent Common Stock issuable upon exercise of outstanding warrants. The Parent Common Stock issuable in exchange for Company Common Stock and upon the exercise of Parent Options, when issued and delivered in accordance with the terms of this Agreement and the terms of the agreements governing such options, will constitute duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Parent Common Stock.

        6.4 NO VIOLATION. Neither the execution and delivery by Parent and Merger Sub of this Agreement and all agreements and documents contemplated hereby, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation, as amended, or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to Parent (iii) except as set forth in Schedule
6.4 of the Parent Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed

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
of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which Parent is a party, or by which Parent or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to Parent; or (iv) other than the Regulatory Filings, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

        6.5 SEC DOCUMENTS. Since the date on which a registration statement with respect to Parent Common Stock became effective with the Securities and Exchange Commission (the "Commission"), Parent has filed all forms, reports, and other documents (including all exhibits, schedules and annexes thereto) required to be filed by Parent with the Commission (collectively, the "Parent Reports"). Except to the extent that information contained in any Parent Report has been revised or superseded by a later Parent Report filed and publicly available prior to the date of this Agreement, as of their respective dates, the Parent Reports (a) were (and any Parent Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (b) as of their respective filing dates did not (and any Parent Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in such reports (or incorporated therein by reference) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments) and fairly present in all material respects the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the periods then ended.

        6.6 NO CONSENT OR APPROVAL REQUIRED. Except as contemplated in Section
1.3 and for compliance with any applicable Blue Sky Laws, federal securities regulations, and Nasdaq requirements, no consent, approval, or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Parent of this Agreement or any other agreement or instrument to be executed and delivered by Parent hereunder, the consummation of the transactions provided for herein or therein or the issuance and delivery of the Parent Common Stock.

        6.7 ABSENCE OF CHANGE. Since September 30, 1998, no event or events have occurred, which individually or in the aggregate have had a Parent Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Parent, taken as a whole. Notwithstanding the foregoing, the parties acknowledge that the Parent is at an early stage of development of its business in an emerging market, that the business, the rate of growth and results of operations are all unpredictable, that the Parent has suffered losses from operations which are expected to continue through the date of Closing. It is therefore agreed that neither a less than 70% decline in net revenue received by the Parent from the third fiscal quarter to the fourth fiscal quarter of 1998 nor any increase in loss suffered by the Parent from one fiscal quarter to the next shall be deemed to result in a Parent Material Adverse Effect.

        6.8 BROKERAGE. Except as set forth on Schedule 6.8 of the Parent Disclosure Schedule, there are no claims for financial advisory or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent.

        6.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The accounts receivable reflected on the balance sheet contained in the latest Parent Report filed with the Commission pursuant to the Exchange Act and all accounts receivable of Parent that arose thereafter are valid and arose out of bona fide transactions in the ordinary course of business. Schedule 6.9 of the Parent Disclosure Schedule sets forth a list of any such accounts receivable that Parent considers to be doubtful accounts.

        6.10 LITIGATION. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting Parent or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, to the knowledge of Parent, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting Parent or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, there are no existing orders, judgments, settlements, injunctions, or decrees of any court or governmental agency that apply to Parent or any of its assets, properties, business, or operations. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, since January 1, 1994, no product liability, warranty, or similar claims have been made against Parent except routine claims in the ordinary course of business (i.e., claims relating to defective products that have been satisfied by Parent solely by replacement of products or adjustment or refunding of purchase price or substantially equivalent credit on future orders) that, in the aggregate, would not have a Parent Material Adverse Effect. Except as set forth in Schedule 6.10 of the Parent Disclosure Schedule, since January 1, 1994 the Company has not entered into any settlement agreements relating to the compromise or dismissal of any litigation involving Parent or any of its properties or assets. Nothing contained in any settlement agreement to which Parent is a party prevents Parent in any way from carrying out its business as now conducted or as presently contemplated to be conducted, in any market, geographical area, or application, or interferes with Parent's utilization of its Proprietary Rights.

        6.11 PROPRIETARY RIGHTS. Except as set forth on Schedule 6.11 of the Parent Disclosure Schedule: (i) to Parent's knowledge, Parent has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) Parent (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent must license or refrain from using any Proprietary Rights of any third party),
(iii) to the knowledge of Parent (and employees with responsibility for Proprietary Rights matters), there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent must license or refrain from using any Proprietary Rights of any third party), or (iv) to the knowledge of Parent (and employees with responsibility for Proprietary Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of Parent.

        6.12 ROYALTIES. All royalties, license fees, and other fees relating to Parent's use of Proprietary Rights have been or will be paid in full as and when due. Except as set forth in Schedule 6.12 of the Parent Disclosure Schedule, to Parent's knowledge, the method used by Parent to calculate all royalties, license fees, and other fees relating to Parent's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements Parent has with any third party relating to the use of such party's Proprietary Rights.

        6.13 YEAR 2000 COMPLIANCE. The disclosure contained in the latest Parent Report filed with the Commission pursuant to the Exchange Act concerning the Year 2000 Compliance of the Systems and Products utilized and distributed by Parent is true and correct, except for such misstatements or omissions that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

        6.14 LABOR RELATIONS. There are no material controversies pending or, to the knowledge of Parent, threatened, between Parent and any of its respective employees, former employees, or applicants for employment. Parent has complied in all respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, federal immigration law, and the payment of social security and similar taxes, except as would not be reasonably expected to have a Parent Material Adverse Effect. Parent is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. None of the employees of Parent are covered by any collective bargaining agreement and, to the knowledge of Parent, there are no organizational efforts currently being made or threatened involving any employees of Parent. All employee severance or change of control policies covering any employee of the Company are described in or filed as exhibits to the Parent Reports and no such employee is entitled to any severance or change of control benefits not described therein.

        6.15 CERTAIN EMPLOYEE MATTERS. Except as set forth on Schedule 6.15 of the Parent Disclosure Schedule, all current and former members of management, key (including sales and recruiting) personnel and consultants (whether employees or independent contractors) of Parent have executed and delivered to Parent a confidential information agreement restricting such person's right to disclose confidential information of Parent. Except as set forth on Schedule
6.15 of the Parent Disclosure Schedule, all such members of management, key personnel and consultants of

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
Parent have been party to a "work-for-hire" arrangement or proprietary rights agreement with Parent pursuant to which either (i) in accordance with applicable federal and state law, Parent has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or
(ii) there has been conveyed to Parent by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor of Parent who has contributed to or participated in the conception and development of proprietary rights of Parent has asserted in writing or, to Parent's knowledge, threatened any claim against Parent in connection with such person's involvement in the conception and development of the proprietary rights of Parent and, to the knowledge of Parent, no such person has a reasonable basis for any such claim.

        6.16 ENVIRONMENTAL MATTERS. There has been no "release or threatened release of a hazardous substance" (as defined in CERCLA) or any other activities of Hazardous Material on, under, about, or from any real property owned or leased by Parent (collectively, the "Parent Real Property") other than those activities that have not resulted and could not reasonably be expected to result in any material liability on the part of Parent. To the knowledge of Parent, all hazardous waste generated at Parent's properties have been disposed of at sites that maintain valid permits under RCRA and any other applicable Environmental Requirement. To the knowledge of Parent and except as set forth in Section 6.16 of the Parent Disclosure Schedule, there are no underground tanks, PCBs, or asbestos containing materials on the Parent Real Property. Except as set forth in Schedule 6.16 of the Parent Disclosure Schedule, Parent does not have any written notice of any pending formal or informal assertion by any governmental agency or other person that Parent or any predecessor business or owner or operator of Parent Real Property may be a responsible or potentially responsible party in connection with any violation or obligation arising under any Environmental Requirement at any site or facility (including the Parent Real Property itself).

        6.17 ERISA. Neither Parent nor any ERISA Affiliate of Parent maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any Multiemployer Plan,
(ii) any a Multiple Employer Plan or (iii) except as set forth in Schedule 6.17 of the Parent Disclosure Schedule, any Plan, including but not limited to a Pension Plan. With respect to the Plan(s) disclosed in Schedule 6.17 of the Parent Disclosure Schedule:

                     (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Any such Plan which is intended to qualify under
        Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of Parent, nothing has occurred that would cause the loss of such qualification. Parent and each ERISA Affiliate of Parent has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

                     (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of Parent, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                     (iii) (1) the execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee; (2) no such Plan which constitutes a Pension Plan (as defined below) has any Unfunded Pension Liability; (3) neither Parent nor any ERISA Affiliate of Parent has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (4) neither Parent nor any ERISA Affiliate of Parent has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (5) neither Parent nor any ERISA Affiliate of Parent has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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
        6.18 POOLING OF INTERESTS TREATMENT. To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any condition which would prevent Parent from accounting for the transactions provided for herein as a Pooling-of-Interests.

        6.19 OPINION OF FINANCIAL ADVISOR. Parent or its Board of Directors has received the written opinion of Everen Securities dated December 15, 1998, to the effect that, as of the date thereof, the consideration to be paid in respect of the Company Common Stock and the Company Options is fair from a financial point of view to Parent. An executed copy of such opinion has been delivered to the Company.

                                   ARTICLE VII

                                    COVENANTS

        7.1 ALTERNATIVE PROPOSALS. The Company agrees that prior to June 1, 1999, (a) that they shall not, and they shall direct and use their best efforts to cause the Company's officers, directors, stockholders, employees, agents, and representatives (including, without limitation, any investment banker, attorney, or accountant retained by the Company) not to, initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation, or similar transaction involving the Company, or any purchase of all or any significant portion of the assets or any equity securities of the Company, or any initial public offering or private placement of the securities of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or, consistent with their corporate fiduciary obligations, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that they will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing, and they will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (c) that they will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company; provided, however, that, notwithstanding any other provision hereof, the Company may (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with the Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide Alternative Proposal in writing prior to the date upon which this Agreement and the Merger shall have been approved and adopted by the required vote of the stockholders of the Company, (y) the Company's Board of Directors concludes in good faith (after consultation with its financial advisor) that the acquisition transaction contemplated by such Alternative Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Alternative Proposal and the person making the Alternative Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger contemplated by this Agreement (any such Alternative Proposal, a "Company Superior Proposal") and (z) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such persons, the Company provides prompt notice to Parent to the effect that the Company is furnishing information to or entering into discussions or negotiations with such person. Nothing in this
Section 7.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article X hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal prior to the termination of this Agreement pursuant to Article X (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of the Company under this Agreement. Notwithstanding the foregoing, in the event that the Board of Directors of the Company shall conclude in good faith, after considering applicable state law, and after consultation with outside counsel, that such action is required for it to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger.

        7.2 ESCROW OF SOURCE CODE. Immediately upon the execution of this Agreement, the Company shall execute and deliver to Parent the Source Code Escrow Agreement attached as Exhibit A to this Agreement and shall deliver the source codes for the Products into escrow as provided therein.

        7.3 INTERIM OPERATIONS.

        Prior to the Effective Time, except as authorized by any other provision of this Agreement, unless Parent has consented in writing thereto, the Company will not do any of the things enumerated in Section 5.8(b). Further, the
Company:

              (a) shall conduct its operations according to its usual, regular, and ordinary course in substantially the same manner as heretofore conducted;

              (b) shall use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers, employees, and partners and maintain satisfactory relationships with those persons having business relationships with them;

              (c) shall promptly deliver to Parent copies of monthly trial balances taken from the books of account of the Company and prepared in the ordinary course of business;

              (d) will maintain the existence of and protect its Proprietary Rights;

              (e) will comply in all material respects with applicable contractual obligations;

              (f) will operate the Company businesses in compliance with all applicable municipal, county, state, federal, and foreign laws, regulations, ordinances, standards, and orders as now in effect (including, without limitation, the building, zoning, and life safety codes as currently applied with respect thereto) where the failure to comply therewith would have a Company Material Adverse Effect.

              (g) will pay as and when due the accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by the Company and such contest does not have a Company Material Adverse Effect and adequate reserves therefore are reflected on the Company Balance Sheet in accordance with the representations and warranties contained in this Agreement;

              (h) will provide to Parent copies of all material documents that relate to, and, upon request, with verbal or written updates concerning the status of any litigation filed as of the date hereof or filed from and after the date hereof by or against the Company after the date of this Agreement but prior to the Closing Date where the amount claimed or assessed by management of the Company is likely to be claimed exceeds $3,000;

              (i) will permit Parent and its employees, agents, consultants, accounting, and legal representatives to have reasonable access to all books, records, contracts, leases, key personnel, property, plant, and equipment of the Company during normal business hours and furnish to Parent such information concerning the operations of the Company as Parent or its representatives may reasonably request.

         7.4 REGISTRATION STATEMENT/PROXY STATEMENT.

              (a) Parent shall prepare and file with the Commission as soon as practicable after the date hereof a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act, as amended, with respect to the Parent Common Stock issuable in the Merger, which Registration Statement shall also serve as a "Proxy Statement" for purposes of obtaining the approval of Parent's stockholders of this Agreement and a "Proxy Statement/Prospectus" for purposes of obtaining the approval of the Company's stockholders of this Agreement. Parent will cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Parent shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement, and Parent will pay all expenses incident thereto. Parent agrees that the Registration Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company or of Parent will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for use in the Registration Statement. The Company agrees that the written information concerning the Company provided by it for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the stockholders of the Company or of Parent, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Registration Statement will be made by Parent without the approval of the other party. Parent will advise the Company, promptly after it receives notice, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by any state securities regulating authority for amendment of the Registration Statement, or requests by any state securities regulatory authority for additional information.

              (b) Parent, Merger Sub, and the Company shall cooperate with one another in the preparation and filing of the Registration Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Registration Statement and to respond promptly to any comments or requests made by the Commission with respect to the Registration Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the Commission with respect to the Registration Statement and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the Commission (or its staff) relating thereto. Parent, Merger Sub, and the Company each agrees to correct any information provided by it for use in the Registration Statement that shall have become, or is, false or misleading.

        7.5 MEETING OF STOCKHOLDERS. Each of Parent and the Company will take all action necessary in accordance with applicable law and their respective charter documents to convene a meeting of their respective stockholders on or before March 31, 1999 to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. Subject to Section 7.1 of this Agreement, the Board of Directors of each of Parent and the Company shall recommend such approval and each of Parent and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement or the Proxy Statement/Prospectus, as applicable, to their respective stockholders. The Board of Directors of Parent shall nominate Tom Loutzenheiser and a second person selected by the Company and acceptable to Parent to serve as a Class II and a Class I director, respectively, of Parent upon the consummation of the Merger and shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to cause its stockholders to consider and vote upon the election of such persons as directors of Parent.

        7.6 NOTICES TO HOLDERS OF COMPANY OPTIONS. The Company will take all actions necessary in accordance with applicable law and the terms of the Company Option Plans to provide all required notice of the Merger to the holders of Company Options.

        7.7 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and Parent shall and shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         7.8 DELIVERY OF FINANCIAL STATEMENTS.

              (a) Parent has delivered audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the two years ended December 31, 1996 and 1997 and unaudited financial statements, also prepared in accordance with GAAP consistently applied, as of and for the nine months ended September 30, 1998. The Company has delivered audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1997, and unaudited financial statements, also, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1996 and the nine months ended September 30, 1997 and 1998. All such audited financial statements were prepared by independent certified public accounting firms, licensed and certified to practice before the Commission. Parent shall reimburse the Company for one-half of all costs incurred by the Company in connection with its delivery of its audited financial statements up to a maximum reimbursement of $12,500.

              (b) If the Registration Statement is not declared effective on or before February 14, 1998, Parent and the Company shall each deliver to each other audited financial statements, prepared in accordance with GAAP consistently applied, as of and for the year ended December 31, 1998, on or before February 28, 1998; and in any event, such audited financial statements shall be delivered at least 10 days prior to the Closing.

              (c) Prior to the Effective Time, Parent shall promptly deliver to the Company copies of monthly trial balances taken from the books of account of Parent at the end of each month and prepared in the ordinary course of business.

        7.9 RELEASE OF GUARANTY. Upon the consummation of the Merger as set forth in this Agreement, Tom Loutzenheiser and Gayl Loutzenheiser shall be released from all obligations arising under that certain Guaranty Agreement dated December 2, 1998 between Mr. Loutzenheiser, Ms. Loutzenheiser and Parent and that certain Stock Pledge Agreement dated December 2, 1998 between Mr. Loutzenheiser, Ms. Loutzenheiser and Parent

        7.10 PUBLICITY. Each of Parent and the Company shall, subject to Parent's legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other before issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby.

        7.11 LISTING APPLICATION. Parent shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

        7.12 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Effective Time as may be reasonably required to effect the Merger. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Effective Time.

        7.13 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein (including the provisions of Section 7.8(a) relating to the Company accounting expenses).

        7.14 POOLING. From and after the date hereof and until the expiration of the Restricted Period (as defined below), neither Parent nor the Company shall or shall permit any of its subsidiaries or controlled affiliates to take, and Parent and the Company shall use their respective best efforts to cause their other affiliates not to take, any action, or fail to take any action, that would jeopardize the treatment of the Merger as a Pooling of Interests. For purposes hereof, the Restricted Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by Parent in accordance with the provisions of Section
7.15 hereof.

        7.15 PUBLICATION OF FINANCIALS. As promptly as reasonably practicable after the first complete fiscal quarter after the Effective Time that includes at least 30 days of combined operations of the Company and Parent, Parent will cause to be publicly reported in a Quarterly Report on Form 10-QSB financial statements of Parent that include such combined operations.

        7.16 TAX MATTERS. Parent and Merger Sub covenant and agree that: (i) they will treat and cause the Surviving Corporation to treat the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code and will file and cause the Surviving Corporation to file all returns and reports (including without limitation those required under Treasury Regulation Section 1.368-3) as required and in a manner consistent with such treatment and (ii) they will take no action that will prevent or be inconsistent with treating the Merger as a reorganization qualifying under Section 368(a)(2)(E) of the Code.

        7.17 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, Apexx stockholders who together own a majority of the outstanding shares of Company Common Stock, including Tom Loutzenheiser, Gayl Loutzenheiser, David Dahms, Albert Youngwerth, Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow, William Guy Rivers and Ray Jenks shall enter into a voting agreement substantially in the form of the agreement set forth as Exhibit B to this Agreement.

        7.18 EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, each of Tom Loutzenheiser, Albert Youngwerth, John Hanousek and Ray Jenks shall enter into the employment agreements set forth as Exhibit C-1, C-2, C-3 and C-4, respectively, to become effective after the Effective Time.

                                  ARTICLE VIII

                                   CONDITIONS

        8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of Company and of Parent.

              (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

              (c) No action, suit, proceeding, or investigation to suspend the offering of Parent Common Stock in connection with the Merger shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

              (d) The Registration Statement shall have become effective prior to the mailing by each of the Parent and Company of the Proxy
Statement/Prospectus to their respective stockholders, and no stop order suspending the effectiveness of the Registration Statement shall then be in effect.

              (e) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

              (f) The Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

              (g) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

              (h) Parent shall have been advised by BDO Seidman, LLP that, based on the information available to BDO Seidman, LLP and assuming compliance by Parent and the stockholders of the Company with their covenants and agreements in this Agreement and the agreements to be entered into in connection with the consummation of the transactions contemplated by this Agreement, the Merger will be treatable as a Pooling of Interests; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, Parent or the Company shall, if requested by the other party, negotiate in good faith to make such adjustments to the terms and conditions of this Agreement as would enable Parent and the Company to proceed with the Merger on the purchase method of accounting, without restrictions required under the Pooling-of-Interests treatment.

              (i) Parent, Merger Sub, the Company, and the Escrow Agent shall have entered into the escrow agreement set forth as Exhibit D hereto (the "Escrow Agreement").

              (j) Each of Tom Loutzenheiser, Albert Youngwerth, John Hanousek and Ray Jenks shall not have repudiated in any manner the employment agreements set forth as Exhibit C-1, C-2, C-3 and C-4, respectively.

              (k) Davis, Graham & Stubbs LLP shall have rendered an opinion, in form and substance reasonably satisfactory to Parent and the Company, that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code (which shall be supported in part by customary certificates of officers of Parent and the Company).

              (l) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

        8.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) Parent shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Company shall have received a certificate of the President or a Vice President of Parent, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.2(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect.

              (b) There shall have been delivered to the Company certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Delaware and the State of Idaho, with respect to the incorporation, subsistence, and good legal standing of Parent and Merger Sub, respectively.

              (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Company.

              (d) The average last sale price per share of Parent Common Stock for the ten (10) trading days prior to the Closing Date shall not be lower than $3.40; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, the Company shall, if requested by Parent, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

              (e) There shall have been delivered to the Company certificates, dated the Closing Date, of the President or Vice President and Secretary, respectively, of Parent and Merger Sub (i) to the effect that the Certificate of Incorporation of Parent and Articles of Incorporation of Merger Sub have not been amended since the date of the Certificates referred to in Section 8.2(b) above, (ii) attaching a true and complete copy of the Bylaws of Parent and Merger Sub as in effect on the Closing Date, and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Parent and Merger Sub approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby.

              (f) There shall have been delivered to the Company certificates, dated the Closing Date, with respect to the incumbency and signatures of all officers of Parent and Merger Sub signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of Parent in connection with this Agreement.

              (g) Parent shall have fully implemented a mutually agreed upon marketing plan in the first quarter of 1999, in accordance with the provisions of Exhibit E attached hereto, including, without limitation, fully funding the marketing spending levels set forth therein.

              (h) Parent shall have delivered to the Company an opinion of its counsel in the form attached hereto as Exhibit F.

        8.3 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) The Company shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, and Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.3(a) shall be deemed to have been satisfied even if such performance has not occurred or such representations or warranties are not true and correct, unless the failure to perform or the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Parent Material Adverse Effect.

              (b) The status of any litigation of the Company as described in
Schedule 5.14 of the Company Disclosure Schedule and/or the terms of any agreements relating to the compromise or dismissal of any action, suit or proceeding described in Schedule 5.14 of the Company Disclosure Schedule (subject to any restrictions on the disclosure of such terms) shall be satisfactory to Parent.

              (c) Other than with respect to a default identified in the Company Disclosure Schedule as of the date of this Agreement, the Company shall not be in default of any obligation, where said default cannot be cured by the Closing Date, under any of the Material Contracts, unless any such defaults, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

              (d) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Parent.

              (e) The average last sale price per share of Parent Common Stock for the ten (10) trading days prior to the Closing Date shall not be higher than $9.00; provided, however, that if this closing condition shall not have been satisfied or waived prior to the Closing Date, Parent shall, if requested by the Company, negotiate in good faith with the Company to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with the Merger on such adjusted terms.

              (f) The number of Dissenting Shares shall not consist of more than five percent (5%) of the issued and outstanding Company Common Stock.

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
              (g) The holders of at least ninety-five percent (95%) of the issued and outstanding Company Common Stock shall have executed and delivered to the Company the Stockholders Agreement (as defined in Section 9.4).

              (h) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho, listing all charter documents of the Company on file in the office of said Secretary of State and copies of the Articles of Incorporation of the Company and all amendments thereto, certified as true and correct by said Secretary of State within five days of the Closing Date.

              (i) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho, with respect to the incorporation, subsistence, and good legal standing of the Company.

              (j) There shall have been delivered to Parent a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Idaho or such other jurisdictions, with respect to the authorization by such jurisdiction of the Company to transact business in the jurisdictions identified in Schedule 5.1 of the Company Disclosure Schedule.

              (k) There shall have been delivered to Parent a certificate, dated the Closing Date, of the Secretary of the Company (i) to the effect that the Company's Articles of Incorporation have not been amended since the date of the Certificate referred to in Section 8.3(h) above, (ii) attaching a true and complete copy of the Company's Bylaws as in effect on the Closing Date, and
(iii) attaching a true and complete copy of the resolutions of the Company's Board of Directors approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby.

              (l) There shall have been delivered to Parent a certificate, dated the Closing Date, with respect to the incumbency and signatures of all officers of the Company signing this Agreement and any other certificate, agreement or instrument delivered on behalf of the Company in connection with this Agreement.

              (m) There shall have been no change in the financial condition or results of operations of the Company from that reflected in the Company Balance Sheet so as to result in a Company Material Adverse Effect.

              (n) The Company shall have delivered to Parent an opinion of its counsel in the form attached hereto as Exhibit G.

              (o) Representatives of the Company shall, in the presence of Parent, have performed a successful live build demonstration of the Software. Such live demonstration shall be reasonably designed and performed so that Parent may have the opportunity to confirm to its satisfaction that the source code version of each of the Software deliverables hereunder readily produces the corresponding object code version. Such build demonstration shall be "successful" if (i) it demonstrates to Parent's reasonable satisfaction the accomplishment of any and all steps as are necessary readily to produce fully functional object code from the source code, including without limitation, any steps in which the source code is compiled, assembled, linked and/or interpreted so as to produce the object code version of such Software, and (ii) such production of object code is otherwise in accordance with the relevant representations and warranties made by the Company in this Agreement.

              (p) Parent shall have received a letter, in form and substance satisfactory to Parent, from Pacific Crest, (i) stating that Pacific Crest shall look only to the Company's stockholders for any fees or expenses in excess of $200,000 otherwise payable by the Company to Pacific Crest, (ii) waiving all of Pacific Crest's right to collect any fees or expenses in excess of $200,000 from the Company or Parent, and (iii) agreeing that the Company's $200,000 obligation to Pacific Crest shall be paid as follows: $50,000 at the time of the Closing, and the balance of $150,000 on the earlier of 45 days after the Closing or upon the completion of a private placement by Parent of securities of the Parent with a total value of at least $2,000,000.

                                   ARTICLE IX

                           ESCROW; LIMITS ON LIABILITY

        9.1 DELIVERY OF PARENT COMMON STOCK TO THE ESCROW AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Escrow Agent, for the benefit of the holders of shares of the Company Common Stock (other than Dissenting Shares), for distribution in accordance with this
Article IX, the Deferred Merger Consideration (the "Deferred Merger Consideration Fund"). For tax purposes, the Parent Common Stock held by the Escrow Agent shall be treated as owned by the beneficial holders of the Parent Common Stock (rather than by the Parent or any affiliate of the Parent). The beneficial holders of the Parent Common Stock shall be entitled to direct the manner in which the Escrow Agent shall vote the shares of Parent Company Common Stock held in the Deferred Merger Consideration Fund.

        9.2 DIVIDENDS DECLARED AFTER THE EFFECTIVE TIME. Any dividends or other distributions with respect to the Parent Common Stock comprising the Deferred Merger Consideration that are declared after the Effective Time but prior to the date any Deferred Merger Consideration is paid by the Escrow Agent to the Company's stockholders shall be paid to the Escrow Agent, deposited by the Escrow Agent into the Deferred Merger Consideration Fund, and distributed by the Escrow Agent in accordance with this Article IX. Any dividends or distributions with respect to the Deferred Merger Consideration relating to record dates for such dividends or distributions after the Effective Time shall be deposited with the Exchange Agent and shall constitute part of the Deferred Merger Consideration.

        9.3 SURVIVAL OF REPRESENTATIONS. Notwithstanding any examination made by or on behalf of Parent or Merger Sub, the knowledge of Parent or Merger Sub or any of the respective officers, directors, stockholders, employees, or agents of Parent or Merger Sub, or the acceptance by any party of any certificate or opinion, the representations, warranties, covenants, and agreements set forth in this Agreement, or in any writing delivered by the Company in connection with this Agreement, shall survive the consummation of the transactions contemplated hereby and shall expire on the Survival Date.

        9.4 INDEMNITY. On or prior to the Closing Date, the holders of at least ninety-five percent (95%) of the issued and outstanding Company Common Stock shall have executed and delivered to the Company an agreement with respect to the indemnification of Parent and Merger Sub with respect to breaches of the terms and conditions of this Agreement (the "Stockholders Agreement"), which Stockholders Agreement shall be substantially in the form of Exhibit H attached hereto. Except for the rights granted to Parent pursuant to Section 9.5 hereof, the Escrow Agreement and the Stockholders Agreement shall govern Parent's rights in the event of a breach of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby.

        9.5 APPLICATION BY PARENT TO ESCROW AGENT FOR PAYMENT OF CLAIMS. On or prior to the Closing Date, the Company, Parent, Merger Sub, and a designated representative of the holders of the Company Common Stock shall execute and deliver the Escrow Agreement, which Escrow Agreement shall provide for Parent's right to seek payment for a breach of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby from the Deferred Merger Consideration Fund. Parent's right to seek payment of any such claim from the Deferred Merger Consideration Fund shall be governed by the Escrow Agreement.

        9.6 DISTRIBUTION OF DEFERRED MERGER CONSIDERATION TO THE COMPANY'S STOCKHOLDERS. The Escrow Agent shall, in accordance with and the times provided in the Escrow Agreement, deliver to the Company's stockholders (other than holders of Dissenting Shares) each stockholder's pro rata share of any cash and securities constituting Deferred Merger Consideration remaining after the payment of any claims by Parent for breaches of any representation, warranty, covenant, or agreement contained in this Agreement or any document contemplated hereby.

        9.7 UNCLAIMED FUNDS. Any portion of the Deferred Merger Consideration Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company two years after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article IX and the Escrow Agreement shall thereafter look only to the Surviving Corporation for payment of their shares of Parent Common Stock, and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of the Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        9.8 LIMITS ON LIABILITY. The limitations on the liability of the former stockholders of the Company shall be set forth in the Stockholders' Agreement. Notwithstanding anything to the contrary in this Agreement or any agreement or document contemplated hereby, Parent's aggregate liability for breaches of the representations, warranties or covenants made in this Agreement, or in any agreement or document contemplated hereby, shall not exceed $700,000.

                                    ARTICLE X

                                   TERMINATION

        10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent and the Company.

        10.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by June 1, 1999 (the "Outside Closing Date"), or (b) all conditions to Closing set forth in Section 8.1 shall not have been waived or satisfied by the Outside Closing Date; provided, that the party seeking to terminate this Agreement as a result of the failure of the conditions set forth in Sections 8.1(c), (d) or (g) hereof shall have used all reasonable efforts to remove such injunction, order, or decree; and provided, further, in the case of a termination under either Section 10.2(a) or Section 10.2(b) hereof, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger.

         10.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of the Company referred to in Section 8.1(a) hereof, by action of the Board of Directors of the Company, if
(a) the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger to Parent's stockholders, (b) all conditions to Closing set forth in Section 8.2 of this Agreement shall not have been waived or satisfied by the Outside Closing Date, or (c) the Board of Directors of the Company shall conclude in good faith, after considering applicable state law, after consulting with outside counsel, that in light of a Company Superior Proposal such action is required to act in a manner consistent with its fiduciary duties under applicable law. If the Company desires to terminate this Agreement pursuant to Section 10.3(c) hereof, the Company may (only prior to the approval of this Agreement by the Company's stockholders) terminate this Agreement solely in order to concurrently enter into a definitive acquisition agreement or similar agreement with respect to any Company Superior Proposal. The Company may not terminate the Agreement pursuant to this Section 10.3(c) until after the second business day following delivery to Parent of written notice advising Parent that the Board of Directors of the Company is prepared to enter into a definitive acquisition agreement with respect to a Company Superior Proposal and only if, during such two-business day period, the Company shall, if requested by Parent, have negotiated in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms.

        10.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Parent hereof, by action of the Board of Directors of Parent, if (a) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger, (b) the Board of Directors of the Company shall have recommended an Alternative Proposal to the Company's stockholders, or (c) all conditions to Closing set forth in Section 8.3 hereof shall not have been waived or satisfied by the Outside Closing Date.

        10.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5 and Section 7.12 and except for the provisions of Sections 11.2, 11.3, 11.5, 11.6, 11.7, 11.11, 11.12, and 11.13 and
pursuant to any confidentiality agreement signed by the parties hereto. Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to Section 10.3 or 10.4, nothing herein shall prejudice the ability of the non-terminating party from seeking damages from any other party for any termination of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law for damages or in equity. Notwithstanding anything to the contrary in this Agreement, if the Company terminates this Agreement pursuant to Section 10.3(a) hereof because of Parent's actions in withdrawing or modifying its recommendation of this Agreement or the Merger to Parent's stockholders, the Company shall be entitled to liquidated damages equal to $750,000 (the "Company Breakup Fee"). The Company Breakup Fee shall be payable by Parent in cash by wire transfer of immediately available funds within twenty (20) business days following the termination of this Agreement pursuant to Section 10.3(b) hereof. Notwithstanding anything to the contrary in this Agreement, if Parent terminates this Agreement pursuant to Section 10.4(b) hereof because of the Company's actions in recommending an Alternative Proposal to the Company's stockholders, Parent shall be entitled to a fee equal to $2,000,000 (the "Parent Breakup Fee"). The Breakup Fee shall be payable by the Company in cash by wire transfer of immediately available funds within twenty (20) business days following the termination of this Agreement pursuant to Section 10.4(b) hereof.

        10.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        11.1 CONFIDENTIALITY. The Company agrees that it shall, and it shall direct and use its best efforts to cause its officers, directors, stockholders, employees, agents, and representatives to, keep the existence of this Agreement and the terms of the transactions contemplated hereby strictly confidential and to not disclose such matters to any third party without Parent's prior written consent. The Company acknowledges that Parent has certain reporting obligations as a public company, and agrees that Parent may make public disclosure of the existence of this Agreement and the terms of the transactions contemplated hereby at such time as it believes it to be prudent to do so, based upon the advice of counsel and with notice to and consultation with the Company.

        11.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Parent or Merger Sub:          If to the Company:

         eSoft, Inc.                          Apexx Technology, Inc.
         5335-C Sterling Drive                506 South 11th Street
         Boulder, Colorado  80301             Boise, Idaho  83702
         Attn:  President                     Attn: President
         Telephone:  (303) 444-1600           Telephone: (208) 336-9400
         Facsimile:   (303) 444-1640          Facsimile:  (208) 336-9445

         With copies to:                      With copies to:

         Davis, Graham & Stubbs LLP           Hawley Troxell Ennis & Hawley LLP
         370 17th Street, Suite 4700          877 Main Street, Suite 1000
         Denver, Colorado 80202               Boise, Idaho 83701
         Attn:  Lester R. Woodward            Attn: Paul M. Boyd
         Telephone:  (303) 892-7392           Telephone: (208) 344-8000
         Facsimile:  (303) 893-1379           Facsimile: (208) 344-6505
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

        11.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and certain stockholders of the Company (as to Article IX of this Agreement) and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

        11.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        11.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, Parent and Merger Sub, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

        11.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

        11.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        11.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        11.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        11.11 INCORPORATION OF EXHIBITS. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        11.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        11.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        11.14 SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any Party means any corporation, partnership, or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner; provided, however, that in the case of Parent, a Subsidiary shall not include any corporation to be acquired by it concurrently with or subsequent to the acquisition of the Company.

        11.15 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          "PARENT"

                                          eSOFT, INC.

                                          By: /s/ Jeffrey Finn
                                              --------------------
                                              Name: Jeffrey Finn
                                              Title:   President

                                          "MERGER SUB"

                                          eSOFT ACQUISITION CORPORATION

                                          By: /s/ Jeffrey Finn
                                              --------------------
                                              Name: Jeffrey Finn
                                              Title:   President

                                          "THE COMPANY"

                                          APEXX TECHNOLOGY, INC.

                                          By: /s/ Tom Loutzenheiser
                                              ----------------------
                                              Name: Tom Loutzenheiser
                                              Title:   President

                                   APPENDIX B


                             STOCKHOLDERS AGREEMENT

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May , 1999 between eSoft, Inc., a Delaware corporation ("Parent") and the stockholders executing the signature pages hereof (each, a "Stockholder" and together, the "Stockholders"), each of whom is a Stockholder of Apexx Technology, Inc., an Idaho corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is fair and in the best interests of their respective companies and Stockholders, and accordingly have agreed to effect the merger (the "Merger") provided for in that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") between Parent, the Company, and eSoft Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), dated as of January 25, 1999 upon the terms and subject to the conditions set forth in the Merger Agreement.

         B. Each Stockholder will receive in the Merger shares of common stock, $.01 par value, of Parent ("Parent Common Stock"), which Parent Common Stock will be registered with the Securities and Exchange Commission.

         C. In consideration of Parent's agreement to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Stockholders have agreed to indemnify Parent and Merger Sub with respect to certain matters under the Merger Agreement, all as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                 INDEMNIFICATION

         1.1 SURVIVAL OF REPRESENTATIONS, ETC. Each Stockholder agrees that, notwithstanding any examination made by or on behalf of Parent or Merger Sub, the knowledge of Parent or Merger Sub or any of the respective officers, directors, Stockholders, employees, or agents of Parent or Merger Sub, or the acceptance by any party of any certificate or opinion, in each case with respect to the Company, the representations, warranties, covenants, and agreements of the Company set forth the Merger Agreement, or in any writing delivered by the Company in connection with the Merger Agreement, shall survive the consummation of the transactions contemplated thereby and shall expire on the date that is twelve months from the Closing Date (the "Survival Date").

         1.2 INDEMNITY. Subject to the terms and conditions of this Article, each Stockholder shall indemnify and hold Parent harmless from and against all demands, claims, causes of action, assessments, including any Federal or state tax audits, losses, damages, liabilities, costs, and expenses, including, without limitation, reasonable attorneys' fees and any expenses incident to the investigation or enforcement of this Article I (collectively, "Losses"), that Parent may suffer, sustain or become subject to by reason of or arising out of
(i) any breach of any covenant or agreement of the Company contained in the Merger Agreement or (ii) any inaccuracy in any representation or warranty of the Company contained in the Merger Agreement, the Company Disclosure Schedule, or any other agreement or instrument executed by the Company pursuant to the Merger Agreement. All of the foregoing are hereinafter collectively referred to as "Claims."

         1.3 LIMITATIONS ON INDEMNIFICATION. The indemnification provided for in
Section 1.2 hereof shall be subject to the following limitations and conditions:

         (a) No Stockholder shall be liable for indemnification of Parent under
Section 1.2 of this Agreement for any Losses incurred by Parent unless the aggregate amount of all Losses incurred by Parent and otherwise subject to indemnification pursuant to said Section 1.2 exceeds $200,000 and thereafter only for the amount of Losses in excess of $200,000.

         (b) No Stockholder shall be liable for any Losses resulting from any inaccuracy in any representation or warranty of the Company contained in the Merger Agreement unless written notice of entitlement to make a Claim (whether or not any monetary Losses have actually been suffered) with respect to such Losses is given by Parent to Stockholder on or prior to the expiration of the survival of the particular representation or warranty at issue, as set forth in
Section 1.1 above.

         (c) Each Stockholder's aggregate liability for any Losses shall not exceed such Shareholder's Pro Rata Share of the Deferred Merger Consideration. Parent agrees that it shall seek to recover any Losses for which Stockholder is liable pursuant to this Article I only from such Stockholder's Pro Rata Share of the Deferred Merger Consideration.

         (d) In the event that a Stockholder is required to make any payment under this Agreement, Parent shall be entitled to recover the amount so determined from the Deferred Merger Consideration in accordance with this Agreement and the Escrow Agreement. Any Parent Common Stock so recovered by Parent shall be valued at a price of $4.75 per share. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, Parent shall be entitled to recover such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest at a rate of eight percent (8%). Upon the payment in full of any claim, either by setoff or otherwise, Stockholder shall be subrogated to the rights of Parent against any person, firm, corporation, or other entity with respect to the subject matter of such claim.

         (e) Notwithstanding anything to the contrary in the foregoing, each Stockholder shall be severally liable for any Losses as a result of any breach of the representation and warranty set forth in Section 5.25 of the Merger Agreement, and the limitations set forth in Section 1.5(a) through 1.4(d) above shall not apply with respect to any Claim regarding such Losses.

         1.4 CONDITIONS OF INDEMNIFICATION OF THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to Claims resulting from the assertion of liability by third parties ("Third Party Claims") shall be subject to the following terms and conditions:

         (a) Each Stockholder hereby irrevocably makes, constitutes, and appoints Tom Loutzenheiser as its agent (the "Representative") and authorizes and empowers him to fulfill the role of Representative hereunder. In the event of the resignation of the Representative, the resigning Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to Parent and who shall agree in writing to accept such appointment, and the resigning Representative's resignation shall not be effective until such a successor shall exist. If the Representative should die or become incapacitated, his successor shall be appointed within 30 days of his death or incapacity by a majority of the Stockholders, and such successor either shall be a Stockholder or shall otherwise be acceptable to Parent. The choice of a successor Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Representative shall be, for all purposes, those of the Representative as if originally named herein.

         (b) Each Stockholder hereby irrevocably makes, constitutes, and appoints the Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (i) to receive all notices and communications directed to such Stockholder under this Agreement and to take any action (or to determine to take no action) with respect thereto as he may deem appropriate as effectively as such Stockholder could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy, and (ii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Stockholder could do personally, and each such Stockholder hereby ratifies and confirms as his or her own act, all that the Representative shall do or cause to be done pursuant to the provisions hereof. All notices and all other communications directed to Stockholders under this Agreement shall be given to the Representative.

         (c) Each Stockholder irrevocably consents to the service of any process, pleading, notices, or other papers by the mailing of copies thereof by registered, certified, or first class mail, postage prepaid, to the Representative at such person's address set forth herein.

         (d) The death or incapacity of any Stockholder shall not terminate the authority and agency of the Representative.

         (e) Each Stockholder hereby agrees to indemnify the Representative and to hold him harmless against any loss, liability, or expense incurred without negligent conduct or bad faith on the part of the Representative and arising out of or in connection with his duties as Representative, including the costs and expenses incurred by such Representative in defending against any claim of liability in connection herewith.

         (f) In the event that any claim or demand for which the Stockholders would be liable to Parent or Merger Sub hereunder is asserted against or sought to be collected by a third party, Parent shall promptly notify the Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Representative shall promptly provide notice of each Claim Notice to each Stockholder owning more than 5% of the Company Common Stock at the Effective Time and shall consult with such holders concerning whether or not to dispute liability to Parent hereunder with respect to such claim or demand. The Representative shall have 10 days from its receipt of the Claim Notice (the "Notice Period") to notify Parent (i) whether or not the Stockholders dispute their liability to Parent hereunder with respect to such claim or demand, and (ii) if they do not dispute such liability, whether or not they desire, at their sole cost and expense, to defend Parent against such claim or demand; provided, however, Parent is hereby authorized prior to and during the Notice Period to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests; provided further, however, that Parent shall use its reasonable efforts to provide the Representative with notice of any such filing and an opportunity to comment thereon. In the event that the Representative notifies Parent within the Notice Period that the Stockholders do not dispute such liability and desire to defend against such claim or demand, then except as hereinafter provided, the Representative shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of Parent becoming subject to liability for any other matter. If Parent desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of Parent, any such claim or demand involves an issue or matter that could have an adverse effect on the business, operations, assets, properties, or prospects of the Company or Parent or an affiliate of Parent, Parent shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Stockholders hereunder. If the Representative disputes the Stockholders' liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Representative or by Parent (but Parent shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful shall be conclusively deemed to be a liability of the Stockholders hereunder (subject, if the Representative has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

         (g) In the event that Parent should have a claim against the Stockholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Parent shall promptly send a Claim Notice with respect to such claim to the Representative. If the Representative does not notify Parent within the Notice Period that he disputes such claim, then the amount of such claim shall be conclusively deemed a liability of the Stockholders hereunder.

         (h) Nothing herein shall be deemed to prevent Parent from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and Parent has reasonable grounds to believe that such a claim or demand will be made.

         1.5 ARBITRATION. Any dispute between the Representative and Parent with respect to Parent's right to seek indemnification with respect to any Claim pursuant to the provisions of this Article I shall be resolved by binding arbitration in accordance with the following provisions of this Section 1.5; provided, however, that either the Representative or Parent may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

         (a) The Representative or Parent may submit any dispute that is subject to arbitration under this Section 1.5 by giving written notice to the other parties to such dispute. Within ten business days after receipt of such notice by such other parties, the Representative shall appoint one arbitrator and Parent shall appoint one arbitrator and within ten Business Days thereafter the two arbitrators so appointed shall select a third arbitrator. If the Representative or Parent shall fail to make such appointment within such ten-day period, the other party may request the American Arbitration Association to appoint the second arbitrator. The American Arbitration Association may thereupon appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said ten-day period, the Representative and Parent shall mutually select the third arbitrator. If such parties are unable to agree upon such selection, then such party may, upon at least five Business Days' prior written notice to the other party, request the American Arbitration Association to appoint the third arbitrator. The American Arbitration Association may thereupon appoint the third arbitrator. All arbitrators shall be experienced in corporate and financial matters and shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to any of the parties or any of their respective Affiliates. The arbitration shall be conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 1.5.

         (b) The three arbitrators shall investigate the facts and shall hold hearings at which the parties may conduct limited discovery, present evidence and arguments, be represented by counsel, and conduct cross examination. The three arbitrators shall render a written decision on the matter presented to them by majority vote as soon as practicable after the appointment of the third arbitrator and in any event not more than 45 days after such appointment. The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the three arbitrators shall fail to render a decision within said 45-day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise. In resolving any dispute, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Agreement.


                                    ARTICLE 2

                 RESTRICTIONS ON TRADING OF PARENT COMMON STOCK;
                            TRANSFER TO PACIFIC CREST

         2.1 POOLING. Each Stockholder listed on Exhibit A hereto (collectively, the "Control Stockholders") acknowledges that the Merger is intended to be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles. Each Control Stockholder hereby represents, warrants, and agrees that such Control Stockholder (i) will not make any sale, transfer, or other disposition of Company

Common Stock owned by such Control Stockholder (including any Company Common Stock acquired upon the exercise of options to purchase Company Common Stock) during the period from the date hereof and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) will not make any sale, transfer, or other disposition of Parent Common Stock owned by such Stockholder (including any Parent Common Stock acquired upon the exercise of options to purchase Parent Common Stock) after the Effective Time until such time as financial statements that include at least 30 days of combined operations of the Company and Parent after the Merger shall have been publicly reported, unless such Control Stockholder shall have delivered to Parent prior to any such sale, transfer, or other disposition, a written opinion from independent public accountants for Parent, in form and substance reasonably satisfactory to Parent, to the effect that such sale, transfer, or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations, and interpretations of the Commission.

         2.2 TRANSFER OF CERTAIN SHARES TO PACIFIC CREST SECURITIES. Each Stockholder hereby authorizes Tom Loutzenheiser to execute and deliver to the Exchange Agent instructions directing the Exchange Agent to transfer on such Stockholder's behalf an aggregate of 3.016% of the Initial Merger Consideration otherwise payable to such Stockholder to Pacific Crest Securities.


                                    ARTICLE 3

                               GENERAL PROVISIONS

         3.1 "PRO RATA SHARE; OTHER CAPITALIZED TERMS." As used in this Agreement, the term "Pro Rata Share" of any amount shall mean the fraction that is determined by dividing the number of shares of Company Common Stock held by a Stockholder by the total number of shares of Company Common Stock held by all Stockholders who are parties to this Agreement. Other capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

         3.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Parent or Merger Sub:           If to the Stockholders:

         eSoft, Inc.                           Tom Loutzenheiser
         5335-C Sterling Drive                 Apexx Technology, Inc.
         Boulder, CO 80301                     506 South 11th Street
         Attn: Jeffrey Finn                    Boise, Idaho 83702
         Telephone: (303) 444-1600             Telephone: (208) 336-9400
         Facsimile:  (303) 444-1640            Facsimile:   (208) 336-9445

         With copies to:                       With copies to:

         Davis, Graham & Stubbs LLP            Hawley Troxell Ennis & Hawley LLP
         370 17th Street, Suite 4700           877 Main Street, Suite 1000
         Denver, Colorado 80202                Boise, Idaho 83701
         Attn: Lester R. Woodward, Esq.        Attn: Paul M. Boyd
         Telephone:  303-892-7392              Telephone: (208) 344-8000
         Facsimile:   303-893-1379             Facsimile:   (208) 344-6505
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

         3.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

         3.4 ENTIRE AGREEMENT. This Agreement and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         3.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         3.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

         3.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         3.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         3.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         3.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         3.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         3.13 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       "PARENT"

                                       eSOFT, INC.



                                       By: __________________________
                                       Name:   Jeffrey Finn
                                       Title:  President


                       STOCKHOLDER SIGNATURE PAGES FOLLOW

                                                 NUMBER
         STOCKHOLDER                               OF           STOCKHOLDER
            NAME                      ADDRESS    SHARES          SIGNATURE

Steve Bolen                                                _____________________

Nancy Learned Briggs                                       _____________________

Camelot Investments, Inc.                                  _____________________

David Dahms                                                _____________________

Frederick J. Ebert                                         _____________________

Aaron James                                                _____________________

Edwards Luggage Profit Sharing Plan                        _____________________

Richard H. Felix                                           _____________________

John S. Franden                                            _____________________

Janet K. Franden                                           _____________________

Edward Ty Graham                                           _____________________

Terry L. Gustavel                                          _____________________

Patricia A. Gustavel                                       _____________________

Lisa M. Hagan                                              _____________________

Robert Hamlin                                              _____________________

Scott M. Hayes                                             _____________________

Stephen M. Havis                                           _____________________

Eugene D. Heil                                             _____________________

Mary Frances Heil                                          _____________________

Raymond Jenks                                              _____________________

Charles W. Jepson                                          _____________________

Joel Just                                                  _____________________

Ann Just                                                   _____________________

Robert F. Klumpp                                           _____________________

Lorraine C. Klumpp                                         _____________________

James R. Klumpp                                            _____________________

Janet Klumpp                                               _____________________

Robert W. Klumpp                                           _____________________

                                                 NUMBER
         STOCKHOLDER                               OF           STOCKHOLDER
            NAME                      ADDRESS    SHARES          SIGNATURE

Thomas A. Klumpp                                           _____________________

Robert J. Koontz                                           _____________________

Kurtis J. Koontz                                           _____________________

Kevin E. Learned                                           _____________________

Edwin J. Loutzenheiser, Jr.                                _____________________

Katherine Loutzenheiser                                    _____________________

Tom Loutzenheiser                                          _____________________

Gayl Loutzenheiser                                         _____________________

Ty Edwin Loutzenheiser                                     _____________________

Holmes Lundt                                               _____________________

Lawrence B. Lynch                                          _____________________

David P. McAnaney                                          _____________________

Mahn Investments LP                                        _____________________

Stephen F. Meyer                                           _____________________

Judith C. Meyer                                            _____________________

George P. Minow                                            _____________________

Chris Minow                                                _____________________

Kelleen M. Morrison                                        _____________________

Thyne Murdoch                                              _____________________

Nancy K. Napier                                            _____________________

Tony W. Olbrich                                            _____________________

Ann C. Nosworthy                                           _____________________

Drew J. Nosworthy                                          _____________________

Oracle Investments, LP                                     _____________________

Ward Parkingson                                            _____________________

William Guy Rivers                                         _____________________

Thomas R. Saldin                                           _____________________

Raymond A. Smelek                                          _____________________

                                                 NUMBER
         STOCKHOLDER                               OF           STOCKHOLDER
            NAME                      ADDRESS    SHARES          SIGNATURE

Candice P. Smelek                                          _____________________

Duane H. Steukle                                           _____________________

Thomas E. Stitzel                                          _____________________

Bonnie E. Stitzel                                          _____________________

George Tholke                                              _____________________

Richard L. Thomas                                          _____________________

Norma J. Thomas                                            _____________________

Mark Upson                                                 _____________________

H. James White                                             _____________________

Albert J. Youngwerth                                       _____________________

Heather Youngwerth                                         _____________________

                                   EXHIBIT A

                              Control Stockholders


David Dahms
Gayl Loutzenheiser
Tom Loutzenheiser


Any other person who has been a member of the Board of Directors of the Company at any time during the thirty (30) days prior to the Closing.

                                   APPENDIX C

                          OPINION OF EVEREN SECURITIES

                      [EVEREN SECURITIES, INC. LETTERHEAD]



December 15, 1998



Board of Directors
eSoft, Incorporated
5335-C Sterling Drive
Boulder, Colorado 80301

Gentlemen:

We understand that eSoft, Incorporated ("eSoft") has agreed to acquire Apexx Technology, Inc. ("Apexx") pursuant to an Agreement and Plan of Merger between eSoft and Apexx in draft form dated December 15, 1998 (the "Agreement"). Pursuant to the Agreement, eSoft has agreed to acquire all of the outstanding voting common stock (the "Stock") as well as all issued and outstanding options to acquire the voting common stock (the "Stock") as well as all issued and outstanding options to acquire the voting common stock (the "Options") of Apexx in a tax free statutory merger (the "Merger"). eSoft intends to acquire all of the Stock and Options through the exchange of 2,947,369 shares of eSoft common stock (the "Consideration"). Of such Consideration, 1,568,623 shares shall be issued to current holders of Apexx Stock, and 1,378,746 shares shall be reserved for Option holders. Upon consummation of the Merger, Apexx current shareholders, together with holders of the Options, will own approximately 24.9% of the total common shares on the same basis as current eSoft common stock shareholders. Each share of eSoft common stock, options and warrants outstanding prior to the Merger shall remain outstanding without change subsequent to the Merger. We have been advised by eSoft, which is relying upon the advice of counsel, that the Merger requires the approval of the stockholders of both eSoft and Apexx, respectively, in accordance with applicable law and Nasdaq requirements.

You have requested our opinion as to whether the Merger with Apexx is fair, from a financial point of view, to eSoft and its shareholders as of the date hereof.

In forming our opinion, we have, among other things:

(i) reviewed the letter of intent by and between eSoft and Apexx dated November 20, 1998 (the "LOI");

(ii) reviewed the Agreement and Plan of Merger between eSoft and Apexx in draft form dated December 15, 1998;

(iii) reviewed eSoft's annual report on Form 10-KSB for the year ended December 31, 1997 and quarterly reports on Form 10-QSB for the three month periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

(iv) reviewed eSoft's Form 8-K dated March 30, 1998 regarding the Company's March 16, 1998 initial public offering of common stock and eSoft's Form 8-K dated June 19, 1998 regarding the Company's June 15, 1998 private placement of common stock;

                       [EVERGREEN SECURITIES LETTERHEAD]



eSoft, Incorporated
December 15, 1998
Page 2

(v) reviewed certain non-public operating and financial information, including projections relating to eSoft's business prepared by the management of eSoft;

(vi) met with certain members of eSoft's management to discuss its operations, financial statements and future prospects;

(vii) reviewed unaudited financial statements of Apexx of the periods January 1, 1997 to December 31, 1997 and January 1, 1998 to September 30, 1998, as well as an audited balance sheet as of December 31, 1997 prepared by Balukoff, Lindstrom & Co., P.A.;

(viii) reviewed certain non-public operating and financial information, including internal management reports, projections and a three year business plan dated October 1, 1998 prepared by the management of Apexx;

(ix) met with certain members of Apexx's management to discuss its operations, financial statements and future prospects;

(x) reviewed publicly available financial data and stock market performance data of other companies which we deemed somewhat comparable to eSoft and Apexx;

(xi) reviewed the terms of selected recent acquisitions of companies which we deemed somewhat comparable to Apexx;

(xii) reviewed the historical stock prices and reported traded volumes of eSoft's common shares;

(xiii)    analyzed the pro forma effects of the Merger on projected earnings;

(xiv) performed a relative contribution analysis based on historical and projected financial results; and

(xv) conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In arriving at our opinion, we have considered such factors as we have deemed relevant including, but not limited to: (i) the historical market prices and trading volume of the common stock of eSoft; (ii) the relative contribution of eSoft and Apexx to the financial performance of the combined entity on a pro forma basis; (iii) the market value of publicly held companies we deemed somewhat comparable to eSoft and Apexx relative to revenues; (iv) the transaction values of business combinations which we believe somewhat comparable to eSoft and Apexx relative to revenues; (v) the pro forma effects on projected earnings of eSoft from the Merger; and (vi) other items we deemed to be relevant.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information provided, and have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this opinion. Although our opinion does not encompass forward looking valuation techniques such as discounted cash flow analysis, we have assumed that the financial projections which we reviewed to have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of each company. In arriving at our opinion, we have not performed any independent evaluation or appraisal of the assets of eSoft or Apexx. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the

                         [EVEREN SECURITIES LETTERHEAD]

eSoft, Incorporated
December 15, 1998
Page 3


information made available to us as of, the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date of this opinion.

eSoft has retained EVEREN Securities, Inc. ("EVEREN") to render the opinion and EVEREN will receive a fee for our services. EVEREN currently receives a quarterly investment banking fee from the Company and is entitled to receive warrants to purchase eSoft common stock. In addition, EVEREN and/or its officers, directors, employees or members of their families and investment portfolios managed by the firm or its affiliated companies, may have an interest in the securities and/or options of the securities of eSoft, and may purchase, sell, trade or act as a market maker in the securities of eSoft while this letter is in circulation. No summary of, or excerpt from, this opinion may be used, and no published reference to this opinion letter may be made except with our prior express written approval, which shall not be unreasonably withheld.

This opinion does not constitute a recommendation to any shareholder of eSoft as to any actions which such shareholder should take in conjunction with the Merger. This opinion relates solely to the question of fairness to eSoft and its shareholders, from a financial point of view, of the Merger as currently proposed. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Merger, including, without limitation, any effects resulting from the application of any bankruptcy, fraudulent conveyance or other federal or state insolvency law or of any pending or threatened litigation affecting eSoft or Apexx.

Based on the foregoing, we are of the opinion that the Merger is fair, from a financial point of view, to eSoft and its shareholders as of the date hereof.

Very truly yours,

EVEREN Securities, Inc.

By: /s/ STUART H. MASON
   -------------------------
     Stuart H. Mason
     Managing Director

                                   APPENDIX D

                               DISSENTERS' RIGHTS

                                   IDAHO CODE
                             TITLE 30. CORPORATIONS
                    CHAPTER 1. GENERAL BUSINESS CORPORATIONS
                           PART 13. DISSENTERS' RIGHTS


30-1-1301  DEFINITIONS.

In this part:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 30-1-1302, Idaho Code, and who exercises that right when and in the manner required by sections 30-1-1320 through 30- 1-1328, Idaho Code.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (7) "Shareholder" means the record shareholder or the beneficial shareholder.


30-1-1302  RIGHT TO DISSENT.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

                  (i)      If shareholder approval is required for the merger by
                           section 30-1- 1103, Idaho Code, or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                  (ii) If the corporation is a subsidiary that is merged with its parent under section 30-1-1104, Idaho Code;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (i) Alters or abolishes a preferential right of the shares;

                  (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                  (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                  (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                  (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 30-1-604, Idaho Code; or

         (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 U.S.C. 80a-15 U.S.C. 80a-64).

(4) Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand (2,000) shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.


30-1-1303  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

30-1-1320  NOTICE OF DISSENTERS' RIGHTS.

(1) If proposed corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

(2) If corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 30-1-1322, Idaho Code.


30-1-1321  NOTICE OF INTENT TO DEMAND PAYMENT.

(1) If proposed corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b)      Must not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for his shares under this part.


30-1-1322  DISSENTERS' NOTICE.

(1) If proposed corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 30-1-1321, Idaho Code.

(2) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

         (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice in subsection
                  (1) of this section is delivered; and

         (e)      Be accompanied by a copy of this part.

30-1-1323  DUTY TO DEMAND PAYMENT.

  (1) A shareholder sent a dissenters' notice described in section 30-1-1322, Idaho Code, must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 30-1-1322(2)(c), Idaho Code, and, with respect to any certificated shares, deposit his certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and, with respect to any certificated shares, deposits his share certificates under subsection
         (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this part.

30-1-1324  SHARE RESTRICTIONS.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 30-1-1326, Idaho Code.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

30-1-1325  PAYMENT.

(1) Except as provided in section 30-1-1327, Idaho Code, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 30-1-1323, Idaho Code, the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)      The payment must be accompanied by:

         (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)      An explanation of how the interest was calculated;

         (d)      A statement of the dissenter's right to demand payment under section 30-1-1328, Idaho Code; and

         (e)      A copy of this part.


30-1-1326  FAILURE TO TAKE ACTION.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 30-1-1322, Idaho Code, and repeat the payment demand procedure.

30-1-1327 AFTER-ACQUIRED SHARES.

(1) A corporation may elect to withhold payment required by section 30-1-1325, Idaho Code, from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 30-1-1328, Idaho Code.

30-1-1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 30-1-1325, Idaho Code, or reject the corporation's offer under section 30-1-1327, Idaho Code, and demand payment of the fair value of his shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 30-1-1325, Idaho Code, or offered under section 30-1-1327, Idaho Code, is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (b) The corporation fails to make payment under section 30-1-1325, Idaho Code, within sixty (60) days after the date set for demanding payment; or

         (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

30-1-1330 COURT ACTION TO DETERMINE SHARE VALUE.

(1) If a demand for payment under section 30-1-1328, Idaho Code, remains unsettled, the corporation shall commence a proceeding within sixty
         (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the Idaho district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)      Each dissenter made a party to the proceeding is entitled to judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 30-1- 1327, Idaho Code.

30-1-1331 COURT COSTS AND COUNSEL FEES.

(1) The court in an appraisal proceeding commenced under section 30-1-1330, Idaho Code, shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 30-1- 1328, Idaho Code.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 30-1-1320 through 30-1-1328, Idaho Code; or

         (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to dissenters who were benefited.

                                     PART II

                            INFORMATION NOT REQUIRED
                                  IN PROSPECTUS

ITEM 20  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         eSOFT is incorporated in the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers and other representatives from liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, against liabilities arising in any such action, suit or proceeding, expenses incurred in connection therewith, and against certain other liabilities.

         Article 8 of the Certificate of Incorporation of eSOFT provides that, to the furthest extent permitted by applicable law in effect from time to time, no director of eSOFT shall have any personal liability for monetary damages to eSOFT or its stockholders for breach of his fiduciary duty as a director, except that indemnity is not provided to a director whose conduct involves (i) a breach of the director's duty of loyalty to eSOFT or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful distributions as defined in Section 174 of the Delaware General Corporation Law, and (iv) any transaction from which the director derived an improper personal benefit.

         Article 9 of the Certificate of Incorporation and the Bylaws of eSOFT provide similar indemnification provisions as that provided by Section 145 of the General Corporation Law of the state of Delaware. eSOFT will also indemnify any person who is serving or has served eSOFT as an officer to the same extent as a director.

ITEM 21  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES


EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
2.1        Amended and Restated Agreement and Plan Merger dated January 25, 1999 between eSOFT, Inc., eSOFT Acquisition Corporation and Apexx
           Technology, Inc. (filed with Registration Statement on Form S-4 on
           March 19, 1999 and incorporated herein by reference).

2.2        Form of Stockholders Agreement to be executed by Apexx Technology,
           Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3        Form of Escrow Agreement to be executed by eSOFT, Inc. Thomas
           Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4        Source Code Escrow Agreement among eSOFT, Inc., Apex Technology, Inc.
           and DSI (filed with Registration Statement on Form S-4 on March 19,
           1999 and incorporated herein by reference).

2.5        Employment Agreement by and between eSOFT, Inc. and Thomas
           Loutzenheiser (filed with Registration Statement on Form S-4 on March
           19, 1999 and incorporated herein by reference).

2.6        Employment Agreement by and between eSOFT, Inc. and Albert Youngwerth
           (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.7 Employment Agreement by and between eSOFT, Inc. and Ray Jenks (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
2.8        Employment Agreement by and between eSOFT, Inc. and John Hanousek
           (filed with Registration Statement on Form S-4 on March 19, 1999 and
           incorporated herein by reference).

3.1        Articles of Incorporation (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

3.2        Certificate of Incorporation of New eSOFT, Inc. (filed with Amendment
           No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.3        Certificate of Merger of eSOFT, Inc. into New eSOFT, Inc. (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

3.4        Amendment to Certificate of Incorporation of eSOFT, Inc. (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.5        Bylaws of eSOFT (filed with Registration Statement on Form 10-SB on
           December 22, 1997 and incorporated herein by reference).

3.6        Bylaws of New eSOFT, Inc. (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

5.1*       Opinion of Davis, Graham & Stubbs LLP (including consent)

8.1*       Opinion of Davis, Graham & Stubbs LLP regarding certain tax matters
           (including consent)

9.1        Voting Agreement by and between eSOFT, Inc and Tom Loutzenheiser,
           Gayl Loutzenheiser and David Dahms (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

9.2        Voting Agreement by and between eSOFT, Inc and Albert Youngwerth,
           Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow,
           William Rivers, Ray Jenks (filed with Registration Statement on Form
           S-4 on March 19, 1999 and incorporated herein by reference).

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSOFT and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2 Agency Agreement with C.M. Oliver Capital (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3 Agent's Warrant (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4       Lease Agreement dated September 18, 1997 between eSOFT and Aspen
           Industrial Park Partnership (filed with Registration Statement on
           Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5       Voting Agreement dated September 2, 1997 between Philip Becker,
           Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with
           Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6       Termination Agreement (filed with Amendment No. 1 to Registration
           Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7       Registration Rights Agreement dated September 2, 1997 between
           Transition Partners, Ltd., Pantheon Capital Ltd. and eSOFT (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSOFT (filed with Registration Statement on Form 10-SB on December
           22, 1997 and incorporated herein by reference).

10.9       Agreement dated October 14, 1996 between Transition Partners, Ltd.
           and eSOFT (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.10      Amendment to Agreement dated August 22, 1997 between Transition
           Partners, Ltd. and eSOFT (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
10.11      Second Amendment to Agreement dated November 11, 1997 between
           Transition Partners, Ltd. and eSOFT (filed with Registration
           Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12      Stock Option Agreement dated November 11, 1997 between Transition
           Partners, Ltd. and eSOFT (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

10.13      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.14      Consulting Agreement dated August 1, 1997 between eSOFT and Kent
           Nuzum (filed with Registration Statement on Form 10-SB on December
           22, 1997 and incorporated herein by reference).

10.15      Consulting Agreement dated August 22, 1997 between Pantheon Capital
           Ltd. and eSOFT (filed with Registration Statement on Form 10-SB on
           December 22, 1997 and incorporated herein by reference).

10.16      Amendment to Consulting Agreement dated August 22, 1997 between
           Pantheon Capital Ltd. and eSOFT (filed with Registration Statement on
           Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17      Stock Option Agreement dated November 11, 1997 between Pantheon
           Capital Ltd. and eSOFT (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

10.18      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.19      Stock Option Agreement dated November 11, 1997 between Copeland
           Consulting Group, Inc. and eSOFT (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSOFT (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.22      Form of Employee Confidentiality Agreement (filed with Amendment No.
           1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23      Termination Agreement terminating Software Development and Consulting
           Agreements (filed with Amendment No. 1 to Registration Statement on
           Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
           February 18, 1998 and incorporated herein by reference).

10.25 Proposal for financing arrangement from Colorado National Bank (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
           February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSOFT (filed with Amendment No. 1 to Registration Statement on Form
           SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSOFT (filed with Amendment No. 1 to Registration Statement on
           Form SB-2, filed March 24, 1998 and incorporated herein by reference).

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBITS
10.28      Employment Letter dated October 7, 1997 between Jason M. Rollings and
           eSOFT (filed with Amendment No. 2 to Registration Statement on Form
           SB-2, filed April 17, 1998 and incorporated herein by reference).

10.29 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSOFT (filed with Amendment No. 2 to Registration Statement on Form
           SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSOFT (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed
           April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSOFT (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.32      Employment Agreement between James R. Bell and eSOFT (filed with
           Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.33      Employment Letter between James M. Love and eSOFT (filed with
           Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34      Consulting Retainer Agreement (filed with Registration Statement on
           Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35      Form of Distributor Agreement (filed with Registration Statement on
           Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36      Employment Agreement between Jeffrey Finn and eSOFT (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37      Loan agreement entered into by and between eSOFT, Inc. and Apexx
           Technology, Inc. dated December 2, 1998 (filed with Registration
           Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38 Secured promissory note entered into by Apexx Technology, Inc. and eSOFT, Inc. dated December 2, 1998 (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.39 Security agreement entered into by Apexx Technology, Inc. pledging assets to secure loan agreement entered into dated December 2, 1998
           (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.40 Stock Pledge Agreement entered into by Thomas Loutzenheiser and eSOFT, Inc. dated December 2, 1998 (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.41 Guaranty Agreement entered into by Thomas Loutzenheiser and eSOFT, Inc. dated December 2, 1998 (filed with Registration Statement on
           Form S-4 on March 19, 1999 and incorporated herein by reference).

10.42      Employment Agreement between Jane Merickel and eSOFT (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.43*     Employment Agreement between Steve Kuzara and eSOFT

10.44*     Trademark License Agreement between Apexx Technology, Inc. and eSOFT

23.1*      Consent of BDO Seidman, LLP

23.2*      Consent of Balukoff, Lindstrom & Co., P.A.

99.1*      Letter to eSOFT stockholders

99.2*      Proxy Card for eSOFT stockholders

99.3*      Proxy Card for Apexx stockholders


  *        Filed herewith

ITEM 22

I.       UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the eSOFT's Bylaws or the Certificate of Incorporation, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned hereby undertakes that:

         (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, Colorado on the 16th day of April, 1999.


                               eSOFT, INC.


                               By: /s/ Jeffrey Finn
                                   ---------------------------------------------
                                   Name: Jeffrey Finn
                                   Title: President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signatures                                     Title                               Date
 /s/ Philip   Becker                Chairman of the Board, Chief Technical Officer     April 16, 1999
--------------------------------
Philip  Becker

 /s/ Jeffrey Finn                   Director, President and Chief Executive Officer    April 16, 1999
--------------------------------    (Principal Executive Officer and Acting
Jeffrey Finn                        Principal Financial Officer)

 /s/ Richard Eyestone               Director                                           April 16, 1999
--------------------------------
Richard Eyestone

 /s/ Richard Rice                   Director                                           April 16, 1999
--------------------------------
Richard Rice

                              FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                               PAGE
ESOFT FINANCIAL STATEMENTS

      Report of Independent Certified Public Accountants ...................................   F-2
      Balance Sheet at December 31, 1998 ...................................................   F-3
      Statements of Operations for the Years ended December 31, 1998 and 1997 ..............   F-5
      Statements of Stockholders' Equity for the Years ended December 31, 1997 and 1998 ....   F-6
      Statements of Cash Flows for the Years ended December 31, 1998   and 1997 ............   F-7
      Summary of Accounting Policies .......................................................   F-9
      Notes to Financial Statements ........................................................   F-15

APEXX FINANCIAL STATEMENTS

      Independent Auditors' Report .........................................................   F-31
      Balance Sheet at December 31, 1998 ...................................................   F-32
      Statements of Operations for the Years ended December 31, 1998 and 1997 ..............   F-33
      Statements of Changes in Shareholders' Deficit for the
          Years ended December 31, 1998 and 1997 ...........................................   F-34
      Statements of Cash Flows for the Years ended  December 31, 1998 and 1997 .............   F-35
      Notes to Financial Statements ........................................................   F-36

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
eSoft, Incorporated
Boulder, Colorado

We have audited the accompanying balance sheet of eSoft, Incorporated as of December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSoft, Incorporated at December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

Denver, Colorado
January 29, 1999

                                                             ESOFT, INCORPORATED
                                                                   BALANCE SHEET
================================================================================

December 31,                                                                  1998
----------------------------------------------------------------------------------
ASSETS

Current:
  Cash and cash equivalents                                             $  655,650
  Investment securities (Note 1)                                         1,991,541
  Accounts receivable, less allowance of $250,000 for possible losses    1,965,085
  Note receivable (Note 2)                                                 300,000
  Inventories (Note 3)                                                   1,254,696
  Prepaid expenses and other                                               177,416
----------------------------------------------------------------------------------
Total current assets                                                     6,344,388
----------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
  Computer equipment                                                       217,176
  Furniture and equipment                                                  187,464
----------------------------------------------------------------------------------
                                                                           404,640
  Less accumulated depreciation                                            205,688
----------------------------------------------------------------------------------

Net property and equipment                                                 198,952
----------------------------------------------------------------------------------

OTHER ASSETS:
  Capitalized software development costs,
  net of accumulated amortization of $314,453                              867,072
  Other                                                                      7,039
----------------------------------------------------------------------------------

Total other assets                                                         874,111
----------------------------------------------------------------------------------
                                                                        $7,417,451
==================================================================================

                    See accompanying summary of accounting policies and notes to financial statements.

                                                             ESOFT, INCORPORATED
                                                       BALANCE SHEET (CONTINUED)
================================================================================

December 31,                                            1998
------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current:
Accounts payable                                 $   968,533
Deferred revenue                                      23,910
Customer deposits                                    248,287
Accrued expenses:
  Payroll and payroll taxes                          256,033
  Other                                              140,184
------------------------------------------------------------

Total current liabilities                          1,636,947
------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 13)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000
   shares authorized, none outstanding                     -
  Common stock, $.01 par value, 50,000,000
   shares authorized, 6,863,502 shares issued
   and outstanding                                    68,635
  Additional paid in capital                       9,032,480
  Accumulated deficit                             (3,320,611)
------------------------------------------------------------

Total stockholders' equity                         5,780,504
------------------------------------------------------------
                                                 $ 7,417,451
============================================================


                    See accompanying summary of accounting policies and notes to financial statements.

                                                             ESOFT, INCORPORATED
                                                        STATEMENTS OF OPERATIONS
================================================================================

Years Ended December 31,                                    1998           1997
-------------------------------------------------------------------------------
REVENUES                                             $ 3,867,600    $ 1,233,137
-------------------------------------------------------------------------------

COSTS AND EXPENSES:
  Selling and marketing                                2,612,065        225,737
  General and administrative                           2,369,564        506,861
  Cost of revenue                                      1,357,463        429,601
  Engineering                                            588,933         55,653
  Amortization of software costs                         189,399        116,912
  Research and development (Note 4)                       12,908         56,671
-------------------------------------------------------------------------------

Total costs and expenses                               7,130,332      1,391,435
-------------------------------------------------------------------------------

Loss from operations                                  (3,262,732)      (158,298)
-------------------------------------------------------------------------------

Other (income) expense:
  Interest (income) expense, net                        (161,083)        27,151
  Loss on sale of assets                                   1,013          7,803
-------------------------------------------------------------------------------
Total other (income) expense                            (160,070)        34,954
-------------------------------------------------------------------------------

Loss before income tax (benefit) expense              (3,102,662)      (193,252)

Income tax (benefit) expense (Note 5)                   (162,000)       162,000
-------------------------------------------------------------------------------

NET LOSS                                             $(2,940,662)   $  (355,252)
===============================================================================
  Basic and diluted loss per common share (Note 8)   $     (0.54)   $     (0.23)
===============================================================================
Weighted-average number of
  common shares outstanding basic and diluted          5,493,276      1,536,884
===============================================================================



                    See accompanying summary of accounting policies and notes to financial statements.

                                                             ESOFT, INCORPORATED
                                              STATEMENTS OF STOCKHOLDERS' EQUITY
================================================================================

                                                     Common Stock          Additional                      Total
Years Ended December 31,                        -----------------------      Paid in     Accumulated    Stockholders'
1997 and 1998                                      Shares        Amount      Capital       Deficit         Equity
---------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1997                        1,263,158   $    12,632   $   467,973    $   (24,697)   $   455,908
  Issuance of common stock pursuant to            820,000         8,200       320,959              -        329,159
    private placements, net of offering
    costs of $80,841 (Note 7)
  Common stock subscribed (Note 7)                350,000         3,500       346,500              -        350,000
  Net loss for the year                                 -             -             -       (355,252)      (355,252)
---------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                      2,433,158        24,332     1,135,432       (379,949)       779,815

  Issuance of compensatory options (Note 9)             -             -        69,600              -         69,600
  Issuance of warrants for consulting
    services (Note 10)                                  -             -       214,649              -        214,649
  Exercise of warrants and options (Note 7)       415,500         4,155       381,345              -        385,500
  Issuance of common stock pursuant to
    initial public offering, net of
    offering costs of $540,850 (Note 7)         1,550,000        15,500       993,650              -      1,009,150
  Issuance of common stock pursuant to
    private placements, net of offering
    costs of $866,449 (Note 7)                  1,908,941        19,089     5,797,460              -      5,816,549
  Issuance of common stock to
    employees (Note 7)                             90,000           900        89,100              -         90,000
  Issuance of common stock for offering
    fees (Note 7)                                 110,000         1,100        (1,100)             -              -
  Issuance of common stock pursuant to
    conversion of notes payable (Note 7)          355,903         3,559       352,344              -        355,903
  Net loss for the year                                 -             -             -     (2,940,662)    (2,940,662)
---------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998                      6,863,502   $    68,635   $ 9,032,480    $(3,320,611)   $ 5,780,504

=====================================================================================================================

                    See accompanying summary of accounting policies and notes to financial statements.

                                                             ESOFT, INCORPORATED
                                                        STATEMENTS OF CASH FLOWS
================================================================================

--------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
 Years Ended December 31,                                   1998           1997
--------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                          $(2,940,662)   $  (355,252)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                      353,278        141,943
      Loss on sale of assets                               1,013          7,803
      Amortization of discount on investments            (71,624)             -
      Issuance of common stock for compensation           90,000              -
      Provision for losses on accounts receivable        202,440         48,000
      Provision for inventory obsolescence                59,440              -
      Deferred tax expense (benefit)                    (162,000)       162,000
      Consulting expense incurred for note payable             -         41,000
      Issuance of compensatory options                    69,600              -
      Changes in operating assets and liabilities:
        Accounts receivable                           (1,967,693)      (213,167)
        Inventories                                   (1,219,529)       (35,948)
        Other assets                                     (20,503)       (39,777)
        Accounts payable                                 793,779        145,026
        Accrued expenses and other                       552,555         85,915
        Deferred revenue                                 (22,712)       (11,348)
--------------------------------------------------------------------------------
 Net cash used in operating activities                (4,282,618)       (23,805)
--------------------------------------------------------------------------------

 Cash Flows from Investing Activities:
   Purchase of investments                            (1,919,917)             -
   Proceeds from sale of assets                            2,722              -
   Purchase of property and equipment                   (144,593)       (21,989)
   Advances on non-operating notes
    receivable - employee                                (15,000)       (20,000)
   Payments received from non-operating
    notes receivable - employee                           20,443              -
   Additions to capitalized software                    (405,000)      (221,139)
   Advances on non-operating notes receivable           (300,000)             -
--------------------------------------------------------------------------------
 Net cash used in investing activities                (2,761,345)      (263,128)
--------------------------------------------------------------------------------

                                                             ESOFT, INCORPORATED
                                            STATEMENTS OF CASH FLOWS (CONTINUED)
================================================================================

--------------------------------------------------------------------------------
Years Ended December 31,                                     1998           1997
--------------------------------------------------------------------------------
Cash Flows from Financing Activities:
  Proceeds from sale of stock, warrants and options     8,618,938        560,000
  Offering costs paid                                  (1,126,405)       (80,841)
  Proceeds from stock subscription receivable             200,000              -
  Proceeds from borrowings                                      -        100,000
  Payments on borrowings                                  (75,757)       (24,243)
  Proceeds (payments) from related party borrowings       (20,000)        20,000
  Deferred offering costs                                       -       (205,896)
--------------------------------------------------------------------------------

Net cash provided by financing activities               7,596,776        369,020
--------------------------------------------------------------------------------

Increase in cash and cash equivalents                     552,813         82,087

Cash and cash equivalents, beginning of year              102,837         20,750
--------------------------------------------------------------------------------

Cash and cash equivalents, end of year                $   655,650    $   102,837
================================================================================

Supplemental disclosure of cash flow information:
  Cash paid for interest                              $     6,805    $    31,012
================================================================================

Supplemental disclosure of non-cash investing
  and financing activities:
  Common stock issued for conversion of debt          $   355,903    $         -
  Common stock issued for offering costs                    1,100              -
  Warrants issued for consulting services                 214,649              -
  Convertible notes payable issued for consulting
   services and deferred offering costs                         -        116,000
  Common stock issued for subscription receivable               -        200,000
================================================================================


                    See accompanying summary of accounting policies and notes to financial statements.

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

BUSINESS eSoft, Incorporated (the "Company" or "eSoft"), a Colorado corporation, develops and markets internet connectivity solutions. The Company has developed software, which is integrated with a hardware component, that allows local area networks to connect with the internet. The software also contains full access control for its remote access features. The Company also resells related connectivity accessories. The Company previously had developed and sold software for the bulletin board market. The majority of the Company's products are manufactured by external sources. In 1998, 60% of the Company's product was purchased from two suppliers. In 1997, there was no such concentration of product purchased from suppliers.

                       The Company was previously a Colorado corporation and was merged into a newly formed Delaware corporation as of February 17, 1998 of the same name with the Colorado corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interests with no change in the historical financial statements of eSoft. The newly formed corporation had no operations prior to the merger.

                       Prior to June 30, 1996, eSoft and Philip L. Becker, Ltd. ("PLB") operated as a combined entity due to common ownership. eSoft, an S-corporation, acted as the general partner of PLB, a limited partnership. eSoft, as general partner, owned 10% of the partnership while the sole stockholder of eSoft owned the other 90% individually. PLB was dissolved on June 30, 1996 and the assets were contributed to the Company in exchange for common stock.

                       The contribution of assets was accounted for in a manner similar to a pooling of interests (the assets, liabilities and partnership capital were contributed at book values) and, accordingly, the Company's financial statements have been presented to include the results of operations as though the contribution of assets occurred as of January 1, 1996.

CASH EQUIVALENTS       The Company considers cash and all highly liquid
                       investments purchased with an original maturity of three months or less to be cash equivalents.

INVESTMENT             Investment securities are classified as either
SECURITIES             held-to-maturity, available-for-sale or trading.
                       Investment securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. It is management's intention and it has the ability to hold investment securities classified as held-to-maturity and, accordingly, adjustments are not made for temporary declines in their market value below amortized cost. Investment securities classified as available-for-sale are carried at their estimated market value with unrealized holding gains and losses, net of tax, reported as a separate component of stockholders' equity until realized. Investment securities

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

                       classified as trading are carried at estimated market value. Unrealized holding gains and losses for trading securities are included in the statements of income. Gains and losses on securities sold are determined based on the specific identification of the securities sold. At December 31, 1998, all investments are classified as held-to-maturity.

INVENTORIES            Inventories, consisting of purchased goods, are valued at
                       the lower of cost (weighted-average) or market.

PROPERTY AND           Property and equipment are stated at cost. Depreciation
EQUIPMENT              is computed using the straight-line method over the
                       estimated useful lives (generally five years) of the assets.

                       Depreciation expense for the years ended December 31, 1998 and 1997, was $56,725 and $25,031.

CAPITALIZED            Costs incurred internally in creating software products
SOFTWARE COSTS         for resale are charged to expense until technological
                       feasibility has been established upon completion of a detail program design. Thereafter, all software development costs are capitalized until the point that the product is ready for sale and subsequently reported at the lower of amortized cost or net realizable value.

                       In accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, the Company recognizes the greater amount of annual amortization of capitalized software costs under 1) the ratio of current year revenues by product, to the product's total estimated revenues method or 2) over the products estimated economic useful life by the straight-line method.

LONG-TERM              The Company applies SFAS No. 121, "Accounting for the
ASSETS                 Impairment of Long- Lived Assets." Under SFAS No. 121,
                       long-lived assets and certain intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

REVENUE                The Company recognizes certain revenue at the time
RECOGNITION            products are shipped to its customers. Provision is made
                       currently for estimated product returns which may occur.
                       Revenue from support and update service agreements is deferred at the time the agreement is executed and recognized ratably over the contractual period. The
                       Company recognizes revenues from customer training and consulting services when such services are provided. All costs associated with

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

                       licensing of software products, support and update services, and training and consulting services are expensed as incurred.

                       A portion of sales is made to distributors under terms allowing certain rights of return and price protection on unsold product held by the distributors.

                       Software Revenue Recognition

                       The Company follows the guidance of Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software.

INCOME TAXES           The Company with consent of its stockholder, through
                       September 4, 1997, elected under the Internal Revenue
                       Code to be an S-corporation. Subsequent to September 4,
                       1997, the Company is taxed as a U.S. C-corporation.
                       Philip L. Becker, Ltd. elected to be taxed as a partnership. In lieu of corporation income taxes, the stockholder and partners were taxed on their proportional share of the Company's or partnership's taxable income.
                       Therefore through September 4, 1997, no provision for income taxes has been made in the accompanying financial statements.

                       The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires use of the "liability method." Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using the enacted tax rates in effect for the year in which the differences are expected to reverse. The provisions of SFAS No. 109 did not have an impact until after September 4, 1997.

NET INCOME (LOSS)      The Company follows the provisions of SFAS No. 128,
PER SHARE              "Earnings Per Share." SFAS No. 128 provides for the
                       calculation of "Basic" and "Diluted" earnings per share.
                       Basic earnings per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted earnings per share are the same for all periods presented.

USE OF                 The preparation of financial statements in conformity
ESTIMATES              with generally accepted accounting principles requires
                       management to make estimates and assumptions

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

                       that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

CONCENTRATIONS         Credit risk represents the accounting loss that would be
OF CREDIT RISK         recognized at the reporting date if counterparties failed
                       to completely perform as contracted. Concentrations of credit risk, whether on or off the balance sheet, that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions.

                       Concentrations of credit risk with respect to trade accounts receivable are generally limited due to customers are dispersed across geographic areas. Ongoing credit evaluations of customers' financial condition are performed and, generally no collateral is required. The Company maintains an allowance for potential losses based on management's analysis of possible uncollectible accounts (See Note 12).

FAIR VALUE OF          Unless otherwise specified, the Company believes the book
FINANCIAL              value of financial instruments approximates their fair
INSTRUMENTS            value.

STOCK OPTIONS          The Company applies Accounting Principles Board Opinion
AND WARRANTS           ("APB") 25, "Accounting for Stock Issued to Employees,"
                       and related Interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted at prices below the market price of the underlying common stock on the date of grant.

                       SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

COMPREHENSIVE          The Company has adopted SFAS No. 130, "Reporting
INCOME                 Comprehensive Income." Comprehensive income is comprised
                       of net income and all changes to the statements of stockholders' equity, except those due to investment by stockholders, changes in paid in capital and distributions to stockholders. The adoption of SFAS No.
                       130 does not impact the Company's financial statements for 1998 and 1997.

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

PENSIONS AND           The Company has adopted SFAS No. 132, "Employers'
OTHER POST             Disclosure About Pensions and Other Post Retirement
RETIREMENT BENEFITS    Benefits."  SFAS No. 132 standardizes the disclosure
                       requirements for pensions and other post retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. The adoption of SFAS No. 132 does not impact the Company's financial statement disclosures for 1998 and 1997.

IMPACT OF RECENTLY     SFAS No. 133, "Accounting for Derivative Instruments and
ISSUED ACCOUNTING      Hedging Activities" requires companies to record
PRONOUNCEMENTS         derivatives on the balance sheet as assets or
                       liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting.
                       The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows.
                       SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

                       SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998. Management believes that the adoption of SFAS No. 134 will have no material effect on its financial statements.

                       SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections," rescinds FASB Statement No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Governmental Units." GASB Statement No. 25, "Financial Reporting for Defined Benefit Pension Plans and Note Disclosures for Defined Contribution Plans," was issued November 1994, and established financial reporting standards for defined benefit pension plans and for the notes to the financial statements of defined contribution plans of state and local governmental entities. Statement 75 is, therefore, no longer needed. This Statement also amends FASB Statement No. 35, "Accounting and Reporting by Defined Benefit Pension Plans," to exclude from its scope plans that are sponsored by and provide benefits for the employees of one or more state or local governmental units.

                                                             ESOFT, INCORPORATED
                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

                       This Statement also amends other existing authoritative literature to make various technical corrections, clarify meanings, or describe applicability under changed conditions.

                       This Statement is effective for financial statements issued for fiscal years ending after February 15, 1999. Management believes that the adoption of SFAS No. 135 will have no material effect on its financial statements.

                       SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-5 will have no material effect on its financial statements.

RECLASSIFICATIONS      Certain items included in the prior year's financial
                       statements have been reclassified to conform to the current presentation.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

1. INVESTMENT          A summary of the amortized cost and estimated market
   SECURITIES          value of investment securities which mature in six months
                       is as follows:

                                                                  Gross        Gross      Estimated
                                                                Unrealized   Unrealized     Market
                       December 31, 1998     Amortized Cost       Gains        Losses       Value
                       -----------------------------------------------------------------------------
                       Held to maturity:
                         Short-term zero
                           coupon notes        $1,991,541         $  --        $  --      $1,991,541
                       =============================================================================

2. NOTE                In December 1998, the Company entered into an adjustable
   RECEIVABLE          rate line of credit with Apexx Technology, Inc. in the
                       amount of $500,000. The note bears interest at prime plus
                       2% (9.75% at December 31, 1998). At December 31, 1998,
                       the principal balance outstanding on the note was $300,000. Subsequent to December 31, 1998, the Company advanced an additional $200,000 to Apexx (see Note 13).

3. INVENTORIES         Inventories at December 31, 1998 consisted of the
                       following:

                       ---------------------------------------------------------
                       Finished goods                                 $1,314,136

                       Less reserve for obsolescence                      59,440
                       ---------------------------------------------------------
                                                                      $1,254,696
                       =========================================================

4. RESEARCH AND        During the years ended December 31, 1998 and 1997, the
   DEVELOPMENT         Company capitalized  $405,000 and $221,139 of software
                       development costs. Amortization expense of capitalized software development costs included in depreciation and amortization for the years ended December 31, 1998 and 1997 amounted to $189,399 and $116,912. Research and development costs were $12,908 and $56,671 for the years ended December 31, 1998 and 1997.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       Research and development expenditures during the following periods were comprised as follows:

                       Years Ended December 31,               1998       1997
                       ------------------------------------------------------
                       Payroll and related costs          $      -   $131,627

                       Officer payroll                           -     50,000

                       Internet and telephone  expenses          -     30,056

                       Occupancy costs                           -     34,860

                       Purchased services                  405,000          -

                       Other                                12,908     31,267
                       ------------------------------------------------------
                                                           417,908    277,810

                       Less capitalized software costs     405,000    221,139
                       ------------------------------------------------------
                                                          $ 12,908   $ 56,671
                       ======================================================

5. INCOME TAXES        The provision for income taxes consisted of the
                       following:

                       Years Ended December 31,                 1998        1997
                       ---------------------------------------------------------
                       Deferred expense (benefit):

                       Federal                            $ (148,000)   $148,000

                       State                                 (14,000)     14,000
                       ---------------------------------------------------------
                                                          $ (162,000)   $162,000
                       =========================================================

                       A reconciliation of the effective tax rate and the statutory U.S. federal income tax rates are as follows:

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       Years Ended December 31,                              1998           1997
                       -------------------------------------------------------------------------
                       Federal tax benefit at the federal
                          statutory rate                              $(1,055,000)   $   (66,000)
                       State income tax benefit, net of federal tax
                          amount                                         (109,000)        (7,000)
                       Permanent differences                              (86,000)         1,000
                       Other                                               65,000         (9,000)
                       Deferred tax expense due to S. Corp
                         termination                                            -        243,000
                       Increase in valuation allowance                  1,023,000              -
                       -------------------------------------------------------------------------
                       Income tax (benefit) expense                   $  (162,000)   $   162,000
                       =========================================================================

                       Temporary differences that give rise to a significant portion of the deferred tax assets and liabilities are as follows:

                       December 31,                                1998
                       ------------------------------------------------
                       Net operating loss carryforwards     $ 1,003,000
                       Accounts receivable                       93,750
                       Inventory                                 22,000
                       Accruals                                 172,250
                       Options and warrants                      66,000
                       ------------------------------------------------
                       Total deferred tax asset               1,357,000
                       ------------------------------------------------
                       Capitalized software costs              (325,000)
                       Other                                     (9,000)
                       ------------------------------------------------
                       Total deferred tax liability            (334,000)
                       ------------------------------------------------
                       Total                                  1,023,000
                       Less valuation allowance               1,023,000
                       ------------------------------------------------
                       Net deferred tax asset (liability)   $         -
                       ================================================

                       The valuation allowance of $1,023,000 at December 31, 1998, was established because the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       At December 31, 1998, the Company had net operating loss carryforwards of approximately $2,700,000 with expirations through 2019. The utilization of certain of the loss carryforwards are limited under Section 382 of the Internal Revenue Code.

                       As stated in the summary of accounting policies, the Company had elected to be taxed as an S corporation. In lieu of the corporation income taxes, the stockholders and partners were taxed on their proportional share of the Company's taxable income. The pro forma income (loss) per common share if the Company was subject to taxes (federal statutory rate of 34%) would be as follows:

                       Year ended December 31,                             1997
                       --------------------------------------------------------
                       Loss before income taxes                     $  (193,252)
                       Pro forma income tax benefit                      66,000
                       --------------------------------------------------------
                       Pro forma net loss                           $  (127,252)
                       ========================================================
                       Pro forma loss per share                     $     (0.08)
                       ========================================================

6. COMMITMENTS         Operating Leases

                       The Company leases certain of its facilities and equipment under noncancellable operating lease agreements which expire at various dates through 2004. Rent expense for the years ended December 31, 1998 and 1997 was $116,048 and $54,847.

                       Subsequent to December 31, 1998, the Company executed a lease to relocate its corporate headquarters and shipping and assembly facilities into one location. The anticipated date for the new facility is April 1, 1999. The new facility lease expires in May 2004 and annual rental payments are $173,000. The Company is being fully released from its lease on its current corporate headquarters.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       Future minimum lease payments under noncancellable operating leases as adjusted for new corporate headquarters lease are as follows:

                       Year Ending December 31,
                       --------------------------------------------------------
                       1999                                          $  147,000

                       2000                                             182,000

                       2001                                             185,000

                       2002                                             186,000

                       2003                                             187,000

                       Thereafter                                        78,000
                       --------------------------------------------------------
                                                                     $  965,000
                       ========================================================

                       Software Development and License Agreements

                       The Company has entered into several software development and license agreements related to software utilized in certain of the Company's products. The agreements require compensation or royalty payments based on percentages (ranging from 2.5% to 33.3%) of applicable gross sales and subject to certain maximum amounts per license as defined in the agreements.

                       During 1998, the Company entered into an agreement to terminate the software development agreements. The termination agreement required the Company to pay $30,000 at the agreement's inception; $30,000 no later than 15 days after the Company completes its proposed public offering but not later than December 31, 1998 if the proposed public offering is not completed by that date; and the issuance of stock warrants entitling the warrant holder, for a period of two years from January 29, 1998 to purchase up to 20,000 shares of the Company's common stock at a price of $1.00 per share until one year after the closing of the public offering and $1.15 per share until the warrants expire. The required $60,000 payment was made in 1998.

                       In 1998, the Company entered into a software development agreement with a company. The development agreement required a payment of $150,000 for a wireless product with VPN capabilities to be integrated with the IPAD. Additionally, in conjunction with its sales efforts in Japan, the company was

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       paid $195,000 to nationalize the interface of the IPAD for the Japanese marketplace.

                       Employment Agreements

                       On September 2, 1997 the Company entered into an employment agreement with an officer and a director that extends for a thirty-six month period commencing on September 1, 1997. Under the terms of the agreement, the Company is obligated to pay the sum of $10,000 per month. In addition, the officer and director was granted incentive stock options to acquire 200,000 shares of common stock at a price of $1.00 per share for a period of five years. The options vest over a 36 month period as follows: 7/36 of the options vested in April 1998 and 1/36 of the options will vest on the first day of each month thereafter. A quarterly performance bonus equal to 10% of the Company's earnings, net of adjustments for interest and taxes. In the event that the bonus exceeds 50% of the gross annual salary, the bonus will be capped at the amount of the salary for the quarter.

                       On November 6, 1998 the Company entered into an employment agreement with an officer and director that extends for a thirty-six month period commencing on November 9, 1998. Under the terms of the agreement, the Company is obligated to pay the sum of $15,000 per month. In addition, the officer and director was granted incentive stock options to acquire 400,000 shares of eSoft common stock at a price of $4.00 per share for a period of four years. The options vest over a 36 month period as follows: 7/36 of the options will vest in June 1999 and 1/36 of the options will vest on the first day of each month thereafter. The officer and director is also eligible to receive incentive pay equal to 50% of his annual salary paid quarterly based on objectives agreed by officer and the Company's Board of Directors. The incentive pay will be based as follows: one-third on revenue, one-third on earnings and one-third on mutually agreed quarterly objectives.

                       The Company has entered into employment agreements with four other executive officers with a range of salary levels and benefits. The term of these employment agreements is thirty-six months, at salary levels ranging from $7,500 to $11,000 per month. The agreements terminate from December 2000 through December 2001. The employment agreements provide for either a quarterly performance-based bonus ranging from $5,000 to $12,500, or a 1%

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       commission on gross sales, paid on a monthly basis. In addition to monthly compensation and quarterly bonuses, executives under these agreements have received incentive stock options to purchase between 20,000 and 60,000 shares of eSoft common stock at exercise prices ranging from $1.00 to $6.15 per share.

                       Future commitments under the above employment agreements are $695,000, for 1999, 2000 and 2001.

                       The Company on November 10, 1998 served its former President and COO with notice of termination of services pursuant to his employment agreement. The employment agreement required ninety days prior notice of termination of services. The agreement requires payment of three months salary totaling $30,000 and participation in its employee benefits program as severance beginning March 1, 1999.

7. STOCKHOLDERS'       Stock Split
   EQUITY

                       On August 27, 1997, the Board of Directors authorized a stock split of 63.1579 to 1. All references to common share and per share amounts in the accompanying financial statements have been retroactively restated to reflect the effect of the stock split.

                       Private Placements

                       On September 12, 1997, the Company sold 820,000 shares of common stock for $410,000 in a private placement. Warrants to purchase 414,600 shares of common stock were issued to consultants and investors at an exercise price of $1.00 per share. The warrants were modified in January 1998 changing the term to one year and fifteen days after the Company's shares are listed for trading. If the shares are not exercised within a year, the exercise price increases to $1.15 for fifteen days. The net proceeds to the Company after stock issuance costs was $329,159.

                       In December 1997, the Company sold 350,000 shares of common stock for $350,000 in a private placement. The Company granted the promoter of the private placement warrants to purchase an additional 87,500 shares of common stock at $1 per share. The warrants expire December 22, 1999.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       In January 1998, the Company granted 90,000 shares of common stock to certain employees for past services rendered to the Company. The Company recognized $90,000 of compensation expense based on the fair value of its common stock at that date.

                       During the first quarter of 1998, the Company completed a $290,000 private placement of 290,000 shares of the Company's common stock, at a price of $1.00 per share to officers, directors, and key employees. The Company received $186,981 from the offering net of offering costs.

                       During the first quarter of 1998, the Company accepted stock subscriptions of $150,000 from consultants and an officer of the Company at a price of $1.00 per share. In March and April 1998, $150,000 of the stock subscription was collected. The Vancouver Stock Exchange required shareholder approval of the private placement to the officer which was received in December 1998 at which time the shares were issued to the officer.

                       In June 1998, the Company completed the private placement of 1,468,941 shares of its common stock at a price of $4.25 per share for a total offering of $6,243,000. The net cash proceeds to the Company from the private placement were $5,479,568 after payment of expenses of the offering of $255,607, and payment of $507,825 commissions to the agent, sub-agents, and finders, who in addition were issued warrants to purchase 159,318 shares of the Company's common stock at a price of $4.25 per share in the first year and $4.90 per share in the second year.

                       Initial Public Offering

                       In March 1998, the Company completed its initial public offering in Canada of 1,550,000 shares of the Company's common stock at an offering price of $1.00 per share. Additionally, the agent was issued 110,000 shares of the Company's common stock in the Canadian Offering along with warrants to purchase 250,000 shares of the Company's common stock at a price of $1.00 for the first 12 months and at a price of $1.15 for the next 12 months. The net cash proceeds to the Company from the IPO was approximately $1,009,000 after payment of expenses of approximately $541,000. In April 1998, the agent exercised its warrants at a price of $1.00 per share and the Company issued 250,000 shares of its common stock.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       Exercise of Stock Options and Warrants

                       In February 1998, the Company issued 60,000 shares of its common stock at $.50 per share upon exercise of options previously granted.

                       In the third quarter of 1998, the Company issued 70,000 shares of its common stock at a price of $1.00 per share for a total of $70,000 upon the exercise of options and warrants previously granted and are in addition to issuances previously described.

                       In the fourth quarter of 1998, the Company issued 35,500 shares of its common stock at a price of $1.00 per share for a total of $35,500 upon the exercise of options and warrants previously granted.

                       Conversion of Debt

                       Prior to January 1, 1996 the Company had entered into an unsecured note agreement with the initial stockholder in the amount of $125,000 with interest at 9% per annum, maturing December 31, 1997. The Company also had borrowed an additional $111,598 from the stockholder under various unsecured demand note agreements with interest at 7% per annum.

                       On June 21, 1996, the stockholder converted $130,555 of the above notes into 341,454 shares of common stock. The remaining amounts outstanding and additional advances from the stockholder during 1996 were combined into a $239,903 unsecured demand note payable. The note bears interest at 7% per annum and requires monthly interest payments of $1,399. In October 1997, the note was amended which provides the Company the option to convert the note into equity at the price of the Company's contemplated initial public offering. The note is payable in full on January 2, 1999.

                       During 1997, the Company entered into an agreement with a business consulting firm to provide services through May 31, 1998 in exchange for convertible notes payable totaling $116,000. The convertible notes payable bear interest at a rate of 12% per annum and are payable on January 2, 1999. The notes are convertible into common stock, at the Company's option, at the price of the Company's contemplated initial public offering.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       In the first quarter of 1998, the holders of the above convertible notes totaling $355,903 converted the notes into 355,903 shares of common stock at a price of $1.00 per share.

8. LOSS PER            The following table sets forth the computation of basic
   SHARE               and diluted loss per share:

                       Years Ended December 31,                        1998          1997
                       ------------------------------------------------------------------
                       Numerator -
                        Net loss                              $  (2,940,662)  $  (355,252)

                       Denominator -
                        Denominator for basic and diluted
                         earnings per share - weighted
                         average shares outstanding               5,493,276     1,536,884
                       ------------------------------------------------------------------
                       Basic and diluted net loss per share   $       (0.54)  $     (0.23)
                       ==================================================================

                       For the years ended December 31, 1998 and 1997, total stock options and stock warrants of 1,955,418, and 762,100 were not included in the computation of diluted earnings per share because their effect was anti-dilutive.

9. STOCK OPTION        In September 1998, the Board of Directors, and on
   PLAN                December 4, 1998, the stockholders, of the Company
                       approved an amended Equity Compensation Plan, originally adopted in August 1997 (the "Plan"), which provides for incentive stock options and non-statutory options to be granted to officers, employees, directors and consultants to the Company. Options to purchase up to 1,700,000 shares of the Company's Common Stock may be granted under the Plan. Terms of exercise and expiration of options granted under the Plan may be established at the discretion of an administrative committee appointed to administer the Plan or by the Board of Directors if no committee is appointed, but no option may be exercisable for more than five years. As of December 31, 1998, options to purchase 1,516,500 shares of the Company's common stock had been granted under the Plan.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       In September 1997, the Company granted options to purchase an aggregate of 260,000 shares of its common stock to employees. Terms of the employee options are 200,000 shares at $1 per share and $60,000 at $.50 per share which expire September 2002.

                       In 1998, the Company granted options to purchase 1,156,500 shares of common stock ranging from $1.00 - $6.85 per share to employees and directors. The shares vest over various periods from 2 months to 36 months. The options expire through February 2003. Of the 1,156,500 options, 60,000 were issued at a price below fair market value at date of grant and, accordingly, the Company recognized compensation expense of $69,600 based on the difference between the exercise price and the fair market value at the grant date.

                       In 1998, the Company granted 100,000 options to consultants at $1 per share, of which 65,000 options vest at date of grant, 35,000 options vest ratably over a 36 month period, with 25,000 of these options being canceled in 1998. The options expire through March 2002.

10. STOCK OPTIONS      The Company applies APB 25 in accounting for stock
    AND WARRANTS       options and stock purchase warrants granted to employees.
                       Had compensation expense been determined based upon the fair value of the awards at the grant date and consistent with the method under SFAS 123, the Company's net loss and basic and diluted loss per share would have been increased to the pro forma amounts indicated in the following table.

                       Years Ended December 31,                 1998          1997
                       -----------------------------------------------------------
                       Net loss as reported             $ (2,940,662)   $ (355,252)
                       Net loss pro forma                 (2,962,710)     (355,969)

                       Basic and diluted loss
                        per share as reported                  (0.54)        (0.23)
                       Basic and diluted loss
                        per share pro forma                    (0.54)        (0.23)
                       ===========================================================

                       Years Ended December 31,                 1998          1997
                       -----------------------------------------------------------
                       Dividend yield                              0%            0%

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                        Expected volatility                   6 to 14%                  0%

                        Risk-free interest rates            4.12 to 6.20%               6%

                        Expected lives in years           1.17 to 5 years          0.25 to 1.94 years
                       ================================================================================


                       A summary of the status of the Company's stock option plans as of December 31, 1998 and 1997 is presented below:

                                                       OPTIONS                       WARRANTS
                                                 -------------------------    -----------------------
                                                      WEIGHTED AVERAGE           WEIGHTED AVERAGE
                                                               EXERCISE                   EXERCISE
                                                  SHARES           PRICE       SHARES         PRICE
                       --------------------------------------------------------------------------------
                       Outstanding,
                         January 1, 1997                --       $  --               --       $  --

                           Granted                 260,000        0.88          502,100        1.00
                       --------------------------------------------------------------------------------
                       Outstanding,
                         December 31, 1997         260,000        0.88          502,100        1.00

                           Granted               1,256,500        2.79          554,318        3.20

                           Canceled                (82,750)      (1.37)              --          --

                           Exercised              (120,500)      (0.75)        (295,000)      (1.00)
                       --------------------------------------------------------------------------------
                       Outstanding,
                         December 31, 1998       1,313,250        2.69          761,418        2.61
                       --------------------------------------------------------------------------------
                       Exercisable,
                         December 31, 1997          60,000        0.50           87,500        1.00
                       --------------------------------------------------------------------------------
                       Exercisable,
                         December 31, 1998         295,694       $1.21          761,418       $2.61
                       --------------------------------------------------------------------------------


                                                                     OPTIONS          WARRANTS
                       --------------------------------------------------------------------------------
                        Weighted average fair value of options
                        and warrants granted during 1997             $  0.88         $    1.00

                        Weighted average fair value of options
                        and warrants granted during 1998             $  0.57         $    1.20
                       --------------------------------------------------------------------------------

                                                            ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                       The following table summarizes information about exercisable stock options and warrants at December 31, 1998 and 1997:

                                                     Outstanding                         Exercisable
                                             -----------------------------------     -------------------
                                                          Weighted
                                                           Average    Weighted                   Weighted
                                                          Remaining   Average                    Average
                          Range of             Number     Contractual   Exercise      Number     Exercise
                       Exercise Prices       Outstanding      Life       Price      Exercisable   Price
                       --------------------------------------------------------------------------------
                       December 31, 1998
                       --------------------------------------------------------------------------------
                       Options:

                          $1.00                  606,750       3.26     $1.00        280,861      $1.00

                           3.06 - 4.00           581,500       3.74      3.74          1,500       4.00

                           5.34 - 6.85           125,000       3.61      5.96         13,333       6.50
                       --------------------------------------------------------------------------------
                          $1.00 - 6.85         1,313,250       3.50     $2.69        295,694      $1.21
                       ================================================================================
                       Warrants:

                          $1.00 - 1.10           477,100       0.44     $1.02        477,100      $1.02
                       --------------------------------------------------------------------------------
                           4.25 - 4.68           169,318       1.66      4.28        169,318       4.28
                       --------------------------------------------------------------------------------
                           5.34 - 6.98           115,000       4.39      6.77        115,000       6.77
                       --------------------------------------------------------------------------------
                          $1.00 - 6.98           761,418       1.30     $2.61        761,418      $2.61
                       ================================================================================
                       December 31, 1997
                       --------------------------------------------------------------------------------
                       Options:

                          $0.50                   60,000       0.11     $0.12         60,000      $0.12

                           1.00                  200,000       3.40      0.76             --         --
                       --------------------------------------------------------------------------------
                          $0.50 - 1.00           260,000       3.51     $0.88         60,000      $0.12
                       ================================================================================
                       Warrants:

                          $1.00                  502,100       0.77     $1.00         87,500      $1.00
                       ================================================================================

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                        The weighted average grant date fair value of stock options granted is summarized as follows:

                        Years Ended December 31,        1998        1997
                        ------------------------------------------------------
                         Market value equal to
                         exercise price                 $0.55      $  --

                         Market value greater than
                         exercise price                  0.44         --

                         Market value less than
                         exercise price                  1.15       0.88
                         ======================================================

                        The weighted average grant date fair value of warrants granted is summarized as follows:

                         Years Ended December 31,         1998      1997
                        ------------------------------------------------------
                         Market value equal to
                         exercise price                 $  --      $1.00

                         Market value greater than
                         exercise price                  0.11         --

                         Market value less than
                         exercise price                  2.24         --
                         =====================================================

                         During 1998, the Company granted warrants to purchase 145,000 shares of common stock ranging from $1.00 to $6.98 per share to consultants. The warrants vest immediately and expire at various dates through November 2003. Certain of the consulting agreements are for twelve-month periods and, therefore, the Company recorded an asset of $214,649 that is being amortized over twelve months. In 1998, the Company recognized approximately $108,000 of expense in conjunction with the above warrants.

11.  Related Party       A director of the Company is also the President, Chief
     Transactions        Executive Officer and a director of CANnect
                         Communications, Inc., which is a distributor of the Company's products in Canada. CANnect purchased $47,000 of the Company's products in 1998.

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

12.Business             In 1998, the Company adopted SFAS No. 131, "Disclosures
   Segments             About Segments of an Enterprise and Related
                        Information." Disclosures required by SFAS No. 131 are as follows:

                        The Company is engaged in one business segment - Internet Connectivity Solutions.

                        The following table presents information by geographic area:

                        Year Ended December 31, 1998  Revenues(1)    Long-Lived Assets
                        --------------------------------------------------------------
                         United States                $3,187,600      $1,066,000

                         Argentina                       508,000              --

                         Other foreign countries         172,000              --
                        --------------------------------------------------------
                                                      $3,867,600      $1,066,000
                        ========================================================

                         For the year ended December 31, 1997, there were no foreign sales.

                         (1) Revenues are attributed to countries based on location of customer.

                         During 1998, sales to one domestic customer represented $1,771,000 of the Company's total sales. At December 31, 1998, accounts receivable from this customer was $1,670,833. During 1998, sales to one customer located in Argentina represented $508,000 of the Company's total sales. At December 31, 1998, accounts receivable from this customer was $256,785. For the year end December 31, 1997, there were no such concentrations in sales or accounts receivable.

                         For the years ended December 31, revenues from significant customers consisted of the following:

                                                            1998     1997
                         ------------------------------------------------
                         Customer:

                           A                                  46%     --

                           B (export sales to Argentina)      13%     --
                         ================================================

                                                             ESOFT, INCORPORATED
                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

13.SUBSEQUENT            In January 1999, the Company signed a Plan of Merger
     EVENT               and Agreement with Apexx Technology, Inc ("Apexx"). The
                         proposed merger requires the vote of the shareholders of both companies to approve the merger. The transaction proposes the Company issue 2,947,368 shares of its common stock for all the issued and outstanding shares and options of Apexx. The Company also extended a line of credit to Apexx in the amount of $500,000. At
                         December 31, 1998, $300,000 was outstanding and subsequent to December 31, 1998, the Company extended an additional F-30 $200,000.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Apexx Technology, Inc.
Boise, Idaho

We have audited the accompanying balance sheet of Apexx Technology, Inc. as of December 31, 1998 and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apexx Technology, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note K to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

February 4, 1999

                             APEXX TECHNOLOGY, INC.

                                  BALANCE SHEET

                                                                December 31,
                                                                   1998
                                                               ------------
CURRENT ASSETS
  Cash                                                        $    22,294
  Trade accounts receivable, less allowance for doubtful
  accounts of $17,241                                             714,821
  Inventories                                                     322,970
  Prepaid expenses                                                  5,411
  Other current assets                                              5,257
                                                              -----------
  TOTAL CURRENT ASSETS                                          1,070,753

PROPERTY AND EQUIPMENT, at cost
  Furniture and fixtures                                           60,835
  Computer equipment and software                                 133,002
  Manufacturing tool and equipment                                 26,424
                                                              -----------
                                                                  220,261
  Accumulated depreciation                                       (122,796)
                                                              -----------
                                                                   97,465
                                                              -----------
                                                              $ 1,168,218
                                                              ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                            $   389,548
  Accrued expenses                                                 94,148
  Short-term debt                                                 656,060
  Current portion of long-term debt                                28,923
                                                              -----------
  TOTAL CURRENT LIABILITIES                                     1,168,679

LONG-TERM DEBT
  Notes payable, net of current portion                            75,386

SHAREHOLDERS' DEFICIT
  Common stock, no par value, authorized 5,000,000
  shares, issued and outstanding 1,421,305 shares               1,106,684
  Additional paid-in capital                                       36,813
  Accumulated deficit                                          (1,219,344)
                                                              -----------
                                                                  (75,847)
                                                              -----------
                                                              $ 1,168,218
                                                              ===========

                             See accompanying notes

                             APEXX TECHNOLOGY, INC.

                            STATEMENTS OF OPERATIONS

                                                     Year Ended
                                                     December 31,
                                            -----------------------------
                                                1998               1997
                                            -----------       -----------
REVENUES
  Sales, net of returns and allowances      $ 3,808,106       $ 2,003,426

COST OF GOODS SOLD                            1,924,172         1,023,344
                                            -----------       -----------
     GROSS PROFIT                             1,883,934           980,082

SELLING, GENERAL, AND
ADMINISTRATIVE
     EXPENSES                                 2,755,970         1,183,704
                                            -----------       -----------
     OPERATING LOSS                            (872,036)         (203,622)

OTHER INCOME (EXPENSE)
  Other income                                   11,093            28,469
  Interest income                               (21,472)          (16,058)
  Other expense                                  (3,538)           (6,449)
                                            -----------       -----------
                                                (13,917)            5,962
                                            -----------       -----------
     NET LOSS                               $  (885,953)      $  (197,660)
                                            ===========       ===========

                             See accompanying notes

                              APEXX TECHNOLOGY, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                     Years Ended December 31, 1998 and 1997

                                                     ADDITIONAL
                                       COMMON         PAID-IN         ACCUMULATED
                                       STOCK          CAPITAL            DEFICIT          TOTAL
                                    -----------      ---------        -----------       -----------
BALANCE AT JANUARY 1,
1997                                $   322,484      $        --      $  (135,731)      $   186,753

  Common stock issued, 169,900          169,900               --               --           169,900
  shares

  Common stock issued, 193,620          484,050               --               --           484,050
  shares

  Net loss                                   --               --         (197,660)         (197,660)
                                    -----------      -----------      -----------       -----------
BALANCE AT DECEMBER 31,
1997                                    976,434               --         (333,391)          643,043

  Common stock issued, 46,100           115,250               --               --           115,250
  shares

  Common stock issued, 10,000             1,000               --               --             1,000
  shares

  Common stock issued, 14,000            14,000               --               --            14,000
  shares

  Stock options issued                       --           36,813               --            36,813

  Net loss                                   --               --         (885,953)         (885,953)
                                    -----------      -----------      -----------       -----------
BALANCE AT DECEMBER 31,
1998                                $ 1,106,684      $    36,813      $(1,219,344)      $   (75,847)
                                    ===========      ===========      ===========       ===========

                             See accompanying notes

                             APEXX TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                                                              Year Ended December 31,
                                                            --------------------------
                                                               1998            1997
                                                            ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $(885,953)      $(197,660)

  Adjustments to reconcile net loss to net cash used by
    operating activities
   Depreciation and amortization                               49,503          30,617
   Bad debt expense                                            10,541           3,465
   Loss on sale of fixed assets                                    --           5,821
   Noncash credits to notes payable                           (32,699)             --
   Noncash additions to notes payable                          79,888              --
   Stock option compensation expense                           36,813              --
   Changes in operating assets and liabilities
     Accounts receivable                                     (468,556)       (166,483)
     Inventories                                               71,696        (189,646)
     Prepaid expenses                                           6,673          (3,464)
     Other current assets                                      (2,563)             --
     Accounts payable                                         152,217         178,181
     Accrued expenses                                          66,741          20,015
                                                            ---------       ---------
  NET CASH USED BY OPERATING                                 (915,699)       (319,154)
       ACTIVITIES

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (35,266)       (105,586)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuance                                130,250         653,950
  Borrowings on short-term debt                               968,872         370,000
  Repayment of short-term debt                               (390,000)       (395,000)
  Borrowings on long-term debt                                 93,323              --
  Repayment of long-term obligations                          (25,581)         (8,793)
                                                            ---------       ---------
  NET CASH PROVIDED BY FINANCING                              776,864         620,157
      ACTIVITIES
                                                            ---------       ---------
NET INCREASE (DECREASE) IN CASH                              (174,101)        195,417

CASH AT BEGINNING OF YEAR                                     196,395             978
                                                            ---------       ---------
CASH AT END OF YEAR                                         $  22,294       $ 196,395
                                                            =========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
  Interest paid                                             $  13,147       $  16,058
  Taxes paid                                                       --              21
  Noncash financing transactions
   Short-term debt converted to long-term debt                     --          40,200

                             See accompanying notes

                               APEXX TECHNOLOGY, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             December 31, 1998 and 1997

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Apexx Technology, Inc.("Apexx") was incorporated in the State of Idaho on August 12, 1992 to create a leading provider of computer networking solutions for small and medium businesses. Apexx competes in the market for PC Local Area Network solutions and for enhanced Internet access for businesses. Apexx sells its product in the United States, Germany, France, Switzerland, Sweden, United Kingdom, Ireland, and Japan.

Revenue Recognition

Sales are recognized when products are shipped. Apexx has established programs, which under specified conditions, enable third party distributors to return product. Apexx establishes liabilities for estimated returns and allowances at the time of shipment. Apexx warrants its products against defects in design, materials and workmanship. A provision for estimated future costs relating to warranty expense is recorded when products are shipped.

Cash

For purposes of reporting cash flows, Apexx considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Amortization

Software, licenses and other intangible assets are amortized over periods ranging from two to five years using the straight-line method.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting.

                               APEXX TECHNOLOGY, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             December 31, 1998 and 1997

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Significant estimates used in preparing this financial statement include those assumed in determining the return of products and warranty costs associated with the sale of products and those assumed in determining the lower of cost or market on inventory. Actual results could differ from those estimates.

Advertising

Apexx records advertising expense in the period the expense is incurred. In 1998 and 1997, Apexx recorded $594,276 and $205,171, respectively in advertising expense.

Research and Development

Apexx records research and development expense in the period the expense is incurred. In 1998 and 1997, Apexx spent $369,884 and $174,580, respectively on research and development activities.

Reclassification

Certain 1997 amounts have been reclassified to conform to the 1998 presentation.

New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has recently issued Statement of Financial Accounting Standards that may affect Apexx's financial statements as follows:

   FASB has recently issued Statement of Financial Accounting Standards (SFAS
   133), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes the adoption of this statement will have no material impact on Apexx's financial statements.

   FASB recently issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS No. 134 established accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no material impact on Apexx's financial statements.

   SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections," rescinds FASB Statement No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Governmental Units." GASB Statement No. 25, "Financial Reporting for

                               APEXX TECHNOLOGY, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             December 31, 1998 and 1997

   Defined Benefit Pension Plans and Note Disclosures for Defined Contribution Plans," was issued November 1994, and established financial reporting standards for defined benefit pension plans and for the notes to the financial statements of defined contribution plans of state and local governmental entities. Statement 75 is, therefore, no longer needed. This Statement also amends FASB Statement No. 35, "Accounting and Reporting by Defined Benefit Pension Plans," to exclude from its scope plans that are sponsored by and provide benefits for the employees of one or more state or local governmental units. This Statement also amends other existing authoritative literature to make various technical corrections, clarify meanings, or describe applicability under changed conditions. This Statement is effective for financial statements issued for fiscal years ending after February 15, 1999. Management believes that the adoption of SFAS No. 135 will have no material effect on its financial statements.

   SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-5 will have no material effect on its financial statements.

NOTE B - INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market.

                                                                      1998
                                                                  -----------
              Inventories consisted of the following:
                   Raw materials                                  $   285,333
                   Finished goods                                      37,637
                                                                  -----------
                                                                  $   322,970
                                                                  ===========

NOTE C - REVOLVING LINE OF CREDIT

Apexx has an unused bank line of credit of $200,000 provided by Idaho Independent Bank. Apexx also has $500,000 line of credit with a $300,000 balance at December 31, 1998 provided by eSoft, Inc. The lines bear interest at prime plus 1.5% and prime plus 2.0%, respectively. The lines expire in May 1999 and August 1999, respectively, and are secured by accounts receivable, inventory, equipment, and other assets. Two of Apexx's primary shareholders have personally guaranteed the bank line of credit. Apexx's president has pledged 344,635 shares of his company stocks as collateral for the eSoft line of credit.

The line of credit with Idaho Independent Bank has certain debt covenants. These debt covenants are as follows:

Ratio of current assets to current liabilities of at least 1.5 to 1

Ratio of total liabilities to tangible net worth that does not exceed 2.5 to 1

Minimum working capital of $150,000

Apexx has not obtained a waiver from Idaho Independent Bank for the covenant violations.

                               APEXX TECHNOLOGY, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             December 31, 1998 and 1997

NOTE D - LONG-TERM DEBT

                                                                           1998
                                                                           ----
 Long-term debt consists of the following:
   Note payable to Idaho Independent

   Bank, payable in monthly installments of $3,171, including interest at prime plus 1.5% (9.25% at December 31, 1998),
   maturing March 15, 2002, equipment, inventory and accounts
   receivable are provided as collateral                                $104,309

                                                                         104,309

    Less current portion                                                 (28,923)

                                                                       $  75,386

Aggregate maturities in future years are:

        1999                        $ 28,923
        2000                          32,813
        2001                          35,616
        2002                           6,957
                                    --------
        Total                       $104,309
                                    ========

                               APEXX TECHNOLOGY, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             December 31, 1998 and 1997

NOTE E - INCOME TAXES

Deferred income taxes are provided for temporary differences between financial and tax basis income. The components of net deferred taxes are as follows at December 31:

                                                           1998
                                                         --------
 Deferred tax liability from:
    Fixed assets                                         $ (1,588)

 Deferred tax asset from:
    Accrued expenses                                       21,950
    Allowance for doubtful accounts                         6,896
    Operating loss carryforward                           439,121
    Tax credit carryforward                                37,038
    Valuation allowance                                  (503,417)
                                                         --------
 Deferred tax asset                                         1,588
                                                         --------

 Net deferred tax                                        $     --
                                                         ========

For income tax purposes, Apexx has unused net operating loss carryovers and tax credits. Operating losses and tax credit carryovers used and available are as follows:

                                                      1998          1997
                                                   ----------     ---------
 Net operating loss                                $1,097,803      $287,211
 Research and development tax credit               $   37,038      $ 15,451


The federal net operating losses expire during 2011 through 2013. The research and development tax credits expire during 2009 through 2013.

The valuation allowance increased by $373,337 and $87,471 during 1998 and 1997, respectively.

NOTE F - RETIREMENT PLANS

Apexx has a Simple SEP pension plan which includes all employees who have attained the age of 21 and have been employed by Apexx for one year. To be eligible to participate in the plan, the employee must be reasonably expected to receive compensation in the plan year of at least $5,000. Apexx matches employee contributions dollar for dollar up to 3% of the employee's gross wages. For the years ended December 31, 1998 and 1997, Apexx contributed $16,668 and $9,733, respectively, on behalf of employees to the retirement plan.

                        APEXX TECHNOLOGY, INC.

                    NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND 1997

NOTE G - STOCK OPTIONS

Apexx has four stock option plans which allow key employees and directors of Apexx to receive incentive stock options. The first plan is a non-qualified stock option plan for the founders of Apexx. The stock options vest immediately and expire 10 years from the grant date. The second plan is the 1994 Incentive Stock Option Plan. These stock options vest at the rate of 20 percent per year and expire 10 years from the vesting date for regular employees and 5 years from the vesting date for employees who own more than 10 percent of the total combined voting power of all classes of shares of Apexx. The third plan is the 1998 Stock Option Plan. These stock options vest at the rate of 25 percent per year and expire 5 years from the vesting date. Under this plan, the options become fully vested and exercisable in the event of a merger or asset sale. In the event of a merger or asset sale, the option holders have 30 days to exercise their options after receiving notification from the Plan Administrator. The options terminate if not exercised within the 30 day time period. The fourth plan is the Restricted Stock Option Plan for the directors of Apexx. The non-qualified stock options vest immediately and may not be exercised before the first anniversary date of the option and expire ten years after issuance. Upon termination, a director has one year following termination to exercise any unexercised options.

Apexx accounts for these plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with this opinion, Apexx has recorded compensation cost of $49,938 for 1998. If compensation cost had been determined consistent with FASB Statement No. 123, "Accounting for Stock-Based Compensation," Apexx's 1998 loss would have increased by $46,816. The FASB Statement No. 123 method of accounting has not been applied to options granted prior to January 1, 1996. The pro forma compensation cost may not be representative of that to be expected in future years.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998:


Expected Volatility           56.75%
Risk-free interest rates        6.0%
Dividend yield                    0%

Apexx Technology, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 1998 and 1997

                                       Founder's         1994         Restricted          1998
                                        Stock          Incentive        Stock             Stock
                                        Option           Plan           Option           Option
                                       ----------      ----------      ---------        ---------
Number of option shares
  Beginning of year                     832,650         141,461          28,000                --
  Granted                                10,000                        -- 12,000          168,650
  Exercised/Canceled                    (10,000)        (17,500)        (10,000)           (6,500)
  Became exercisable                         --          24,792          14,000                --
  Outstanding at end of year            832,650         123,961          30,000           162,150
  Exercisable at end of year            832,650          48,992          30,000                --

Weighted-average exercise prices
  Beginning of year                         .26            1.11            1.00                --
  Granted at fair value                      --              --            1.00              1.39
  Outstanding at end of year                .26            1.13            1.00              1.39
  Exercisable at end of year                .26            1.08            1.00                --

Range of exercise prices at
  December 31, 1998                    $.10-$.50       $.50-$2.50      $   1.00        $1.00-$2.50

Remaining weighted-average
contractual life of options
outstanding                            4.65 years      8.35 years      9.0 years        5.0 years



NOTE H - CONCENTRATIONS

Apexx's domestic and international sales, to a significant degree, are made through distributors. Accordingly, Apexx is dependent upon the continued viability and financial stability of these distributors. Sales to distributors that exceed 10 percent of total sales are as follows:

                                  1998                   1997
                                ---------             ---------
Extended Systems, Inc.          $ 841,534             $      --
Tech Data                       $ 758,301             $ 269,838

                             APEXX TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

During 1998, international sales comprised 15.2% of total sales and the remaining 84.8% of sales were generated in the domestic market.

Apexx is dependent on obtaining inventory from certain suppliers. Purchases from suppliers that exceed 10 percent of total purchases are as follows:

                                       1998           1997
                                     --------       --------
Arrow Electronics                    $396,470       $282,314
Marshall Industries Technology       $232,078       $205,159
First International Computer         $     --       $156,669
Merisel                              $     --       $102,954

NOTE I - CONTINGENT LIABILITIES

In June 1998, Apexx entered into an agreement with Extended Systems, Inc. (ESI) as discussed in Note J. ESI contends that it spent $91,000 in marketing expenses that Apexx is obligated to repay. Apexx disputes that it has any liability for marketing expenses incurred by ESI. Apexx paid $25,000 to Pacific Crest Securities, Inc. in July 1998. The agreement provides for Pacific Crest Securities, Inc. to find a compatible merger partner for Apexx. The proposed merger with eSoft will result in a fee to Pacific Crest Securities, Inc.

NOTE J - MARKETING AGREEMENT

In June 1998, Apexx entered into an agreement with Extended Systems, Inc. (ESI). Under the terms of the agreement, ESI agreed to loan Apexx up to $500,000 to assist in marketing ESI's products. The loan balance is reduced by $158 for each unit sold through October 1999. The unpaid balance is due in October 1999 and can be paid in cash, common stock of Apexx, or by another mutually agreed upon payment method. Apexx controls the choice of payment options. As of December 31, 1998, ESI has advanced Apexx approximately $390,000, including cash advances of $308,872 and noncash advances of approximately $80,000 and the recorded balance after accounting for the number of units sold was $356,061. Interest on the note accrues at a rate of 6% per year.

NOTE K - GOING CONCERN CONTINGENCY

As shown in the accompanying financial statements, Apexx incurred a net loss of $885,953 for the year ended December 31, 1998. As of December 31, 1998, current liabilities exceeded current assets by $97,926. The financial statements do not include any adjustments that might be necessary if Apexx is unable to continue as a going concern. Apexx plans to merge with eSoft, Inc. or issue additional stock to fund operations.

                        APEXX TECHNOLOGY, INC.
                    NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1998 AND 1997

NOTE L - SUBSEQUENT EVENTS

Stock Options Granted

In accordance with previous agreements, Apexx granted 100,000 stock options to two key employees in January 1999. The options have an exercise price of $5.78, which is the estimated fair market value of the options on the date of grant.

Line of Credit Borrowings

   In January 1999, Apexx borrowed the remaining $200,000 from eSoft, Inc. that was available under the line of credit agreement. This resulted in a total liability to eSoft, Inc. of $500,000 in January 1999.

Merger with eSoft, Inc.

On January 25, 1999 Apexx signed an Agreement and Plan of Merger (Agreement) with eSoft, Inc. (eSoft). The proposed merger will involve a stock for stock and option exchange. Shareholders of Apexx will receive 1.119651 shares of eSoft common stock. Of these shares received, 1.63% of will be transferred to Pacific Crest Securities, Inc. as partial payment of the merger fees owed to them. Optionholders of Apexx will have each of their current options converted into
1.085879 eSoft options. Each shareholder will have 10% of the eSoft shares placed into an escrow for a period of one year. All or a portion of these shares in escrow may be returned to eSoft if the representations and warranties made by Apexx in the merger are inaccurate and eSoft suffers more than $200,000 in damages as a result of the inaccuracy.

The proposed merger depends on a number of conditions as outlined in the Agreement. The proposed merger can be terminated upon certain conditions as outlined in the Agreement. The primary termination condition requires the merger to be consummated by June 1, 1999.

If Apexx terminates the merger agreement because eSoft's Board of Directors changes its recommendation of the merger agreement to eSoft's shareholders, then Apexx is entitled to receive a fee of $750,000. If eSoft terminates the merger agreement because Apexx's Board of Directors recommends an alternative proposal to Apexx's shareholders, then eSoft is entitled to receive a fee of $2,000,000.

Pacific Crest Securities, Inc. Agreement

On January 25, 1999, Apexx received a letter from Pacific Crest Securities, Inc. (Pacific) stating that Pacific was revising the fee arrangement related to the proposed merger with eSoft. Under the new terms, eSoft pays Pacific $200,000 and Apexx shareholders transfer 48,000 shares of eSoft stock to Pacific.

                                 EXHIBIT INDEX



Exhibit
Number               Description of Exhibits
-------              -----------------------

2.1 Amended and Restated Agreement and Plan Merger dated January 25, 1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx
           Technology, Inc. (filed with Registration Statement on Form S-4 on
           March 19, 1999 and incorporated herein by reference).

2.2        Form of Stockholders Agreement to be executed by Apexx Technology,
           Inc. stockholders in connection with the merger (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.3        Form of Escrow Agreement to be executed by eSoft, Inc. Thomas
           Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.4        Source Code Escrow Agreement among eSoft, Inc., Apex Technology, Inc.
           and DSI (filed with Registration Statement on Form S-4 on March 19,
           1999 and incorporated herein by reference).

2.5        Employment Agreement by and between eSoft, Inc. and Thomas
           Loutzenheiser (filed with Registration Statement on Form S-4 on March
           19, 1999 and incorporated herein by reference).

2.6        Employment Agreement by and between eSoft, Inc. and Albert Youngwerth
           (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.7 Employment Agreement by and between eSoft, Inc. and Ray Jenks (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

2.8        Employment Agreement by and between eSoft, Inc. and John Hanousek
           (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.1        Articles of Incorporation (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

3.2        Certificate of Incorporation of New eSoft, Inc. (filed with Amendment
           No. 1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

3.3        Certificate of Merger of eSoft, Inc. into New eSoft, Inc. (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

3.4        Amendment to Certificate of Incorporation of eSoft, Inc. (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

3.5        Bylaws of eSoft (filed with Registration Statement on Form 10-SB on
           December 22, 1997 and incorporated herein by reference).

3.6        Bylaws of New eSoft, Inc. (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

5.1*       Opinion of Davis, Graham & Stubbs LLP (including consent)

8.1*       Opinion of Davis, Graham & Stubbs LLP regarding certain tax matters
           (including consent)

9.1        Voting Agreement by and between eSoft, Inc and Tom Loutzenheiser,
           Gayl Loutzenheiser and David Dahms (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

9.2        Voting Agreement by and between eSoft, Inc and Albert Youngwerth,
           Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow,
           William Rivers, Ray Jenks (filed with Registration Statement on Form
           S-4 on March 19, 1999 and incorporated herein by reference).

10.1 Severance Agreement and Mutual Release dated December 19, 1997 between eSoft and Wayne Farlow (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.2 Agency Agreement with C.M. Oliver Capital (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.3 Agent's Warrant (filed with Amendment No. 1 to Registration Statement on Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.4       Lease Agreement dated September 18, 1997 between eSoft and Aspen
           Industrial Park Partnership (filed with Registration Statement on
           Form SB-2 on December 24, 1997 and incorporated herein by reference).

10.5       Voting Agreement dated September 2, 1997 between Philip Becker,
           Pantheon Capital Ltd. And Transition Partners, Ltd. (filed with
           Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.6       Termination Agreement (filed with Amendment No. 1 to Registration
           Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.7       Registration Rights Agreement dated September 2, 1997 between
           Transition Partners, Ltd., Pantheon Capital Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.8 Agreement dated May 6, 1997 between Transition Partners, Ltd. and eSoft (filed with Registration Statement on Form 10-SB on December
           22, 1997 and incorporated herein by reference).

10.9       Agreement dated October 14, 1996 between Transition Partners, Ltd.
           and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.10      Amendment to Agreement dated August 22, 1997 between Transition
           Partners, Ltd. and eSoft (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

10.11      Second Amendment to Agreement dated November 11, 1997 between
           Transition Partners, Ltd. and eSoft (filed with Registration
           Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.12      Stock Option Agreement dated November 11, 1997 between Transition
           Partners, Ltd. and eSoft (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

10.13      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.14      Consulting Agreement dated August 1, 1997 between eSoft and Kent
           Nuzum (filed with Registration Statement on Form 10-SB on December
           22, 1997 and incorporated herein by reference).

10.15      Consulting Agreement dated August 22, 1997 between Pantheon Capital
           Ltd. and eSoft (filed with Registration Statement on Form 10-SB on
           December 22, 1997 and incorporated herein by reference).

10.16      Amendment to Consulting Agreement dated August 22, 1997 between
           Pantheon Capital Ltd. and eSoft (filed with Registration Statement on
           Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.17      Stock Option Agreement dated November 11, 1997 between Pantheon
           Capital Ltd. and eSoft (filed with Registration Statement on Form
           10-SB on December 22, 1997 and incorporated herein by reference).

10.18      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.19      Stock Option Agreement dated November 11, 1997 between Copeland
           Consulting Group, Inc. and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.20      Amended Stock Warrant Agreement dated January 29, 1998 (filed with
           Amendment No. 1 to Registration Statement on Form 10-SB on February
           18, 1998 and incorporated herein by reference).

10.21 Employment Agreement dated September 2, 1997 between Philip Becker and eSoft (filed with Registration Statement on Form 10-SB on December 22, 1997 and incorporated herein by reference).

10.22      Form of Employee Confidentiality Agreement (filed with Amendment No.
           1 to Registration Statement on Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.23      Termination Agreement terminating Software Development and Consulting
           Agreements (filed with Amendment No. 1 to Registration Statement on
           Form 10-SB on February 18, 1998 and incorporated herein by reference).

10.24 Promissory Note to First National Bank of Arvada, Colorado (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
           February 18, 1998 and incorporated herein by reference).

10.25 Proposal for financing arrangement from Colorado National Bank (filed with Amendment No. 1 to Registration Statement on Form 10-SB on
           February 18, 1998 and incorporated herein by reference).

10.26 Employment Agreement dated March 6, 1998 between Regis Frank and eSoft (filed with Amendment No. 1 to Registration Statement on Form
           SB-2, filed March 24, 1998 and incorporated herein by reference).

10.27 Employment Agreement dated March 6, 1998 between Robert C. Hartman and eSoft (filed with Amendment No. 1 to Registration Statement on
           Form SB-2, filed March 24, 1998 and incorporated herein by reference).

10.28 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form
           SB-2, filed April 17, 1998 and incorporated herein by reference).

10.29 Employment Letter dated October 7, 1997 between Jason M. Rollings and eSoft (filed with Amendment No. 2 to Registration Statement on Form
           SB-2, filed April 17, 1998 and incorporated herein by reference).

10.30 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Amendment No. 2 to Registration Statement on Form SB-2, filed
           April 17, 1998 and incorporated herein by reference).

10.31 Employment Agreement between Thomas R. Tennessen and eSoft (filed with Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.32      Employment Agreement between James R. Bell and eSoft (filed with
           Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.33      Employment Letter between James M. Love and eSoft (filed with
           Registration Statement on Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.34      Consulting Retainer Agreement (filed with Registration Statement on
           Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.35      Form of Distributor Agreement (filed with Registration Statement on
           Form SB-2 on August 19, 1998 and incorporated herein by reference).

10.36      Employment Agreement between Jeffrey Finn and eSoft (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.37      Loan agreement entered into by and between eSoft, Inc. and Apexx
           Technology, Inc. dated December 2, 1998 (filed with Registration
           Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.38 Secured promissory note entered into by Apexx Technology, Inc. and eSoft, Inc. dated December 2, 1998 (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.39 Security agreement entered into by Apexx Technology, Inc. pledging assets to secure loan agreement entered into dated December 2, 1998
           (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.40 Stock Pledge Agreement entered into by Thomas Loutzenheiser and eSoft, Inc. dated December 2, 1998 (filed with Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.41 Guaranty Agreement entered into by Thomas Loutzenheiser and eSoft, Inc. dated December 2, 1998 (filed with Registration Statement on
           Form S-4 on March 19, 1999 and incorporated herein by reference).

10.42      Employment Agreement between Jane Merickel and eSoft (filed with
           Registration Statement on Form S-4 on March 19, 1999 and incorporated herein by reference).

10.43*     Employment Agreement between Steve Kuzara and eSoft

10.44*     Trademark License Agreement between Apexx Technology, Inc. and eSoft

23.1*      Consent of BDO Seidman, LLP

23.2*      Consent of Balukoff, Lindstrom & Co., P.A.

99.1*      Letter to eSoft stockholders

99.2*      Proxy Card for eSoft stockholders

99.3*      Proxy Card for Apexx stockholders


*          Filed herewith